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As filed with the Securities and Exchange Commission on April 30, 2004.

Registration No. 333-115041

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM F-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

United Biscuits Finance plc (Exact name of registrant issuer as specified in its charter)	Regentrealm Limited (Exact name of registrant guarantor as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	2000 (Primary Standard Industrial Classification Code Number)	None (I.R.S Employer Identification Number)

Hayes Park
Hayes End Road, Hayes
Middlesex UB4 8EE
United Kingdom
+44 (0)20 8234 5000
(Address and telephone number of registrant's principal executive offices

CT Corporation System
111 Eighth Avenue
New York, NY 20011
(212) 894 8600
(Name, address and telephone number of agent for service)

With copies to:
Michael Brady, Esq.
Weil, Gotshal & Manges
One South Place
London EC2M 2WG
United Kingdom
+44 (0)20 7903 1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXCHANGE OFFER PROSPECTUS

United Biscuits Finance plc

Offer to Exchange All Outstanding Unregistered
10 3/4% Sterling-Denominated Senior Subordinated Notes due 2011
and
10 5/8% Euro-Denominated Senior Subordinated Notes due 2011

        We are offering to exchange all of our outstanding unregistered 10 3/4% sterling-denominated Senior Subordinated Notes due 2011 and 10 5/8% euro-denominated Senior Subordinated Notes due 2011, including those issued on February 16, 2004, for new registered 10 3/4% sterling-denominated Senior Subordinated Notes due 2011 and 10 5/8% euro-denominated Senior Subordinated Notes due 2011. In this prospectus, the registered notes offered in exchange for outstanding unregistered notes will be called "exchange notes," unless otherwise indicated.

        Terms of the exchange offer:

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  The exchange offer will expire at 5:00 p.m., London time, on June 10, 2004, unless extended.

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  We will exchange all outstanding unregistered notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

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  You may withdraw tenders of unregistered notes at any time before the expiration of the exchange offer.

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  The exchange offer is subject to customary conditions, which we may waive.

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  We believe that the exchange of unregistered notes for exchange notes will not be a taxable exchange for U.S. federal income tax purposes. You should consult your tax adviser as to the particular tax consequences to you of holding and disposing of exchange notes.

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  We will not receive any proceeds from the exchange offer.

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  The terms of the exchange notes are substantially identical to the unregistered notes, except that the exchange notes have been registered under the U.S. Securities Act of 1933, as amended, and transfer restrictions and registration rights relating to the unregistered notes do not apply to the exchange notes.

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  We currently intend to list the exchange notes on the Luxembourg Stock Exchange.

        You should read the "Risk Factors" beginning on page 15 for a discussion of risks that you should consider before participating in the exchange offer.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense in the United States.

The date of this prospectus is May 13, 2004.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

        This prospectus does not constitute an offer to sell or an invitation to subscribe for or purchase any of the Notes in any jurisdiction in which such offer or invitation is not authorized or to any person to whom it is unlawful to make such an offer or invitation. The distribution of this prospectus and this exchange offer may be restricted by law in certain jurisdictions. Persons into whose possession this prospectus comes are required to inform themselves about and to observe any such restrictions.

        In this prospectus, unless otherwise specified or the context otherwise requires, all references to "pound(s) sterling," "sterling" or "£" are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland, all references to "euro" or "€ "are to the single currency of the 12 Member States of the European Union (the "E.U."), which have satisfied the convergence criteria set forth in the Maastricht Treaty and did not opt out of participation in the European Economic and Monetary Union, and all references to "U.S. dollar(s)," "dollar(s)" or "$" are to the lawful currency of the United States of America.

        Solely for your convenience, we have translated certain financial information from pounds sterling to euro at the rate of £1.00 to €1.50, the pound sterling to euro exchange rate as published in the Financial Times on April 16, 2004. We have also translated, solely for your convenience, certain financial information in this prospectus from pounds sterling to dollars at the rate of £1.00 to $1.80, the noon buying rate in the City of New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York on April 16, 2004.

NOTICES TO CERTAIN EUROPEAN RESIDENTS

        France.    In France, the exchange notes may not be directly or indirectly offered or sold to the public, and offers and sales of the exchange notes will only be made in France to qualified investors or to a closed circle of investors acting for their own accounts, in accordance with Article L.411 2 of the Code Monétaire et Financier (formerly Article 6-II of Ordinance no. 67-833 dated September 28, 1967), as amended, and Decree no. 98-880 dated October 1, 1998. Accordingly, this prospectus has not been submitted to the Commission des Opérations de Bourse. Neither this prospectus nor any other offering material may be distributed to the public in France.

        Les titres ne pourront pas être offerts ou vendus directement ou indirectement au public en France et ne pourront l'être qu'à des investisseurs qualifiés ou à un cercle restreint d'investisseurs au sens de l'Article L.411 2 du Code Monétaire et Financier (anciennement article 6-II de l'Ordonnance no. 67-833 du 28 Septembre 1967), telle que modifiée et du Décret no. 98-880 du 1er Octobre 1998. Par conséquent, ce prospectus n'a pas été soumis au visa de la Commission des Opérations de Bourse. Ni ce prospectus ni aucun autre document promotionnel ne pourrant être communiqués au public en France.

        Germany.    The offering of the exchange notes is not a public offering in the Federal Republic of Germany. The exchange notes may be offered and sold in the Federal Republic of Germany only in accordance with the provisions of the Securities Sales Prospectus Act (Wertpapier Verkaufsprospektgesetz) of the Federal Republic of Germany, as amended, and any other applicable German law. No application has been made under German law to publicly market the exchange notes in or out of the Federal Republic of Germany. The exchange notes are not registered or authorized for distribution under the Securities Sales Prospectus Act and accordingly may not be, and are not being, offered or advertised publicly or by public promotion. Therefore, this prospectus is strictly for private use and the offer is only being made to recipients to whom the document is personally addressed and does not constitute an offer or advertisement to the public. Consequently, in Germany, the exchange notes will

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only be available to persons who, by profession, trade or business, buy or sell notes for their own or a third party's account.

        Ireland.    The exchange notes may be offered and sold in Ireland only in accordance with the European Communities (Transferable Securities and Stock Exchange) Regulations 1992, if applicable, the Investment Intermediaries Act 1995, as amended, the Companies Acts 1963-2003 and any other applicable Irish law.

        Luxembourg.    The exchange notes may not be offered in the Grand Duchy of Luxembourg except in circumstances where the requirements of Luxembourg law concerning public offerings of securities have been met.

        The Netherlands.    The exchange notes may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution, or at any time thereafter, directly or indirectly, other than to individuals or legal entities who or which trade or invest in securities in the conduct of a profession or trade (which includes banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which are regularly active in the financial markets in a professional manner).

        Furthermore, please note that:

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  it must be made clear both upon making the offer and in any documents or advertisements in which a forthcoming offer of the exchange notes is announced that the offer is exclusively made to such individuals or legal entities; and

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  a copy of this prospectus must be submitted to The Netherlands Securities Board before the issue date of the exchange notes.

        Individuals who or legal entities that do not trade or invest in the exchange notes in the conduct of their profession or trade may not participate in the offering in the Netherlands and this prospectus may not be considered an offer or the prospect of an offer to any such individual or entity to sell or exchange the exchange notes.

        Spain.    The exchange notes may not be offered within the Kingdom of Spain by means of advertising activities which might infringe in any way the regulations currently in force on public offerings and issues of securities and, in particular, this prospectus has not been registered with the Spanish Securities and Exchange Commission and neither this prospectus nor any other material information relating to the exchange notes may be distributed to Spanish investors except in compliance with Spanish securities regulations. Private placement of the exchange notes can be made pursuant to The Spanish Securities Markets Law (Ley 24/1998 de 28 de Julio, del Mercado de Valores, as amended by Law 37/1998 of November 16) and Royal Decree 291/1992 on Issues and Public Offering of Securities (Real Decreto 291/1992 de 27 de Marzo, sobre emisiones y ofertas públicas de venta de valores), as amended or restated by Royal Decree 2590/1998 of December 7, 1998 and further subsequent legislation.

        This prospectus is neither verified nor registered in the administrative registries of the Comisión Nacional del Mercado del Valores, and therefore a public offer for subscription of the exchange notes will not be carried out in Spain. Notwithstanding that and in accordance with article 7 of R.D. 291/1992, a private placement of the exchange notes addressed exclusively to institutional investors (as defined in Article 7.1(a) of R.D. 291/1992) may be carried out.

        United Kingdom.    The exchange notes are being issued under an exemption from the U.K. Banking Act 1987. We are not an institution authorized either under the U.K. Banking Act 1987 or the U.K. Building Societies Act 1986 or a European-authorized institution (as defined in the regulations implementing the second Banking Coordination Directive). The Notes will not be guaranteed by an authorized institution. The exchange notes will be longer-term debt securities issued in accordance with regulations made under Section 4 to the U.K. Banking Act 1987. In connection with the foregoing, application has been made to list the Notes on the Luxembourg Stock Exchange in compliance with its listing rules.

        THE ISSUER HAS NOT AUTHORIZED ANY OFFER OF THE NEW NOTES TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995. THE NEW NOTES MAY NOT BE OFFERED OR SOLD TO PERSONS IN THE UNITED KINGDOM EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF SUCH REGULATIONS. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 MUST BE COMPLIED WITH IN RESPECT OF ANYTHING DONE IN RELATION TO THE NOTES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

        Within the United Kingdom, this prospectus is directed only at persons having professional experience in matters relating to investments who fall within the definition of "investment professionals" in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 ("relevant persons"). The investment or investment activity to which this prospectus relates is only available to and will only be engaged in with relevant persons and persons who receive this prospectus who are not relevant persons should not rely or act upon it.

FOR NEW HAMPSHIRE RESIDENTS ONLY

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

UNITED BISCUITS FINANCE PLC AND REGENTREALM LIMITED

        References in this prospectus to "UB Finance" are to United Biscuits Finance plc and "Regentrealm" are to Regentrealm Limited, a direct wholly owned subsidiary of UB Finance. Unless the context otherwise requires, "we," "us," "our," "group" and the "company" refer collectively to UB Finance and its subsidiaries.

        In April 2000, funds advised or managed by Cinven Limited ("Cinven"), Paribas Affaires Industrielles (now PAI management) ("PAI"), DB Capital Partners ("DB Capital") and Nabisco (collectively, the "Equity Sponsors") acquired United Biscuits (Holdings) plc through a public tender offer and subsequently renamed the company United Biscuits (Holdings) Limited ("United Biscuits"). In connection with this acquisition, certain entities, including UB Finance and Regentrealm, were formed as financing vehicles. UB Finance, through its subsidiaries, holds 100% of the equity of United Biscuits, which acts as the holding company of our operating subsidiaries.

        In February 2003, certain senior members of the management group of DB Capital formed MidOcean Partners, LP ("MidOcean") for the purposes of acquiring a controlling interest in certain investments in Deutsche Bank's private equity investment portfolio, including DB Capital's minority beneficial interest in the company. Deutsche Bank has a 20% interest in MidOcean.

MARKET SHARE INFORMATION

        The market, industry and product segment data contained in this prospectus have been taken from industry and other sources available to us and in some cases adjusted based on our management's industry and other knowledge. All market share information in this prospectus is based on the retail value of the referenced entity's share of the total retail sales of the referenced market for the calendar year 2003. We have not independently verified any third-party market information. Similarly, while we believe our internal estimates are reliable, they have not been verified by any independent sources and we cannot assure you as to their accuracy.

ACCOUNTING PERIODS AND PRESENTATION OF OUR FINANCIAL INFORMATION

        We generally present our financial information based on 13 periods of four calendar weeks. As a result, our fiscal year consists of 52 weeks, our first fiscal quarter consists of four periods (16 weeks) and our remaining three fiscal quarters each consists of three periods (12 weeks). Every five or six years, we lengthen the final period of our fiscal year to five weeks, in which event our fourth quarter consists of 13 weeks and our fiscal year consists of 53 weeks. Our last fiscal year consisted of 53 weeks and our current fiscal year, covering 2004, consists of 52 weeks and will end on January 1, 2005.

        Unless the context otherwise indicates, financial information and data for our business for:

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  2003 means the 53-week period ended January 3, 2004;

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  2002 means the 52-week period ended December 28, 2002; and

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  2001 means the 52-week period ended December 29, 2001.

        The financial statements of UB Finance and Regentrealm included in this prospectus have been prepared in accordance with the accounting principles generally accepted in the United Kingdom ("U.K. GAAP"), which differ in some respects from the accounting principles generally accepted in the United States ("U.S. GAAP"). The principal differences between U.K. GAAP and U.S. GAAP applicable to UB Finance and Regentrealm are summarized in Note 25 of Notes to the Financial Statements included elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes statements that are, or may be deemed to be, "forward looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995). These forward looking statements can be identified by the use of forward looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "intends," "may," "will" or "should" or, in each case, their negative, or other variations or comparable terminology. These forward looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

        By their nature, forward looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. Important factors that could cause those differences include, but are not limited to:

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  our substantial leverage and our ability to meet our debt obligations;

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  our ability to achieve expected cost savings through operating efficiencies and procurement savings;

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  a reduction in overhead and manufacturing rationalization or otherwise;

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  our ability to generate growth or profitable growth;

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  our ability to successfully integrate our acquisitions and to complete our internal reorganization initiatives;

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  the rates of growth of the European biscuit and snack markets in which we compete;

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  our ability to develop and introduce new products successfully;

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  our ability to pass price increases of raw materials on to our customers;

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  increased competition from other companies in our industry and our ability to retain and increase our market shares; and

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  general local and global economic conditions.

        We urge you to read the sections of this prospectus entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" for a more complete discussion of the factors that could affect our future performance and the industries in which we operate. In light of these risks, uncertainties and assumptions, the forward looking events described in this prospectus may not occur.

        We undertake no obligation to update publicly or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this prospectus.

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WHERE YOU CAN OBTAIN MORE INFORMATION

        We have filed a registration statement on Form F-4 under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), with the SEC with respect to our offering of the exchange notes. This prospectus does not contain all of the information in the registration statement. You will find additional information about us and the exchange notes in the registration statement. For more information about statements in this prospectus about legal documents, we refer you to copies of the documents that are filed as exhibits to the registration statement.

        We file some reports and other information with the SEC, and furnish some reports and other information to the SEC. You may read and copy the registration statement, the exhibits to the registration statement and the reports and other information filed by us in accordance with the U.S. Exchange Act, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers.

        We incorporate by reference any future filings made with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We may also incorporate in this prospectus any Form 6-K which we file with the SEC after the date of this filing by identifying in that Form 6-K that it is being incorporated by reference into this Prospectus.

        However, we are not and, prior to the effectiveness under the U.S. Securities Act of a registration statement with respect to an exchange offer for the unregistered notes, are not expected to be, required to file reports with the SEC with respect to the exchange notes or to deliver an annual report to holders of the exchange notes pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"). However, we will be subject to the disclosure obligations described in "Description of the Notes—Certain Covenants—Reports." Under these obligations, as long as the notes are outstanding, we will furnish you with certain annual and quarterly financial information and, for as long as the notes are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act, we will furnish you, or any prospective purchaser of the exchange notes you designate, with the information required to be delivered by Rule 144A(d)(4) under the U.S. Securities Act when we receive a written request to do so from you. Written requests for the information should be addressed to Chief Financial Officer, United Biscuits, Hayes Park, Hayes End Road, Hayes, Middlesex UB4 8EE, United Kingdom. Our telephone number is +44 (0)20 8234 5000. As long as the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange shall require, copies of that information will be available during normal business hours on any weekday at the office of the Luxembourg listing agent for the exchange notes (the "Listing Agent").

SUMMARY

        This summary does not contain all the information that may be important to you. You should carefully read this prospectus in its entirety to understand our business, the risks associated with investing in the exchange notes, the terms of the exchange notes and the tax and other considerations that are important to your decision to invest in the exchange notes. Unless the context requires otherwise, "we," "us" and "our" refer collectively to UB Finance and its consolidated subsidiaries. The "Issuer" refers solely to United Biscuits Finance plc.

Our Company

        We are the leading manufacturer and marketer of biscuits in the United Kingdom and Iberia and second-largest manufacturer and marketer of biscuits in France, the Netherlands and Belgium. In the United Kingdom, we are the leading manufacturer and marketer of packaged nuts and the second-largest manufacturer and marketer of savory snacks and crisps. We manufacture and market a wide range of products in Western Europe under well-recognized brand names, and branded products accounted for approximately 87% of our sales in 2003. Among our popular brand names are McVitie's, Penguin, go ahead!, McVitie's Jaffa Cakes, Marbu Dorada, Chiquilin, Fontaneda, Filipinos, BN, Delacre, Verkade, Hula Hoops, Skips, Mini Cheddars, McCoy's, Phileas Fogg and KP Nuts. We are also exclusively licensed to manufacture and market Oreo, Chips Ahoy! and other key Nabisco brands in parts of Europe and North Africa.

        We manufacture and market products for the retail grocery, convenience and impulse and food service markets in two product categories: biscuits and snacks.

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  Biscuits—£1,003.7 million, or 75.4%, of our 2003 sales, of which approximately 88% were branded. We manufacture and market biscuits, crackers and cakes in Western Europe and for export across the world.

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  We are the largest manufacturer and marketer of biscuits in the United Kingdom. In 2003, our combined branded and retailer-branded biscuit sales accounted for approximately 26% of the U.K. biscuit market. Our U.K. branded biscuit sales accounted for approximately 20% of the overall market, representing more than twice the branded biscuit sales of our closest competitor. Our U.K. biscuits business is anchored by our primary brand, McVitie's. McVitie's is among the best-known brands in the United Kingdom, and McVitie's biscuits were purchased by over 85% of U.K. households in 2003. Among our popular core product brands in the United Kingdom are McVitie's Digestive and Chocolate Digestive (formerly Homewheat), Penguin, go ahead! and McVitie's Jaffa Cakes. We also export biscuits and crackers to approximately 100 countries, including Carr's premium-branded crackers and Delacre biscuits to North America.

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  We are the largest manufacturer and marketer of biscuits in Spain with a market share of approximately 27% and the second-largest manufacturer and marketer of biscuits in France, the Netherlands and Belgium, with market shares of approximately 12%, 20% and 14%, respectively, and the second-largest marketer of biscuits in Portugal with a market share of approximately 16%. Our core continental Western European biscuit brands are Fontaneda, Chiquilin and Filipinos in Iberia; BN and Delacre in France; Verkade and Sultana in the Netherlands; and Delacre in Belgium. We also manufacture and market Iberia's top-selling dry dessert mix and baking powder brand, Royal. We are exclusively licensed to manufacture and market Oreo, Chips Ahoy! and other key Nabisco brands in parts of Europe and North Africa.

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  Snacks—£327.9 million, or 24.6%, of our 2003 sales, of which approximately 84% were branded. We are the largest manufacturer and marketer of packaged nuts in the United Kingdom, with a market share of approximately 20% of the packaged nuts market, and the second-largest manufacturer and marketer of savory snacks and crisps in the United Kingdom, with a market share of approximately 15% of the packaged savory snacks and crisps market. Our leading snack brands include Hula Hoops, Skips, Mini Cheddars, McCoy's, Phileas Fogg and KP Nuts.

Our Markets

        We are well positioned in large, stable markets which we believe will continue to grow in response to consumer trends toward convenience and out-of-home snacking.

        We are the largest manufacturer and marketer of biscuits in the United Kingdom, which had retail sales of approximately £1.6 billion in 2003 and has had relatively stable growth over the last five years, with an average annual growth rate of 1% to 2% during the period. The U.K. biscuit market is expected to continue to have a modest annual growth of between 1% and 2% over the next three years. This stable growth can be attributed in large part to the greater demand for convenience foods. Biscuits represent the largest packaged grocery category for large U.K. grocery retailers. It is estimated that over 90 million biscuits are consumed daily and that approximately 99% of all U.K. households purchase biscuits annually. Branded biscuit sales accounted for 78% of the market, with retailer-branded biscuit sales representing the remainder. The retailer-brand component of the market has declined over the past three years and decreased from 29% of total market sales in 1999 to 22% in 2003.

        The continental Western European biscuit markets in which we compete had retail sales of approximately £1.8 billion in 2003 and have grown at an average annual rate of 3% over the last five years. These markets have a lower per capita biscuit consumption rate than that of the United Kingdom and their growth is expected to outpace that of the U.K. biscuit market over the next three years.

        The U.K. savory snacks, packaged nuts and crisps market had retail sales of approximately £1.8 billion in 2003 and has grown at an average annual rate of 2% over the last five years. The U.K. snacks market is expected to grow at an annual rate of 1% to 2% over the next three years. Like the U.K. biscuit market, the U.K. snacks market's growth is driven by an increased demand for convenience foods. Over 80% of U.K. savory snack products sold are branded products.

Our Strengths

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  Strong and well-recognized brands.    Our brands are among the best recognized in many of the markets in which we compete, and our branded products accounted for approximately 87% of our sales in 2003, including the United Kingdom and Western Europe. Our well-known and popular brands provide an excellent platform for introducing new products and product-line extensions. In addition, our strong portfolio of branded products, many of which are "must stock" items in retail outlets, facilitates the negotiation of more-favorable pricing with retailers.

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  Strong retailer relationships.    We have developed strong relationships with the leading grocery retailers in our principal markets based on our expertise in the biscuit and snack categories and our position as a market leader. By developing and maintaining strong working relationships with retailers, we are able to optimize the presentation of our products and maximize the amount and prominence of retail shelf space our products are given in these retailers' outlets.

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  Large-scale producer.    We are the second-largest producer of biscuits in Western Europe, producing over 440,000 tonnes annually. In addition, we are the second-largest producer of savory snacks, nuts and crisps annually in Western Europe. We own and operate 21 manufacturing facilities. As a large-scale producer and leading marketer of biscuits and snacks, we have the critical mass necessary to achieve greater savings from the realization of economies of scale in procurement, manufacturing and distribution.

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  Proven cost-reduction programs.    We have successfully improved operating efficiency in our procurement, manufacturing and distribution operations and reduced costs, resulting in cost savings of approximately £30 million in 2001, £40 million in 2002 and £30 million in 2003.

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  Experienced management team.    We have an experienced management team whose members have an average of over 20 years of experience in the food industry. David Fish recently joined us as Chairman and has 27 years experience in the food industry; his employment at Mars included seven years on their board of directors. Malcolm Ritchie, who joined us as Chairman and Chief Executive Officer in September 2000 and is currently our Chief Executive Officer, has 21 years of experience in the food industry. Ian Cray, who joined us in January 2001 as our Chief Financial Officer, was previously Group Treasurer for the Diageo Group, the world's leading wine and spirits company. We believe that the management and industry expertise of our executive management team will enable us to successfully implement our business strategy.

Our Strategy

        Our strategy revolves around delivering profitable branded growth funded by cost release. A key platform for this strategy is to ensure strong growth from our most important brands. During the first quarter of 2002, we completed our review of brand and market portfolio prioritization. We have prioritized our markets and identified brands that have strong current consumer image, financial scale, high margins and growth potential. We continue to prioritize marketing support and innovation behind these priority brands to drive higher levels of profitable branded growth. The remaining branded and retailer-branded products will continue to be managed to maximize their profit contribution. During 2003, this strategy affected our results of operations, resulting in sales of the aforementioned prioritized brands growing by 4.5% compared to the results of operations for 2002 and sales of branded products increased by 2.5% compared to 2002 and sales overall increased by 1.8%.

Group Structure

        Based on their aggregate investment of £547.0 million made at the closing of the acquisition of United Biscuits, Cinven, PAI, MidOcean and Nabisco have relative investment interests in us of 29.25%, 29.25%, 14.99% and 26.51%, respectively.

Organizational Structure

The following chart shows our corporate structure:

Footnotes appear on the following page.

(1)
The investment interests of our Equity Sponsors are represented by £400.0 million initial aggregate principal amount of deep discounted bonds issued by Solvecorp Limited ("Solvecorp") to PAI, Cinven and MidOcean, dual convertible discounted preferred securities issued for £145.0 million by Deluxestar to Nabisco and £2.0 million of equity invested by Cinven, PAI and DB Capital through United Biscuits (Equity) Limited, a Cayman Islands company, which holds and beneficially owns 95% of the shares of United Biscuits Group (Investments) Ltd. The remaining 5% is owned by senior management. Nabisco also holds warrants exercisable upon certain events for shares of UB Parent.

(2)
Guarantors of our senior credit facility. For a full list of our operating subsidiaries that are guarantors of the senior credit facility, see "Description of Senior Credit Facility and Intercompany Arrangements—Guarantees and Security."

(3)
Represents equity ownership in Runecorp.

(4)
£545.0 million of proceeds from the investments made by the Equity Sponsors were loaned from Runecorp to the Issuer, from the Issuer to Regentrealm and from Regentrealm to Finalrealm Limited ("Finalrealm") for use in the acquisition of United Biscuits. Cash interest under these intercompany loans is not payable until their maturity in 2049, subject to the occurrence of certain events which may result in the acceleration of the maturity. The intercompany loan from Runecorp to the Issuer is subject to a subordination agreement pursuant to which no enforcement action may be taken, and no payments may be made, prior to the maturity or repayment of the notes, other than payments permitted under the covenant described under "Description of the Notes—Certain Covenants—Restricted Payments." See also "Description of the Notes" and "Description of Other Indebtedness—Equity Investment Loans."

(5)
UB Finance loaned the proceeds from the original and unregistered new notes offerings to Regentrealm under intercompany loan agreements. Regentrealm used the proceeds from the original notes offering, in April 2000, to repay an existing intercompany loan from UB Finance. UB Finance used the proceeds from the loan repayment, along with borrowings under our senior credit facility, the proceeds from the sale of our interest in Young's Bluecrest Limited and cash on hand, to repay the senior subordinated bridge facility. Regentrealm used the proceeds from the unregistered new notes offering, in February 2004, to prepay £40.0 million of Term Loan A under the senior credit facility, pay the transaction fees from the offering and expects to use proceeds to finance the approximately €40 million acquisition of Triunfo Productos Alimentares S.A. from Nutrinveste SGPS, S.A. In the event that the acquisition is not consummated, Regentrealm will be required to use the remaining proceeds to further prepay the senior credit facility. See "Description of Senior Credit Facility and Intercompany Arrangements—Intercompany Loans."

(6)
The senior credit facility at inception amounted to £625.0 million and included a £90.0 million revolving credit facility. This facility was reduced to £475.0 million during 2003 and includes a £225.0 million revolving credit facility, of which £34.0 million was available to be drawn down at April 16, 2004. £45.0 million of the term facility had been repaid by April 16, 2004. The balance at April 16, 2004 is reduced by a favorable euro exchange movement since inception amounting to £0.3 million.

UB Finance

        UB Finance was incorporated in England and Wales on March 10, 2000, to act as a financing company in connection with the acquisition of United Biscuits by the Equity Sponsors. In April 2000, the Equity Sponsors acquired United Biscuits, the holding company of our operating subsidiaries, through a public tender offer (the "UB acquisition"). Concurrently with the UB acquisition, we entered into agreements for a series of divestitures and other acquisitions designed to focus our business on our key Western European markets and our core branded products. The UB acquisition, together with the acquisitions and dispositions of material assets connected with the acquisition of United Biscuits described in "Certain Relationships and Related Party Transactions," are collectively referred to as the "Transactions" in this prospectus.

        Runecorp Limited, a wholly owned subsidiary of UB Parent, is the beneficial owner and holder of all the ordinary shares of UB Finance. Prior to the acquisition of United Biscuits, UB Finance had not engaged in any business.

The Guarantor

        Regentrealm, a direct, wholly owned subsidiary of the Issuer, is the guarantor of the notes. Regentrealm was incorporated in England and Wales on November 29, 1999. Regentrealm is a holding company which indirectly owns United Biscuits (Holdings) Limited, the holding company of our operating subsidiaries.

        Regentrealm holds no assets other than the shares of its direct, wholly owned subsidiary, Finalrealm, and the intercompany loans to its subsidiaries. Other than its guarantee of the notes and its obligations to the Issuer under intercompany loans and our senior credit facility, Regentrealm does not have any debt obligations.

        The registered offices of the Issuer and Regentrealm are located at Hayes Park, Hayes End Road, Hayes, Middlesex UB4 8EE, United Kingdom, and their telephone number is +44 (0)20 8234 5000.

The Exchange Offer

        In April 2001, UB Finance issued £120.0 million aggregate principal amount of Senior Subordinated Notes due 2011 bearing interest at a rate of 10 3/4% each year and €160.0 million aggregate principal amount of Senior Subordinated Notes due 2011 bearing interest at a rate of 10 5/8% each year, all of which were guaranteed by Regentrealm on an unsecured senior subordinated basis. We refer to all of these senior subordinated notes as the "old notes." The majority of the old notes were subsequently exchanged for registered notes in an exchange offer launched October 31, 2001, however €285,000 of old euro-denominated notes, which are referred to as "unregistered old notes," remained unexchanged.

        On February 16, 2004, UB Finance issued additional notes under the same indenture as the old notes in a transaction that was exempt from registration under the Securities Act. We issued £45.0 million aggregate principal amount of 10 3/4% sterling denominated Senior Subordinated Notes due 2011 and €32.5 million aggregate principal amount of 10 5/8% euro denominated Senior Subordinated Notes due 2011. The senior subordinated notes issued on February 16, 2004 are referred to together as the "unregistered new notes" and the unregistered new notes and the unregistered old notes are referred to together as the "unregistered notes." As a condition to the purchase of the unregistered new notes, we agreed to use our best efforts to commence an exchange offer for the unregistered notes by October 14, 2004. Unregistered notes that remain outstanding after the completion of the exchange offer, together with the exchange notes and the registered old notes, will be treated as a single class of securities under the indenture. As used in this prospectus, the term "notes" or "outstanding notes" refers to all of our outstanding Senior Subordinated Notes due 2011.

Securities Offered	We are offering up to £45,000,000 aggregate principal amount of new 10 3/4% Senior Subordinated Notes due 2011 and up to €32,785,000 aggregate principal amount of new 10 5/8% Senior Subordinated Notes due 2011, all of which have been registered under the U.S. Securities Act. The terms of the exchange notes are substantially identical to the those of the unregistered notes, except that transfer restrictions and registration rights relating to the unregistered notes do not apply to the exchange notes.
The Exchange Offer	We are offering to issue the exchange notes in exchange for a like principal amount of the unregistered notes. The unregistered notes were not registered under the U.S. Securities Act. We are offering to issue the exchange notes to satisfy our obligations contained in the registration rights agreement entered into when the unregistered new notes were sold under Rule 144A and Regulation S of the U.S. Securities Act. You may tender your unregistered notes by following the procedures under the heading "The Exchange Offer."
Expiration Date	The exchange offer will expire at 5:00 p.m., London time, on June 10, 2004.

Tenders; Withdrawal	The tender of the unregistered notes under the exchange offer may be withdrawn at any time prior to June 10, 2004. If we decide for any reason not to accept any unregistered note for exchange, the unregistered notes will be returned without expense to you promptly after the expiration or termination of the exchange offer.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding conditions to the exchange offer.
U.S. Federal Income Tax Consequences	We believe that your exchange of unregistered notes for exchange notes in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes. Please read "Certain Tax Consequences—U.S. Federal Income Tax Considerations" for further discussion of tax issues.
Resale of Exchange Notes	If you decide to exchange your unregistered notes for exchange notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the exchange notes. If you are a broker-dealer and you are receiving the exchange notes for unregistered notes that you acquired as a result of market-making or trading activities, you must deliver a prospectus when you resell exchange notes.
Use of Proceeds	We will receive no proceeds from the exchange offer.
Exchange Agent	The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are given under "The Exchange Offer—Exchange Agent."

Consequences of Not Exchanging Unregistered Notes

        If you do not exchange your unregistered notes in the exchange offer, the transfer of unregistered notes will continue to be restricted. In general, you may offer or sell your unregistered notes only if:

  •
  they are registered under the U.S. Securities Act and applicable state securities laws;

  •
  they are offered or sold under an exemption from the U.S. Securities Act and applicable state securities laws; or

  •
  they are offered or sold in a transaction not subject to the U.S. Securities Act and applicable state securities laws.

        We do not currently intend to register the unregistered notes under the U.S. Securities Act. However, holders of unregistered notes who are not permitted to participate in the exchange offer or who may not freely resell exchange notes received in the exchange offer may under certain circumstances require us to file a shelf registration statement to cover resale of unregistered notes by them.

The Exchange Notes

        The terms of the exchange notes and the unregistered notes are identical in all material respects, except that transfer restrictions and registration rights relating to the unregistered notes do not apply to the exchange notes.

Issuer	UB Finance
Securities Offered	Up to £45.0 million principal amount of 10 3/4% Senior Subordinated Notes due 2011.
Up to €32.8 million principal amount of 10 5/8% Senior Subordinated Notes due 2011.
The exchange notes are being offered as additional debt securities under the indenture pursuant to which, on April 17, 2001, we issued £120,000,000 of 10 3/4% and €160,000,000 of 10 5/8% Senior Subordinated Notes due 2011. Unregistered notes that remain outstanding after the completion of the exchange offer, together with the exchange notes and the registered old notes, will be treated as a single class of securities under the indenture.
Maturity	April 15, 2011.
Interest Rate	The Sterling-denominated notes will accrue interest at a rate of 10 3/4% per year (calculated using a 360-day year). The euro-denominated notes will accrue interest at a rate of 10 5/8% per year (calculated using a 360-day year).
Interest Payment Dates	April 15 and October 15 of each year.
Guarantor	Regentrealm will guarantee the notes on a senior subordinated basis (the "Guarantee"). Regentrealm's Guarantee of the notes does not become due unless and until a payment default in respect of the notes has occurred and either 179 days have elapsed since the occurrence of such payment default or certain dissolution or winding-up events have occurred with respect to Regentrealm.
Ranking	The notes will be unsecured senior subordinated obligations of the Issuer and will be subordinated to all of the Issuer's present and future senior debt, including the Issuer's guarantee of our senior credit facility, and will rank equal with the Issuer's existing and future senior subordinated debt.

Regentrealm's Guarantee of the notes will be an unsecured senior subordinated obligation of Regentrealm and will be subordinated to all of Regentrealm's present and future senior debt, including Regentrealm's obligations under our senior credit facility, and will rank equal with Regentrealm's existing and future senior subordinated debt.
The Issuer's obligations under the notes will be structurally subordinated to all of the existing and future debt of its subsidiaries other than Regentrealm, including such subsidiaries' obligations under our senior credit facility. See "Description of Senior Credit Facility and Intercompany Arrangements."
As of January 3, 2004, as adjusted to give effect to the issuance of the unregistered new notes and the application of the proceeds thereof, the Issuer would have had £308.8 million of debt; Regentrealm would have had £399.4 million of debt that would have been senior to its guarantee of the notes (all of which would be its debt under our senior credit facility).
As of January 3, 2004, Regentrealm had £24.0 million available to borrow under the revolving credit facility under our senior credit facility.
Optional Redemption	Except as described below, the Issuer cannot optionally redeem the notes until April 15, 2006. Thereafter, the Issuer may redeem some or all of the notes at the redemption prices set forth in "Description of the Notes —Optional Redemption," plus accrued interest. Additionally, at any time after the issue date of the notes, the Issuer may redeem all, but not less than all, of the notes at 100% of the principal amount of the notes, plus accrued interest, in the event of certain tax events. See "Description of the Notes—Redemption for Taxation Reasons."
Risk Factors	Investing in the exchange notes involves substantial risks. See "Risk Factors" for a description of certain of the risks you should consider before investing in the exchange notes.
Listing	The unregistered notes are listed on the Luxembourg Stock Exchange, and we intend to list the exchange notes on the Luxembourg Stock Exchange.

Summary Historical Financial Data

        The following tables set forth selected historical consolidated financial information for:

  •
  United Biscuits, our predecessor, as of and for the fiscal year ended January 1, 2000 and for the 15-week period ended April 14, 2000, the date United Biscuits was acquired by a subsidiary of UB Finance;

  •
  UB Finance as of December 30, 2000 and for the fiscal period from March 10, 2000 (inception) to December 30, 2000 and as of and for the fiscal years ended December 29, 2001, December 28, 2002 and January 3, 2004, and

  •
  Regentrealm as of January 1, 2000 and as of and for the fiscal years ended December 30, 2000, December 29, 2001, December 28, 2002 and January 3, 2004.

        The data as of and for the fiscal year ended January 1, 2000 and as of and for the 15-week period ended April 14, 2000 for United Biscuits have been extracted or derived from audited consolidated financial statements of United Biscuits that are not included in this propectus. The data as of December 30, 2000, for the period from March 10, 2000 (inception) to December 30, 2000 and as of December 29, 2001 for UB Finance, and as of January 1, 2000, as of and for the fiscal year ended December 30, 2000 and as of December 29, 2001 for Regentrealm have been extracted or derived from audited consolidated financial statements of UB Finance and Regentrealm, respectively, that are not included in this propectus. The data as of January 3, 2004 and December 28, 2002 and for the fiscal years ended January 3, 2004, December 28, 2002 and December 29, 2001 for UB Finance, and Regentrealm have been extracted or derived from the audited consolidated financial statements of UB Finance and Regentrealm, respectively, included elsewhere in this propectus. All of these consolidated financial statements have been audited by Ernst & Young LLP, independent auditors, or its predecessor firm, Ernst & Young.

        You should read the following selected financial information in conjunction with the information contained in "Operating and Financial Review and Prospects" and the consolidated financial statements of UB Finance and Regentrealm and the related notes thereto included elsewhere in this prospectus.

Selected Financial Data

			United Biscuits Finance plc
	United Biscuits (Holdings) Limited
			Period from March 10, 2000 (inception) to December 30, 2000
				52 weeks ended December 29, 2001 Restated(5)	52 weeks ended December 28, 2002 Restated(5)
	52 weeks ended January 1, 2000	15 weeks ended April 14, 2000				53 weeks ended January 3, 2004
	(£ million)
Amounts in accordance with U.K. GAAP:
Profit and Loss Account Data
Turnover (net sales)
Continuing operations	1,137.9	282.3	880.7	1,262.8	1,308.3	1,331.6
Discontinued operations	473.3	46.2	—	—	—	—

	1,611.2	328.5	880.7	1,262.8	1,308.3	1,331.6

Group operating profit before goodwill amortization and exceptional items:
Continuing operations	84.9	7.6	85.5	100.8	120.3	108.8
Discontinued operations	24.2	0.8	—	—	—	—

	109.1	8.4	85.5	100.8	120.3	108.8
Goodwill amortization	(2.4)	(0.8)	(21.9)	(36.4)	(40.7)	(36.5)
Operating exceptional items	(44.4)	(10.0)	(16.8)	(42.3)	(35.4)	(61.7)

Group operating profit/(loss)	62.3	(2.4)	46.8	22.1	44.2	10.6
Other exceptional income	—	—	—	—	—	3.5
Share of operating profit in joint ventures	2.0	1.4	2.2	1.2	0.6	0.6

Operating profit/(loss)	64.3	(1.0)	49.0	23.3	44.8	14.7
Non-operating exceptional items	(90.2)	(9.2)	(0.6)	(8.9)	11.1	(1.9)

(Loss)/profit before interest	(25.9)	(10.2)	48.4	14.4	55.9	12.8
Interest	(22.8)	(3.8)	(103.3)	(154.9)	(142.8)	(158.2)
Other finance income/(expense)	—	—	—	9.0	9.0	(6.0)

Loss before taxation	(48.7)	(14.0)	(54.9)	(131.5)	(77.9)	(151.4)
Taxation	(11.4)	(8.3)	(40.1)	29.9	27.9	10.2
Minority interests	0.3	—	—	—	—	—

Loss for the period	(59.8)	(22.3)	(95.0)	(101.6)	(50.0)	(141.2)

Other Financial Data:
Business profit(1)	129.9	21.3	118.3	153.8	174.5	166.2
Capital expenditure:
Continuing operations	77.6	11.9	43.2	48.3	59.2	60.5
Total operations	91.6	12.6	43.2	48.3	59.2	60.5
Balance Sheet Data (at end of period):
Cash and short-term deposits	204.9		80.7	36.8	21.2	31.4
Tangible fixed assets	510.8		462.4	442.5	438.9	433.5
Intangible fixed assets	51.4		711.0	675.8	635.1	598.6
Net current assets	163.4		69.3	66.8	63.0	61.6
Total assets	1,153.3		1,758.9	1,540.3	1,450.1	1,399.9
Total debt(2)		304.5	806.2	725.8	663.5	665.1
Net debt(3)	99.6		743.8	713.1	663.0	643.9
Ordinary share capital	137.4		2.0	2.0	2.0	2.0
Shareholder's funds/(deficit)	471.2		(106.4)	(263.9)	(472.1)	(641.2)
Amounts in accordance with U.S. GAAP:
Profit and Loss Account Data:
Net sales	1,305.3	328.5	880.7	1,262.8	1,151.7	1,160.7
Operating income/(loss)	25.1	(8.3)	38.6	40.2	92.4	63.8
Income/(loss) from continuing operations	77.5	(9.4)	(58.6)	(102.6)	(8.2)	(96.6)
Net income/(loss) for the period	84.4	(10.4)	(57.6)	(101.4)	(12.4)	(96.6)
Balance Sheet Data (at end of period):
Total assets	1,291.5		1,808.0	1,572.6	1,521.1	1,496.8
Net current assets	188.5		124.4	87.6	80.7	71.2
Shareholder's equity/(deficit)	629.9		(68.9)	(249.6)	(410.0)	(528.6)

Footnotes
appear on page 14.

Selected Financial Data

	Regentrealm Limited
	52 weeks ended December 30, 2000	52 weeks ended December 29, 2001 Restated(5)	52 weeks ended December 28, 2002 Restated(5)	53 weeks ended January 3, 2004
Amounts in accordance with U.K. GAAP Profit and Loss Account Data:
Turnover—continuing operations:	880.7	1,262.8	1,308.3	1,331.6

Group operating profit before goodwill amortization and exceptional items	85.5	100.8	120.3	108.8
Goodwill amortization	(21.9)	(36.4)	(40.7)	(36.5)
Operating exceptional items	(16.8)	(42.3)	(35.4)	(61.7)

Group operating profit	46.8	22.1	44.2	10.6
Other exceptional income	—	—	—	3.5
Share of operating profit in joint ventures	2.2	1.2	0.6	0.6

Operating profit	49.0	23.3	44.8	14.7
Non-operating exceptional items	(0.6)	(8.9)	11.1	(1.9)

Profit before interest	48.4	14.4	55.9	12.8
Interest	(97.8)	(149.3)	(141.8)	(157.2)
Other finance income/(expense)	—	9.0	9.0	(6.0)

Loss before taxation	(49.4)	(125.9)	(76.9)	(150.4)
Taxation	(40.1)	29.9	27.9	10.2

Loss for the period	(89.5)	(96.0)	(49.0)	(140.2)

Other Financial Data:
Capital expenditure—total operations	43.2	48.3	59.2	60.5
Balance Sheet Data (at end of period):(4)
Cash and short-term deposits	80.7	36.8	21.2	31.4
Tangible fixed assets	462.4	442.5	438.9	433.5
Intangible fixed assets	711.0	675.8	635.1	598.6
Net current assets	115.6	85.5	87.3	80.9
Total assets	1,795.5	1,560.6	1,470.4	1,421.2
Total debt(2)	477.8	517.8	447.8	439.6
Net debt(3)	410.7	495.7	439.0	411.1
Ordinary share capital	2.0	2.0	2.0	2.0
Shareholder's deficit	(101.1)	(252.8)	(460.0)	(628.1)
Amounts in accordance with U.S. GAAP:
Profit and Loss Account Data:
Net sales	880.7	1,262.8	1,151.7	1,160.7
Operating income	38.6	40.2	92.4	63.8
Loss from continuing operations	(53.1)	(97.0)	(7.2)	(95.6)
Loss for the period	(52.1)	(95.8)	(11.4)	(95.6)
Balance Sheet Data (at end of period):
Total assets	1,841.2	1,583.5	1,533.1	1,510.8
Net current assets	167.3	97.8	97.7	84.2
Shareholder's deficit	(63.4)	(238.5)	(397.9)	(515.5)

Footnotes
appear on following page.

Non-GAAP Financial Data

        Business profit is the primary measure by which our management monitors our business performance. Business profit represents the profit or loss from continuing operations before interest, tax, depreciation, amortization, share of profit of joint ventures and exceptional items. While business profit should not be considered as a substitute for operating profit and cash flows from operations, we believe it provides useful information regarding our ability to meet future debt service requirements.

			United Biscuits Finance plc
	United Biscuits (Holdings) Limited
			Period from March 10, 2000 (inception) to December 30, 2000
				52 weeks ended December 29, 2001 Restated(5)	52 weeks ended December 28, 2002 Restated(5)
	52 weeks ended January 1, 2000	15 weeks ended April 14, 2000				53 weeks ended January 3, 2004
	(£ million)
Reconciliation of Business Profit to U.K. GAAP Data:
(Loss)/profit before interest	(25.9)	(10.2)	48.4	14.4	55.9	12.8
Share of profit of joint ventures	(2.0)	(1.4)	(2.2)	(1.2)	(0.6)	(0.6)
Discontinued operations	(24.2)	(0.8)	—	—	—	—
Depreciation	45.0	13.7	32.8	53.0	54.2	57.4
Goodwill amortization	2.4	0.8	21.9	36.4	40.7	36.5
Non-operating exceptionals	90.2	9.2	0.6	8.9	(11.1)	1.9
Other exceptional income	—	—	—	—	—	(3.5)
Operating exceptionals	44.4	10.0	16.8	42.3	35.4	61.7

Business profit(5)	129.9	21.3	118.3	153.8	174.5	166.2

(1)
Business profit is the primary measure by which our management monitors our business performance. Business profit represents the profit or loss from continuing operations before interest, tax, depreciation, amortization, share of profit of joint ventures and exceptional items. Due to our highly leveraged status, we believe that business profit also provides useful information to our investors and lenders regarding our ability to meet future debt service requirements, our cash-generating capability and our ability to comply with financial covenants. Business profit by segment and reconciliations of business profit to profit before interest for 2001, 2002 and 2003 are set out in Note 4 of Notes to the Financial Statements included elsewhere in this prospectus.

(2)
Total debt comprises long-term debt plus short-term debt but does not include any amount due to a parent company.

(3)
Net debt comprises total debt less cash and short-term deposits plus unamortized debt issuance costs. Under U.K. GAAP, debt issuance costs are deducted from the related debt amounts for the purposes of balance sheet presentation and are amortized over the life of the debt.

(4)
At January 1, 2000, Regentrealm's balance sheet comprised an amount due from United Biscuits Finance plc of £1 and share capital of £1.

(5)
The amounts for 2001 and 2002 for United Biscuits Finance plc and Regentrealm Limited have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements included elsewhere in this prospectus). Business profit, before the impact of FRS 17, for 2001 and 2002 was £166.6 million and £188.4 million, respectively.

RISK FACTORS

        Your investment in the exchange notes will involve substantial risks. You should carefully consider the following risk factors and the other information in this prospectus before determining whether to participate in the exchange offer. The risk factors set forth below are generally applicable to all of the notes.

Risks Relating to the Notes, Our Other Indebtedness and Our Structure

Substantial Leverage—Our substantial debt could adversely affect our business and prevent us from fulfilling our obligations under the notes.

        We have a substantial amount of debt and significant debt service obligations. As of April 16, 2004, our outstanding long-term debt (including current maturities) was £682.2 million. We anticipate that our substantial leverage will continue for the foreseeable future.

        Our high level of debt may have important negative consequences for you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  increase our vulnerability to adverse general economic and industry conditions, or a significant business continuity issue, e.g. a major fire or system failure;

  •
  limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate or other purposes;

  •
  place us at a competitive disadvantage relative to our competitors that have less debt and greater access to capital resources than we have;

  •
  require us to dedicate a substantial portion of our cash flow from operations to our debt service obligations; and

  •
  limit our flexibility in planning for, or reacting to changes in, our business and the industry in which we operate.

Restrictions on Operations—Our debt agreements contain significant restrictions limiting our flexibility in operating our business.

        Various covenants contained in our debt instruments, including the senior credit facility and the indenture governing the notes, restrict our ability to:

  •
  borrow money;

  •
  pay dividends or make other distributions;

  •
  grant liens on our assets;

  •
  make asset dispositions;

  •
  make investments;

  •
  enter into transactions with affiliates; or

  •
  merge, consolidate or transfer all or substantially all of our assets.

        These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interest. These restrictions on our operations may adversely affect our ability to make payments on the notes. See "Description of the Notes—Certain Covenants" and "Description of Senior Credit Facility and Intercompany Arrangements."

Ability to Service Debt—We will require a significant amount of cash to service our debt, and our ability to generate cash depends on many factors beyond our control which may affect our ability to meet our obligations to the noteholders.

        Our ability to make scheduled payments on, and satisfy our obligations under, our indebtedness, including our senior credit facility and the notes, depends upon our future operating performance. Our future operating performance, in turn, will be affected by the successful implementation of our business strategy as well as general economic, competitive, market, business and other conditions, many of which are beyond our control. We believe that, based on current levels of operations and anticipated future growth, our expected cash flows from operations, together with available borrowings under our bank facilities, will be adequate to meet our anticipated working capital, capital expenditure and scheduled principal and interest obligations. If future cash flow is insufficient to make scheduled payments on our debt, we will need to refinance all or a portion of our debt, including our senior credit facility and the notes, before maturity, or before we obtain additional financing or sell assets. We cannot assure you that we will be able to refinance any of our debt, obtain additional financing or sell assets on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Holding Company Structure—Both UB Finance and Regentrealm are holding companies with no revenue-generating operations of their own.

        UB Finance relies on payments from its subsidiaries to generate the funds necessary to make payments on the notes. UB Finance is a holding company and does not directly conduct any business. The principal assets of UB Finance consist of: (1) its equity interest in Regentrealm, its direct, wholly owned subsidiary; (2) intercompany loans made by UB Finance to Regentrealm with the proceeds of intercompany borrowings from Runecorp Limited, UB Finance's parent; and (3) intercompany loans made by UB Finance to Regentrealm with the proceeds from the notes offerings. As a result, UB Finance depends wholly on dividends and other distributions it receives from Regentrealm, including payments under these intercompany loans, to make payments on the notes. Regentrealm, which is also a holding company and parent of UB Finance's operating subsidiaries, also depends on dividends and other distributions it receives from its subsidiaries. The ability of UB Finance's subsidiaries to make payments to Regentrealm depends on their cash flow and earnings. In addition, dividends from UB Finance's subsidiaries are limited by local corporate law, which in Europe typically limits dividends to accumulated earnings of the relevant subsidiary. Because of the holding company structure, UB Finance may not be able to receive sufficient funds from its subsidiaries to pay the principal of and interest on the notes.

Contractual and Structural Subordination—Noteholders' rights to receive payments under the notes and UB Finance's right to receive payments under the intercompany loans are unsecured and subordinated to the senior debt of UB Finance and Regentrealm and to all debt of our subsidiaries other than Regentrealm.

        The indenture governing the notes contractually subordinates the notes in right of payment to all existing and future senior debt of UB Finance (including UB Finance's guarantee of our senior credit facility). It also contractually subordinates the Guarantee of Regentrealm to all existing and future senior debt of Regentrealm (including borrowings under our senior credit facility). Furthermore, before the date of repayment of our senior credit facility, the Guarantee will not become due, and no payment may be made under the Guarantee, until after the expiration of a period beginning on the date of occurrence of a payment default on the notes and ending on the first to occur of: (1) the 179th day from that event of default date; (2) the date on which an order is made for the winding-up or dissolution of Regentrealm; and (3) the date on which the shareholders of Regentrealm pass a resolution for the winding-up or dissolution of Regentrealm.

        UB Finance, its parent companies and most of its subsidiaries are parties to an intercreditor deed, dated as of April 28, 2000, with, among others, the lenders under our senior credit facility, as the same may be amended to date (the "Intercreditor Deed"). The Intercreditor Deed contractually subordinates UB Finance's right to receive payments under its intercompany loans to Regentrealm to Regentrealm's obligations under our senior credit facility. In addition, prior to the time our senior credit facility is repaid, the Intercreditor Deed prohibits our subsidiaries from making payments to UB Finance except to fund interest due on the notes, certain permitted investor payments and administrative expenses. Payments to UB Finance from its subsidiaries, including payments under UB Finance's intercompany loans to Regentrealm, will be suspended in the case of a default under our senior credit facility until, in the case of a payment default, the default is remedied and, in the case of a non-payment default, 179 days after a payment blockage notice has been served (or if earlier, until the default is remedied or waived or our senior credit facility is repaid in full). Only one blockage notice can be served in any 365-day period. The Intercreditor Deed also provides that, in addition to the payment blockage described above, prior to the time our senior credit facility is repaid, enforcement action may be taken by UB Finance in relation to its intercompany loans to Regentrealm only after the expiration of the period beginning on the date of an occurrence of a payment default on the notes and ending on the first to occur of (1) the 179th day from that payment default date, (2) the date on which an order is made for the winding-up or dissolution of Regentrealm or (3) the date on which the shareholders of Regentrealm pass a resolution for the winding-up or dissolution of Regentrealm. See "Description of Senior Credit Facility and Intercompany Arrangements."

        Because UB Finance is a holding company, the notes are structurally subordinated to the obligations of our subsidiaries other than Regentrealm, which guarantees the notes on a senior subordinated basis. In the event of an insolvency, liquidation or other reorganization of any of our subsidiaries (other than Regentrealm), UB Finance's creditors (including the noteholders) will have no right to proceed at law against their assets. Creditors of these subsidiaries, including trade creditors and lenders under our senior credit facility, will be entitled to payment in full from the sale or other disposal of these assets in priority to UB Finance, except to the extent that UB Finance may be a distinct creditor with recognized claims against those subsidiaries.

        The notes and the Guarantee are unsecured obligations of UB Finance and Regentrealm, respectively. Debt under our senior credit facility is secured by liens on the assets of UB Finance, including its intercompany loans to Regentrealm and payments made under them and the shares of Regentrealm, the assets of Regentrealm and the shares and assets of Regentrealm's material operating subsidiaries. In the event of a default under our senior credit facility or an insolvency, liquidation, winding-up or similar proceeding relating to Regentrealm or any of UB Finance's other subsidiaries, UB Finance's and Regentrealm's assets would be available to satisfy obligations under our senior credit facility before any payment would be made on the notes or under the Guarantee. Any future secured indebtedness, whether of UB Finance or any of its subsidiaries, including Regentrealm, would effectively rank senior to the notes and the Guarantee.

Rights of Secured Creditors Under Insolvency Laws—U.K. insolvency laws are not as favorable to unsecured creditors as U.S. insolvency laws.

        The lenders under our senior credit facility have a first-ranking security interest over all of the shares and tangible and intangible assets of most of our material operating subsidiaries. Both UB Finance and Regentrealm are companies incorporated under the laws of England and Wales and a substantial portion of their assets are located in England. Accordingly, English insolvency law will most likely govern any insolvency proceedings with respect to UB Finance and Regentrealm. However, under the E.U. Regulation on Insolvency Proceedings (EC 1346/2000) (the "Regulation"), if UB Finance's or Regentrealm's "centre of main interest" is established in a relevant E.U. state other than the state of its incorporation, insolvency proceedings may be governed by the law of that Member State. Certain rights are excluded from the effect of the Regulation, including certain rights of secured creditors. The procedural and substantive provisions of English insolvency law generally are more favorable to secured creditors than the comparable provisions of U.S. law. These provisions afford debtors and unsecured creditors only limited protection against the rights of secured creditors and it will generally not be possible for UB Finance, as an unsecured creditor of Regentrealm under the intercompany loans, or the holders of the notes, as unsecured creditors of UB Finance under the notes or unsecured creditors of Regentrealm under the Guarantee, to prevent the secured creditors from enforcing their security to repay the debts. After an event of default occurs, the security agent under our senior credit facility will have the effective right to direct the disposition of any collateral. Therefore, the noteholders' ability to realize on the claims under the notes against UB Finance as an unsecured creditor may be more limited under English law than under U.S. law.

        In addition, under English insolvency law, UB Finance's debt under the notes and Regentrealm's debt under the Guarantee will rank after the claims of certain creditors that are entitled to priority under English insolvency law. These preferred debts include:

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  expenses of the relevant insolvency proceeding;

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  certain amounts owed under occupational pension schemes; and

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  certain amounts owed to employees.

        English insolvency law empowers English courts to make an administration order in relation to a company. An administration order can be made if the court is satisfied that the relevant company is or is likely to become "unable to pay its debts" for the purpose of the relevant statute and that the administration order is reasonably likely to achieve the purpose or objective of administration. Administrators are required to carry out their functions with the primary objective of rescuing a company as a going concern. If this primary objective is not achievable, the administrators must carry out their functions with the objective of achieving a better result for a company's creditors as a whole than would be likely if a company was wound up or realizing property in order to make a distribution to one or more secured or preferential creditors. The administration regime is in some respects similar to the regime under chapter 11 of the U.S. Bankruptcy Code as no steps may be taken to enforce security over a company's property and no proceedings or other legal process may be commenced or continued against a company in administration except with the consent of the administrator or the court. It is possible, however, for a secured creditor that has the power to appoint an administrative receiver (which will generally be the case where the secured lender has security in the form of a floating charge, granted before September 15, 2003, over all or substantially all of a company's property, as is the case of the lenders under our senior credit facility) to prevent the appointment of an administrator and, as a result, that secured creditor and other secured creditors will be able to enforce their security.

        The U.K. Financial Collateral Arrangements (No. 2) Regulations 2003 came into force on December 26, 2003. These enable security holders to enforce their security rights over shares, other financial instruments and securities or cash, regardless of the usual moratorium imposed by administration and without being affected by the various rights of administrators and liquidators relating to the disposal of property. The application of these new regulations is, however, still untested.

        As a result, the protection given to unsecured creditors under English insolvency law will in most cases be less than the protection that would be given to unsecured creditors under chapter 11 of the U.S. Bankruptcy Code. It is possible that we could be subject to insolvency proceedings in other jurisdictions in which we operate. The insolvency laws of those jurisdictions may also differ from U.S. insolvency laws.

Financing Change of Control Offer—Upon a change of control, we may not be able to purchase all the notes as required.

        In the event of certain change of control events, the Issuer would be required to make an offer to purchase all notes at a purchase price equal to 101% of their principal amount, together with accrued and unpaid interest to the date of purchase. We cannot assure you that we will have sufficient funds available to purchase the notes in the event of a change of control. In addition, a change of control will require us to prepay all outstanding amounts under our senior credit facility. As a result, the lenders under our senior credit facility will be entitled to receive payment of all outstanding amounts under our senior credit facility before we can repurchase any of the notes tendered pursuant to the offer. See "Description of Senior Credit Facility and Intercompany Arrangements" and "Description of the Notes—Repurchase at the Option of Holders—Change of Control."

U.K. Tax Consequences—We will be required to withhold or deduct amounts on account of U.K. tax on payments of interest with respect to the notes if we fail to list the notes on a recognized stock exchange before interest payments are due.

        We have listed the old notes and the unregistered new notes, and intend to list the exchange notes, on the Luxembourg Stock Exchange; however, no assurance can be given that the old notes will remain listed or that the exchange notes will become and remain listed. Under the Indenture, any payments we make on or with respect to the notes will be made without withholding or deduction for U.K. taxes unless required by law or the interpretation or administration thereof, in which case we will generally pay such additional amounts as may be necessary to ensure that the holders of the notes will receive an amount not less than they would have received without such withholding or deduction. Therefore, our failure to maintain the listing of the notes on the Luxembourg Stock Exchange or another stock exchange recognized by the U.K. Inland Revenue could result in additional amounts becoming payable by us. See "Certain Tax Consequences—U.K. Tax Considerations."

Market for the New Notes—You may find it difficult to sell your exchange notes.

        Although the exchange notes will trade with the currently outstanding registered old notes, there can be no assurance as to the liquidity of any market for those notes. The liquidity of any market for the notes will depend on the number of holders of the notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. No one is obligated to make a market in the notes.

Failure to Exchange—If you fail to exchange your unregistered notes, they will continue to be restricted securities and may become less liquid.

        Following the exchange offer, unregistered notes that you do not tender or we do not accept will continue to be restricted securities. You may not offer to sell untendered unregistered notes except pursuant to an exemption from, or in a transaction not subject to the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for unregistered notes pursuant to the exchange offer only following the satisfaction of the procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the unregistered notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of the unregistered notes will elect to exchange their unregistered notes, we expect that the liquidity of the market for unregistered notes remaining after the completion of the exchange offer may be substantially limited.

Risks Relating to Our Business

Significant Competition—We offer products in highly competitive markets, and our failure to compete effectively might adversely affect our results of operations.

        The biscuit and snack industries and the markets for our products are highly competitive. We compete primarily on the strength of our brands, the quality of our products, product innovation and price. Our ability to compete effectively requires continuous efforts in sales and marketing of our existing products, developing new products and cost rationalization. As we cannot predict the actions of our competitors or their effect on our ability to market and sell our products, we cannot assure you that the competitive environment in our markets will not have a negative impact on our future business performance. For further information on competition and our competitors in the markets and market segments in which we compete, see "Business—Competition."

Consolidation of Grocery Retailers in Our Markets—Our results of operations may be adversely affected by the consolidation of grocery retailers.

        There is an increasing trend towards consolidation in the retail grocery industry in the United Kingdom and the rest of Western Europe. These consolidations have concentrated sales channels, increased the bargaining power of the major grocery retailers and intensified price competition among these retailers. As a result, grocery retailers and manufacturers frequently engage in pricing campaigns such as "Everyday Low Price" and "Buy One Get One Free" in order to promote their products and gain market share. Although we believe we can leverage our strong brands and leading market positions to mitigate the impact of these campaigns, historically these campaigns have adversely affected our results of operations. In 2003, it became more difficult to recover the full effect of cost inflation from retailers in the United Kingdom. In addition, price competition between retailers reduced retail prices for certain retailer-brand products, limiting demand for our branded product offering. On some "key-value" branded items, retail prices have also been reduced; however, this has reduced the incentive for retailers to support these products with in-store promotions.

Risks of Business Strategy—Our ability to improve our cash flow and profitability depends on a number of factors, including the successful implementation of our business strategy.

        Our business strategy is to increase our cash flow and profitability by implementing initiatives aimed at achieving cost savings and generating profitable growth. If we are unsuccessful in implementing our business strategy and achieving cost savings, generating growth or increasing our cash flow or profitability, we may be unable to fulfill our obligations according to or to comply with the financial covenants under our senior credit facility. In order to realize expected cost savings, we must successfully reduce our overhead costs, improve our procurement process, realize operating efficiencies and rationalize our manufacturing capacity. The cost of these plans in 2003 was approximately £65 million and we expect to spend approximately £60 million in 2004 to achieve overall cost savings. Our ability to generate growth will depend on our successful promotion of our products, our ability to develop new innovations and, ultimately, customer demand for and acceptance of our products. The success of our efforts to implement our strategy to accomplish these goals could be affected by a number of factors beyond our control, such as operating difficulties, increased operating costs, personnel turnover, competitors and customers, delays in implementing initiatives and general economic or industry conditions. Implementing our strategy will require significant management resources and may divert or strain our management's ability to focus on our other objectives. We cannot assure you that we will be successful in achieving cost savings, generating growth or in increasing our cash flow or profitability. If we are unsuccessful in implementing our business strategy and achieving cost savings, we may be unable to fulfill our obligations under the notes and comply with the financial covenants under our senior credit facility.

Effective Control by the Equity Sponsors—The interests of our Equity Sponsors may conflict with your interests.

        Funds controlled by Cinven, PAI and MidOcean beneficially own 97% of our voting equity. Messrs. Robert Bradish, Graham Clempson, Bertrand Meunier and Dominic Murphy, members of the UB Finance board of directors, are also either directors or members of senior management of our Equity Sponsors. Under the shareholders agreement of our parent company, United Biscuits Group (Investments) Ltd ("UB Parent"), Nabisco has significant veto rights over UB Parent and its subsidiaries, including for the sale or merger of UB Parent and its subsidiaries. Under the consortium agreement, the other Equity Sponsors also have significant veto rights over United Biscuits (Equity) Ltd, a Cayman Islands company which owns UB Parent and its subsidiaries. Therefore, the Equity Sponsors have a great deal of influence over our management policies and the power to control all matters submitted to a vote of our shareholders. We cannot assure you that the interests of the Equity Sponsors will not conflict with your interests. See "Principal Shareholders" and "Certain Relationships and Related Party Transactions—Financing of UB Acquisition—Shareholders Agreement."

Currency Fluctuations—We have multinational operations that expose us to currency exchange risks.

        Although a large percentage of our revenues historically has been generated in the United Kingdom, our operations are geographically diverse. We sell our products in approximately 100 countries and currently operate 21 manufacturing facilities located in five countries. Our financial position and results of operations are also, therefore, subject to both currency transaction risk and currency translation risks.

        Due to our geographically diversified customer base, we generate a portion of our revenues from sales in currencies other than those in which our subsidiaries regularly operate and incur their expenses. We also have long-term borrowings and related interest payment obligations in currencies other than the pound sterling. We hedge against currency transaction risk by seeking to match cash inflows in given currencies with our costs and interest payments in the same currency. We enter into forward currency contracts to hedge against our exposure to foreign currency exchange rate fluctuations in the purchase of raw materials and in our export business. From time to time, we also purchase forward currency contracts to hedge against expected net exposure to foreign currency exchange rate fluctuations for particular contractual commitments.

        The financial condition and results of operations of our overseas subsidiaries are measured and recorded in the relevant domestic currency of the jurisdiction in which the subsidiaries are located and then translated into pounds sterling for inclusion in our consolidated financial statements. We borrow in local currencies as appropriate, to minimize the impact of currency translation risk from our overseas operations on our balance sheet. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Significant Factors Affecting Our Results of Operations—Currency Fluctuation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures About Market Risks—Loans, Overdrafts and Finance Lease Obligations—Foreign Exchange Risk Management."

Brands and Intellectual Property Rights—Some of our intellectual property rights could be challenged or lapse.

        About 87% of our sales in 2003 were from branded products. Our principal trademarks are registered in the United Kingdom, and we have trademark registrations for various products in more than 100 other countries. We also have licensing arrangements under which we sell our products, including our license from Nabisco to market specified Nabisco brands. While we intend to enforce our trademark and licensing rights against infringement by third parties, we cannot assure you that our actions to establish and protect our trademark and license rights are adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products that violate their trademarks and proprietary rights. If a competitor were to infringe trademarks or licenses held by us, enforcing our rights would likely be costly and would divert funds and resources that could otherwise be used to operate our business. We cannot assure you that we would be successful in enforcing our intellectual property rights. See "Business—Legal Proceedings."

Government Regulation—We are subject to extensive regulation.

        As a manufacturer of products intended for human consumption, we are subject to extensive U.K. and pan-European governmental regulation over issues such as product composition, packaging, labeling, advertising and the safety of our products; the health, safety and working conditions of our employees; integrated pollution control; and our competitive and marketplace conduct.

        Our past and present business operations and ownership and operation of real property are subject to a broad range of environmental laws and regulations in each of the jurisdictions in which we operate. These laws and regulations impose increasingly more-stringent environmental protection standards on us and affect air emissions, wastewater discharges, the use and handling of hazardous materials, noise levels, waste disposal practices and environmental clean-up, among other things. We may, therefore, be exposed to substantial environmental costs and liabilities, including liabilities associated with divested assets and past activities. We are not aware of any existing environmental liabilities, claims, investigations or proceedings that could reasonably be expected to have a material adverse effect on our financial position. However, we cannot predict future environmental liabilities or assure you that amounts we have provided and budgeted for will be adequate.

        From time to time, additional legislative initiatives may be introduced that will affect our operations and the conduct of our businesses, and we cannot assure you that in future the cost of complying with these initiatives, or the effects of these initiatives, will not have a material adverse effect on our results of operations. For further information, see "Business—Regulatory Matters" and "Business—Environmental Matters."

Trade Hostilities—A trade dispute with the North American Free Trade Area could result in tariffs on our exported products.

        In 2003, we sold £34.8 million of our European-manufactured products within the North American Free Trade Area, which represented 2.6% of our sales for that year. In the past, trade disputes between European and North American trading blocks have resulted in the temporary escalation of tariffs. Although these disputes have not had a significant impact on our trading performance, if future trade disputes resulted in a substantial increase in tariffs on biscuits or crackers, our trade in North America could be significantly damaged and our results of operations could be adversely affected.

Dependence on Raw Materials—Our ability to pass on price increases of raw materials to our customers could adversely affect our results of operations.

        The prices of many of our raw materials are affected by governmental agricultural policies, the operations of our suppliers, political upheavals and acts of God such as severe weather conditions. While we source raw materials from a wide range of suppliers or believe that we can source them from alternative suppliers, we cannot assure you that we would be able to obtain sufficient supplies from our sources or that, in the event of a supply disruption or other adverse event that affects our sources, our raw material costs would not increase. To the extent we are able to obtain sufficient quantities of raw materials in the event of a supply disruption, our ability to pass through any increase in raw materials costs to our customers would depend upon competitive conditions and pricing methods employed in the various markets in which we sell our products. Consequently, a material or prolonged supply disruption could adversely affect our results of operations.

Defined Pension Benefit Schemes—Our results of operations may be adversely affected by the cost of funding our pension schemes.

        United Biscuits operates a defined benefit pension arrangement in the United Kingdom that has liabilities to retired employees, to previous employees who have left our service but who are not yet drawing pension benefits and to current employees who are members of the plan. Both we and current employees who are members of the plan contribute to a fund that is invested in order to meet these liabilities. There is also a small defined benefit scheme in the Netherlands.

        The investment strategy of the fund is determined by the investment fund trustees who receive independent advice in carrying out these responsibilities. In order to take advantage of the higher returns that equity investment has historically generated, a substantial proportion of the fund is invested in equities. This investment strategy, while it has been successful over the long term, carries the risk that a decline in equity values could increase the current funding deficit, which may require us to increase our contributions. From December 1, 2003, a new schedule of contributions has been agreed which will increase our contributions to the U.K. plan and scheme from approximately £8 million in 2003 to approximately £22 million in 2004. If we are unable or unwilling to increase contributions to a level agreed to by the trustees and the independent actuary, then the scheme could be wound up, which would crystallize a significant one-off cash liability for us. Either the higher contributions or a one-off cash liability could impair our ability to invest in programs to reduce cost or to drive profitable branded growth, or could restrict our ability to meet our obligations under our outstanding notes as they fall due. Closure of the pension fund or any changes to the benefits provided or to the employee contribution rate could also have industrial relations consequences that might impair our ability to service demand and generate cash. As part of the recent review of pension funding and contribution levels in the United Kingdom, we have advised employee consultative bodies that employee contributions will rise in 2004, from 5% of salary to 7% of salary.

THE EXCHANGE OFFER

Purpose and Effect

        The exchange offer is designed to provide holders of the unregistered notes with an opportunity to acquire exchange notes. The exchange notes will be more freely tradable than the unregistered notes insofar as they will have been issued in an offering registered under the Securities Act.

General

        We sold the unregistered new notes on February 16, 2004 in a private placement. We entered into a registration rights agreement with the initial purchasers of the unregistered new notes. Under the registration rights agreement we agreed that we will, at our cost by October 14, 2004, use our best efforts to cause a registration statement to be declared effective under the U.S. Securities Act relating to the exchange of unregistered notes. The registration statement of which this prospectus forms a part constitutes the registration statement for the purpose of the registration rights agreement.

        Upon the registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the unregistered notes. For each unregistered note surrendered in the exchange offer, the holder of such unregistered note will receive an exchange note having a principal amount equal to that of the surrendered unregistered note. Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the unregistered notes will terminate. Following the completion of the exchange offer, except as set forth in the paragraph immediately below, any unregistered notes you do not tender will not have any further registration rights and your unregistered notes will continue to be subject to particular restrictions on transfer. Accordingly, the liquidity of the market for the unregistered notes could be adversely affected upon consummation of the exchange offer.

        In the event that:

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  because of any change in law or prevailing interpretations of the staff of the SEC we are not permitted to effect an exchange offer;

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  any holder of the unregistered notes notifies us within 20 days after the consummation of the exchange offer that:

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  due to a change in law or SEC policy, the holder is not entitled to participate in the exchange offer;

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  due to a change in law or SEC policy, it may not issue the exchange notes without delivering a prospectus and this prospectus is not appropriate or available for such resales; or

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  the holder is a broker-dealer and holds unregistered notes directly acquired from us;

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  any holder of exchange notes that participates in the exchange offer does not receive exchange notes that may be sold without restrictions under state and U.S. federal securities laws (other than due solely to the status of the holder as our affiliate);

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  the exchange offer is not consummated by November 12, 2004; or

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  for any other reason set forth in the registration rights agreement filed as an exhibit to the registration statement of which this prospectus forms a part, we will, at our cost:

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  file a shelf registration statement covering resales of the unregistered notes as promptly as practicable;

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  use our reasonable best efforts to cause the shelf registration statement to be declared effective under the U.S. Securities Act; and

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  use our reasonable best efforts to keep effective the shelf registration statement until (A) the time when the Notes covered by the shelf registration can be sold pursuant to Rule 144 without any limitations, (B) the date on which all of the Notes registered thereunder have been sold therewith and (C) two years after the date of the initial offering of the unregistered new notes.

        If the exchange offer is not consummated within 30 days of being declared effective or if the shelf registration statement is not declared effective within 90 days after our obligation to file a shelf registration statement arises, the rate per annum at which the unregistered new notes bear interest will increase by 0.5% for the first 90 days following such dates, and will increase by 0.5% for each subsequent 90-day period, until:

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  the consummation date of the exchange offer; and

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  the effective date of a shelf registration statement.

        The total additional interest payable as a result of any such delay is limited to 1.0% per annum of the principal amount of the unregistered new notes.

        Based on interpretations of the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, your exchange notes issued in connection with the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the U.S. Securities Act if:

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  the exchange notes acquired in connection with this exchange offer are being obtained in the ordinary course of your business;

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  you are not engaging in and do not intend to engage in a distribution of the exchange notes;

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  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes; and

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  you are not our "affiliate," as defined in Rule 405 under the U.S. Securities Act.

        If you tender in this exchange offer for the purpose of participating in a distribution of the exchange notes, you cannot rely on these interpretations by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If you are a broker-dealer that receives the exchange notes for your own account in exchange for unregistered notes, where such unregistered notes were acquired by you as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of your exchange notes. See "Plan of Distribution." If you are a broker-dealer who acquired unregistered notes directly from us and not as a result of market-making activities or other trading activities, you may not rely on the SEC's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the U.S. Securities Act in order to sell your exchange notes.

Consequences of Failure to Exchange

        Following completion of this exchange offer, except as set forth in the third paragraph under "—General" above, any unregistered notes you do not tender will not have any further registration rights and your unregistered notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for your unregistered notes could be adversely affected upon completion of this exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all unregistered notes that you validly tender and do not withdraw prior to 5.00 p.m., London time, on June 10, 2004, or such date and time to which we extend the offer. We will issue to you £1,000 principal amount of the New Sterling Notes in exchange for each £1,000 principal amount outstanding of your Sterling-denominated unregistered notes we accept in the exchange offer, and we will issue to you €1,000 principal amount of the New Euro Notes in exchange for each €1,000 principal amount of your euro-denominated unregistered notes we accept in the exchange offer. You may tender some or all of your unregistered notes in connection with the exchange offer. However, you may only tender your unregistered notes in integral multiples of £1,000 or €1,000 in principal amount.

        The form and terms of the exchange notes are substantially the same as the form and terms of the unregistered notes except that the exchange notes have been registered under the U.S. Securities Act and will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the unregistered notes and will be issued in connection with, and entitled to the benefits of, the indenture pursuant to which your unregistered notes were issued.

        As of the date of this prospectus, £45.0 million aggregate principal amount of the sterling-denominated unregistered new notes and €32.5 million aggregate principal amount of the euro-denominated unregistered new notes and €0.3 million aggregate principal amount of the unregistered old notes are outstanding. The unregistered notes are held by a common depositary through the facilities of Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream Luxembourg"), or its nominee. This prospectus, together with the letter of transmittal, is being sent to the common depositary for Euroclear and Clearstream Luxembourg and to others believed to have beneficial interests in the unregistered notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the U.S. Securities Act and the rules and regulations of the SEC under the U.S. Securities Act.

        We shall be deemed to have accepted validly tendered unregistered notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for you for the purpose of receiving your exchange notes from us. If your tendered unregistered notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, certificates for any of your unaccepted unregistered notes will be returned to you, without expense, as promptly as practicable after June 10, 2004, unless we extend the exchange offer.

        If you participate in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of your unregistered notes in connection with the exchange offer. We will pay all charges and expenses, other than particular applicable taxes, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The expiration date shall be 5:00 p.m, London time, on June 10, 2004, unless we, in our sole discretion, extend this exchange offer, in which case the expiration date shall mean the latest date and time to which this exchange offer is extended. In order to extend this exchange offer, we will notify the exchange agent by written notice and each registered holder of any extension by oral or written notice or by means of a press release or other public announcement prior to 9:00 a.m., London time, on the next business day after the previously scheduled expiration date. We reserve the right, in our discretion, to:

  •
  delay accepting any unregistered notes, to extend this exchange offer or, if any of the conditions set forth under "—Conditions to the Exchange Offer" shall not have been satisfied, terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

  •
  amend the terms of the exchange offer in any manner.

        In the event that we make a material or fundamental change to the terms of this exchange offer, we will file a post-effective amendment to the registration statement.

Procedures for Tendering

Letter of Transmittal or Agent's Message

        Your tender to us of unregistered notes as set forth below and our acceptance thereof will constitute a binding agreement between you and us upon the terms and subject to the conditions of this exchange offer. Except as set forth below, a holder (which term, for purposes of the exchange offer, includes any participant in the relevant book-entry transfer facility (as discussed in the next paragraph) system whose name appears on a security position listing as the holder of such unregistered notes) who wishes to tender unregistered notes for exchange pursuant to the exchange offer must transmit a letter of transmittal, properly completed and signed, including all other documents required by such letter of transmittal or (in the case of a book-entry transfer) an agent's message in place of the letter of transmittal to The Bank of New York, as the exchange agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date.

        In addition, either (i) certificates for those unregistered notes must be received by the exchange agent along with the letter of transmittal prior to the expiration date or (ii) a timely confirmation of a book-entry transfer (a "book-entry confirmation") of those unregistered notes, if that procedure is available, into the appropriate exchange agent's account at Euroclear and/or Clearstream Luxembourg (the "book-entry transfer facilities") pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date along with a letter of transmittal or an agent's message in place of a letter of transmittal, or (iii) the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted by the appropriate book-entry transfer facility (through the appropriate program for Euroclear and Clearstream Luxembourg) to and received by the exchange agent and forming a part of a book-entry confirmation, which states that the book-entry transfer facility has received an acknowledgement from the tendering participant, which acknowledgement states that that participant has received and agrees to be bound by, and make the representations and warranties contained in, the letter of transmittal and that we may enforce that letter of transmittal against that participant.

        THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK AS A HOLDER OF OLD NOTES. IF THAT DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND LETTERS OF TRANSMITTAL OR OLD NOTES TO US.

Signature Guarantees

        You must arrange for an eligible institution (as described below) to guarantee the signatures on a letter of transmittal or a notice of withdrawal, as the case may be, unless the unregistered notes surrendered for exchange are tendered (i) by a holder of the unregistered notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an eligible institution. An "eligible institution" includes any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or any other eligible institution within the meaning of Rule 17Ad-15 of the U.S. Exchange Act. If unregistered notes are registered in the name of a person other than a signer of the letter of transmittal, the unregistered notes surrendered for exchange must be endorsed by the holder, or be accompanied by a written instrument or instruments of transfer, or exchange, in satisfactory form as determined by us in our sole discretion, signed by the registered holder with the signature thereon guaranteed by an eligible institution.

        If a letter of transmittal or any unregistered notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and, unless we waive the requirement, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

Questions of Validity; Company's Absolute Right of Rejection

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of unregistered notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular unregistered note not properly tendered or to not accept any particular unregistered note which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of this exchange offer as to any particular unregistered note either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender unregistered notes in this exchange offer). The interpretation of the terms and conditions of this exchange offer as to any particular unregistered note either before or after the expiration date (including the appropriate letter of transmittal and the instructions thereto) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of unregistered notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we nor the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of unregistered notes for exchange, nor shall any of us incur any liability for failure to give such notification.

        In addition, to the extent permitted by law, we reserve the right in our sole discretion to purchase or make offers for any unregistered notes that remain outstanding after the expiration date in the open market, in privately negotiated transactions or otherwise. The terms of these purchases or offers, if any, could differ from the terms of the exchange offer.

Your Representations

        By tendering, you as a holder will represent to us, among other things; that:

  •
  the exchange notes acquired by you in connection with the exchange offer are being obtained in the ordinary course of your business, whether or not you are the registered holder;

  •
  if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of the exchange notes;

  •
  at the time of the commencement of this exchange offer, you do not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the U.S. Securities Act) of the exchange notes; and

  •
  you are not an "affiliate," as defined under Rule 405 of the U.S. Securities Act, of the Issuer or Regentrealm.

        If you are an affiliate of ours, or are engaged in or intend to engage in or have any arrangement with any person to participate in the distribution of the exchange notes to be acquired pursuant to this exchange offer, you (i) cannot rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the U.S. Securities Act in connection with any resale transaction.

        If you are a broker/dealer who holds unregistered notes acquired for your own account as a result of market-making activities or other trading activities and you receive exchange notes in exchange for those unregistered notes pursuant to this exchange offer, you may be an "underwriter" within the meaning of the U.S. Securities Act and must acknowledge that you will deliver a prospectus meeting the requirements of the U.S. Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker/dealer will not be deemed to admit that it is an "underwriter" within the meaning of the U.S. Securities Act.

Book-Entry Transfer

        The exchange agent will make requests to establish accounts at the book-entry transfer facilities for purposes of the exchange offer within two business days after the date of this prospectus. If you are a financial institution that is a participant in the book-entry transfer systems, you may make book-entry delivery of your unregistered notes being tendered by causing the book-entry transfer facilities to transfer your unregistered notes into the exchange agent's account at the book-entry transfer facilities by following the appropriate procedures for transfer. However, although you may deliver your unregistered notes through book-entry transfer at the respective book-entry transfer facility, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, except as set forth in the following paragraph, be transmitted to and received by the exchange agent on or prior to the expiration date or you must comply with the guaranteed delivery procedures described below.

        Book-entry interests in the unregistered notes must be tendered in compliance with procedures established by Euroclear or Clearstream Luxembourg.

Guaranteed Delivery Procedures

        If you are the registered holder of unregistered notes and your unregistered notes are not immediately available or time will not permit your unregistered notes or other required documents to reach the exchange agent before the expiration date, or you cannot complete the procedure for book-entry transfer on a timely basis, you may tender your unregistered notes if:

  •
  the tender is made through an eligible institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, in the form provided by us; and

  •
  the letter of transmittal and certificates for all physically tendered unregistered notes, in proper form for transfer, or a book-entry confirmation and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery.

        The notice of guaranteed delivery shall state your name and address and the amount of unregistered notes tendered, that the tender is being made thereby and guaranteeing that within three NYSE trading days after signing the notice of guaranteed delivery, the letter of transmittal and certificates for all physically tendered unregistered notes, in proper form for transfer, or a book-entry confirmation and any other documents required by the applicable letter of transmittal will be deposited by the eligible institution with the exchange agent.

Withdrawal Rights

        You may withdraw your tender of your unregistered notes at any time prior to 5:00 p.m., London time, on the expiration date.

        For your withdrawal to be effective, a written notice of withdrawal or, for a participant in Euroclear or Clearstream Luxembourg, a notice of withdrawal that complies with their respective procedures, must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., London time, on June 10, 2004.

        Your notice of withdrawal must:

  •
  specify your name;

  •
  identify your unregistered notes to be withdrawn, including the certificate number or numbers and principal amount of your unregistered notes;

  •
  be signed by you in the same manner as the original signature on the letter of transmittal by which your unregistered notes were tendered or be accompanied by documents of transfer sufficient to have the trustee of your unregistered notes register the transfer of your unregistered notes into your name; and

  •
  specify the name in which any such unregistered notes are to be registered, if you do not want your unregistered notes registered in your name.

        We will determine all questions as to the validity, form and eligibility of your notice and our determination shall be final and binding on you. Any unregistered notes you withdraw will not be considered to have been validly tendered. We will return your unregistered notes which have been tendered but not exchanged without cost to you as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. You may re-tender your properly withdrawn unregistered notes by following one of the above procedures before the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of this exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any of your unregistered notes and may terminate or amend this exchange offer if at any time before the acceptance of your unregistered notes for exchange or the exchange of the exchange notes for such unregistered notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

        The foregoing conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to the conditions. We have the sole right to waive these conditions in whole or in part at any time and from time to time. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time and from time to time.

        In addition, we will not accept for exchange any of your unregistered notes tendered, and no exchange notes will be issued in exchange for any of your unregistered notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. We nevertheless are required to use our reasonable best efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        All executed letters of transmittal should be directed to the exchange agent. The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance or for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Mail:	By Hand:	By Overnight Mail or Courier:
The Bank of New York 30 Cannon Street London EC4M 6XH Fax: +44 20 7964 6369	The Bank of New York 30 Cannon Street London EC4M 6XH Attention: Julie McCarthy	The Bank of New York 30 Cannon Street London EC4M 6XH Confirm by Telephone: +44 20 7964 6513

        Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

        We will pay estimated cash expenses in the aggregate of £0.1 million incurred in connection with this exchange offer. These expenses include fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with this exchange offer, unless you request that we register exchange notes in the name of, or request that unregistered notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which case you will be responsible for the payment of any applicable transfer tax on the Notes.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes. The unregistered notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, this exchange offer will not result in any increase in our indebtedness. The gross proceeds from the sale of the unregistered new notes were approximately £75.0 million before deducting the estimated fees and expenses for that offering of approximately £2.2 million, including the Initial Purchaser's commissions. We used these proceeds to prepay a portion of Term Loan A under the senior credit facility and pay the transaction fees from that offering and will use the balance to finance the approximately €40 million acquisition of Triunfo Productos Alimentares S.A. from Nutrinveste SGPS, S.A. In the event we do not consummate the acquisition, we will be required to use the remaining proceeds to further prepay our senior credit facility.

CURRENCY AND EXCHANGE RATE DATA

        In this prospectus, unless otherwise specified or the context otherwise requires, all references to "pound(s) sterling," "sterling" or "£" are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland (the "United Kingdom" or "U.K."), all references to "euro" or "€" are to the single currency of the 12 Member States of the European Union ("E.U."), which have satisfied the convergence criteria set forth in the Maastricht Treaty and participate in the European Economic and Monetary Union, and all references to "U.S. dollar(s)," "dollar(s)" or "$" are to the lawful currency of the United States of America (the "United States" or "U.S.").

        The following table sets forth, for the periods indicated, certain information concerning the noon buying rate for pounds sterling expressed in dollars per £1.00.

Year Ended December 31,	Period End	Average Rate*	High	Low
1998	£1.66	£1.66	£1.72	£1.61
1999	1.62	1.61	1.68	1.55
2000	1.50	1.51	1.65	1.40
2001	1.45	1.44	1.50	1.37
2002	1.61	1.51	1.61	1.41
2003	1.78	1.65	1.78	1.55
2004 (through April 16, 2004)	1.80	1.83	1.90	1.78

*
The average of the noon buying rates on the last business day of each month during the applicable period.

        The following table sets forth, for the periods indicated, certain information concerning the euro to pound sterling exchange rate, as published in the Financial Times, expressed in euro per £1.00.

Year Ended December 31,	Period End	Average Rate*	High	Low
1999	€1.60	€1.52	€1.61	€1.40
2000	1.59	1.64	1.75	1.57
2001	1.60	1.58	1.63	1.56
2002	1.53	1.59	1.64	1.53
2003	1.42	1.44	1.54	1.38
2004 (through April 16, 2004)	1.50	1.49	1.52	1.42

*
The average of the euro to pound sterling exchange rates on the last business day of each month during the applicable period.

        The following table sets forth, for the periods indicated, certain information concerning the noon buying rate for euro expressed in dollars per €1.00.

Year Ended December 31,	Period End	Average Rate*	High	Low
1999	$1.01	$1.07	$1.18	$1.00
2000	0.94	0.92	1.03	0.83
2001	0.89	0.89	0.95	0.84
2002	1.05	0.95	1.05	0.86
2003	1.26	1.14	1.26	1.04
2004 (through April 16, 2004)	1.20	1.23	1.29	1.19

*
The average of the noon buying rates on the last business day of each month during the applicable period.

        The following table sets forth, for the periods indicated, the high and low exchange rates for dollars to pounds sterling, dollars to euro and euro to pounds sterling. The dollar to pound sterling and dollar to euro exchange rates are the high and low noon buying rates for each month during the applicable period. The euro to pound sterling exchange rate are the high and low exchange rates, as published in the Financial Times for each month during the applicable period.

Month and Year	$ per £1.00	$ per €1.00	€ per £1.00
July 2003
high	1.67	1.16	1.45
low	1.59	1.12	1.40
August 2003
high	1.62	1.14	1.45
low	1.57	1.09	1.42
September 2003
high	1.66	1.17	1.45
low	1.57	1.08	1.42
October 2003
high	1.70	1.18	1.46
low	1.66	1.16	1.41
November 2003
high	1.72	1.20	1.47
low	1.67	1.14	1.43
December 2003
high	1.78	1.26	1.44
low	1.72	1.20	1.42
January 2004
high	1.85	1.29	1.47
low	1.79	1.24	1.42
February 2004
high	1.90	1.28	1.50
low	1.82	1.26	1.46
March 2004
high	1.87	1.24	1.50
low	1.79	1.21	1.47
April 2004 (through April 16, 2004)
high	1.86	1.24	1.52
low	1.79	1.19	1.49

        We make no representation that any amount translated in this prospectus could have been or could be converted at any of the rates indicated above or at any other rates.

CAPITALIZATION

        The following tables set forth our cash and short term deposits, short-term debt and capitalization as of January 3, 2004 under U.K. GAAP:

  •
  on an actual basis; and

  •
  as adjusted for the offering of the unregistered new notes and the use of proceeds therefrom.

        You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited condensed consolidated financial statements and the audited consolidated financial statements included elsewhere in this prospectus.

	As of January 3, 2004
	Actual	As Adjusted
	(£ million)
Cash and short-term deposits	31.4	65.0

Short-term debt (net of unamortized issuance costs of £1.7 million actual, £1.6 million as adjusted)(1)(2)	40.3	10.5

Long-term debt (excluding current maturities)
Senior credit facility(2)	399.5	389.4
Old notes (3)	232.8	232.8
Unregistered new notes(3)	—	75.8
Finance lease obligations	1.0	1.0
Amount due to parent company	824.4	824.4

	1,457.7	1,523.4
Less: Unamortized issuance costs(4)	(8.5)	(10.3)

Total long-term debt	1,449.2	1,513.1
Shareholder's deficit	(641.2)	(641.7)

Total capitalization	808.0	871.4

(1)
Includes, among other debt, current maturities of £39.9 million actual and £10.0 million as adjusted due under the senior credit facility.

(2)
The senior credit facility at inception amounted to £625.0 million and included a £90.0 million revolving credit facility. This facility was reduced to £475.0 million during 2003 and includes a £225.0 million revolving credit facility, of which £34.0 million was available to be drawn down at April 16, 2004. £45.0 million of the term facility had been repaid by April 16, 2004.

(3)
The old notes and the registered new notes are, and the exchange notes will be, guaranteed by Regentrealm. The unregistered new notes are included at gross proceeds of £75.8 million based on the euro to pound sterling exchange rate at January 3, 2004 of €1.4192 to £1. This includes a premium of £7.9 million which will be amortized over the life of the debt.

(4)
Under U.K. GAAP, debt issuance costs are deducted from the related debt amounts for the purposes of balance sheet presentation and are amortized over the life of the debt.

        There has been no significant change to our capitalization since January 3, 2004 other than as noted above.

SELECTED HISTORICAL FINANCIAL INFORMATION

        The following tables set forth selected historical consolidated financial information for:

  •
  United Biscuits, our predecessor, as of and for the fiscal year ended January 1, 2000 and for the 15-week period ended April 14, 2000, the date United Biscuits was acquired by a subsidiary of UB Finance;

  •
  UB Finance as of December 30, 2000 and for the fiscal period from March 10, 2000 (inception) to December 30, 2000 and as of and for the fiscal years ended December 29, 2001, December 28, 2002 and January 3, 2004, and

  •
  Regentrealm as of January 1, 2000 and as of and for the fiscal years ended December 30, 2000, December 29, 2001, December 28, 2002 and January 3, 2004.

        The data as of and for the fiscal year ended January 1, 2000 and as of and for the 15-week period ended April 14, 2000 for United Biscuits have been extracted or derived from audited consolidated financial statements of United Biscuits that are not included in this propectus. The data as of December 30, 2000, for the period from March 10, 2000 (inception) to December 30, 2000 and as of December 29, 2001 for UB Finance, and as of January 1, 2000, as of and for the fiscal year ended December 30, 2000 and as of December 29, 2001 for Regentrealm have been extracted or derived from audited consolidated financial statements of UB Finance and Regentrealm, respectively, that are not included in this propectus. The data as of January 3, 2004 and December 28, 2002 and for the fiscal years ended January 3, 2004, December 28, 2002 and December 29, 2001 for UB Finance, and Regentrealm have been extracted or derived from the audited consolidated financial statements of UB Finance and Regentrealm, respectively, included elsewhere in this propectus. All of these consolidated financial statements have been audited by Ernst & Young LLP, independent auditors, or its predecessor firm, Ernst & Young.

        You should read the following selected financial information in conjunction with the information contained in "Operating and Financial Review and Prospects" and the consolidated financial statements of UB Finance and Regentrealm and the related notes thereto included elsewhere in this prospectus.

Selected Financial Data

			United Biscuits Finance plc
	United Biscuits (Holdings) Limited
			Period from March 10, 2000 (inception) to December 30, 2000
				52 weeks ended December 29, 2001 Restated(5)	52 weeks ended December 28, 2002 Restated(5)
	52 weeks ended January 1, 2000	15 weeks ended April 14, 2000				53 weeks ended January 3, 2004
	(£ million)
Amounts in accordance with U.K. GAAP:
Profit and Loss Account Data
Turnover (net sales)
Continuing operations	1,137.9	282.3	880.7	1,262.8	1,308.3	1,331.6
Discontinued operations	473.3	46.2	—	—	—	—

	1,611.2	328.5	880.7	1,262.8	1,308.3	1,331.6

Group operating profit before goodwill amortization and exceptional items:
Continuing operations	84.9	7.6	85.5	100.8	120.3	108.8
Discontinued operations	24.2	0.8	—	—	—	—

	109.1	8.4	85.5	100.8	120.3	108.8
Goodwill amortization	(2.4)	(0.8)	(21.9)	(36.4)	(40.7)	(36.5)
Operating exceptional items	(44.4)	(10.0)	(16.8)	(42.3)	(35.4)	(61.7)

Group operating profit/(loss)	62.3	(2.4)	46.8	22.1	44.2	10.6
Other exceptional income	—	—	—	—	—	3.5
Share of operating profit in joint ventures	2.0	1.4	2.2	1.2	0.6	0.6

Operating profit/(loss)	64.3	(1.0)	49.0	23.3	44.8	14.7
Non-operating exceptional items	(90.2)	(9.2)	(0.6)	(8.9)	11.1	(1.9)

(Loss)/profit before interest	(25.9)	(10.2)	48.4	14.4	55.9	12.8
Interest	(22.8)	(3.8)	(103.3)	(154.9)	(142.8)	(158.2)
Other finance income/(expense)	—	—	—	9.0	9.0	(6.0)

Loss before taxation	(48.7)	(14.0)	(54.9)	(131.5)	(77.9)	(151.4)
Taxation	(11.4)	(8.3)	(40.1)	29.9	27.9	10.2
Minority interests	0.3	—	—	—	—	—

Loss for the period	(59.8)	(22.3)	(95.0)	(101.6)	(50.0)	(141.2)

Other Financial Data:
Business profit(1)	129.9	21.3	118.3	153.8	174.5	166.2
Capital expenditure:
Continuing operations	77.6	11.9	43.2	48.3	59.2	60.5
Total operations	91.6	12.6	43.2	48.3	59.2	60.5
Balance Sheet Data (at end of period):
Cash and short-term deposits	204.9		80.7	36.8	21.2	31.4
Tangible fixed assets	510.8		462.4	442.5	438.9	433.5
Intangible fixed assets	51.4		711.0	675.8	635.1	598.6
Net current assets	163.4		69.3	66.8	63.0	61.6
Total assets	1,153.3		1,758.9	1,540.3	1,450.1	1,399.9
Total debt(2)	304.5		806.2	725.8	663.5	665.1
Net debt(3)	99.6		743.8	713.1	663.0	643.9
Ordinary share capital	137.4		2.0	2.0	2.0	2.0
Shareholder's funds/(deficit)	471.2		(106.4)	(263.9)	(472.1)	(641.2)
Amounts in accordance with U.S. GAAP:
Profit and Loss Account Data:
Net sales	1,305.3	328.5	880.7	1,262.8	1,151.7	1,160.7
Operating income/(loss)	25.1	(8.3)	38.6	40.2	92.4	63.8
Income/(loss) from continuing operations	77.5	(9.4)	(58.6)	(102.6)	(8.2)	(96.6)
Net income/(loss) for the period	84.4	(10.4)	(57.6)	(101.4)	(12.4)	(96.6)
Balance Sheet Data (at end of period):
Total assets	1,291.5		1,808.0	1,572.6	1,521.1	1,496.8
Net current assets	188.5		124.4	87.6	80.7	71.2
Shareholder's equity/(deficit)	629.9		(68.9)	(249.6)	(410.0)	(528.6)

Footnotes
appear on page 39.

Selected Financial Data

	Regentrealm Limited
	52 weeks ended December 30, 2000	52 weeks ended December 29, 2001 Restated(5)	52 weeks ended December 28, 2002 Restated(5)	53 weeks ended January 3, 2004
Amounts in accordance with U.K. GAAP Profit and Loss Account Data:
Turnover—continuing operations:	880.7	1,262.8	1,308.3	1,331.6

Group operating profit before goodwill amortization and exceptional items	85.5	100.8	120.3	108.8
Goodwill amortization	(21.9)	(36.4)	(40.7)	(36.5)
Operating exceptional items	(16.8)	(42.3)	(35.4)	(61.7)

Group operating profit	46.8	22.1	44.2	10.6
Other exceptional income	—	—	—	3.5
Share of operating profit in joint ventures	2.2	1.2	0.6	0.6

Operating profit	49.0	23.3	44.8	14.7
Non-operating exceptional items	(0.6)	(8.9)	11.1	(1.9)

Profit before interest	48.4	14.4	55.9	12.8
Interest	(97.8)	(149.3)	(141.8)	(157.2)
Other finance income/(expense)	—	9.0	9.0	(6.0)

Loss before taxation	(49.4)	(125.9)	(76.9)	(150.4)
Taxation	(40.1)	29.9	27.9	10.2

Loss for the period	(89.5)	(96.0)	(49.0)	(140.2)

Other Financial Data:
Capital expenditure—total operations	43.2	48.3	59.2	60.5
Balance Sheet Data (at end of period):(4)
Cash and short-term deposits	80.7	36.8	21.2	31.4
Tangible fixed assets	462.4	442.5	438.9	433.5
Intangible fixed assets	711.0	675.8	635.1	598.6
Net current assets	115.6	85.5	87.3	80.9
Total assets	1,795.5	1,560.6	1,470.4	1,421.2
Total debt(2)	477.8	517.8	447.8	439.6
Net debt(3)	410.7	495.7	439.0	411.1
Ordinary share capital	2.0	2.0	2.0	2.0
Shareholder's deficit	(101.1)	(252.8)	(460.0)	(628.1)
Amounts in accordance with U.S. GAAP:
Profit and Loss Account Data:
Net sales	880.7	1,262.8	1,151.7	1,160.7
Operating income	38.6	40.2	92.4	63.8
Loss from continuing operations	(53.1)	(97.0)	(7.2)	(95.6)
Loss for the period	(52.1)	(95.8)	(11.4)	(95.6)
Balance Sheet Data (at end of period):
Total assets	1,841.2	1,583.5	1,533.1	1,510.8
Net current assets	167.3	97.8	97.7	84.2
Shareholder's deficit	(63.4)	(238.5)	(397.9)	(515.5)

Footnotes appear on following page.

Non-GAAP Financial Data

        Business profit is the primary measure by which our management monitors our business performance. Business profit represents the profit or loss from continuing operations before interest, tax, depreciation, amortization, share of profit of joint ventures and exceptional items. While business profit should not be considered as a substitute for operating profit and cash flows from operations, we believe it provides useful information regarding our ability to meet future debt service requirements.

			United Biscuits Finance plc
	United Biscuits (Holdings) Limited
			Period from March 10, 2000 (inception) to December 30, 2000
				52 weeks ended December 29, 2001 Restated(5)	52 weeks ended December 28, 2002 Restated(5)
	52 weeks ended January 1, 2000	15 weeks ended April 14, 2000				53 weeks ended January 3, 2004
	(£ million)
Reconciliation of Business Profit to U.K. GAAP Data:
(Loss)/profit before interest	(25.9)	(10.2)	48.4	14.4	55.9	12.8
Share of profit of joint ventures	(2.0)	(1.4)	(2.2)	(1.2)	(0.6)	(0.6)
Discontinued operations	(24.2)	(0.8)	—	—	—	—
Depreciation	45.0	13.7	32.8	53.0	54.2	57.4
Goodwill amortization	2.4	0.8	21.9	36.4	40.7	36.5
Non-operating exceptionals	90.2	9.2	0.6	8.9	(11.1)	1.9
Other exceptional income	—	—	—	—	—	(3.5)
Operating exceptionals	44.4	10.0	16.8	42.3	35.4	61.7

Business profit(1)	129.9	21.3	118.3	153.8	174.5	166.2

(1)
Business profit is the primary measure by which our management monitors our business performance. Business profit represents the profit or loss from continuing operations before interest, tax, depreciation, amortization, share of profit of joint ventures and exceptional items. Due to our highly leveraged status, we believe that business profit also provides useful information to our investors and lenders regarding our ability to meet future debt service requirements, our cash-generating capability and our ability to comply with financial covenants. Business profit by segment and reconciliations of business profit to profit before interest for 2001, 2002 and 2003 are set out in Note 4 of Notes to the Financial Statements included elsewhere in this prospectus.

(2)
Total debt comprises long-term debt plus short-term debt but does not include any amount due to a parent company.

(3)
Net debt comprises total debt less cash and short-term deposits plus unamortized debt issuance costs. Under U.K. GAAP, debt issuance costs are deducted from the related debt amounts for the purposes of balance sheet presentation and are amortized over the life of the debt.

(4)
At January 1, 2000, Regentrealm's balance sheet comprised an amount due from United Biscuits Finance plc of £1 and share capital of £1.

(5)
The amounts for 2001 and 2002 for United Biscuits Finance plc and Regentrealm Limited have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements included elsewhere in this prospectus). Business profit, before the impact of FRS 17, for 2001 and 2002 was £166.6 million and £188.4 million, respectively.

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

        Some of the information contained in this discussion, including information with respect to our plans and strategies for our business and our expected sources of financing, contains forward-looking statements that involve risk and uncertainties. You should read "Cautionary Statement Regarding Forward-Looking Statements" for a discussion of the risks related to those statements. You should also read "Risk Factors" for a discussion of certain factors that may affect our business, financial condition and results of operations.

Overview

        Since the UB acquisition in April 2000, a new management team has joined us and has undertaken a comprehensive review of our operations. Historically, our operations were divided into three divisions: U.K. biscuits, international biscuits and U.K. snacks. The U.K. biscuits division manufactured and marketed biscuits and cakes for the U.K. and Irish markets. The international biscuits division manufactured and marketed biscuits and snacks in continental Europe and Asia and managed our export business. The U.K. snacks division manufactured and marketed savory snacks, packaged nuts and crisps in the United Kingdom. Following the review, our continuing operations were divided into seven segments, reflecting our internal operational management structure. The segments comprise UK Biscuits, Northern Europe Biscuits, Southern Europe Biscuits, UK Snacks, General Export, Other and Central.

Critical Accounting Policies and Estimates

        Our significant accounting policies are described in Note 2 of Notes to the Financial Statements appearing elsewhere in this prospectus and conform with U.K. GAAP. Our critical accounting policies are those which have a significant impact on the reporting of our financial condition, results of operations and cash flows, and that require significant management judgment and estimates. Critical accounting policies relate to asset impairments, pensions and trade and consumer promotion activities.

Asset Impairment

        In accordance with U.K. GAAP, the carrying values of goodwill and tangible fixed assets are reviewed when events or changes in circumstances indicate that the balance sheet carrying amount may not be recoverable. Indications of impairment are a matter of judgment and may arise, for example, as a result of changing patterns of customer behavior or general economic and industry conditions. Where there are indications of impairment, estimates are made of the future cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of goodwill and tangible fixed assets is greater than its value in use to us or its net selling price, the carrying value of assets is written down to their recoverable amount. Actual outcomes could vary significantly from such estimates of discounted future cash flows. Under U.S. GAAP, the carrying value of capitalized goodwill is subject to an annual impairment review and the carrying value of tangible fixed assets is reviewed where there are indications of impairment.

Pension Costs

        The determination of our obligation and expense for pension costs is based on recognized actuarial methods and is dependent on our selection of certain assumptions used by actuaries in calculating such amounts. These assumptions are set out in Note 20 of Notes to the Financial Statements appearing elsewhere in this prospectus and include the discount rate, the expected long-term rate of return on plan assets and rates of increase in compensation. In accordance with both U.K. GAAP and U.S. GAAP, actual results that differ from our assumptions are accumulated and amortized over future periods and, therefore, generally affect our recognized expense and recorded obligation in such future periods. We are guided in selecting our assumptions by our independent actuaries and, while we believe our assumptions are appropriate, significant differences in our actual experience or significant changes in our assumptions could materially affect our pension obligations and our future expense.

Promotion Activities

        The amount and timing of recognition of trade and consumer promotion expense involves management judgment related to the estimated utilization of the promotional activity. The accrued liability associated with these activities is based on our management's estimate of the amount necessary to meet claims made by customers in respect of discounts and rebates. Provision is made for any anticipated claim and released, to the extent unutilized, once the likelihood of such a claim being made has become remote.

Significant Factors Affecting Our Results of Operations

        Our consolidated results of operations have been affected by a number of factors, including acquisitions and dispositions, restructuring programs, our business strategies, currency fluctuations and industry trends.

Acquisitions and Dispositions

        We have historically pursued a strategy of both internal and external growth. Since the UB acquisition, our strategy has been to focus on key Western European markets and our core branded products. As a result of these strategies, we have made a number of acquisitions and dispositions which have affected our results of operations during the past three years. The following is a summary of the material acquisitions and dispositions undertaken since January 1, 2001:

  •
  As part of the UB acquisition we entered into an agreement to sell some of our biscuit and snack operations in Europe and Asia to Danone (the "Danone Transaction"). Danone paid a total purchase price of £282.9 million after adjustments. Danone acquired our TUC and Cheddars savory snack businesses in the United Kingdom, our biscuit businesses in Poland, Hungary, Denmark, Norway, Sweden and Finland, and our snack food businesses in Germany and Italy. Danone also acquired our snack food operations in Malaysia and Singapore. The disposition of assets to Danone was completed with the sale of our operations in Finland on May 4, 2001.

  •
  As part of the UB acquisition, we also acquired Nabisco's operations in Iberia in July 2000 and agreed to acquire Nabisco's biscuit and dry dessert mix operations in Saudi Arabia and Tunisia. The total transactional value was £156.8 million, including assumed debt and after adjustments. United Biscuits acquired operating control and economic ownership of Nabisco's assets in Tunisia and Saudi Arabia in July 2000. The acquisition of the Tunisian business was completed on April 20, 2001. Following further discussions between Nabisco and United Biscuits, Nabisco has confirmed, by an agreement effective from February 18, 2003, that it does not intend to withdraw from the Saudi Arabian joint venture arrangement. In accordance with the July 2000 agreement, Nabisco has paid $4.8 million (approximately £3.0 million) to United Biscuits as an adjustment to the purchase price. The adjusted total transactional value, following this agreement, is £153.7 million. We also agreed to sell our operations in China, Hong Kong and Taiwan to Nabisco, with a transactional value of £73.8 million, including assumed debt and after adjustments. We completed the sale of our assets in Hong Kong and Taiwan on September 29, 2000. The sale of our assets in China was completed on March 25, 2002.

        As a result of the UB acquisition and the acquisition of the Iberian and Tunisian businesses, goodwill amortization of £36.5 million, £40.7 million and £36.4 million was charged to operating profit in the period ended January 3, 2004, December 28, 2002 and December 29, 2001, respectively.

        On February 20, 2004, we reached an agreement to purchase Triunfo Productos Alimentares S.A. ("Triunfo") from Nutrinveste SGPS, S.A. for a price of approximately €40 million. The agreement is currently subject to the approval of the Portuguese competition authorities. Triunfo is the leading biscuit manufacturer in Portugal and holds some of the most prestigious brand names in the Portuguese biscuit sector, including Hookie, Clásicas, Waferland, Corintia and Chipmix. After completion, the acquisition will increase our existing turnover in the Portuguese biscuit market to approximately €55 million.

Restructuring Programs

        In 1996, we began a comprehensive program to review and restructure our biscuits operations in the United Kingdom in an effort to improve operating efficiency and achieve cost savings. The initial phase of the restructuring program involved the rationalization of our procurement and distribution facilities in the United Kingdom and the increased automation of our U.K. biscuit manufacturing facilities. As a result of this restructuring program, we reduced our biscuits workforce in the United Kingdom by approximately 14% between 1996 and 1999 (excluding reductions related to divestitures).

        In 2000, we began the second phase of the restructuring program, combining our procurement, distribution and research and development operations across all our operations in order to apply our U.K. cost-reduction expertise in continental Western Europe. Since joining us in late 2000, our new management has expanded the second phase of our restructuring program and introduced a more comprehensive cost-saving program based on implementing operating efficiencies, improving our procurement process, eliminating overhead costs and rationalizing manufacturing capacity.

        In 2001, we restructured our operations around our two key product categories, biscuits and snacks, and made a series of organizational changes to align our senior management teams with our overall category strategy. We managed each category as an integrated business supported by group-wide functions for procurement, human resources, finance, information systems and technology. We completed the restructuring of our Teesside and Consett snack factories in the United Kingdom by reducing the number of products manufactured at Teesside and integrating resources at the two sites. We also restructured the Zaandam biscuit factory in the Netherlands to specialize in fruit-filled products by outsourcing chocolate products and upgrading the facilities. We closed our offices in West Drayton and Staines and relocated to a single U.K. head office in Hayes, Middlesex. During 2001, cash expenditure on our restructuring programs was £40.1 million.

        During 2002, we closed our Ede biscuit factory in the Netherlands and subsequently sold the site. We also sold Aguilar, one of our three biscuit manufacturing facilities in Spain, transferred some of the production undertaken at that facility to our other Spanish biscuit facilities and entered into a manufacturing supply agreement. We also sold a small biscuit factory in Hatton, Scotland. By the end of 2002, we had implemented a substantial portion of the second phase of our restructuring program. During 2002, cash expenditure on our restructuring programs was £36.1 million.

        During 2003, we continued with the implementation of our cost-reduction initiatives. In February we announced a proposal to close our biscuit factory at Ashby-de-la-Zouch by the end of 2004. The closure will improve our factory utilization and enable us to effectively support growth in our priority brands. After a successful employee consultation process we began to shut down the factory. During the fourth quarter of 2003, we transferred production of approximately one-third of the products produced at the site and completed the first phase of the redundancy program. We expect to incur total restructuring and related capital expenditure of approximately £37 million in connection with this closure, as well as a non-cash charge of £10.8 million for fixed asset impairment. In December we closed our small dry mix facility in Tunisia, transferring production to our dry mix facility at Montornes in Spain. The closure will reduce organizational complexity. During 2003, cash expenditure on our restructuring programs was £32.3 million.

Business Strategy

        Our strategy revolves around delivering profitable branded growth funded by cost release. A key platform for this strategy is to ensure strong growth from our most important brands. During the first quarter of 2002, we completed our review of brand and market portfolio prioritization. We have prioritized our markets and identified brands that have a strong current consumer image, financial scale, high margins and growth potential. We continue to prioritize marketing support and innovation behind these priority brands to drive higher levels of profitable branded growth. The remaining branded and retailer-branded products will continue to be managed to maximize their profit contribution. During 2003, this strategy affected our results of operations, resulting in sales of the aforementioned prioritized brands growing by 4.5% compared to the results of operations for 2002, and sales of branded products increased by 2.5% compared to 2002 and sales overall increased by 1.8%.

Currency Fluctuation

        Although a majority of our sales are generated in the United Kingdom, our operations are geographically diverse, and in 2003 we had sales in approximately 100 countries and 22 manufacturing facilities located in six countries, which had reduced to 21 facilities in five countries by the end of 2003. As a result, our financial position and results of operations are subject to both currency transaction risk and currency translation risk.

Currency Transaction Risk

        Due to our geographically diversified customer base, we generate a portion of our revenues from sales in currencies other than those in which we regularly operate and incur expenses. We also have long-term borrowings and related interest payment obligations in currencies other than the pound sterling. We hedge against currency transaction risk by matching cash inflows in a particular currency with our costs and interest payments in the same currency. We enter into forward foreign currency contracts to hedge against our exposure to foreign currency exchange rate fluctuations in, among other things, the purchase of raw materials and in our export business. From time to time, we also purchase forward foreign currency contracts to hedge against expected net exposure to foreign currency exchange rate fluctuations with particular contractual commitments. As of January 3, 2004, we had total forward currency contracts equivalent to £78.8 million, with an aggregate unrealized net loss of £0.9 million on those instruments at that date.

Currency Translation Risk

        The financial condition and results of operations of our overseas subsidiaries are measured and recorded in the relevant domestic currency of the jurisdiction in which the subsidiaries are located and then translated into pounds sterling for inclusion in our consolidated financial statements. In 2001, the appreciation of the pound sterling against other major European currencies, including the euro, had a negative impact on our sales and operating profit as reported in pounds sterling, and the depreciation of the pound sterling against the euro in 2002 and 2003 had a positive impact on our sales and operating profit as reported in pounds sterling. Translation of our operating results had an estimated net adverse impact on our sales and operating profit of approximately £5.0 million and £0.3 million, respectively, in 2001, and had a positive impact of approximately £7.9 million and £0.6 million, respectively, in 2002, and approximately £35.0 million and £3.8 million, respectively, in 2003. We borrow in local currencies, as appropriate, to minimize the impact of currency translation risk from our overseas operations on our balance sheet.

Industry Factors

        Our financial condition and results of operation are also influenced by industry trends. In recent years, there has been increased consolidation among the major grocery retailers in the United Kingdom as well as in continental Western Europe. During the past three years, there were two significant mergers of large grocery retailers in the United Kingdom. Wal-Mart entered the U.K. market through its 1999 acquisition of ASDA, one of the U.K.'s largest grocery retailers. In continental Western Europe, two major grocery retailers, Carrefour and Promodes, merged in 1999 to create the largest retailer in both France and Spain. These consolidations have concentrated sales channels, increased the bargaining power of the major grocery retailers and intensified price competition among these retailers. As a result, grocery retailers and manufacturers frequently engage in pricing campaigns such as "Everyday Low Price" and "Buy One Get One Free" in order to promote their products and gain market share. These campaigns have generally lowered our margins by increasing our short-term promotion costs, but this effect is partially offset by the additional sales made as a result of these campaigns.

        In 2003, it became more difficult to recover the full effect of cost inflation from retailers in the United Kingdom. Price competition between retailers has also reduced retail prices for some retailer-branded products, limiting demand for our branded product offering. On some "key-value" branded items, retail prices have been reduced; however, this has reduced the incentive for retailers to support these products with in-store promotions.

        Consumer demand for food products has been strongly influenced by the trends toward out-of-home eating and away from the traditional three- meals-a-day eating pattern. Consumers now demand convenience foods, including biscuit and snack products that offer greater variety, healthier alternatives and more portable and practical packaging. These trends have added to the significance of convenience and impulse channels. Retailers in these distribution channels generally seek branded products with high turnover.

Seasonality and Accounting Periods

        Due to the nature of our business and the food industry in general, we manage our business and financial accounting on a weekly basis. Our fiscal year consists of 52 calendar weeks and is divided into 13 periods, with each consisting of four calendar weeks. Our first fiscal quarter consists of four four-week periods, totaling 16 weeks, and our remaining three fiscal quarters each consists of three four-week periods, totaling 12 weeks. Every five or six years, we lengthen the final period of our fiscal year to five weeks, so that our fourth quarter consists of 13 weeks and our fiscal year consists of 53 weeks. Our 2003 fiscal year consists of 53 weeks. Our next fiscal year, covering 2004, will consist of 52 weeks and will end on January 1, 2005.

        As a result of the seasonality of our sales and our fiscal accounting conventions, our results of operations for any given fiscal quarter will not necessarily indicate our results for the full year. For a description of the seasonality of our business, see "Information on the Company—Seasonality." The following table shows our sales per quarter and the average sales per four-week accounting period of our biscuit and snack categories in 2003 by fiscal quarter:

Continuing Operations

	53-week Period Ended January 3, 2004
Sales	First Quarter (Periods 1-4) (16 weeks)	Second Quarter (Periods 5-7) (12 weeks)	Third Quarter (Periods 8-10) (12 weeks)	Fourth Quarter (Periods 11-13) (13 weeks)
	(£ million)
Biscuits	274.2	226.6	242.4	260.5
Snacks	94.5	75.2	73.4	84.8

Total	368.7	301.8	315.8	345.3

Average per 4-week period	92.2	100.6	105.3	106.2

Adoption of FRS 17 in the Financial Statements for the 53 weeks ended January 3, 2004

        We have adopted Financial Reporting Standard 17—"Retirement Benefits" ("FRS 17") in our financial statements for the 53 weeks ended January 3, 2004 to account for our defined benefit pension schemes. Early adoption of FRS 17 is recommended and the accounting standard is a closer match than SSAP 24, to the approach of International Accounting Standards under IAS 19—"Employee Benefits" ("IAS 19"). Additionally, although the total pension expense under FRS 17 could be more volatile than under SSAP 24, FRS 17 has a more stable, regular service cost charged to business profit.

        The regular service cost for 2003 was £17.9 million and this amount has been charged to business profit. The other finance expense relating to pensions was £6.0 million. At January 3, 2004, the net pension deficit on our UK Schemes was £235.1 million and the net pension surplus on our Netherlands Scheme was £1.5 million.

Results of Operations

        The following table summarizes the results of our continuing operations for 2003, 2002 and 2001. Our continuing operations include our Tunisian operation from April 20, 2001, the date of acquisition, but exclude our Asian assets and the businesses disposed of in the Danone Transaction. The financial data presented below have been derived from and should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

	2003		2002		2001
Continuing Operations	(£ million)	(% total sales)	(£ million)	(% total sales)	(£ million)	(% total sales)
Sales	1,331.6	100.0	1,308.3	100.0	1,262.8	100.0
Cost of sales	(729.5)	(54.8)	(709.8)	(54.3)	(702.8)	(55.7)

Gross profit	602.1	45.2	598.5	45.7	560.0	44.3
Distribution, selling and marketing expenses	(393.2)	(29.5)	(385.8)	(29.5)	(365.8)	(29.0)
Administrative expenses	(98.6)	(7.4)	(98.5)	(7.5)	(94.4)	(7.5)
Other (expenses)/income	(1.5)	(0.1)	6.1	0.5	1.0	0.1

Group operating profit before goodwill amortization and operating exceptional items	108.8	8.2	120.3	9.2	100.8	7.9

Business profit(1)	166.2	12.5	174.5	13.3	153.8	12.2

(1)
Business profit is the primary measure by which our management monitors our business performance. Business profit represents the profit or loss from continuing operations before interest, tax, depreciation, amortization, share of profit of joint ventures and exceptional items. Due to our highly leveraged status, we believe that business profit also provides useful information to our investors and lenders regarding our ability to meet future debt service requirements, our cash-generating capability and our ability to comply with financial covenants. Business profit by segment and reconciliations of business profit to profit before interest for 2001, 2002 and 2003 are set out in Note 4 of Notes to the Financial Statements.

        In 2001, we divided our continuing operations into the following six segments, reflecting our operational management structure:

  •
  the UK Biscuits segment covers the manufacture and marketing of biscuits and cakes in the United Kingdom and the marketing of biscuits and cakes in the Republic of Ireland;

  •
  the Northern Europe segment covers the manufacture and marketing of biscuits in France, Belgium and the Netherlands;

  •
  the Southern Europe segment covers the manufacture and marketing of biscuits, dry dessert mixes, fruit juice, canned meat and tomato products in Iberia;

  •
  the UK Snacks segment covers the manufacture and marketing of savory snacks, packaged nuts and crisps in the United Kingdom;

  •
  the General Export segment covers exports of branded products to approximately 100 countries around the world through third-party distributors and includes our operations in Tunisia; and

  •
  the Other business segment covers the Benelux snacks business, which manufactures crisps and savory snacks in the Netherlands and markets them in Belgium, the Netherlands and Luxembourg.

        The segmental performance analysis included in this discussion is based on these units.

        Our category-based organizational structure has served our U.K. businesses effectively since 2001. As part of our ongoing review of operations, at the end of 2003 we created a single U.K. business unit by merging the UK Biscuits business unit and the UK Snacks business unit. This change to the U.K. business structure will help us meet our strategic objectives and current and future business needs. In particular, we believe that this will enable us to meet our growth objectives in the U.K. market by working more effectively with key customers and addressing consumer needs in the broader snacking market. We now manage through a region-based organizational structure and in anticipation of this change Joan Casaponsa, Managing Director—Southern Europe, and Benoit Testard, Managing Director—Northern Europe, were appointed to our Executive Management Board in September 2003.

        Our results for the 53 weeks ended January 3, 2004 are reported on the six-segments basis shown above, but the results for the first quarter of 2004 will report the UK Biscuits and the UK Snacks segments as one U.K. segment.

        The following table summarizes the results of our business segments for 2003, 2002 and 2001:

	2003		2002		2001
Sales	(£ million)	(% total sales)	(£ million)	(% total sales)	(£ million)	(% total sales)
UK Biscuits.	494.4	37.1	510.7	39.0	498.6	39.5
Northern Europe Biscuits	226.1	17.0	195.6	15.0	185.6	14.7
Southern Europe Biscuits	212.1	15.9	183.6	14.0	156.8	12.4
UK Snacks	301.5	22.7	309.6	23.7	309.0	24.4
General Export	71.1	5.3	79.7	6.1	82.9	6.6
Other	26.4	2.0	29.1	2.2	29.9	2.4

Total continuing operations	1,331.6	100.0	1,308.3	100.0	1,262.8	100.0

	2003		2002 Restated(1)		2001 Restated(1)
Business Profit:	(£ million)	(% segment sales)	(£ million)	(% segment sales)	(£ million)	(% segment sales)
UK Biscuits	75.6	15.3	93.5	18.3	95.6	19.2
Northern Europe Biscuits	22.2	9.8	12.0	6.1	(1.1)	(0.6)
Southern Europe Biscuits	31.3	14.8	23.6	12.9	16.9	10.8
UK Snacks	38.7	12.8	41.0	13.2	43.9	14.2
General Export	15.8	22.2	18.0	22.6	12.6	15.2
Other	(4.7)	(17.8)	(1.4)	(4.8)	(0.1)	(0.3)
Central	(12.7)	—	(12.2)	—	(14.0)	—

Total continuing operations	166.2	12.5	174.5	13.3	153.8	12.2

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements). Business profit, before the impact of FRS 17, for 2001 and 2002 was £166.6 million and £188.4 million, respectively.

Business Profit

        Business profit for the 53 weeks ended January 3, 2004, which includes currency translation gains of £3.7 million, decreased by £8.3 million, or 4.8%, from £174.5 million in 2002 to £166.2 million. The reduction in business profit in 2003 is principally due to lower business profit in our UK Biscuits business arising from lower sales and prime-cost inflation not fully recovered from customers, partially offset by savings achieved through our cost-reduction initiatives and a saving in senior management incentive scheme costs as performance targets set for 2003 were not achieved.

Sales by Geographic Destination

        Our sales from continuing operations by geographic destination for 2003, 2002 and 2001 were as follows:

	2003		2002		2001
Sales by Geographic Destination	(£ million)	(% total sales)	(£ million)	(% total sales)	(£ million)	(% total sales)
U.K. and Ireland	793.1	59.6	811.8	62.1	807.7	64.0
Continental Europe	485.2	36.4	434.9	33.2	392.5	31.1
Other	53.3	4.0	61.6	4.7	62.6	4.9

Total	1,331.6	100.0	1,308.3	100.0	1,262.8	100.0

Sales

        Our sales reflect sales to third parties after trade discounts and excluding sales-related taxes. We derive our sales from selling biscuits and snacks in the United Kingdom, Ireland, France, the Netherlands and Belgium and from our export business. Following the acquisition of our Iberian business from Nabisco in July 2000, we also derive revenues from selling biscuits, dry dessert mix, fruit juice, canned meat and tomato products in Iberia. Our principal geographic market is the United Kingdom and Ireland, which accounted for approximately 62% of the sales of our continuing operations between 2001 and 2003. Sales of our branded products represented approximately 87% of our 2003 sales, with the remainder representing retailer-branded products.

Cost of Sales

        Our cost of sales includes the costs of ingredients, packaging materials, direct labor and manufacturing overhead. The major ingredients we use are sugar, fats and oils, cocoa, flour, nuts, fruits, dairy products and potatoes. Our labor costs include salaries, hourly wages and other direct costs of employment. We have reduced labor costs over the last few years through productivity improvements and other restructuring efforts. Manufacturing overhead includes the cost of utilities, plant supervision and management costs, technical and engineering support costs, health and safety compliance costs, maintenance and insurance costs, quality control costs and depreciation expenses relating to manufacturing equipment.

Distribution, Selling and Marketing Expenses

        Our distribution expenses represent the cost of warehousing our products and transporting them to our distributors and retail customers. Our selling expenses represent operating costs associated with our sales force, including employee compensation and commissions. Our marketing expenses consist of advertising expenses, the cost of promotions and marketing overhead costs. Our promotional costs include, among other things, discounts we give to retailers in connection with product-specific promotions. Our distribution, selling and marketing expenses also include costs associated with new product development.

Administrative Expenses

        Our administrative expenses consist primarily of costs associated with our finance, human resource, procurement, information technology, research and development and general management functions. Research and development costs are incurred for the development of new products and the enhancement of existing products.

Fiscal 2003 (Year ended January 3, 2004) compared to Fiscal 2002 (Year ended December 28, 2002)

Continuing Operations

        The following discussion relates to our continuing operations.

Turnover

	2003	2002	%
	(£ million)
Turnover from continuing operations	1,331.6	1,308.3	1.8

        Turnover from continuing operations increased from £1,308.3 million in 2002 to £1,331.6 million in 2003, an increase of £23.3 million, or 1.8%, including currency translation gains of £40.6 million.

        Our strategy in relation to our brands is to drive growth in our priority brand sales by providing increased focus and marketing investment behind our priority brands and to manage non-strategic brands and retailer brands to maximize profitability. We have made progress in achieving this strategy with total priority brand sales growth of 4.5% across our business.

        Sales of branded products increased by 2.5% due primarily to sales growth in both Northern and Southern Europe. The growth in those businesses was offset by decreased sales in UK Biscuits, due to the U.K. biscuit market environment proving to be particularly challenging in 2003, and UK Snacks.

        Sales of our less profitable, non-branded products declined in 2003 by 2.5%. This is predominantly due to the cancellation of the contract to supply products to Danone. While the majority of these contract sales have now ceased, we continue to supply a small number of products. Additional details on our turnover are provided within the analysis of our segmental performance.

Cost of Sales

	2003	2002	%
	(£ million)
Cost of sales from continuing operations	729.5	709.8	2.8

        Cost of sales from continuing operations increased from £709.8 million in 2002 to £729.5 million in 2003, an increase of £19.7 million, or 2.8%. This compares to a sales increase of £23.3 million, or 1.8%, for the year. As a consequence, there has been a reduction in gross profit margin predominantly due to higher levels of prime-cost inflation in UK Biscuits than has been seen historically. The inflation increase has been mitigated by cost savings achieved through the implementation of manufacturing-efficiency projects. We have also continued to achieve savings through our "eSourcing initiative," which allows suppliers to tender for contracts on-line. We continue to implement changes in ways of working across our U.K. and Northern European supply chain. This requires significant organizational changes which, together with our other manufacturing-efficiency programs, are expected to continue to deliver benefits throughout 2004.

Gross Profit

	2003	2002	%
	(£ million)
Gross profit from continuing operations	602.1	598.5	0.6

        Gross profit increased from £598.5 million in 2002 to £602.1 million in 2003, an increase of £3.6 million, or 0.6%. This equates to a gross profit margin of 45.2% in 2003 compared to 45.7% in 2002. This reduction in gross profit margin is the result of prime-cost inflation, principally in UK Biscuits, partially offset by price increases on branded products, and by the savings achieved through our manufacturing-efficiency programs.

Distribution, Selling and Marketing Expenses

	2003	2002	%
	(£ million)
Distribution, selling & marketing costs from continuing operations	393.2	385.8	1.9

        Distribution, selling and marketing expenses increased from £385.8 million in 2002 to £393.2 million in 2003, an increase of £7.4 million, or 1.9%. The increase compared to 2002 is the result of a 2.3% increase in marketing expenditure. We increased expenditure on new product launches, advertising and marketing to support our priority brands. The other categories of distribution, selling and marketing overheads increased by 1.3%. This is due predominately to an increase in selling and marketing overheads in connection with our key U.K. distribution channels, including food service and van delivery. These increases are offset by savings from cost-reduction initiatives. This is in line with our strategy of implementing cost-reduction initiatives to release funds to invest in priority-brand growth.

Administrative Expenses

	2003	2002	%
	(£ million)
Administrative expenses from continuing operations after the FRS 17 pensions adjustment(1)	98.6	98.5	0.1

(1)
Excluding operating exceptional items of £61.7 million (2002: £35.4 million), which are discussed elsewhere in this prospectus.

        Our administrative expenses increased from £98.5 million for 2002 to £98.6 million in 2003, an increase of £0.1 million, or 0.1%. The increase in administrative expenses is the result of overhead cost inflation offset by savings from cost-reduction initiatives, such as streamlining management and organizational alignment projects, and no payments being made under the 2003 Senior Management Incentive Scheme as performance targets were not met.

        The majority of administrative costs are directly related to the operations of our business units and consequently charged to, and reflected in, the segmental operating results. The balance of administrative costs that are not included within the segmental results are considered to be central costs and represent corporate governance costs, including executive costs, and the costs of our legal, company secretarial, pension administration, tax and treasury functions. These costs increased from £12.2 million in 2002, to £12.7 million in 2003.

Other Operating Expense/Income

        Our other operating expense/income consists principally of royalties received in connection with long-standing licensing arrangements for some brands in Japan and the United States, the results of undertaking hedging in connection with foreign currency transactions and any other amounts that arise from time to time that it is appropriate to include as other expense/income. Other operating expense/income for 2003 amounted to £1.5 million expense compared to income of £6.1 million for 2002. The expense in 2003 was primarily the result of hedging our foreign currency transactions which, due to fluctuations in the exchange rates during that period, particularly in connection with our U.S. dollar transactions, resulted in losses. Some of the losses were offset by gains arising in North America in our Export business. In 2002, our other income included gains from foreign currency transaction hedges together with royalty income.

Goodwill Amortization

        Goodwill amortization was £36.5 million for 2003 compared to £40.7 million for 2002. The charge reflects the amortization of the goodwill arising on the UB acquisition completed in April 2000 and the acquisitions of UB Iberia and UB Tunisia completed in July 2000 and April 2001, respectively. The reduction in the charge for 2003 compared to 2002 reflects the additional goodwill amortization charge of £4.2 million made in 2002 to reflect the impairment of goodwill attributed to the Benelux Snacks business.

Interest

        Interest was £158.2 million in 2003 compared to £142.8 million in 2002, and arose mainly on the debt incurred in connection with the UB acquisition. After adjusting for the non-cash interest payable to related companies amounting to £89.2 million in 2003 and to £78.1 million in 2002, the interest charge increased from £64.7 million in 2002 to £69.0 million in 2003. This increase was due to accelerated amortization on deferred finance costs partially offset by lower interest payable on our senior credit facility following our refinancing in April 2003.

Taxation

        We had a tax credit of £10.2 million for 2003 compared to a tax credit of £15.6 million for 2002. The movement in the year-on-year tax credit of £5.4 million is due to a decrease of £3.9 million in the deferred tax credit arising under FRS 19 an increase in the current-year current tax charge of £1.1 million and a reduction in the prior-year current tax credit of £0.4 million.

Segmental Performance

UK Biscuits

        Sales decreased from £510.7 million in 2002 to £494.4 million in 2003, a decrease of £16.3 million, or 3.2%. Sales decreased by 1.4% after excluding the effect of the decline in contracted sales made to Danone.

        Sales of McV Core increased by 0.9% due to the successful launch of McV a:m and the success of the McV Big Packs,both launched in the first quarter of 2003. Sales in 2003 were impacted by the prolonged period of exceptionally warm weather in the third quarter compared to the third quarter of 2002, which adversely affected sales of chocolate biscuits, and the impact of the substantial relaunch of the McVities's (McV)range in the second quarter of 2002. Sales of McVitie's Jaffa Cakes increased by 6.0% supported by a successful promotional campaign and the launch of Jaffa Mini Bags at the end of the third quarter of 2003. Sales of go ahead! and Penguin decreased in 2003 compared with 2002. Sales of go ahead! were impacted by new entrants in the healthy snacking segment. Sales of Penguin and other branded biscuits were impacted by increased competition from new entrants in the chocolate biscuit bars segment and the adverse effect of the exceptionally hot weather in the third quarter of 2003. McVities's cake sales have continued to perform well, with sales increasing by 19.4%. This growth was supported by the launch of Jaffa Mini Roll Bites at the end of the third quarter in 2003, Hob Nob Flapjacks in the third quarter of 2003 and the continued success of new products launched in 2002.

        In total, branded sales were down 2.4% during a challenging period of trade and competitor activity and unusually hot weather. Retailer-branded sales increased by 2.6% excluding contracted sales to Danone, which decreased by 61.9%. The Danone contract was entered into at the time of the UB acquisition. While the majority of our contract sales ceased in 2002, we continue to supply a small number of products.

        Business profit fell from £93.5 million in 2002 to £75.6 million in 2003, a decrease of £17.9 million, or 19.1%. This reduction is the result of a number of factors including volume decline on some branded biscuits due to the increased retail price differential between branded and retailer-branded equivalent products, reduced promotional effectiveness due to intense activity from new entrants to the market, the adverse impact of hot weather on sales and production efficiency, the substantial reduction of sales under the Danone contract and significantly higher levels of prime-cost inflation. The implementation of branded biscuit price increases and savings resulting from our cost-reduction initiatives partially mitigated the impact of prime-cost inflation. Overall this reduced our gross margin from 57.5% in 2002 to 55.4% in 2003.

        Our 2003 performance demonstrates that our actions in managing costs and channelling marketing expenditure behind our priority brands helped us to minimize the effect of the challenging and competitive market, thereby enabling us to pursue our long-term, brand-building strategy.

        In February 2003, following a detailed review of our U.K. biscuit manufacturing facilities, we announced our proposal to close our Ashby-de-la-Zouch biscuit factory by the end of 2004. Following the conclusion of an employee consultation process, we began transferring production to our other biscuit facilities in the United Kingdom. During the fourth quarter of 2003, we transferred the production of approximately one-third of the products produced at this site and completed the first phase of our redundancy program.

        We also agreed the disposal of our High Wycombe site, where our research and development facility is located. The sale was completed in January 2004 and we received net proceeds of £3.9 million. We have agreed to lease back one-quarter of the site, retaining sufficient accommodation to continue our research and development activities.

Northern Europe Biscuits

        Sales increased from £195.6 million in 2002 to £226.1 million in 2003, an increase of £30.5 million, or 15.6%. In local currency, sales increased by 5.2%, from €310.5 million in 2002 to €326.7 million in 2003. This was the result of our strategy of focusing on priority brands while simultaneously reducing investment in non-strategic brands.

        Priority-branded biscuit sales rose by 5.3% and branded biscuit sales rose by 1.5% predominantly due to BN and Sultana sales. BN sales increased by 10% across Northern Europe, compared to 2002, as a result of the continued success of BN Mini Max and BN Petit Dejeuner. Sultana sales showed strong growth during the year due to the continued success of Sultana Start and Sultana Fruit and Cereals and the successful launch of Sultana Fruit XS in a snacking format. Sales of Verkade grew 5.0% as the result of the successful launch of Verkade Delichoc and Verkade Biskz and Chokz at the end of the first quarter of 2003. Sales of Delacre products fell in France by 3.7% due to the planned de-listing of low-priority-branded items and high seasonal temperatures during the second and third quarters of 2003 mitigated, in part, by the launch of Delacre Croustillant.

        A key element of our business strategy has been to substantially improve the profitability of Northern Europe. Following the review of our supply chain processes across Northern Europe, significant changes are being implemented, which are delivering improvements in manufacturing efficiency. Planning for the harmonization and upgrade of our Enterprise Resource Planning operating system is underway. By focusing on higher-margin products and achieving manufacturing cost savings, the margin improved from 65.8% in 2002 to 67.8% in 2003. As a result of improved margins and strict cost control and currency translation gains, business profit increased from £12.0 million in 2002 to £22.2 million in 2003, an increase of £10.2 million, or 85.0%.

Southern Europe Biscuits

        Sales increased from £183.6 million in 2002 to £212.1 million in 2003, an increase of £28.5 million, or 15.5%. In local currency, sales increased by 5.0% from €290.7 million in 2002 to €305.4 million in 2003. Sales increased across the priority-brand portfolio with priority-branded biscuit sales increasing 13.1% and total branded biscuit sales increasing by 4.5%. This was due to successful brand advertising and promotional campaigns for Filipinos, Chiquilin, Fontaneda Core and Oreo. We also benefited from the marketing investment supporting new products such as Fontaneda Diver, Minifilipinos and Chiquilin Energy, all of which were launched in 2002.

        Business profit increased from £23.6 million in 2002 to £31.3 million in 2003. The improvement in business profit was the result of sales growth, improvement in sales mix, implementation of price increases, cost-saving initiatives and currency translation gains, all of which mitigated high levels of raw materials cost inflation.

UK Snacks

        Sales decreased from £309.6 million in 2002 to £301.5 million in 2003. The U.K. savory snacks market remained highly competitive with Walkers (PepsiCo) leading the market, and exerted strong competition for promotional opportunities in multiples. Branded sales decreased by 2.4%. Nevertheless, sales of McCoys increased 17.9% supported by the limited-edition launch of McCoys Steak and Ale flavor variant in September of 2003, and Mini Cheddars sales increased by 7.5% supported by the launch of Mini Cheddars Peperami in July 2003. Marketing investment reduced in 2003 due to the substantial investment in 2002 behind Hula Hoops Shoks, Skips Buzz Boltz and Skips Tickle Pickle and the competition in 2003 for promotional activity. In 2003, we continued to invest in our priority brands to drive growth while at the same time pursuing a longer-term brand-building strategy in a highly competitive market.

        Business profit decreased from £41.0 million in 2002 to £38.7 million in 2003, a reduction of £2.3 million, or 5.6%. This reduction was due to a decrease in sales volume and an increase in sales overhead expenditure in connection with our key U.K. distribution channels including food service and van delivery with the intention of increasing long-term growth in these areas. This was offset by savings achieved in connection with cost-reduction initiatives. As a result our gross margin increased from 59.8% to 60.4%. We are promoting the sale of products displaying strong growth potential and profitability and minimizing the impact of lost sales due to intense competition within the market.

        On April 17, 2003, we signed a put and call option agreement to acquire a company that runs the business of the supply and distribution of crisps and snack products via a van sales force. The option agreement provides security in relation to this route to market.

General Export

        Our strategy for the export segment is to manage the existing portfolio of revenues to improve overall profitability by prioritizing investment and reducing activity in non-profitable areas. Sales decreased from £79.7 million in 2002 to £71.1 million in 2003. This decrease in sales was due to a reduction in biscuit sales to the United States, affected by the weaker U.S. dollar, a biscuit import embargo in Nigeria and our exit from marginally profitable contracts in Germany.

        Business profit decreased by £2.2 million from £18.0 million to £15.8 million due to the reduction in sales and a lower off-setting gain from foreign exchange hedging contracts than we achieved in 2002. This has been offset by savings achieved from cost-reduction initiatives which continue to drive improvement in the profitability of this business segment.

        We have conducted a number of business reviews of the way in which we manage and conduct our business. As a result we have reorganized the way we service our customers in North America in order to increase our future sales potential and improve the profitability of the Delacre sales that we make in this region. We have outsourced marketing activity, currently undertaken in-house, to a third-party distributor with whom we already have a relationship. We also decided to cease production at our dry mix facility in Tunisia which services customers in the Middle East. The facility was closed at the end of 2003 and predicted future volumes for this business will be fully serviced from our dry mix facility at Montornes in Spain. These activities are in line with our business strategy, to reduce complexity in our organizational structure, and has enabled us to focus our resources more efficiently.

Other

        Benelux Snacks turnover decreased from £29.1 million in 2002 to £26.4 million in 2003. This has resulted in an increase in business loss from £1.4 million in 2002 to £4.7 million in 2003. The snacks market remained highly competitive in the Netherlands and Belgium. Branded sales continue to display a decline despite a relaunch of the main Benelux snacks brand, Croky, which took place at the end of the first quarter of 2003. The effect of the decline in branded sales was partially offset by an increase in retailer-branded sales. This change in the Benelux sales portfolio resulted in a much lower margin and consequently an increase in the business loss.

Fiscal 2002 (Year ended December 28, 2002) compared to Fiscal 2001 (Year ended December 29, 2001)

Continuing Operations

        The following discussion relates to our continuing operations, which excludes the joint venture operation discontinued in March 2001, and includes the North African business ("UB Tunisia") acquired from Nabisco from April 20, 2001. No adjustment has been made for the year to date results of UB Tunisia, which are included in the first quarter of 2002 but not in the first-quarter results for 2001, as there is no significant effect, for comparability purposes, on our underlying business performance.

Turnover

	2002	2001	%
	(£ million)
Turnover from continuing operations	1,308.3	1,262.8	3.6

        Turnover from continuing operations increased from £1,262.8 million in 2001 to £1,308.3 million in 2002, an increase of £45.5 million, or 3.6%, after taking account of currency translation gains of £7.9 million. Our strategy in relation to our brands is to drive growth in priority brands by providing increased focus and investment and to manage non-strategic and retailer brands to maximize profitability. We have made significant progress in achieving this strategy with total branded sales growth of 3.9% across our business and more specifically, branded sales growth of 4.0% in UK Biscuits, 7.2% in Northern Europe, 16.2% in Southern Europe and 1.1% in UK Snacks. Sales of our less profitable, non-branded products also declined in 2002 by 2.4%. This is predominantly due to the cancellation of the contract to supply products to Danone. The majority of these contract sales have now ceased; however, there are some products which we continued to supply in 2003.

Cost of Sales

	2002	2001	%
	(£ million)
Cost of sales from continuing operations	709.8	702.8	1.0

        Cost of sales from continuing operations increased from £702.8 million in 2001 to £709.8 million in 2002, an increase of £7.0 million, or 1.0%. This compares with a sales increase of £45.5 million, or 3.6%, for the year. Consequently, there was an improvement in gross profit margin predominantly driven by the our cost-reduction strategy. This strategy includes the implementation of manufacturing-efficiency projects and the securing of procurement savings through our "eSourcing initiative," which allows suppliers to tender for contracts on-line. We also continued to implement changes in ways of working across our U.K. and Northern European supply chain. The improvement in margin is also partly attributable to our overall sales mix, which has benefited from more higher-margin branded product sales and less lower-margin retailer brand and non-strategic products.

Gross Profit

	2002	2001	%
	(£ million)
Gross profit from continuing operations	598.5	560.0	6.9

        Gross profit increased from £560.0 million in 2001 to £598.5 million in 2002, an increase of £38.5 million, or 6.9%. This equates to a gross profit margin of 45.7% in 2002 compared to 44.3% in

2001. The improvement in margin was attributable to an improved product mix and product cost-reduction initiatives, as described under "—Cost of Sales," and recovery of cost inflation through price increases.

Distribution, Selling and Marketing Expenses

	2002	2001	%
	(£ million)
Distribution, selling & marketing costs from continuing operations	385.8	365.8	5.5

        Distribution, selling and marketing expenses increased from £365.8 million in 2001 to £385.8 million in 2002, an increase of £20.0 million, or 5.5%. The year-on-year increase is the result of an increase in marketing expenditure, which had risen by 15.9% between 2001 and 2002. We increased expenditure on new product launches and re-launches and incurred additional advertising and marketing expenditure to support our priority brands. The other categories of distribution, selling and marketing expenditure reduced by 8.6% between 2001 and 2002. This was consistent with our strategy of implementing cost-reduction initiatives to provide funds to reinvest in priority-brand growth.

Administrative Expenses

	2002	2001	%
	(£ million)
Administrative expenses from continuing operations after the FRS 17 pensions adjustment(1)	98.5	94.4	4.3

(1)
Excluding operating exceptional items of £35.4 million (2001: £42.3 million), which are discussed elsewhere in this prospectus.

        Our administrative expenses increased from £94.4 million for 2001 to £98.5 million in 2002, an increase of £4.1 million, or 4.3%. This increase in administrative expense was the result of inflationary increases and, in particular, a substantial increase in insurance premiums driven by the external market. This was offset by cost-reduction initiatives across our business, in particular the removal of layers of management through organizational alignment.

        The majority of administrative costs are directly related to the operations of our business units and consequently charged to, and reflected in, the segmental operating results. The balance of administrative costs that are not included within the segmental results are considered central costs and represent corporate governance costs, including executive costs, and costs of our legal, company secretarial, pension administration, tax and treasury functions. Central administrative costs decreased from £14.0 million in 2001, to £12.2 million in 2002. The reduction is mainly cost savings we achieved when our two headquarter offices in the south-east of the United Kingdom were combined and we moved into new headquarters in Hayes, Middlesex.

Other Operating Expense/Income

        Our other operating expense/income consists principally of royalties received in connection with long-standing licensing arrangements for some brands in Japan and the United States, the results of undertaking hedging in connection with foreign currency transactions and any other amounts that arise from time to time that it is appropriate to include as other expense/income. Other operating income for 2002 amounted to £6.1 million compared to £1.0 million for 2001. The higher income in 2002 was primarily the result of hedging our foreign currency transactions which, due to fluctuations in the exchange rates during that period, particularly in connection with our U.S. dollar transactions, resulted in gains. Some of the gains offset losses arising in our General Export business.

Business Profit

        Business profit increased from £153.8 million in 2001 to £174.5 million in 2002, an increase of £20.7 million, or 13.5%. The improvement in business profit was the result of sales growth, improved margins due to the shift of sales to higher-margin products, manufacturing-efficiency initiatives and cost-reduction programs.

Goodwill Amortization

        Goodwill amortization was £40.7 million for 2002 compared to £36.4 million for 2001. The charge for 2002 and 2001 consists of the amortization of the goodwill arising on the UB acquisition completed in April 2000 and the acquisitions of UB Iberia and UB Tunisia completed in July 2000 and April 2001, respectively. In 2002, there was an additional goodwill amortization charge of £4.2 million to reflect the impairment of the goodwill attributed to the Benelux Snacks business in April 2000.

Interest

        Interest for 2002 was £142.8 million arising mainly on the debt incurred in connection with the UB acquisition. Interest for 2001 amounted to £154.9 million. The decrease reflects the full-year effect of the reduced interest cost of the notes issued in April 2001, compared to the original bridging finance that they replaced, and the effect of repayments made under the senior facilities agreement.

Taxation

        We had a tax credit of £15.6 million for 2002 compared to a tax credit of £29.9 million for 2001. The movement in the year-on-year tax credit of £14.3 million was due to a reduction of £11.6 million in the deferred tax credit arising under FRS 19 an increase in the current-year current tax charge of £0.2 million, a reduction in the prior-year current tax credit of £2.6 million and a decrease in the joint venture tax charge of £0.1 million.

Segmental Performance

UK Biscuits

        Sales increased from £498.6 million in 2001 to £510.7 million in 2002, an increase of £12.1 million, or 2.4%. This improvement in performance reflected our strategy of increasing sales of priority brands. Branded sales grew 4.0%, primarily due to sales of McVitie's core brands, which increased by 12.4%. The launch of McV Munchbites in the first quarter, the relaunch of the McVitie's range in the second quarter, and the launch of McV Cookies in the third quarter of the year contributed to our sales growth. In addition, McVitie's cake sales increased by 12% in 2002, due to the success of new ranges and new product development launches, particularly during the second quarter. Sales of non-branded products declined by 3% due to an 18% decrease in contract manufacturer sales to Danone. Our contract with Danone was substantially terminated by the end of 2002, although some products continued to be supplied in 2003. Price increases were successfully implemented across the range of brands in the first quarter of 2002.

        During the third quarter of 2001, we announced our intention to close our manufacturing facility in Hatton, Scotland and in the third quarter of 2002, the facility was sold.

        Business profit fell from £95.6 million in 2001 to £93.5 million in 2002, a decrease of £2.1 million, or 2.2%. This decrease was due to increases in marketing expenditure, partially offset by increased turnover, gross profit improvement and overhead savings.

        The average gross margin of UK Biscuits sales rose from 57.9% in 2001 to 58.5% in 2002. The improvement in margin was achieved through our continuing strategy of obtaining manufacturing and purchasing cost savings and the impact of an improving mix of brands as we achieved growth in our branded portfolio. Marketing and promotional expenditure increased by 21% compared to 2001 due to an increase in promotional activity and an increase in support for the aforementioned new product launches and the relaunch of the McV brand.

Northern Europe Biscuits

        Sales increased from £185.6 million in 2001 to £195.6 million in 2002, an increase of £10.0 million, or 5.4%. In local currency, sales increased by 3.8% from €299.2 million in 2001 to €310.5 million in 2002. This was the result of our strategy of focusing on priority brands while simultaneously reducing investment in non-strategic brands. Across Northern Europe, branded sales rose by 6.0% compared to 2001, driven predominantly by BN and Sultana sales. BN sales increased by 10% across Northern Europe compared to 2001, due to the successful launches of BN Max, BN Mini Max and BN Petit Dejeuner. Sultana sales rose by 25% compared to 2001, driven by the launch of Sultana Start and Sultana Fruit and Cereals. Our strategy of focusing on higher-margin products and ongoing manufacturing cost savings resulted in an increase in margin from 62.5% in 2001 to 65.8% in 2002. Overhead cost-saving initiatives allowed us to increase our marketing expenditure by 12% compared to 2001.

        As a result of improved margins and strict cost control, business profit was £12.0 million in 2002. This compares with a business loss of £1.1 million in 2001.

        Substantial improvement in profitability of the Northern Europe business is a key component of our business strategy. In 2001, we undertook a review of overheads across Northern Europe. As a result of the review, 110 people left the business. In addition, we reviewed our supply chain processes across Northern Europe and as a result, significant organizational changes were implemented which will drive improvements in manufacturing efficiency. As part of this process we concluded a Cessation Activités Travailleurs Salaries ("CATS") Agreement with our French employees during 2002. CATS is a French Government-sponsored scheme whereby employees over 55 years of age are offered early retirement and the cost of the scheme is shared between the French Government and the employer. The agreement is valid for five years and will conclude in 2006. The closure of our Ede biscuit factory in the Netherlands was completed in January 2002.

Southern Europe Biscuits

        Sales increased from £156.8 million in 2001 to £183.6 million in 2002, an increase of £26.8 million, or 17.1%. In local currency, sales increased by 14.9% from €253.1 million in 2001 to €290.7 million in 2002. The underlying increase in turnover was driven by branded sales, which increased by 14% compared to 2001. Sales increased across the portfolio of brands with Filipinos, Chiquilin and Fontaneda benefiting from successful advertising campaigns and the launch of Chiquilin Energy and Fontaneda Diver and as a result, marketing expenditure increased by 18.1% compared to 2001.

        Business profit increased from £16.9 million in 2001 to £23.6 million in 2002. The significant increase in sales volume, a small increase in gross margin and the strict control of overheads during the year offset the increase in marketing spend.

        In December 2002, we sold the Aguilar biscuit facility in Spain to Groupo Siro, and transferred some of the production undertaken at that facility to our other Spanish biscuit facilities. As part of the disposal agreement a manufacturing supply agreement was entered into with Groupo Siro whereby we agreed to purchase finished product over a three-year period.

UK Snacks

        Sales increased from £309.0 million in 2001 to £309.6 million in 2002. During the first quarter of 2002, sales across the range decreased by 6.4% compared to the first quarter of 2001. This was driven by an especially high level of promotional activity undertaken by our competitors. In the remaining three quarters of 2002, we recovered the sales lost in the first quarter and as a result our full-year sales of priority brands and branded products increased by 5.5% and 1.1%, respectively. Our program of new product development, media expenditure and promotional activities continued to be delivered. Among our branded portfolio, Mini Cheddars introduced new flavor variants, driving sales up 15.4% while McCoys delivered an 11.4% sales increase compared to 2001. This was achieved by the introduction of a new sharing format with dip and a significant increase in marketing expenditure. The Hula Hoop range was extended with the launch of Hula Hoop Shoks and additional flavor variants on existing product lines. The performance of the Skips range was aided by the launch of Skips Buzz Boltz and Skips Tickle Pickle. The increase in our priority- brand sales was offset by a decrease in the sales of lower-margin retailer and non-strategic brands. The U.K. savory snacks market remained highly competitive with Walkers (PepsiCo) leading the market and, as part of our strategy, we invested heavily in the priority brands to drive growth and at the same time pursued a long-term brand-building strategy. The U.K. packaged nuts market is also extremely competitive; however, we remain the clear market leader.

        Business profit decreased from £43.9 million in 2001 to £41.0 million in 2002, driven by the increased marketing expenditure. Total marketing and promotional expenditure increased by 15% compared to 2001, with the aforementioned new product-development launches accounting for a significant portion of the increase. This was partially offset by savings in overheads resulting from cost-reduction initiatives.

General Export

        Our strategy for the export segment is to manage the existing portfolio of revenues to improve the overall profitability of the export business by prioritizing investment and reducing activity in non-profitable areas. Sales decreased from £82.9 million in 2001 to £79.7 million in 2002 due to the impact of foreign exchange transaction losses and the implementation of our strategy to exit from non-profitable business. The foreign exchange transaction losses were mitigated by hedging gains included in other operating expense/income.

        Business profit increased from £12.6 million to £18.0 million. This is attributable to an increase in gross margin from 49.4% in 2001 to 50.4% in 2002, and the implementation of cost-reduction programs which resulted in the closure of a number of regional offices and a reduction in the number of head office staff.

Other

        Benelux Snacks sales decreased from £29.9 million to £29.1 million and the business loss increased from £0.1 million in 2001 to £1.4 million in 2002. The snacks markets were particularly competitive in the Netherlands and Belgium during 2002 and this resulted in a decline in our branded sales. The decrease in branded sales was partially compensated for by an increase in retailer-brand sales. This change in the Benelux sales portfolio drove an adverse mix and hence an increase in business loss. A new management team was put in place to undertake appropriate action to reverse the decline in branded sales.

Exceptional Items (continuing and discontinued operations)

        In 2003, we recorded a total of £63.6 million as exceptional items, £61.7 million of which was recorded as an expense against operating profit and £1.9 million as a net non-operating expense. We also recorded £3.5 million of other exceptional income.

        Exceptional items charged against operating profit comprised £18.6 million in relation to the closure of our biscuit factory in Ashby-de-la Zouch, £17.6 million relating to asset impairment, £1.3 million in connection with our Southern European overhead-reduction program, £3.5 million relating to our Northern European overhead-reduction program, £5.3 million relating to the French Government-sponsored early retirement scheme in France (CATS) entered into in 2002, and £15.4 million in connection with other overhead-reduction initiatives and manufacturing-efficiency programs.

        Non-operating exceptional items consisted of £2.1 million in relation to the costs associated with the closure of our dry mix facility in Tunisia and the transfer of production to Spain partially offset by £0.2 million profit on disposal of fixed assets in the United Kingdom.

        Other exceptional income comprised £2.8 million which we received from Nabisco following the agreement not to acquire their Middle Eastern operations and £0.7 million in relation to the release of accruals made in connection with the UB acquisition which were no longer required and the receipt of pre-acquisition amounts not expected to be realized.

        In respect of 2002, we recorded a total of £12.0 million as exceptional items, £35.4 million of which was recorded as an expense against operating profit and £23.4 million as a net non-operating credit.

        Exceptional items charged against operating profit comprised £11.9 million in restructuring charges relating to overhead reduction programs across the whole business, £9.8 million in restructuring charges in connection with manufacturing-efficiency and overhead-reduction programs in the United Kingdom and Northern Europe, £3.6 million in connection with a provision, relating to anticipated costs in connection with surplus leasehold properties, required under U.K. GAAP, £8.0 million in connection with fixed-asset impairments and £2.1 million relating to factory closures.

        Non-operating exceptional items consisted of £25.1 million received in connection with an adjustment to the purchase price of Keebler Company, a business sold by a subsidiary of United Biscuits to Inflo Holdings Corporation in 1996; £12.3 million received in relation to a claim for refund of withholding tax paid in connection with the reorganization of the U.S. business of United Biscuits in 1992, of which £7.2 million was a refund of withholding tax and £5.1 million was interest attributable thereto; £1.2 million profit on disposal of fixed assets; £0.8 million loss on disposal of the Hatton manufacturing facility in Scotland, and £14.4 million loss on the disposal of the Aguilar biscuit manufacturing facility in Spain.

        For 2001, we recorded a total of £51.2 million as exceptional items, £42.3 million of which were recorded against operating profit and £8.9 million as non-operating items. The exceptional items charged against operating profit comprised £2.2 million paid to settle a contract termination claim with a Canadian distributor, £19.4 million in restructuring charges relating to the consolidation of our U.K. southeast head offices, £2.5 million in restructuring charges relating to our southern European overhead-reduction program, £1.5 million related to the closure of two distribution depots, £16.2 million in connection with manufacturing-efficiency programs and £0.5 million in restructuring charges relating to a branch office closure. The non-operating exceptional items were a £8.9 million loss on disposal of fixed assets.

B.    Liquidity and Capital Resources

Overview

        During the past three years, our principal sources of funds have been cash generated from our operating activities, dispositions of assets and long-term borrowings. Our principal uses of cash are to fund capital expenditures, the non-capital restructuring costs associated with implementing our cost-saving initiatives, working capital and debt service and repayment obligations.

Historical Cash Flows

Cash Flow from Operating Activities

        We had a net cash inflow of £145.2 million from operating activities during 2003. This net inflow consisted of £173.8 million generated from operations, £31.0 million expended on rationalization and other exceptional items and a decrease in working capital of £2.4 million. The decrease in working capital is principally due to the 53-week fiscal year and the timing of payments to suppliers and receipts from customers in December.

        We had a net cash inflow of £105.1 million from operating activities during 2002. This net inflow consisted of £182.2 million generated from operations, £31.0 million expended on rationalization and other exceptional items and an increase in working capital of £46.1 million. The increase in working capital included £38.2 million of accruals and deferred income which related to an advance received from Nabisco in anticipation of its acquisition of the our operations in China. The disposal was completed in the first quarter of 2002 and the advance was reclassified as sale proceeds. The compensating inflow, in the first quarter of 2002, is reflected in cash flow from acquisitions and disposals for 2002. The underlying increase in working capital was therefore £7.9 million. This increase was due to lower creditors as a result of the timing of payments to our suppliers in December and higher debtors due to higher sales.

        We had a net cash inflow of £66.9 million from operating activities during 2001. This net inflow consisted of £161.0 million generated from operations, £31.5 million expended on rationalization and other exceptional items and an increase in working capital of £62.6 million. The increase in working capital includes £51.8 million included in accruals and deferred income which related to loans received from Danone and Nabisco in anticipation of their acquisitions of our operations in Finland, Poland and China. A total of £50.6 million of this relates to the loan repayment on completion of the sale of our operations in Finland and Poland, and £1.2 million reflects a partial loan repayment in connection with an adjustment to the sale price of our Chinese operations. The underlying increase in working capital is therefore £10.8 million. This increase is largely due to higher debtors as a result of the timing of month-end payments from retail customers in December.

Cash Flow From Returns On Investments And Servicing Of Finance

        During 2003, we had net cash outflows from returns on investments and servicing of finance of £56.5 million compared to a net cash outflow of £63.2 million in 2002. The reduction in interest payable was due to the lower interest margins applicable to our senior credit facility loans following the refinancing that took place in April 2003, partially offset by higher interest paid on our senior subordinated euro notes due to adverse exchange rate movements in the year.

        During 2002, we had a cash outflow of £65.6 million in connection with servicing our debts and a cash inflow of £2.4 million from monies placed on short-term deposits. The net outflow of £63.2 million was a decrease of £7.0 million compared with 2001. The decrease reflects the full-year effect of the reduced interest cost of our senior subordinated notes, issued in April 2001, compared to the original bridging finance that they replaced, and the effect of repayments made under the Senior Facilities Agreement.

        During 2001, we had a cash outflow of £73.8 million in connection with servicing our debts and a cash inflow of £3.6 million from monies placed on short-term deposits. This net outflow of £70.2 million is an increase of £3.3 million compared with 2000, and represents a full year's debt service following the UB acquisition.

Cash Flow From Capital Expenditure And Financial Investment

        During 2003, we had a net cash outflow of £58.8 million in connection with capital expenditure, an increase of £4.2 million compared to 2002. We incurred capital expenditure of £59.0 million and received £0.2 million in connection with the disposal of fixed assets. We also had a cash inflow of £0.3 million in connection with a loan made to us by our joint venture, KP Ireland Limited.

        In 2002, we had a net cash outflow of £54.6 million in connection with capital expenditure, an increase of £6.9 million compared to 2001. We incurred capital expenditure of £59.2 million and received £4.6 million in connection with the disposal of fixed assets. We also had a cash inflow of £0.5 million in connection with a loan made to us by KP Ireland Limited.

        In 2001, we had a net cash outflow of £47.7 million in connection with capital expenditure, a reduction of £4.6 million compared to 2000. We incurred capital expenditure of £48.3 million and received £0.6 million in connection with the disposal of fixed assets. We also had a cash inflow of £0.6 million in connection with a loan made to us by KP Ireland Limited.

Cash Flow From Acquisitions And Disposals

        During 2003, we had a net cash inflow of £2.9 million from acquisitions and disposals. We received £3.6 million from Nabisco following the agreement not to acquire their Middle Eastern business and £0.4 million in respect of a VAT refund in connection with acquisition costs and we incurred £1.1 million in relation to the closure of our operations in Tunisia.

        In 2002, we had a net cash inflow of £53.5 million from acquisitions and disposals. We received £38.2 million relating to the completion of the disposal of our operations in China to Nabisco during the first quarter of 2002. The compensating outflow of £38.2 million was reflected in cash flow from operating activities for 2002. In the second quarter of 2002, we received £25.1 million relating to an adjustment to the sale price of Keebler Company sold by United Biscuits (Holdings) Limited in 1996.

        In 2001, we had a net cash inflow of £59.9 million from acquisitions and disposals, which was principally attributable to the disposal of our Polish and Finnish operations and our 44.2% interest in Young's Bluecrest Limited.

Capital Expenditure Requirements and Restructuring Costs

        During 2003, we incurred capital expenditure of £59.0 million, £33.4 million in connection with the delivery of cost-saving initiatives and the balance to support new product-development initiatives and essential health, safety and maintenance projects. We also incurred restructuring costs of £32.3 million relating to cost-saving initiatives. Capital expenditure and restructuring costs were funded from cash flow from operations.

        During 2004, we expect to incur capital expenditure and restructuring costs at comparable levels, excluding any requirements that may arise in connection with our proposed acquisition of Triunfo, see "Operating and Financial Review and Prospects—Significant Factors Affecting our Results of Operations—Acquisitions and Dispositions." We plan to fund our capital expenditure and restructuring costs from cash flow from operations.

        We may also, from time to time, consider acquisitions or investments in other businesses, which may require additional funding.

Debt Service Obligations

        As a result of the debt we incurred in connection with the UB acquisition and the offering of the outstanding notes, we have significant debt service and repayment obligations under our senior credit facility and the notes. In 2003, we incurred interest charges totaling £56.3 million from our borrowings under our senior credit facility, senior subordinated notes and other bank facilities.

Senior Credit Facility

        Our senior credit facility was entered into in connection with the UB acquisition and initially consisted of four facilities (Term Loans A, B, C and D) and a revolving facility of £90.0 million, which was reduced to £60.0 million in May 2002. The loan facilities were used to finance the UB acquisition, support the refinancing of our senior subordinated bridge facility and the repayment, on May 1, 2001, of $125.0 million aggregate principal amount of 9% Notes due 2001. As of December 28, 2002, we had borrowed the full £535.0 million under the term loan facilities, £453.7 million of which remained outstanding, £7.5 million had also been drawn down as ancillary facilities under the revolving facility to cover day-to-day banking requirements.

        On January 28, 2003, £15.0 million was prepaid and allocated across all of the facility loans in accordance with the terms of our senior credit facility agreement.

        On April 9, 2003, we amended the terms of our senior credit facility agreement. The amount outstanding for our Term Loans A, B, C and D and our revolving credit facility on that date was £438.9 million. We merged these loans into one fully drawn Term Loan A in the amount of £250.0 million and a revolving credit facility of £225.0 million, of which £184.0 million was drawn down at that time together with £7.0 million of ancillary facilities. Term A loan is predominantly denominated in sterling, but does include a tranche of €20.0 million.

        Our senior credit facility provides that Term Loan A will be repaid in 10 semiannual installments which began in October 2003 and will end in April 2008. On October 31, 2003, we made a scheduled repayment of £5.0 million, and on February 18, 2004 we repaid a further £40.0 million after we issued the new senior subordinated notes. See "—Senior Subordinated Notes." The repayment, in accordance with the letter of consent, was allocated against the scheduled Term Loan A repayments due in 2004 and the balance thereafter was allocated against the Term Loan A scheduled repayment due in April 2005, leaving a balance of approximately £10 million repayable in April 2005. As of April 16, 2004, £204.7 million remained outstanding. The debt outstanding reflects a favorable exchange movement of £0.3 million in respect of the remaining euro principal. At April 16, 2004, we were scheduled to make the following principal payments on the term loan facilities under our senior credit facility:

Year	Total Payment Amount
(£ million)
2005	35.0
2006	54.9
2007	72.4
2008	42.4

Total	204.7

        Our revolving credit facility provides for revolving advances and the issuance of letters of credit in an aggregate amount of up to £225.0 million outstanding at any time to be used for general corporate purposes. Each advance made under the revolving credit facility must be repaid on the last day of each interest period relating to it, although amounts are available to be re-borrowed, subject to the maximum limit available under the facility. In addition to the £184.0 million drawn on April 9, 2003, £7.0 million of ancillary facilities were also drawn down. The sum of £6.0 million was drawn to cover the day-to-day banking requirements of our U.K. business. Of this sum £4.8 million is for the provision of an overdraft facility and £1.2 million covers contingent liabilities, such as bank guarantees. There were no drawings under the overdraft facility at April 16, 2004. There is also a contingent liability for a £1.0 million letter of credit issued to cover an overdraft facility for our subsidiaries in the Netherlands. There were no drawings under the overdraft facility at April 16, 2004.

        On April 17, 2003, an additional £20.0 million was drawn down under our revolving credit facility for a period of one month. On May 19, 2003, the £20.0 million was repaid and a further £10.0 million was drawn down and repaid on June 18, 2003. On October 15, 2003, an additional £15.0 million was drawn down for a period of one month, which was extended for an additional month on November 14, 2003. On December 12, 2003, the £15.0 million was repaid. On December 19, 2003, an additional £10.0 million was drawn down for a period of one month and subsequently repaid on January 16, 2004. We had £24.0 million of our revolving facility available to be drawn as of January 3, 2004.

        Advances under the facilities bear interest at annual rates equal to LIBOR plus, where appropriate, any applicable mandatory liquid asset costs, plus a margin of 1.375%. A margin adjustment mechanism is in effect, under which the applicable margin may be reduced based on the ratio of total net debt to earnings before interest, tax depreciation and amortization ("EBITDA," used here as it was defined in our senior credit facility) reflected in the financial statements delivered for the previous accounting quarter. As of January 3, 2004, the margin applicable to Term Loan A and the revolving credit facility was 1.375%.

        An annual issuing bank fee of 0.125% is payable quarterly in arrears on the issuing bank's exposure under any letters of credit in addition to the margin applicable to our revolving credit facility. Commitment commissions are payable quarterly in arrears at an annual rate of 0.6875% on the undrawn and uncanceled portion of our revolving credit facility.

        Under our senior credit facility, we are required to make mandatory prepayments in some circumstances out of the net proceeds we receive from price adjustments in connection with the Transactions, asset disposals, insurance claims and surplus cash. We are also permitted to make voluntary prepayments on the loan under the senior credit facility.

        We are required to comply with financial covenants under our senior credit facility. These covenants require us to maintain specified consolidated financial ratios for EBITDA to net cash interest and total net debt to EBITDA. We fully adopted FRS 17 at the end of the current fiscal year. We anticipated that, due to the accounting adjustment required as a result of the adoption of FRS 17, (see "—Continuing Operations—Adoption of FRS 17") in the Financial Statements for the 53 weeks ended January 3, 2004, and the way in which we are required to calculate EBITDA under our senior credit facility agreement, we would be marginally outside the EBITDA to net cash interest ratio of 3.35 to 1.0 for the fiscal quarter ending January 3, 2004. On December 22, 2003, we formally agreed with the senior bank agent and the syndicate participants that the accounting adjustment required should be reversed for the purposes of determining EBITDA for financial covenant purposes for the last fiscal quarter of 2003.

        On February 13, 2004, after a presentation to the senior bank agent and the syndicate participants, we received a letter of consent from the senior bank agent to waive or amend some of the provisions of the senior credit facility agreement to reflect, among other things:

  •
  a potential acquisition in Southern Europe (see "Operating and Financial Review and Prospects—Significant Factors Affecting our Results of Operations—Acquisitions and Dispositions");

  •
  the issuance of new senior subordinated notes under the related indenture and the subsequent use of part of the proceeds to prepay £40.0 million of Term Loan A; and

  •
  revised financial covenant ratios.

        The specified consolidated financial covenant ratios that we must maintain following the new arrangements are:

  •
  EBITDA to net cash interest ratio ranging from 2.10 to 1.0 for the first fiscal quarter of 2004 to 3.25 to 1.0 for the fourth fiscal quarter of 2007 and for every fiscal quarter afterwards; and

  •
  total net debt to EBITDA ratio ranging from 5.1 to 1.0 for the first fiscal quarter of 2004 to 3.7 to 1.0 for the first fiscal quarter beginning in 2007 and 3.45 to 1.0 for every fiscal quarter afterwards.

        Our senior credit facility originally placed annual limits on our maximum capital expenditures. After the refinancing in April 2003 the financial covenant was amended to place annual limits on our combined maximum restructuring costs and capital expenditures. The limit imposed for 2003 was £103.9 million. As a result of the new arrangements agreed in February 2004 the limits going forward have been amended. The limits decrease from year to year, from £122.7 million in 2004 down to £66.6 million in 2008 with the right to carry forward any unspent restructuring and capital expenditures in any given year up to a maximum carry-forward in any given year of £15.0 million.

        We currently comply with all of our financial covenants under our senior credit facility and expect to able to comply with our financial covenants on the next testing date at the end of the second quarter of 2004.

Hedging Arrangements

        Regentrealm was required by the terms of our senior credit facility to enter into hedging arrangements to provide protection from interest rate risk exposure arising because the financing under the senior credit facility is at floating interest rates. The hedging arrangements were required to cover at least 50% of the amount of the total commitments under our term loan facilities for a period of at least two years from the date of the closing of the UB acquisition. This requirement came to an end in 2002. Hedging banks are entitled to security, guarantees and subordination rights which rank at least equal to those granted to the lenders under our senior credit facility.

        Regentrealm currently has two interest rate swaps in place to hedge its interest rate exposure under our senior credit facility. Under one swap it receives interest at six-month LIBOR and pays interest at 5.685% on £150.0 million, and under the second swap it receives interest at six-month LIBOR and pays interest at 4.78% on £62.5 million. The £150.0 million swap expires on October 28, 2005 and the £62.5 million swap expires on October 28, 2006.

Senior Subordinated Notes

        In April 2001, UB Finance issued £120.0 million aggregate principal amount of Senior Subordinated Notes due 2011 bearing interest at a rate of 10 3/4% each year and €160.0 million aggregate principal amount of Senior Subordinated Notes due 2011 bearing interest at a rate of 10 5/8% each year, all of which were guaranteed by Regentrealm on an unsecured senior subordinated basis. We refer to all of these senior subordinated notes as the "old notes." The majority of the old notes were subsequently exchanged for registered notes in an exchange offer launched October 31, 2001, however €285,000 of old euro-denominated notes, which are referred to as "unregistered old notes," remained unexchanged.

        On February 16, 2004, UB Finance issued additional notes under the same indenture as the old note in a transaction that was exempt from registration under the Securities Act. We issued £

45.0 million aggregate principal amount of 10 3/4% sterling denominated Senior Subordinated Notes due 2011 and €32.5 million aggregate principal amount of 10 5/8% euro denominated Senior Subordinated Notes due 2011. The senior subordinated notes issued on February 16, 2004 are referred to together as the "unregistered new notes" and the unregistered new notes and the unregistered old notes are referred to together as the "unregistered notes." As a condition to the purchase of the unregistered notes, we agreed to use our best efforts to commence an exchange offer for the unregistered notes by October 14, 2004. Unregistered notes that remain outstanding after the completion of the exchange offer, together with the exchange notes and the registered old notes, will be treated as a single class of securities under the indenture. As used in this prospectus, the term "notes" or "outstanding notes" refers to all of our outstanding Senior Subordinated Notes due 2011.

        We will pay interest on the exchange notes on each April 15 and October 15. Interest on the unregistered new notes accrued from the issue date of the unregistered new notes. Interest payments on the unregistered new notes commenced on April 15, 2004 and the initial interest payment was calculated as if interest accrued on the unregistered new notes from October 15, 2003. We may redeem the notes at any time on or after April 15, 2006.

        The notes are unsecured and subordinated to all of our senior debt and rank equal with all of our existing and future senior subordinated debt. Excluding subordinated debt owed to our parent company, we have no existing debt other than the notes issued under the indenture and the Guarantee, issued in connection with the senior credit facility of Regentrealm Limited, our direct, wholly owned subsidiary. The notes are guaranteed by Regentrealm Limited and the Guarantee will only become due 179 days after an event of default relating to payment on the notes has occurred, or earlier under certain circumstances. The Guarantee is contractually subordinated to Regentrealm obligations under our senior credit facility.

        We have agreed to make an offer to exchange the unregistered notes for registered, publicly tradable notes that have substantially identical terms as the notes.

        The unregistered new notes are listed on the Luxembourg Stock Exchange. Application will be made to list the exchange notes on the Luxembourg Stock Exchange, and we expect the exchange notes will be eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc.

        The price of the new Sterling-denominated notes was 111% plus accrued interest from October 15, 2003, and the price of the new euro-denominated notes was 113% plus accrued interest from October 15, 2003.

        We have not registered the unregistered notes under the U.S. federal securities laws or the securities laws of any state of the United States.

        The gross proceeds from the sale of the unregistered new notes were approximately £75.0 million before deducting the estimated fees and expenses for the offering of approximately £2.2 million, including the initial purchaser's commissions. We have used £40.0 million of these proceeds to prepay a portion of Term Loan A under the senior credit facility, pay the transaction fees from the offering and we will use proceeds to finance the approximately €40 million acquisition of Triunfo from Nutrinveste SGPS, S.A. In the event we do not consummate the acquisition, we will be required to use the remaining proceeds to further prepay the senior credit facility.

        The notes are scheduled to be repaid in one installment on April 15, 2011. At any time before April 15, 2004, we may have chosen to repurchase up to 35% of the notes with the proceeds from a public equity offering, at specified redemption rates and subject to certain conditions. Except as described above, the notes will be redeemable at our option after April 15, 2006, in whole or in part. If we undergo a change of control, the noteholders may require us to repurchase the notes at 101% of the face amount, plus accrued interest and other amounts due thereon, if any.

        The indenture governing the notes contains covenants limiting our ability to:

  •
  incur additional debt;

  •
  pay dividends or distributions on capital stock or repurchase capital stock;

  •
  make particular investments;

  •
  create liens on our assets to secure debt;

  •
  enter into transactions with affiliates;

  •
  merge or consolidate with another company; and

  •
  transfer and sell assets.

        These covenants are subject to a number of important limitations and exceptions.

6.375% Sterling Bonds due 2009

        As well as our senior credit facility and the outstanding notes, as of January 3, 2004, we had outstanding £43,000 aggregate principal amount of 6.375% Bonds due 2009. After the end of the fiscal year, a further £3,000 was repaid.

Intercompany Loans

        UB Finance loaned the proceeds from the notes offerings to Regentrealm. UB Finance also loaned to Regentrealm the proceeds of the intercompany loans in the aggregate principal amount of £545.0 million made to UB Finance by its parent, Runecorp. The payment terms of the intercompany loans made with the proceeds of the notes offering mirror the payment terms of the notes to enable Regentrealm to pay amounts to UB Finance equal to the amounts due from time to time under the notes. These intercompany loans are subordinated in right of payment to Regentrealm's obligations under our senior credit facility.

Intercreditor Deed

        UB Finance, its parent companies and most of its subsidiaries are parties to an intercreditor deed. Until the date all obligations under our senior credit facility have been repaid in full, the intercreditor deed will, among other things:

  •
  prohibit UB Finance from making any payments on the notes other than scheduled interest payments, costs and expenses relating to the issuance of the notes and other amounts due under the terms of the indenture to the extent not otherwise prohibited by the intercreditor deed, provided that no payments may be made during the continuation of a payment default or if a stop notice has been issued (for up to 179 days in any 365-day period) for a non-payment default under our senior credit facility;

  •
  prohibit UB Finance and Regentrealm and its subsidiaries from making any prepayments or repayments on the notes or any acquisition of the notes, without the consent of the senior creditors, except in accordance with the terms of the indenture for the notes;

  •
  prohibit payments from Regentrealm to UB Finance except on dates and in amounts not to exceed the scheduled interest and other payments due on the notes plus certain monitoring, oversight and financial advisory fees due to the Equity Sponsors, provided that no such payment will be permitted upon and during the continuation of a payment default or if a stop notice has been issued (for up to 179 days in any 365-day period) in respect of a non-payment default under the senior credit facility;

  •
  prohibit any enforcement action by the Issuer on the intercompany loans made by it to Regentrealm until after the expiration of the period beginning on the date of an occurrence of a payment default on the notes and ending on the first to occur of (1) the 179th day from the payment default date, (2) the date on which an order is entered for the dissolution or winding-up of Regentrealm or (3) the date on which the shareholders of Regentrealm pass a resolution for the dissolution or winding-up of Regentrealm;

  •
  give the lenders under the senior credit facility priority of payment over subordinated debts, including the intercompany loans, in the event of any insolvency, bankruptcy, receivership, liquidation or reorganization proceeding relating to Regentrealm or UB Finance; and

  •
  prohibit United Biscuits and its subsidiaries from making any payments to UB Finance or any of its parent holding companies other than to fund the foregoing payments and certain corporate overhead expenses and fees and taxes payable by Regentrealm, UB Finance or any of the parent holding companies of UB Finance, subject to an annual limit of £5.0 million (other than for taxes).

General Considerations

        UB Finance is a holding company and does not have operations of its own. It relies on dividends and payments on its intercompany loans to Regentrealm to make payments on the principal and interest of the notes. Regentrealm is also a holding company and does not directly conduct any business operations. Regentrealm relies on dividends and other payments from our operating subsidiaries to generate funds to fulfill its obligations under the intercompany loans. For more information regarding these limitations and other restrictions that apply to UB Finance and Regentrealm, see "Key Information—Risk Factors—Ability to Service Debt," and "—Holding Company Structure."

        We believe that the cash flow generated from our operating activities, together with borrowings under our senior credit facility, should be sufficient to fund our debt service requirements, working capital needs, anticipated capital expenditures and restructuring costs and other operating needs for the foreseeable future. Our future operating performance and ability to service our existing and future debt, including the notes, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Quantitative and Qualitative Disclosures About Market Risks

        In the ordinary course of our business, we are exposed to a variety of market risks arising from fluctuations in foreign currency exchange rates, interest rates and commodity prices. To manage these risks effectively, we enter into hedging transactions and use derivative financial instruments, under established internal guidelines and policies, to mitigate the adverse effects of these market risks. We do not enter into financial instruments for trading or speculative purposes.

Interest Rate Exposure

        The following table provides information as of January 3, 2004 about our financial instruments that were sensitive to changes in interest rates. The information is presented in pounds sterling, which is our reporting currency. Actual cash flows of the various instruments are denominated in euro, pounds sterling and dollars.

	Expected to Mature Before December 31,
								Fair Value
	2004	2005	2006	2007	2008	Thereafter	Total
	(£ million)
Long-term debt
Floating rate debt
Senior credit facility
Term Loan A	29.9	45.2	55.1	72.6	42.6	—	245.4	245.4
Revolving credit facility	10.0	—	—	—	184.0	—	194.0	194.0

Total floating rate	39.9	45.2	55.1	72.6	226.6	—	439.4	439.4

Fixed-rate debt
10.750% senior subordinated sterling notes	—	—	—	—	—	120.0	120.0	135.6
10.625% senior subordinated euro notes	—	—	—	—	—	112.8	112.8	128.0

Total	39.9	45.2	55.1	72.6	226.6	232.8	672.2	703.0

Interest rate derivatives
Interest rate swaps								2.9

        In order to ensure that there was an appropriate balance between fixed and floating rate debt, interest rate swaps were put in place so that as of January 3, 2004, approximately 48% of our total floating rate debt had been converted into fixed rate debt:

Notional Amount	Fixed Rate	Fair Value
(£ million)		(£ million)
150.0	5.685%	3.0
62.5	4.78%	(0.1)

		2.9

Foreign Exchange Risk Management

        We have entered into forward foreign exchange contracts in order to swap liquid assets and liabilities into currencies required for our purposes.

        As at January 3, 2004 the following contracts were outstanding:

	Receive for £		Pay for £		Receive for £		Pay for £
	Contract Amount	Average Contractual Exchange Rate	Contract Amount	Average Contractual Exchange Rate	Contract Amount	Average Contractual Exchange Rate	Contract Amount	Average Contractual Exchange Rate
	(£ million)		(£ million)		(£ million)		(£ million)
Currency:
U.S. dollar	18.2	1.5963	2.7	1.6100	4.6	1.1633	4.8	1.0965
Euro	44.6	1.4115	2.5	1.4024	—	—	—	—
Canadian dollar	—	—	1.4	2.3841	—	—	—	—

Total.	62.8		6.6		4.6		4.8

Hedges

        Profits and losses on financial instruments used for hedging interest rate exposure and foreign exchange risk are recognized when the exposure that is being hedged is recognized. Unrecognized and deferred profits and losses on financial instruments used for hedging are as follows:

Net Gains/(Losses)
(£ million)
Unrecognized losses on hedges at December 28, 2002	(9.4)
Losses arising in previous years that were recognized in 2003	(3.0)

Losses arising before December 28, 2002 that were not recognized in 2003	(6.4)
Gains arising in 2003 that were not recognized in 2003	2.6

Unrecognized gains and losses on hedges at January 3, 2004	(3.8)

Of which:
Losses expected to be recognized in 2004	(0.9)
Losses expected to be recognized in 2005 or later	(2.9)

(3.8)

Commodity Price Exposure

        To manage the volatility in commodity prices, we seek to cover our raw materials requirements by taking out forward contracts to secure supplies at agreed prices. Forward cover is taken in physical markets for periods of at least three months and typically would not exceed 12 months, although by agreement with our board of directors this may be extended. In one of the most volatile of our commodity markets, cocoa, we hedge against fluctuating prices through the use of cocoa futures. Gains or losses at the year-end may not materialize depending upon market movements between the year-end and the maturity dates of outstanding contracts. Gains or losses that do materialize are charged to our operating results when the raw ingredients which these contracts hedge are used. From time to time we also use financial derivatives to protect future raw materials prices by taking out options. The option premium is charged to our operating results as incurred.

Inflation

        We do not believe that our businesses are affected by inflation to any greater extent than any other business in our industry.

BUSINESS

Overview

        We manufacture and market products for the retail grocery, convenience and impulse and food service markets in two product categories: biscuits and snacks.

  •
  $_$_DATA_CELL,3,2,1 Biscuits—£1,003.7 million, or 75.4%, of our 2003 sales, of which approximately 88% were branded. We manufacture and market biscuits, crackers and cakes in Western Europe and for export across the world. $_$_DATA_CELL,4,1,1

  $_$_DATA_CELL,4,2,1 We are the largest manufacturer and marketer of biscuits in the United Kingdom. In 2003, our combined branded and retailer-branded biscuit sales accounted for approximately 26% of the U.K. biscuit market. Our U.K. branded biscuit sales accounted for approximately 20% of the overall market, representing more than twice the branded biscuit sales of our closest competitor. Our U.K. biscuits business is anchored by our primary brand, McVitie's. McVitie's is among the best-known brands in the United Kingdom, and McVitie's biscuits were purchased by over 85% of U.K. households in 2003. Among our popular core product brands in the United Kingdom are McVitie's Digestive and Chocolate Digestive (formerly Homewheat), Penguin, go ahead! and McVitie's Jaffa Cakes. We also export biscuits and crackers to approximately 100 countries, including Carr's premium-branded crackers and Delacre biscuits to North America. $_$_DATA_CELL,5,1,1

  $_$_DATA_CELL,5,2,1 We are the largest manufacturer and marketer of biscuits in Spain with a market share of approximately 27% and the second-largest manufacturer and marketer of biscuits in France, the Netherlands and Belgium, with market shares of approximately 12%, 20% and 14%, respectively, and the second-largest marketer of biscuits in Portugal with a market share of approximately 16%. Our core continental Western European biscuit brands are Fontaneda, Chiquilin and Filipinos in Iberia; BN and Delacre in France; Verkade and Sultana in the Netherlands; and Delacre in Belgium. We also manufacture and market Iberia's top-selling dry dessert mix and baking powder brand, Royal. We are exclusively licensed to manufacture and market Oreo, Chips Ahoy! and other key Nabisco brands in parts of Europe and North Africa.

  $_$_DATA_CELL,6,1,1

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  $_$_DATA_CELL,6,2,1 Snacks—£327.9 million, or 24.6%, of our 2003 sales, of which approximately 84% were branded. We are the largest manufacturer and marketer of packaged nuts in the United Kingdom, with a market share of approximately 20% of the packaged nuts market, and the second-largest manufacturer and marketer of savory snacks and crisps in the United Kingdom, with a market share of approximately 15% of the packaged savory snacks and crisps market. Our leading snack brands include Hula Hoops, Skips, Mini Cheddars, McCoy's, Phileas Fogg and KP Nuts. $_$_DATA_CELL,7,1,1

Our Strengths

  •
  Strong and well-recognized brands. Our brands are among the best recognized in many of the markets in which we compete, and our branded products accounted for approximately 87% of our sales in 2004, including the United Kingdom and Western Europe. Our well-known and popular brands provide an excellent platform for introducing new products and product-line extensions. In addition, our strong portfolio of branded products, many of which are "must stock" items in retail outlets, facilitates the negotiation of more-favorable pricing with retailers.

  •
  Strong retailer relationships. We have developed strong relationships with the leading grocery retailers in our principal markets based on our expertise in the biscuit and snack categories and our position as a market leader. By developing and maintaining strong working relationships with retailers, we are able to optimize the presentation of our products and maximize the amount and prominence of retail shelf space our products are given in these retailers' outlets.

  •
  Large-scale producer. We are the second-largest producer of biscuits in Western Europe, producing over 440,000 tonnes annually. In addition, we are the second-largest producer of savory snacks, nuts and crisps annually in Western Europe. We own and operate 21 manufacturing facilities. As a large-scale producer and leading marketer of biscuits and snacks, we have the critical mass necessary to achieve greater savings from the realization of economies of scale in procurement, manufacturing and distribution.

  •
  Proven cost-reduction programs. We have successfully improved operating efficiency in our procurement, manufacturing and distribution operations and reduced costs, resulting in cost savings of approximately £30 million in 2001, £40 million in 2002 and £30 million in 2003.

  •
  Experienced management team. We have an experienced management team whose members have an average of over 20 years of experience in the food industry. David Fish recently joined us as Chairman and has 27 years experience in the food industry; his employment at Mars included seven years on their board of directors. Malcolm Ritchie, who joined us as Chairman and Chief Executive Officer in September 2000 and is currently our Chief Executive Officer, has 21 years of experience in the food industry. Ian Cray, who joined us in January 2001 as our Chief Financial Officer, was previously Group Treasurer for the Diageo Group, the world's leading wine and spirits company. We believe that the management and industry expertise of our executive management team will enable us to successfully implement our business strategy.

Our Strategy

        Our strategy revolves around delivering profitable branded growth funded by cost release. A key platform for this strategy is to ensure strong growth from our most important brands. During the first quarter of 2002, we completed our review of brand and market portfolio prioritization. We have prioritized our markets and identified brands that have strong current consumer image, financial scale, high margins and growth potential. We continue to prioritize marketing support and innovation behind these priority brands to drive higher levels of profitable branded growth. The remaining branded and retailer-branded products will continue to be managed to maximize their profit contribution. During 2003, this strategy affected our results of operations, resulting in sales of the aforementioned prioritized brands growing by 4.5% compared to the results of operations for 2002 and sales of branded products increased by 2.5% compared to 2002 and sales overall increased by 1.8%.

Markets

General

        The principal markets in which we operate, the U.K. biscuit and snack markets and the Iberian, French, Dutch and Belgian biscuit markets, share a number of characteristics.

        The majority of biscuits and, to a lesser extent, snacks are sold through major grocery retailers. Market leaders with large-scale manufacturing and distribution, as well as brands with strong media support, will be better able to negotiate more-favorable terms with retailers and leverage their existing brands. The importance of maintaining strong relationships with retailers has also become a critical success factor for food companies and drives many initiatives such as category management. Food companies with strong market positions and retail relationships have increasingly benefited from these initiatives through maintaining shelf space, maintaining share of promotional feature and maximizing distribution efficiencies.

        Consumer demand for food products has been strongly influenced by the trends toward out-of-home eating and away from the traditional three- meals-a-day eating pattern. Consumers now demand convenience foods, including biscuit and snack products that offer greater variety, healthier alternatives and more portable and practical packaging. These trends have also added to the significance of convenience and impulse distribution channels. Retailers in these distribution channels generally seek branded products with high turnover.

U.K. Biscuit Market

        The U.K. biscuit market had retail sales of approximately £1.6 billion in 2003 and has had relatively stable, but modest, growth over the last five years, with an average annual growth rate of 1% to 2% during the period. The U.K. biscuit market is expected to continue to have an annual growth of between 1% and 2% over the next three years. This stable growth can be attributed in large part to the greater demand for convenience foods. Biscuits represent the largest packaged grocery category for large U.K. grocery retailers. It is estimated that over 90 million biscuits are consumed daily and that approximately 99% of all U.K. households purchase biscuits annually. Branded biscuit sales accounted for 78% of the market, with retailer-branded biscuit sales representing the remainder. The retailer-brand component of the market has declined over the past three years and decreased from 29% of total market sales in 1999 to 22% in 2003.

Continental Western European Biscuit Markets

        The continental Western European biscuit markets in which we compete had retail sales of approximately £1.8 billion in 2003 and have grown at an average annual rate of 3% over the last five years. These markets have a lower per capita biscuit consumption rate than that of the United Kingdom and their growth is expected to outpace that of the U.K. biscuit market over the next three years.

U.K. Snacks Market

        The U.K. savory snacks, packaged nuts and crisps market had retail sales of approximately £1.8 billion in 2003 and has grown at an average annual rate of 2% over the last five years. The U.K. snacks market is expected to grow at an annual rate of 1% to 2% over the next three years. Like the U.K. biscuit market, the U.K. snacks market's growth is driven by an increased demand for convenience foods. Over 80% of U.K. savory snack products sold are branded products.

        Large retail grocery chains dominate the sale of snacks in the United Kingdom, but convenience and impulse outlets are also significant snack distribution channels, as savory snack products are very often consumed out of the home.

Products

        We manufacture and market biscuits, snacks and other selected grocery products for retail sale through large grocery retailers and convenience and impulse channels. We offer our products primarily in the United Kingdom and in continental Western Europe. We produce both branded and retailer-branded products, with branded products accounting for approximately 87% of our sales in 2003.

Biscuits Category

        Our biscuits category had sales of £1,003.7 million in 2003, representing 75.4% of our total sales for the year, approximately 88% of which were from branded products.

United Kingdom

        We are the leading manufacturer and marketer of biscuits in the United Kingdom, with a total market share of approximately 26%. Our branded biscuit sales accounted for approximately 20% of the overall U.K. biscuit market, representing more than twice the branded biscuit sales of our closest competitor. We compete in all segments of the U.K. biscuit market, including everyday biscuits, everyday treats, healthier biscuits, chocolate biscuit bars, children's biscuits, savory biscuits, seasonal biscuits, special treats, and crackers and crispbreads. We also manufacture and market snack and family cakes in the United Kingdom. We produce both branded and retailer-branded biscuits for the U.K. and export markets, with our branded products accounting for approximately 79% of our total U.K. biscuit category sales in 2003.

Branded Biscuits

        In 2003, 61% of our total U.K. branded biscuit sales were derived from four core brands: McVitie's Core including Digestive and Chocolate Digestive (formerly Homewheat), Penguin, go ahead! and McVitie's Jaffa Cakes.

        We are the market leader in the U.K. biscuit market, with our branded biscuits representing approximately 20% of the total biscuit market, more than twice the branded share of our nearest competitor. We manufacture and market three of the five top-selling biscuit brands in the United Kingdom.

Retailer-Branded Biscuits

        We operate a successful retailer-branded business for retail grocery customers and are the second-largest supplier of retailer-branded biscuits in the United Kingdom. By producing a limited portfolio of retailer-branded products, we obtain greater utilization of our factories and spread our manufacturing and distribution costs over a larger production volume, thus improving profitability. Providing retailer-branded products also makes us valuable to retailers as we can offer a broader range of products within the biscuit category. In 2003, 21% of our total U.K. biscuit category sales were generated by our retailer-branded business.

Cakes

        We produce cake products under the McVitie's brand and under selected McVitie's product brand names, such as go ahead! and McVitie's Jaffa Cakes, and are the market leader in the cake bars segment, with a 47% market share. Our cake sales grew from £43.1 million in 2002 to £51.5 million in 2003 and represented 10.4% of the sales of our U.K. biscuits business. Our cake bar range has benefited from our relationship with Mars (UK) Limited (Masterfoods), through which we have introduced jointly branded snack cake products such as McVitie's Galaxy, McVitie's Starburst, McVitie's M&M's, McVitie's Bounty, McVitie's Snickers and McVitie's Milky Way.

Southern Europe

        Our Iberian business, which was acquired from Nabisco as part of the UB acquisition, is the leader in the £0.3 billion Spanish biscuit market, with a branded share of approximately 27% of the total market, which is nearly double the branded share of our next largest competitor. We manufacture and market six of the top 10 biscuit brands in Spain. In Portugal, we are the second-largest marketer in the £0.1 billion biscuit market with a 16% market share. We are the leading manufacturer and marketer of dry dessert mixes and baking powder in Iberia. We also manufacture and market canned meat products, orange juice and tomato products for the Iberian market. Our key biscuit brands in Iberia include Chiquilin, Filipinos, Fontaneda as well as Oreo and Chips Ahoy! produced under license from Nabisco.

        Royal is a range of dry dessert mixes and baking powders. Royal is the leading brand in both categories and has a 79% share of the dry mix market.

Northern Europe

        We are a leading manufacturer of sweet biscuits in Northern Europe with the number two market positions in each of the countries in which we operate.

        The Netherlands.    We are the second-largest manufacturer and marketer in the £0.2 billion Dutch sweet biscuit market, with a 20% market share. We target primarily the in-between-meals and everyday biscuits segments.

        Verkade is our umbrella brand in the Netherlands and most of our products in the Netherlands are marketed under this brand. Our primary product brand, Verkade Sultana, a fruit-filled biscuit, is the largest-selling biscuit brand in the Netherlands. The brand competes in the in-between-meals segment of the market.

        France.    We are the second-largest manufacturer and marketer of sweet biscuits in the £0.8 billion French biscuit market, with a 12% market share. We focus on two segments of the market: children's biscuits and adult biscuits. We have two core brands in France. BN, a range of children's biscuits, is the second-largest biscuit brand in the French market, and Delacre, a premium biscuit brand, is focused primarily on the assortment segment.

        Belgium.    We are the second-largest manufacturer and marketer within the £0.2 billion Belgian sweet biscuit market, with a 14% market share. We hold the leading position in the premium assortment biscuits segment, anchored by our Delacre brand. We also market fruit-filled biscuits under the Sultana brand.

Export

        We export our branded products to approximately 100 countries around the world and had export sales of £71.1 million in 2003. We believe we are the leading manufacturer and marketer of premium European cookies and crackers exporting to North America, where we have strong positions in the premium savory and premium assortment biscuits segments. McVitie's, Carr's, BN and Delacre are our key export brands.

        Sales in North America were £34.8 million in 2003, primarily from sales of Delacre assortments to warehouse club retailers in the United States and sales of Carr's water crackers and other Carr's branded crackers. We export our products through third-party distributors with whom we mainly enter into short-term distribution contracts which typically vary to comply with the laws and commercial practices of the particular local jurisdiction.

Snacks Category

        Our snacks business had sales of £327.9 million in 2003, representing 24.6% of our sales for the year, approximately 84% of which were from branded products. We have a strong product portfolio of branded savory snacks, packaged nuts and crisps, including three of the 10 top-selling snack brands in the United Kingdom. We are the second-largest producer of branded savory snacks and crisps, with a 15% market share, and the largest manufacturer and marketer of packaged nuts in the United Kingdom, with a market share of approximately 22% of the packaged nuts market. We also hold secondary positions in the savory snacks markets in the Netherlands and Belgium.

Savory Snacks and Crisps

        We compete in all segments of the U.K. savory snacks and crisps market, including everyday snacks, children's snacks, adult/premium snacks and healthier snacks. We market a portfolio of leading brands, including Hula Hoops, Skips, Mini Cheddars, McCoy's and Phileas Fogg.

Packaged Nuts

        We are the leading manufacturer and marketer in the £0.2 billion U.K. packaged nuts market and have a 63% share of the branded market and a 22% share of the overall packaged nuts market. Approximately two-thirds of our sales of packaged nuts are from branded products sold under the KP Nuts brand name.

Seasonality

        Our sales are generally higher towards the end of the year because consumer demand for our products is typically higher during the Christmas and New Year holiday season. Our working capital position is also affected by the seasonality of our business because we build up our inventories during our third fiscal quarter. Our monthly average working capital was £110.0 million in 2003, whereas our average working capital during our third fiscal quarter in 2003 was £122.0 million.

Procurement

        Our procurement unit is managed centrally, with purchasing specialists operating across our businesses to maximize the savings we can achieve from our purchasing scale. The primary raw materials we use are ingredients, such as flour, sugar, cocoa, dairy, fats and oils, nuts, flavorings and potatoes, and packaging materials, such as cardboard tubes, films, cardboard cases and tins. We source our raw ingredients from a number of different suppliers in the United Kingdom, continental Europe, the United States, Africa and Asia. We believe there are a number of alternative suppliers for all our primary raw ingredients and packaging materials.

Distribution

        We distribute our products in the United Kingdom through six distribution points, including one central distribution center. We distribute our products in continental Western Europe through thirteen distribution points in Iberia, four distribution points in France, two distribution points in the Netherlands and three distribution points in Belgium.

Customers and Distribution Channels

        We sell our products principally to major grocery retailers and independent grocers and through impulse and convenience channels. In the United Kingdom, we have been chosen to act as the biscuit "category manager" to three of the top five grocery retailers as a result of our top-selling brands, our leading market position and our consumer category knowledge. We are also the biscuit category manager for the leading retailers in the Netherlands. As a category manager, we have the opportunity to offer creative suggestions to retailers in order to increase category sales. We believe that we are also well-regarded in Spain and that Spanish retailers rate us ahead of our competitors in brand strength, new product development and product category knowledge. We are continuing to build our relationships with retailers in our other European markets, such as France and Belgium, where we are working with top retailers to introduce a new approach to market segmentation. By developing and maintaining strong working relationships with retailers, we are able to optimize the presentation of our products and maximize the amount and prominence of retail shelf space our products are given in these retailers' outlets.

        In recent years, as out-of-home consumption has increased and impulse food purchases have become more important to consumers' lifestyles, we have targeted convenience and impulse channels. Convenience and impulse channels comprise a variety of outlets, including convenience stores, garage forecourts (i.e., gas station mini-markets), off-licenses (i.e., outlets that sell liquor for consumption off the premises), bars and pubs, where consumers make spontaneous purchases of snacks. We believe the convenience and impulse channels will continue to benefit from the trend towards snacking and we intend to continue to target these channels to increase sales.

Sales and Marketing

        We have a sales force of approximately 490 employees and a marketing group of 120 employees. During 2003, our sales force consisted of national account teams divided between our two product categories and dedicated to supporting the major customers of a given category, and a field sales operation responsible for supporting wholesalers and their customers at a local level. Each category also has a brand management team responsible for developing brand strategies, new products and product-line extensions and for marketing activities, such as advertising, sponsorship programs and consumer public relations.

        At the end of 2003 we merged our UK Biscuits and UK Snacks businesses and combined and restructured our sales force in the United Kingdom around the major trade channels and key customers. This reorganization will allow us to leverage our scale in the U.K. market and with U.K. retailers. Each sales force now works with a sales support staff responsible for establishing trade channel and customer management strategies. We generally sell our products on an order-by-order basis and do not enter into long-term contracts to supply our products.

        To create brand awareness, build customer loyalty and stimulate demand for our branded products, we devote substantial resources to marketing our products. We market our products through a combination of advertising, consumer promotions and trade promotions. We advertise our products through television, radio and print media. Our consumer promotions feature in-store and on-package promotions such as collectibles and coupons redeemable for school supplies. Our trade promotions typically include special displays and product value promotions. We tailor our marketing strategies to our local markets.

Competition

        The biscuit and snack markets are highly competitive. We compete against numerous businesses of varying sizes, both in the United Kingdom and in continental Western Europe. We compete primarily on the basis of the quality of our products, product innovation, price, the strength of our brands and our relationships with retailers. Principal biscuit suppliers in the United Kingdom include Burton's Foods (controlled by Hicks, Muse, Tate & Furst, a U.S. private equity firm), whose key brands include Cadbury Fingers (produced under a license from Cadbury), Wagon Wheels, Maryland Cookies and Jammie Dodgers; Northern Foods, which markets Fox's branded products; Danone, whose Jacob's biscuits operation markets Cream Crackers, TUC and Ritz brands; and Nestlé, whose key brands are KitKat, Blue Riband and Breakaway. The biggest biscuit supplier in the continental Western European biscuit markets in which we operate is Danone, whose key brands include Prince, Petit Ecolier, Pims, Pepito, Mikado, Barquette, Belin Crackers and the Taillefine/Vitalinea healthy biscuit range. Among the principal suppliers in the United Kingdom of savory snacks and crisps is PepsiCo Inc.'s U.K. subsidiary, Walkers Snackfoods, which is the largest participant in the category. Walkers' key brands include Walkers Crisps, Monster Munch, Quavers, Wotsits, Doritos and French Fries. We also compete in the United Kingdom with Golden Wonder, whose key brands are Nik Naks and Wheat Crunchies. The principal methods of competition in our industry include new product development, advertising and media campaigns, effective management of retailer relationships, consumer and price promotions and overall pricing strategy.

Regulatory Matters

        As a manufacturer of products intended for human consumption, we are subject to extensive governmental regulation from both national and pan-European governmental entities concerning,

among other things, product composition, packaging, labelling, advertisement and the safety of our products; the health, safety and working conditions of our employees; integrated pollution control; and our competitive and marketplace conduct. These include, in the United Kingdom, the Food Safety Act 1990 and associated food labelling regulations and, in the European Union, E.U. Directives on general product safety, control of foodstuffs and regulation of food additives.

        From time to time, additional legislative initiatives may be introduced that may affect our operations and the conduct of our businesses, and we cannot assure you that the cost of complying with these initiatives or that the effects of these initiatives will not have a material adverse effect on our profitability or financial condition in the future. We operate systems and policies to ensure that we are complying with the statutes and regulations that impact our operations.

Organizational Structure

        The following chart shows our corporate structure:

Footnotes appear on the following page.

(1)
The investment interests of our Equity Sponsors are represented by £400.0 million initial aggregate principal amount of deep discounted bonds issued by Solvecorp Limited to PAI, Cinven and MidOcean, dual convertible discounted preferred securities issued for £145.0 million by Deluxestar Limited to Nabisco and £2.0 million of equity invested by Cinven, PAI and MidOcean through United Biscuits (Equity) Limited, a Cayman Islands company, which holds and beneficially owns 95% of the shares of UB Parent. The remaining 5% are owned by our senior management. Nabisco also holds warrants exercisable upon certain events for shares of UB Parent.

(2)
Guarantors of the senior credit facility.

(3)
Represents equity ownership in Runecorp Limited ("Runecorp").

(4)
£545.0 million of proceeds from the investments made by the Equity Sponsors were loaned from Runecorp to UB Finance, from UB Finance to Regentrealm and from Regentrealm to Finalrealm Limited for use in the acquisition of United Biscuits. Cash interest under these intercompany loans is not payable until their maturity in 2049, subject to the occurrence of specified events which may result in the acceleration of their maturity. The intercompany loan from Runecorp to UB Finance is subject to a subordination agreement pursuant to which no enforcement action may be taken, and no payments may be made, before the maturity or repayment of the notes, other than payments permitted under the indenture.

(5)
UB Finance loaned the proceeds from the original and unregistered new notes offerings to Regentrealm under intercompany loan agreements. Regentrealm used the proceeds from the original notes offering, in April 2000, to repay an existing intercompany loan from UB Finance. UB Finance used the proceeds from the loan repayment, along with borrowings under our senior credit facility, the proceeds from the sale of our interest in Young's Bluecrest Limited and cash on hand, to repay the senior subordinated bridge facility. Regentrealm used the proceeds from the unregistered new notes offering, in February 2004, to prepay £40.0 million of Term Loan A under the senior credit facility, pay the transaction fees from the offering and expects to use proceeds to finance the approximately €40 million acquisition of Triunfo Productos Alimentares S.A. from Nutrinveste SGPS, S.A.. In the event that the acquisition is not consummated, Regentrealm will be required to use the remaining proceeds to further prepay the senior credit facility. See "Description of Senior Credit Facility and Intercompany Arrangements—Intercompany Loans."

(6)
The senior credit facility at inception amounted to £625.0 million and included a £90.0 million revolving credit facility. This facility was reduced to £475.0 million in April 2003 and includes a £225.0 million revolving credit facility, of which £34.0 million was available to be drawn down at April 16, 2004. £45.0 million of the £250.0 million term facility had been repaid by January 3, 2004. The balance outstanding at April 16, 2004 is reduced by a favorable euro exchange movement since inception, amounting to £0.3 million.

Manufacturing Facilities

        We owned and operated 22 manufacturing facilities during 2003. The dry mix facility in Tunisia was closed in December 2003 and production has been transferred to our dry mix facility at Montornes in Spain. Our manufacturing network is characterized by large, well-invested facilities in the United Kingdom, which typically operate at relatively high utilization levels, and smaller, more specialized facilities in continental Western Europe. The following maps and accompanying text set forth the location and principal uses of our 21 current manufacturing facilities, including capacity in thousands of tonnes.

United Kingdom

Note: Annual capacity in thousands of tonnes.

*    The Ashby-de-la-Zouch biscuits facility will be closed in 2004.

Continental Western Europe

Note: Annual capacity in thousands of tonnes.

Environmental Matters

        Our past and present business operations and ownership and operation of real property are subject to a broad range of environmental laws and regulations in each of the jurisdictions in which we operate, such as the Environmental Protection Act 1990, the Water Resources Act 1991 and the Pollution Prevention and Control Act 1999 in the United Kingdom. These laws and regulations impose increasingly stringent environmental protection standards on us and affect, among other things, air emissions, wastewater discharges, the use and handling of hazardous materials, noise levels, waste disposal practices and environmental clean-up. As a result, we may be exposed to substantial environmental costs and liabilities, including liabilities associated with divested assets and past activities. We are not aware of any existing environmental liabilities, claims, investigations or proceedings that could reasonably be expected to have a material adverse impact on our financial position. However, we cannot predict future environmental liabilities nor can we assure you that the amounts we have provided and budgeted for will be adequate.

Employees

        As of January 3, 2004, we had approximately 10,100 employees, equivalent to approximately 9,200 full-time employees. Approximately 70% of our full-time employees, both in the United Kingdom and continental Western Europe, are represented by unions. We have historically enjoyed good working relationships with our unions and have not recently experienced any significant work stoppages, slowdowns or other collective employee actions that have materially disrupted our business.

Trademarks and Licenses

        We own a substantial number of registered and unregistered trademarks in countries throughout the world for use in connection with the sale, marketing and manufacture of our biscuits and snack products. These trademarks are critical to our operations because brand-name recognition is a key factor in the success of many of our product lines. The current registrations of these trademarks are effective for varying periods of time and may be renewed periodically provided we comply with all applicable laws.

        Nabisco has granted us an exclusive license for the manufacture, marketing, sale and distribution of products under a number of material trademarks. We entered into an exclusive sublicense with Merola Finance B.V. ("Merola"), a licensee of Nabisco, for the manufacture, sale and distribution of Oreo, Chips Ahoy!, Air Crisps, Nabisco (House Mark), Nabisco (with Corner Triangle), Ritz and Teddy Grahams in parts of Europe, North Africa and the Middle East. Each of these licenses expires the earlier of (1) five years following a change of control of United Biscuits or (2) a material breach by us of any of the license agreements occurs. Under the sublicense agreement with Merola, we are required to pay a royalty for net sales equal to 1.5% of the net sales price of (x) all licensed products sold or distributed in the licensed territory and (y) all products sold or distributed in Iberia, whether or not these products bear the licensed trademarks, but excluding those products bearing United Biscuits trademarks, up to a maximum amount equal to the net royalty paid by Merola to Nabisco for calendar year 1999. As a consequence of the agreement with Nabisco, effective from February 18, 2003, not to complete the acquisition of Nabisco's business in the Middle East, the agreement with Merola has been amended to exclude territories associated with the Middle Eastern business. The sum of $959,000 (approximately £0.6 million) was paid by Nabisco as consideration for exclusion of those territories.

        We acquired Nabisco's Royal trademark in most of the countries in Europe, the Middle East and Africa. Nabisco remains the owner of the Royal trademark in the rest of the world. We have agreed with Nabisco that until July 2005, neither of us will actively market Royal-branded products or establish any branch or maintain any distribution depot for products under the Royal trademark in the territories of the other party.

        As part of our acquisition of the Royal trademarks, Nabisco assigned to us license agreements with Del Monte Foods Italia, S.r.l., in relation to grocery products produced by it under the Royal trademark in Italy, and with Agna Ludvigsson, in relation to its manufacture and sale of baking powder and puddings in Iceland under the Royal trademark.

        We have entered into a know-how cross-license with Nabisco. Under this agreement, each party grants to the other a non-exclusive, perpetual, irrevocable, royalty-free license to use and exploit its know-how regarding the manufacture and use of dairy-based, dry dessert mixes marketed and sold under the Royal trademark.

        We have granted an exclusive and royalty-free license to Nabisco to use some Marbu trademarks in connection with the production and marketing of baked goods in Argentina, Chile, China and Indonesia, and the Filis trademark in Mexico. The license is perpetual, but can be terminated by either party in the event of a material breach by the other party.

        We have an ongoing, non-exclusive license with Mars (UK) Limited (Masterfoods) for the manufacture and distribution of Galaxy, Starburst, M&M's, Bounty, Snickers and Milky Way snack cakes in the United Kingdom. This license commenced on April 4, 1998 and may be terminated subject to specific provisions.

        We also enter into license agreements in connection with various promotions, usually for a short-term period. These short-term licenses typically run for six months to one year with varying promotional fees to be paid by us, depending on the agreement. A typical short-term license allows us to use a particular trademark within a specified territory on our branded products or in connection with in-store promotions or television or print advertising.

        We also own licenses and patents and possess know-how relating to our products and manufacturing processes and product packaging. These licenses, patents and know-how, along with the trademarks we own and that we are licensed to use, represent one of our major commercial assets.

Legal Proceedings

        We were involved in multiple lawsuits in France over the "smiley face" trademark we use in the mini BN products we market in France. Franklin Loufrani, a French citizen, claims to be the registered owner of the trademark since September 27, 1991, the date of his filing with the French trademark office. In November 1999, we requested the Tribunal de Grande Instance of Paris to cancel the trademark filed by Mr. Loufrani for non-use under the French trademark law. Although the Tribunal rejected this request on procedural grounds, we have appealed the case to the Cour d'Appel of Paris and filed another request for cancellation of the trademark with the Tribunal de Grande Instance. In July 2000, Mr. Loufrani brought a suit against us in the Tribunal de Grande Instance of Nantes for trademark violation and requested the court to seize packages of mini BN products with the smiley-face trademark and issue an injunction prohibiting us from using the trademark. The final hearing for pleadings in the Tribunal de Grande Instance of Paris took place on October 19, 2001 and a decision was made in our favor on January 22, 2002. The court awarded us a "provisional execution" which allows us to continue to use the trademark as Mr. Loufrani's registration was deemed to be null as far as the biscuit category is concerned. However, Mr. Loufrani filed an appeal and we filed a counter-statement closure of written proceedings for February 10, 2003. Oral proceedings were scheduled for April 1, 2003. In March 2003 Mr. Loufrani offered to enter into a Settlement Agreement if both parties would withdraw their claims before the Cour d'Appel of Paris and the Tribunal de Grande Instance of Nantes. On April 1, 2003, our lawyers attended a hearing and asked for the matter to be removed from the list of outstanding cases in view of the settlement agreement proposal. This has been agreed to. If the case is not reinstated by April 1, 2005 by either Mr. Loufrani or ourselves, the judgment rendered in the first instance by the Tribunal de Grande Instance of Paris will be final and enforceable. The action in the Tribunal de Grande Instance in Nantes has been suspended pending the outcome of the Paris adjournment. If the matter is reinstated and the result is in our favor, the action in Nantes will be irrelevant. Our annual sales of mini BN products in 2003 were €16.8 million (approximately £11.6 million).

        We are from time to time also involved in various routine legal proceedings incidental to the ordinary course of our business. We believe that the outcome of all pending legal proceedings, either individually or in the aggregate, will not have a material adverse effect on our consolidated financial condition or results of operations.

MANAGEMENT

Directors and Executive Management

        The following table sets forth the names and positions of the directors and executive management of UB Finance and Regentrealm.

Name	Date of Birth	Position Held
David Fish	05/31/48	Chairman (1)
Malcolm Ritchie	06/13/54	Chief Executive(2)
Will Carter	11/30/56	Managing Director—U.K.
Joan Casaponsa	08/29/57	Managing Director—Southern Europe(4)
Ian Cray	08/12/57	Chief Financial Officer
Graham Johns	06/17/56	Managing Director—Biscuits Category(3)
Kevin McGurk	02/07/64	Operational Services Director
Benoit Testard	04/23/55	Managing Director—Northern Europe(4)
Bill Winthrop	05/23/50	Management Services and Supply Chain Director
Robert Bradish	06/11/52	Director(2)
Graham Clempson	08/25/61	Director(2)
Bertrand Meunier	03/11/56	Director(2)
Dominic Murphy	03/14/67	Director(2)

(1)
Appointed February 2, 2004.

(2)
Statutory director of UB Finance and Regentrealm.

(3)
Member of the Executive Management Team until his employment ceased on December 31, 2003.

(4)
Appointed as member of the Executive Management Team in September 2003.

        David Fish was appointed Chairman on February 2, 2004. Before joining United Biscuits, Dr. Fish worked for the Mars organization for 27 years, until 2001. During his last seven years with Mars he was a member of the Mars Incorporated Operating Board. During his time at Mars he held a number of senior management positions including President, Snackfoods Europe and Joint President, Masterfoods Europe, the operating company for all of Mars' European activities. He has also held Vice President positions in marketing, country management and personnel. He is currently non-executive director of Royal Mail Holdings plc, Tate and Lyle plc and Christian Salvesen plc, where he is also Chairman.

        Malcolm Ritchie was appointed Chief Executive in September 2000 and also held the position of Chairman from September 2000 until February 1, 2004. Before joining United Biscuits, Mr. Ritchie served as President of Heinz Europe, Executive Vice President of Heinz and as a member of the board of Heinz from 1998. From 1994 to 1997, Mr. Ritchie served as Managing Director of Heinz U.K. Before joining Heinz, Mr. Ritchie was Chief Executive of the European Ambient Foods Group of Hillsdown Holdings and had previously held management positions in the food industry with Premier Brands and Cadbury Schweppes.

        Will Carter was appointed Managing Director—U.K. in September 2003, having previously served on the Executive Management Board as Managing Director—Snacks Category, since January 2001. Mr. Carter served as Managing Director of KP Foods from 1999 until 2001. Mr. Carter has been with United Biscuits for over 20 years and served as McVitie's U.K. Marketing Director from 1998 to 1999, as Snacks Business Unit Director from 1996 to 1998 and before that, as Marketing Director of Terry's Group.

        Joan Casaponsa was appointed Managing Director—Southern Europe in September 2001. In September 2003, Mr. Casaponsa was appointed to the Executive Management Board. Before joining United Biscuits in 2001, Mr. Casaponsa served as Managing Director of Lindt Chocolates in Spain and

President and Managing Director of Lindt Chocolates in France from 1995 to 2001 and before, as Managing Director of Del Monte Foods Iberia, S.L. from 1991 to 1995.

        Ian Cray was appointed Chief Financial Officer upon joining United Biscuits in January 2001. Before joining United Biscuits, Mr. Cray served as Group Treasurer of the Diageo Group, a position he had held since 2000. From May 1997 to 2000, Mr. Cray was the Finance Director of Global Operations within UDV and held that post throughout the integration process arising from the merger of Grand Met and Guinness. From 1996 to May 1997, Mr. Cray was Director of Group Treasury for Grand Met. Mr. Cray was with Diageo and its predecessor companies for 14 years, and previously worked for Cadbury Schweppes and Unilever.

        Graham Johns was appointed Managing Director—Biscuits Category and Managing Director of UK Biscuits in January 2001 and served on the Executive Management Board until he left United Biscuits on December 31, 2003. Before joining United Biscuits, Mr. Johns served in several management positions at Heinz Europe including Managing Director—European Infant Feeding. Before joining Heinz in 1987, Mr. Johns served as Marketing Manager of Courage Brewing.

        Kevin McGurk was appointed Operational Services Director in February 2001. Before joining United Biscuits, Mr. McGurk served as European Purchasing Director of Heinz from 1999. He also previously served as Purchasing General Manager of the Heinz European Grocery Division from 1996 to 1999. Before joining Heinz, Mr. McGurk spent several years with the Ambient Foods Group of Hillsdown Holdings where he served as the European Group Purchasing Manager.

        Benoit Testard was appointed Managing Director—Northern Europe in February 1999. In September 2003, Mr. Testard was appointed to the Executive Management Board. Before joining United Biscuits, Mr. Testard served in various roles including Marketing Director, Sales Director and Business Unit Manager at Fromageries Bel Group from 1985 to 1999. Before joining Fromageries Bel Group in 1985, Mr. Testard served as Product Manager for Reckitt and Colman for five years.

        Bill Winthrop was appointed Management Services and Supply Chain Director in September 2003, having served on the Executive Management Board as Group Management Services Director since November 2000. Before joining United Biscuits, Mr. Winthrop served as Management Services Director of Heinz Europe from 1994 to 2000. Before joining Heinz in 1993, Mr. Winthrop served as European Information Services Director for Black & Decker.

        Robert Bradish is Vice President of Strategy and Development for Kraft Foods Western Europe region. Mr. Bradish has been with Kraft Foods for over 25 years and has held a variety of management positions both in the United States and Europe. Before assuming his current position in 1999, Mr. Bradish was Vice President of Strategy and Development, Kraft Foods International, and from 1995 to 1998 was Vice President of Strategy and Development, Kraft Foods Central and Eastern Europe, Mideast and Africa region. Nabisco was acquired by Kraft Foods and Mr. Bradish became a member of the boards of UB Finance and Regentrealm on December 21, 2000.

        Graham Clempson is European Managing Partner of MidOcean Partners, a private equity fund. He is also Chief Executive Officer of MidOcean Partners' European Advisor, MidOcean UK Advisor LLP. Mr. Clempson is also Chief Executive Officer of Morgan Grenfell Private Equity Limited. Formerly, Mr. Clempson was European Managing Partner for DB Capital Partners and Chief Executive Officer of Morgan Grenfell Private Equity. Mr. Clempson joined Bankers Trust in 1983 and then moved to Deutsche Bank following the merger of Bankers Trust into the Deutsche Bank group in June 1999. Before his current appointment with DB Capital Partners in 2000, Mr. Clempson was Co-Head of European Investment Banking from 1999 and had particular responsibility for the Financial Sponsor Coverage and High Yield departments. Mr. Clempson became a member of the boards of UB Finance and Regentrealm on February 28, 2002.

        Bertrand Meunier is a member of the Executive Committee of PAI partners. Mr. Meunier became a member of the boards of UB Finance and Regentrealm on March 22, 2000. Mr. Meunier joined PAI in 1982. From 1985 to 1996, Mr. Meunier was in charge of investment activity in PAI's Information, Technology and Telecommunications Division. Since 1996, Mr. Meunier has been responsible for investments in the Consumer Products and Services sector. He is also a director of Elis, Stoeffler, Evialis, Panzani, STEF-TFE, Keolis, Yoplait, Provimi and Royal Canin.

        Dominic Murphy is a partner in Cinven. Mr. Murphy became a member of the boards of UB Finance and Regentrealm on March 22, 2000. Before joining Cinven in 1996, Mr. Murphy worked for the private equity company 3i and qualified as a chartered accountant with Arthur Andersen. Mr. Murphy holds a degree in Economics from Liverpool University. He is also a director of National Car Parks and Fitness First.

        David Fish joined as our Chairman on February 2, 2004. Mr. Ritchie will continue in his role as our Chief Executive. The appointment of a chairman is good corporate governance, which is of increasing importance to all major businesses. As Chairman, Dr. Fish will undertake the main interaction with our shareholders. This will allow Mr. Ritchie to spend more time on the operational and strategic management of the business.

        The address of the directors and executive management of United Biscuits is c/o United Biscuits, Hayes Park, Hayes End Road, Hayes, Middlesex UB4 8EE, United Kingdom.

Compensation and Incentive Arrangements

Compensation Arrangements

        The aggregate compensation paid to all of our directors and executive management in 2003 was approximately £2.2 million. Of this aggregate compensation, approximately £2.0 million was paid in salaries (including bonuses and a severance payment), approximately £86,000 was paid as benefits-in-kind and approximately £73,000 was paid in pension contributions. For 2003, the highest-paid director or executive received £0.4 million including benefits-in-kind and pension contributions. Details of our annual incentive bonus plans are provided below. There were no entitlements to payment under the 2003 Senior Management Incentive Scheme.

        Under the shareholders agreement between UB Parent and the Equity Sponsors, UB Parent makes annual payments of £25,000 in directors' fees to the Equity Sponsors for each of their nominated directors ("Equity Sponsor directors") in addition to payment of all reasonable out-of-pocket expenses incurred by the directors in connection with their participation in board meetings. The shareholders agreement is described in "Major Shareholders and Related Party Transactions—Financing of UB Acquisition—Shareholders Agreement."

2003 Management Incentive Schemes

        The 2003 Senior Management Incentive Scheme was established to provide cash bonuses to approximately 1,000 senior managers in the United Kingdom and Northern Europe based on pre-set performance targets. The performance targets were not met in 2003 and therefore no payments will be made to participants for 2003.

        A separate annual incentive award plan was established for the Southern European senior management. Financial targets were met in respect of 2003 and the plan was implemented. Individual participants were entitled to receive scaled payments depending on the targets achieved and the individual's personal performance under the appraisal system.

Senior Management Equity Purchase Scheme

        Under the articles of association of UB Parent, members of our executive management are entitled to purchase shares in UB Parent representing 3% of the equity of UB Parent ("M Shares"). M Shares were purchased by members of our executive management at the price of £4.70 per share in May 2001 and totaled approximately £300,000. Other lower-tier members of our senior management were given the opportunity to purchase shares in a separate class of shares representing 2% of the equity of UB Parent ("E Shares"). E Shares were purchased by lower-tier members of our senior management during 2001 and 2002 at a price of £4.70 per share and totaled approximately £200,000.

        Individuals who leave our employment are required to sell the shares that they have purchased to the United Biscuits Employee Benefit Trust (the "EBT"). They receive either cost or market value in accordance with the provisions contained in the articles of UB Parent and the reason for their leaving our employment. Shares held in the EBT are offered for purchase to new or existing employees at the direction of the board of directors.

        The M Shares and E Shares, together with the ordinary shares of UB Parent, rank pari passu for any dividends and on a return of capital, including the liquidation of UB Parent. The holders of M Shares are entitled to one vote per share at a shareholders' meeting, while the E Shares do not carry any votes. These shares in UB Parent may be transferred subject to restrictions set forth in its articles of association.

PRINCIPAL SHAREHOLDERS

        All of the ordinary shares of Regentrealm are held and beneficially owned by UB Finance. All the ordinary shares of UB Finance are held and beneficially owned by Runecorp, a wholly owned subsidiary of UB Parent. United Biscuits (Equity) Limited ("UB Equity Cayman") holds and beneficially owns 95% of the shares of UB Parent, the remaining 5% are owned by senior management. PAI, Cinven and MidOcean own 39.8%, 39.8% and 20.4% of the voting shares of UB Equity Cayman, respectively.

        Nabisco holds UB Parent warrants that are exercisable upon the earlier of a listing of UB Parent's shares, a sale of UB Parent or the 49th anniversary of the warrant deed on July 25, 2049. The number of ordinary shares issuable upon exercise of the warrants is based on a formula which, if calculated at the time of the UB acquisition, would have been for approximately 26.51% of the equity of UB Parent. Nabisco may exercise its warrants by the tender of its £145.0 million dual convertible discounted preferred securities of Deluxestar Limited ("Deluxestar"), a direct wholly owned subsidiary of UB Parent.

        The Equity Sponsors are parties to a shareholders agreement which provides for certain rights and obligations regarding their share ownership. See "—Financing of UB Acquisition—Shareholders Agreement."

SIGNIFICANT SUBSIDIARIES

        The following table sets forth our significant subsidiaries, their geographic locations and our ownership interest.

Subsidiary	Geographic Location	Ownership Interest
Regentrealm Limited	United Kingdom	100%
United Biscuits (Holdings) Limited	United Kingdom	100%
United Biscuits (UK) Limited	United Kingdom	100%
UB Investments plc	United Kingdom	100%
UB Overseas Limited	United Kingdom	100%
United Biscuits France SAS	France	100%
United Biscuits Industrie SAS	France	100%
UB Investments (Netherlands) BV	The Netherlands	100%
Koninklijke Verkade NV	The Netherlands	100%
United Biscuits Iberia, S.L.	Spain	100%
Galletas United Biscuits S.A.	Spain	100%
Carnes y Conservas Espanolas S.A.	Spain	100%
NV Biscuits Delacre SA	Belgium	100%

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Below is a description of transactions we entered into with our shareholders or affiliates during the three-year period ended January 3, 2004. Some of these relationships continue to be in effect and may result in conflicts of interest between us and these shareholders or affiliates.

        In connection with the UB acquisition, we agreed to undertake certain acquisitions and dispositions, including the EMENA acquisition and the sale of the Asian assets discussed below in order to focus our business on our key Western European markets.

Nabisco Transactions

EMENA Acquisition

        In March 2000, Deluxestar, an affiliate of our parent, UB Parent, entered into an agreement to acquire from Nabisco the beneficial interests in some of its European, Middle Eastern and North African assets (together, the "EMENA Assets") located in Iberia, Saudi Arabia and Tunisia, respectively. The transfers of the Iberian and Tunisian businesses were completed on July 11, 2000 and April 20, 2001, respectively. The EMENA Assets were valued at £167.0 million, including assumed debt and as adjusted to the 2000 fiscal year end. On November 29, 2001, a further adjustment of £10.2 million was agreed with Nabisco, reducing the total transactional value to £156.8 million. Following further discussions between Nabisco and United Biscuits, Nabisco has confirmed, by agreement effective from February 18, 2003, that it does not intend to withdraw from the Saudi Arabian joint venture arrangement. In accordance with the July 2000 agreement, Nabisco has paid $4.8 million (approximately £3.0 million) to United Biscuits as an adjustment to the purchase price. The adjusted total transactional value is £153.8 million. In connection with the EMENA acquisition, Deluxestar issued to Nabisco dual convertible discounted preferred securities and the number of ordinary shares issuable under warrants previously issued to Nabisco by UB Parent was adjusted.

Sale of Asian Assets

        On July 11, 2000, we entered into an agreement to sell our operations in mainland China, Hong Kong and Taiwan and the related intellectual property rights to Nabisco. Our assets were valued at £75.0 million and Nabisco paid cash of £63.1 million and assumed £11.9 million of external debt. On November 29, 2001, an adjustment of £1.2 million was agreed with Nabisco and the transactional value was thereby reduced to £73.8 million. We completed the sale of our assets in Hong Kong and Taiwan on September 29, 2000. We completed the sale of our operations in China on March 25, 2002.

Nabisco License Agreements

        As part of the Transactions, in July 2000, we entered into a series of trademark license agreements with Nabisco under which Nabisco granted us an exclusive license for the manufacture, marketing, sale and distribution of products under a number of material trademarks. Effective from February 18, 2003 and in connection with the decision not to complete the acquisition of Nabisco's business in the Middle East, the agreement with Merola was amended to exclude territories associated with the Middle Eastern business. The sum of $959,000 (approximately £0.6 million) was paid by Nabisco as consideration for excluding these territories. The Nabisco license agreements are discussed in "Operating and Financial Review and Prospects—Trademarks and Licenses."

Financing of UB Acquisition

        The UB acquisition was funded by loans under our senior credit facility, a senior subordinated bridge facility, deep discounted bonds, dual convertible preferred discounted securities and equity contributions. The senior subordinated bridge facility was repaid, in part with the net proceeds from the notes offering. As of January 3, 2004, our total outstanding long-term debt, including current maturities but excluding intercompany loans and unamortized debt issuance costs, was £675.3 million. Deutsche Bank AG London, an affiliate of MidOcean, is a joint arranger and lender under our senior credit facility, was a facility agent and lender under our senior subordinated bridge facility, a co-manager of the old notes offering and sole manager of the unregistered new notes offering, for which they received the customary fees.

Shareholders Agreement

        On March 17, 2000, the Equity Sponsors entered into a shareholders agreement with UB Parent, which was supplemented on April 17, 2000. The shareholders agreement was supplemented again on March 13, 2003. Among other things, the shareholders agreement provides that each of the Equity Sponsors, subject to maintaining specified ownership thresholds, has the right to appoint an equal number of directors (currently three) to the board of directors of UB Parent, except for MidOcean, which has the right to appoint two directors. The quorum for the transaction of business at any board meeting is one director from each of the Equity Sponsors, including the MidOcean director. No resolution of the directors will be effective unless approved by a majority of the directors present.

        Under the shareholders agreement, each of the Equity Sponsors is entitled to receive an annual monitoring fee for their financial oversight and investment monitoring services. Subject to the discretion of the board of directors of UB Parent, the amount of the monitoring fee may be increased from time to time. PAI and Cinven were initially entitled to receive £266,667 each, Nabisco was initially entitled to receive £200,000 and DB Capital was initially entitled to receive £141,666. The fees payable for the years ended April 14, 2002 and April 14, 2003 were agreed at £984,375 of which PAI and Cinven were entitled to £300,000 each, Nabisco was entitled to £225,000 and MidOcean (2002: DB Capital) was entitled to £159,375.

        Each of the directors of UB Finance and Regentrealm is also a director of UB Parent. PAI and Nabisco each have an additional two directors on the board of UB Parent and Cinven and MidOcean each have one additional director on the board of UB Parent. Under the shareholders agreement, UB Parent makes annual payments of £25,000 in directors' fees to the Equity Sponsors for each of their nominated directors, and pays all reasonable out-of-pocket expenses incurred by the directors in connection with their participation in board meetings. The shareholders agreement provides that UB Parent may not take particular actions without the prior written consent of Nabisco, including:

  •
  appointing or removing officers;

  •
  issuing additional securities, and

  •
  UB Parent or its subsidiaries participating in transactions, including an acquisition or sale of assets, or a merger, consolidation or partnership with other companies where the value of the transactions exceeds £25.0 million in the aggregate.

        The shareholders agreement provides, however, that the prior written consent of Nabisco will not be required for the sale, lease, license or other disposition of all or any part of the BN and/or Delacre brands on or after January 1, 2003.

        95% of the shares and share equivalents of UB Parent are held by UB Equity Cayman, and Nabisco. The shareholders agreement provides that none of UB Equity Cayman, Nabisco nor any other holder of UB Parent's or UB Equity Cayman's shares may transfer its shares to a person other than its respective affiliates for a period of three years after the execution date of the shareholders agreement (the "restricted period"). The restricted period expired on March 16, 2003, and each of Nabisco and UB Equity Cayman are subject to a right of refusal in the event that a third party makes a bona fide offer to purchase all or substantially all of its shares in UB Parent. If the other shareholder does not exercise its rights, then the selling shareholder may sell its shares to the third party and require the other shareholder to sell all of its shares to the third-party purchaser. If the selling shareholder is selling more than 5% of the outstanding ordinary shares of UB Parent, the other shareholder can require the third party to purchase a proportionate number of its shares. The shareholders agreement also requires that if Cinven, PAI or MidOcean receives an offer from a bona fide third party to purchase all or substantially all of their shares in UB Equity Cayman, Nabisco has the right to purchase those shares on the same terms that would apply to an offer for the shares of UB Parent.

        If UB Equity Cayman desires to sell most or all of its shares in UB Parent after the restricted period ends, it must give Nabisco the right to make an offer to purchase those securities at a price set by Nabisco. If Nabisco does not make an offer, UB Equity Cayman is free to sell its shares. If Nabisco makes an offer, UB Equity Cayman may then provide a counter-offer price. If Nabisco does not elect to buy the shares at the counter-offer price, then UB Equity Cayman may proceed within 90 days with a private sale of all the shares to a bona fide third party if the sale price is at least 105% of Nabisco's initial offer price. If UB Equity Cayman sells its shares to a third party, it has the right to require Nabisco to sell its shares to the third party. If the shares being sold by UB Equity Cayman amount to more than 5% of the outstanding shares of UB Parent, Nabisco can sell a proportionate number of its shares to the third party. The shareholders agreement also requires that if PAI, Cinven or MidOcean desires to sell most or all of their shares in UB Equity Cayman, Nabisco has a right of first offer to purchase those shares under the same terms that apply to a sale of the UB Equity Cayman securities.

        The shareholders agreement also provides for a Nabisco right of first offer to purchase all of the securities of UB Equity Cayman after the restricted period expired. If UB Equity Cayman elects not to sell to Nabisco under any of the right of first-offer provisions of the shareholders agreement, UB Equity Cayman has the right to sell all or some of its securities in a public sale, subject to procedures requiring notice to Nabisco. Nabisco has the right to then purchase those securities before the public sale. UB Equity Cayman may only exercise the rights contemplated under the right of first offer and public sale provisions of the shareholders agreement twice in aggregate in any calendar year.

        The exercise of these sale and purchase rights may under certain circumstances result in a change of control under the indenture which would require us to make an offer for the notes.

        The shareholders agreement also gives the holders of these ordinary shares pre-emptive rights on future sales of securities by UB Parent.

        For the duration of the shareholders agreement and for one year from its termination date, none of the Equity Sponsors are permitted directly or indirectly to carry on the business of United Biscuits in a territory defined to include most nations within the European Union and the European Free Trade Association and a number of nations in Eastern and Central Europe and North Africa, other than through UB Parent and/or its subsidiaries. Except for this prohibition nothing in the shareholders agreement limits the current or future business activities of the shareholders of UB Parent, whether or not those activities compete with those of UB Parent and its subsidiaries.

        In connection with the UB acquisition, Cinven, PAI and DB Capital entered into a consortium agreement with each other and with UB Equity Cayman and its subsidiaries. The consortium agreement was supplemented on March 13, 2003. Under the consortium agreement, PAI, Cinven and MidOcean have the right to appoint up to four, four and two directors of UB Equity Cayman, respectively, and each of these directors shall be entitled but not obligated to be a director of each of UB Parent and its subsidiaries. The quorum for the transaction of business at any board meeting is one director from each of Cinven, PAI and MidOcean. The consortium agreement provides that particular actions relating to UB Equity Cayman and its subsidiaries, including, among other things, changes in the nature of their business, dissolution, transactions outside the ordinary course of business, remuneration of directors, establishment of incentive schemes giving rise to payments outside the budget and share option schemes, require the prior written consent of PAI, Cinven and MidOcean. The board may not take other significant actions without the prior written consent of a majority of the shareholders. The consortium agreement also contains restrictions, similar to those in the shareholders agreement, on the ability of the shareholders to transfer their shares.

Transaction Fees

        As part of the Transactions, we and our affiliates entered into an agreement with the Equity Sponsors regarding financing fees payable to Cinven, PAI, Nabisco and DB Capital for their services in connection with the Transactions. Under the agreement, we agreed to pay £6.0 million each to PAI and Cinven, £3.1 million to DB Capital and £4.9 million and $5.0 million to Nabisco. We believe that these fees, which were negotiated among the Equity Sponsors on an arm's-length basis, are comparable to fees paid to private equity sponsors in comparable transactions. Payment of the transaction fees was completed during 2001. Also, in 2001, we paid $10.0 million to Nabisco in full and final settlement of outstanding third party expenses relating to the UB acquisition.

DESCRIPTION OF SENIOR CREDIT FACILITY AND INTERCOMPANY ARRANGEMENTS

        The following summary of certain provisions of our senior credit facility, the intercompany loans and the Intercreditor Deed does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the underlying documents.

        As a result of the debt we incurred in connection with the UB acquisition and the notes offering, we have significant debt service and repayment obligations under the senior credit facility and the notes. In 2003, we incurred interest charges totaling £63.7 million in respect of our borrowings under the senior credit facility, the senior subordinated notes and other bank facilities.

Senior Credit Facility

        Our senior credit facility was entered into in connection with the UB acquisition and initially consisted of four facilities (Term Loans A, B, C and D) and a revolving facility of £90.0 million, which was reduced to £60.0 million in May 2002. The loan facilities were used to finance the UB Finance acquisition, support the refinancing of our senior subordinated bridge facility and the repayment, on May 1, 2001, of $125.0 million aggregate principal amount of 9% Notes due 2001. As of December 28, 2002, we had borrowed the full £535.0 million under the term loan facilities, £453.7 million of which remained outstanding. £7.5 million had also been drawn down as ancillary facilities under the revolving facility to cover day-to-day banking requirements.

        On January 28, 2003, £15.0 million was prepaid and allocated across all of the facility loans in accordance with the terms of our senior credit facility agreement.

        On April 9, 2003, we amended the terms of our senior credit facility agreement. The amount outstanding for our Term Loans A, B, C and D and our revolving credit facility on that date was £438.9 million. We merged these loans into one fully drawn Term Loan A in the amount of £250.0 million and a revolving credit facility of £225.0 million, of which £184.0 million was drawn down at that time together with £7.0 million of ancillary facilities. Term A loan is predominantly denominated in sterling, but does include a tranche of €20.0 million.

        Our senior credit facility provides that Term Loan A will be repaid in 10 semiannual installments which began in October 2003 and will end in April 2008. On October 31, 2003, we made a scheduled repayment of £5.0 million, and on February 18, 2004 we repaid a further £40.0 million after we issued the new senior subordinated notes. See "—Senior Subordinated Notes." The repayment, in accordance with the letter of consent, was allocated against the scheduled Term Loan A repayments due in 2004 and the balance thereafter was allocated against the Term Loan A scheduled repayment due in April 2005, leaving a balance of approximately £10 million repayable in April 2005. As of April 16, 2004, £204.7 million remained outstanding. The debt outstanding reflects a favorable exchange movement of £0.3 million in respect of the remaining euro principal. At April 16, 2004, we were scheduled to make the following principal payments on the term loan facilities under our senior credit facility:

Year	Total Payment Amount
(£ million)
2005	35.0
2006	54.9
2007	72.4
2008	42.4

Total	204.7

        Our revolving credit facility provides for revolving advances and the issuance of letters of credit in an aggregate amount of up to £225.0 million outstanding at any time to be used for general corporate purposes. Each advance made under the revolving credit facility must be repaid on the last day of each interest period relating to it, although amounts are available to be re-borrowed, subject to the maximum limit available under the facility. In addition to the £184.0 million drawn on April 9, 2003, £7.0 million of ancillary facilities were also drawn down. The sum of £6.0 million was drawn to cover the day-to-day banking requirements of our U.K. business. Of this sum £4.8 million is for the provision of an overdraft facility and £1.2 million covers contingent liabilities, such as bank guarantees. There were no drawings under the overdraft facility at April 16, 2004. There is also a contingent liability for a £1.0 million letter of credit issued to cover an overdraft facility for our subsidiaries in the Netherlands. There were no drawings under the overdraft facility at April 16, 2004.

        On April 17, 2003, an additional £20.0 million was drawn down under our revolving credit facility for a period of one month. On May 19, 2003, the £20.0 million was repaid and a further £10.0 million was drawn down and repaid on June 18, 2003. On October 15, 2003, an additional £15.0 million was drawn down for a period of one month, which was extended for an additional month on November 14, 2003. On December 12, 2003 the £15.0 million was repaid. On December 19, 2003, an additional £10.0 million was drawn down for a period of one month and subsequently repaid on January 16, 2004. We had £24.0 million of our revolving facility available to be drawn as of January 3, 2004.

        Advances under the facilities bear interest at annual rates equal to LIBOR plus, where appropriate, any applicable mandatory liquid asset costs, plus a margin of 1.375%. A margin adjustment mechanism is in effect, under which the applicable margin may be reduced based on the ratio of total net debt to earnings before interest, tax depreciation and amortization ("EBITDA," used here as it was defined in our senior credit facility) reflected in the financial statements delivered for the previous accounting quarter. As at January 3, 2004 the margin applicable to Term Loan A and the revolving credit facility was 1.375%.

        An annual issuing bank fee of 0.125% is payable quarterly in arrears on the issuing bank's exposure under any letters of credit in addition to the margin applicable to our revolving credit facility. Commitment commissions are payable quarterly in arrears at an annual rate of 0.6875% on the undrawn and uncanceled portion of our revolving credit facility.

        Under our senior credit facility, we are required to make mandatory prepayments in some circumstances out of the net proceeds we receive from price adjustments in connection with the Transactions, asset disposals, insurance claims and surplus cash. We are also permitted to make voluntary prepayments on the loan under the senior credit facility.

        We are required to comply with financial covenants under our senior credit facility. These covenants require us to maintain specified consolidated financial ratios for EBITDA to net cash interest and total net debt to EBITDA. We fully adopted FRS 17 at the end of the current fiscal year. We anticipated that, due to the accounting adjustment required as a result of the adoption of FRS 17, see "—Continuing Operations—Adoption of FRS 17," in the Financial Statements for the 53 weeks ended January 3, 2004, and the way in which we are required to calculate EBITDA under our senior credit facility agreement, we would be marginally outside the EBITDA to net cash interest ratio of 3.35 to 1.0 for the fiscal quarter ending January 3, 2004. On December 22, 2003, we formally agreed with the senior bank agent and the syndicate participants that the accounting adjustment required should be reversed for the purposes of determining EBITDA for financial covenant purposes for the last fiscal quarter of 2003.

        On February 13, 2004, after a presentation to the senior bank agent and the syndicate participants, we received a letter of consent from the senior bank agent to waive or amend some of the provisions of the senior credit facility agreement to reflect, among other things:

  •
  a potential acquisition in Southern Europe, see Item 5. "Operating and Financial Review and Prospects—Significant Factors Affecting our Results of Operations—Acquisitions and Dispositions;"

  •
  the issuance of new senior subordinated notes under the related indenture and the subsequent use of part of the proceeds to prepay £40.0 million of Term Loan A; and

  •
  revised financial covenant ratios.

        The specified consolidated financial covenant ratios that we must maintain following the new arrangements are:

  •
  EBITDA to net cash interest ratio ranging from 2.10 to 1.0 for the first fiscal quarter of 2004 to 3.25 to 1.0 for the fourth fiscal quarter of 2007 and for every fiscal quarter afterwards; and

  •
  total net debt to EBITDA ratio ranging from 5.1 to 1.0 for the first fiscal quarter of 2004 to 3.7 to 1.0 for the first fiscal quarter beginning in 2007 and 3.45 to 1.0 for every fiscal quarter afterwards.

        Our senior credit facility placed annual limits on our maximum capital expenditures. After the refinancing in April 2003 the financial covenant was amended to place annual limits on our combined maximum restructuring costs and capital expenditures. The limit imposed for 2003 was £103.9 million. As a result of the new arrangements agreed in February 2004 the limits going forward have been amended. The limits decrease from year to year, from £122.7 million in 2004 down to £66.6 million in 2008 with the right to carry forward any unspent restructuring and capital expenditures in any given year up to a maximum carry-forward in any given year of £15.0 million.

        We currently comply with all of our financial covenants under our senior credit facility and expect to able to comply with our financial covenants on the next testing date at the end of the second quarter of 2004.

Hedging Arrangements

        Regentrealm was required by the terms of our senior credit facility to enter into hedging arrangements to provide protection from interest rate risk exposure arising because the financing under the senior credit facility is at floating interest rates. The hedging arrangements were required to cover at least 50% of the amount of the total commitments under our term loan facilities for a period of at least two years from the date of the closing of the UB acquisition. This requirement came to an end in 2002. Hedging banks are entitled to security, guarantees and subordination rights which rank at least equal to those granted to the lenders under our senior credit facility.

        Regentrealm currently has two interest rate swaps in place to hedge its interest rate exposure under our senior credit facility. Under one swap it receives interest at six-month LIBOR and pays interest at 5.685% on £150.0 million, and under the second swap it receives interest at six-month LIBOR and pays interest at 4.78% on £62.5 million. The £150.0 million swap expires on October 28, 2005 and the £62.5 million swap expires on October 28, 2006.

Intercompany Loans

        UB Finance loaned the proceeds from the notes offerings to Regentrealm. UB Finance also loaned to Regentrealm the proceeds of the intercompany loans in the aggregate principal amount of £545.0 million made to UB Finance by its parent, Runecorp. The payment terms of the intercompany loans made with the proceeds of the notes offering mirror the payment terms of the notes to enable Regentrealm to pay amounts to UB Finance equal to the amounts due from time to time under the notes. These intercompany loans are subordinated in right of payment to Regentrealm's obligations under our senior credit facility.

Intercreditor Deed

        UB Finance, its parent companies and most of its subsidiaries are parties to an intercreditor deed. Until the date all obligations under our senior credit facility have been repaid in full, the intercreditor deed will, among other things:

  •
  prohibit UB Finance from making any payments on the notes other than scheduled interest payments, costs and expenses relating to the issuance of the notes and other amounts due under the terms of the indenture to the extent not otherwise prohibited by the intercreditor deed, provided that no payments may be made during the continuation of a payment default or if a stop notice has been issued (for up to 179 days in any 365-day period) for a non-payment default under our senior credit facility;

  •
  prohibit UB Finance and Regentrealm and its subsidiaries from making any prepayments or repayments on the notes or any acquisition of the notes, without the consent of the senior creditors, except in accordance with the terms of the indenture for the notes;

  •
  prohibit payments from Regentrealm to UB Finance except on dates and in amounts not to exceed the scheduled interest and other payments due on the notes plus certain monitoring, oversight and financial advisory fees due to the Equity Sponsors, provided that no such payment will be permitted upon and during the continuation of a payment default or if a stop notice has been issued (for up to 179 days in any 365-day period) in respect of a non-payment default under the senior credit facility;

  •
  prohibit any enforcement action by the Issuer on the intercompany loans made by it to Regentrealm until after the expiration of the period beginning on the date of an occurrence of a payment default on the notes and ending on the first to occur of (1) the 179th day from the payment default date, (2) the date on which an order is entered for the dissolution or winding-up of Regentrealm or (3) the date on which the shareholders of Regentrealm pass a resolution for the dissolution or winding-up of Regentrealm;

  •
  give the lenders under the senior credit facility priority of payment over subordinated debts, including the intercompany loans, in the event of any insolvency, bankruptcy, receivership, liquidation or reorganization proceeding relating to Regentrealm or UB Finance; and

  •
  prohibit United Biscuits and its subsidiaries from making any payments to UB Finance or any of its parent holding companies other than to fund the foregoing payments and certain corporate overhead expenses and fees and taxes payable by Regentrealm, UB Finance or any of the parent holding companies of UB Finance, subject to an annual limit of £5.0 million (other than for taxes).

General Considerations

        UB Finance is a holding company and does not have operations of its own. It relies on dividends and payments on its intercompany loans to Regentrealm to make payments on the principal and interest of the notes. Regentrealm is also a holding company and does not directly conduct any business operations. Regentrealm relies on dividends and other payments from our operating subsidiaries to generate funds to fulfill its obligations under the intercompany loans. For more information regarding these limitations and other restrictions that apply to UB Finance and Regentrealm, see Item 3.D. "Key Information—Risk Factors—Ability to Service Debt," and "—Holding Company Structure."

        We believe that the cash flow generated from our operating activities, together with borrowings under our senior credit facility, should be sufficient to fund our debt service requirements, working capital needs, anticipated capital expenditures and restructuring costs and other operating needs for the foreseeable future. Our future operating performance and ability to service our existing and future debt, including the notes, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Subordinated Notes

        In April 2001, UB Finance issued £120.0 million aggregate principal amount of Senior Subordinated Notes due 2011 bearing interest at a rate of 10 3/4% each year and €160.0 million aggregate principal amount of Senior Subordinated Notes due 2011 bearing interest at a rate of 10 5/8% each year, all of which were guaranteed by Regentrealm on an unsecured senior subordinated basis. We refer to all of these senior subordinated notes as the "old notes." The majority of the old notes were subsequently exchanged for registered notes in an exchange offer launched October 31, 2001, however €285,000 of old euro-denominated notes, which are referred to as "unregistered old notes," remained unexchanged.

        On February 16, 2004, UB Finance issued additional notes under the same indenture as the old note in a transaction that was exempt from registration under the Securities Act. We issued £45.0 million aggregate principal amount of 10 3/4% sterling denominated Senior Subordinated Notes due 2011 and €32.5 million aggregate principal amount of 10 5/8% euro denominated Senior Subordinated Notes due 2011, which we refer to as the "unregistered new notes offering." The senior subordinated notes issued on February 16, 2004 are referred to together as the "unregistered new notes" and the unregistered new notes and the unregistered old notes are referred to together as the "unregistered notes." As a condition to the purchase of the unregistered notes, we agreed to use our best efforts to commence an exchange offer for the unregistered notes by October 14, 2004. Unregistered notes that remain outstanding after the completion of the exchange offer, together with the exchange notes and the registered old notes, will be treated as a single class of securities under the indenture. As used in this prospectus, the term "notes" or "outstanding notes" refers to all of our outstanding Senior Subordinated Notes due 2011.

        We will pay interest on the exchange notes on each April 15 and October 15. Interest on the unregistered new notes accrued from the issue date of the unregistered new notes. Interest payments on the unregistered new notes commenced on April 15, 2004 and the initial interest payment was calculated as if interest accrued on the unregistered new notes from October 15, 2003. We may redeem the notes at any time on or after April 15, 2006.

        The notes are unsecured and subordinated to all of our senior debt and rank equal with all of our existing and future senior subordinated debt. Excluding subordinated debt owed to our parent company, we have no existing debt other than the notes issued under the indenture and a guarantee issued in connection with the senior credit facility of Regentrealm Limited, our direct, wholly owned subsidiary. The notes are guaranteed by Regentrealm Limited and the guarantee will only become due 179 days after an event of default relating to payment on the notes has occurred, or earlier under certain circumstances. The guarantee is contractually subordinated to Regentrealm Limited's obligations under our senior credit facility.

        We have agreed to make an offer to exchange the unregistered notes for registered, publicly tradable notes that have substantially identical terms as the notes.

        The unregistered new notes are listed on the Luxembourg Stock Exchange. Application will be made to list the exchange notes on the Luxembourg Stock Exchange, and we expect the exchange notes will be eligible for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market of the National Association of Securities Dealers, Inc.

        The price of the new Sterling-denominated notes was 111% plus accrued interest from October 15, 2003, and the price of the new euro-denominated notes was 113% plus accrued interest from October 15, 2003.

        We have not registered the unregistered notes under the U.S. federal securities laws or the securities laws of any state of the United States.

        The gross proceeds from the sale of the unregistered new notes were approximately £75.0 million before deducting the estimated fees and expenses for the offering of approximately £2.2 million, including the initial purchaser's commissions. We have used £40.0 million of these proceeds to prepay a portion of Term Loan A under the senior credit facility and pay the transaction fees from the offering and will use the balance to finance the approximately €40 million acquisition of Triunfo from Nutrinveste SGPS, S.A.. In the event we do not consummate the potential acquisition in Southern Europe, we will be required to use the remaining proceeds to further prepay the senior credit facility.

        The notes are scheduled to be repaid in one installment on April 15, 2011. The notes will be redeemable at our option after April 15, 2006, in whole or in part. If we undergo a change of control, the noteholders may require us to repurchase the notes at 101% of the face amount, plus accrued interest and other amounts due thereon, if any.

        The indenture governing the notes contains covenants limiting our ability to:

  •
  incur additional debt;

  •
  pay dividends or distributions on capital stock or repurchase capital stock;

  •
  make particular investments;

  •
  create liens on our assets to secure debt;

  •
  enter into transactions with affiliates;

  •
  merge or consolidate with another company; and

  •
  transfer and sell assets.

        These covenants are subject to a number of important limitations and exceptions.

6.375% Sterling Bonds due 2009

        As well as our senior credit facility and the outstanding notes, as of January 3, 2004, we had outstanding £43,000 aggregate principal amount of 6.375% Bonds due 2009. After the end of the fiscal year, a further £3,000 was repaid.

Equity Investment Loans

        The Issuer owes a total of £545.0 million principal amount to its parent company, Runecorp, which was loaned by Runecorp from the proceeds of the deep discounted bonds and dual convertible discounted preferred securities issued to the Equity Sponsors. These intercompany loans will mature after the date of maturity for the notes, subject to the acceleration of the maturity if and when (1) the Issuer fails to make payments due under the terms of the agreements or (2) the Issuer becomes insolvent or unable to meet its debt as they fall due. Interest under these intercompany loans is not payable until maturity of the loans. These intercompany loans are subordinated in right of payment to the Issuer's guarantee of our senior credit facility. These intercompany loans will also be subject to a subordination agreement and will be subordinate in right of payment to the notes. The subordination agreement will provide that no enforcement action may be taken, and no payments may be made, on these intercompany loans prior to the maturity or repayment of the notes, other than payments permitted under the covenant described in "Description of the Notes—Certain Covenants—Restricted Payments." The payment obligations under the loans are also subject to the restrictions of the Intercreditor Deed. See "Description of Senior Credit Facility and Intercompany Arrangements—Intercreditor Deed."

DESCRIPTION OF THE NOTES

General

        The exchange notes are to be issued under the indenture (the "Indenture") dated as of April 17, 2001, between the Issuer, Regentrealm, as guarantor, and The Bank of New York, as trustee (the "Trustee"). On April 27, 2001, we issued the old notes under the Indenture, and we subsequently exchanged almost all of those notes for publicly registered notes with identical terms. The notes will be treated as a single class of debt securities under the Indenture, including for purposes of determining whether the required percentage of noteholders have given their approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all noteholders. References to the "Sterling Notes" refer to both the new Sterling-denominated notes and the old Sterling-denominated notes and references to the "Euro Notes" refer to both the new euro-denominated notes and the old euro-denominated notes. Unregistered notes that remain outstanding after the completion of the exchange offer, together with the exchange notes and the registered old notes, will be treated as a single class of securities under the Indenture.

        The exchange notes will have the same terms as the outstanding notes, except for their issue date and issue price. However, until the consummation of the registered exchange offer or sale of the notes offered hereby pursuant to the shelf registration statement, the exchange notes offered hereby will have a ISIN number that is different from any ISIN number assigned to the outstanding notes and will not trade freely with such publicly registered notes. After consummation of this offering, the new Sterling-denominated notes offered hereby will represent approximately 27.8% of all of the Sterling-denominated notes then outstanding under the Indenture and new euro-denominated notes offered hereby will represent approximately 16.9% of all Euro then outstanding under the Indenture. A copy of the Indenture is available upon request to the Issuer and at the office of the paying agent in Luxembourg. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. In this "Description of the Notes," the word the "Issuer" refers to UB Finance and not to any of its subsidiaries.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights under the Indenture. In addition, you should also read the Registration Rights Agreement. You can find the definitions of certain terms used in this description under the sub-heading "Certain Definitions." References in this description to specific amounts in one currency mean such amounts or the equivalent in other currencies on the date of determination.

        The Indenture provides for the issuance of additional notes having identical terms and conditions to the notes (the "Additional Notes"), subject to compliance with the covenants (including the covenant described under "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock") contained in the Indenture. Any Additional Notes will be part of the same issue as the notes and will vote on all matters with the notes. References in this "Description of the Notes" include the Additional Notes unless the context otherwise requires. In addition, the Issuer and the Guarantor have undertaken to exchange the unregistered new notes with the exchange notes which they will register with the SEC. The exchange notes will be substantially identical to the unregistered new notes, except that the exchange notes will be registered and therefore not subject to the same transfer restrictions as the unregistered new notes. Unregistered notes that remain outstanding after the completion of the exchange offer, together with the exchange notes and the registered old notes, will be treated as a single class of securities under the indenture.

        Luxembourg Listing.    The unregistered new notes have been listed on the Luxembourg Stock Exchange. In addition, the Issuer will make an application to list the exchange notes on the Luxembourg Stock Exchange once the exchange offer has been completed. The Issuer will be required to use its best efforts to obtain and maintain such listing or another listing on a Recognized Stock Exchange (as described under "Certain Tax Consequences—U.K. Tax Considerations") in respect of the outstanding notes and the exchange notes at all times. So long as the outstanding notes and/or exchange notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, a paying agent will be maintained in Luxembourg at all times that payments are required to be made in respect of the outstanding notes and/or the exchange notes. So long as the outstanding notes or exchange notes are listed on the Luxembourg Stock Exchange, any change in the paying agents shall be notified to Holders in accordance with the procedures described in "—Notices."

Payment Currency

        The Issuer will make payment of any amounts owing in respect of each global note to the Common Depositary, as holder of the global notes, through the appropriate paying agents and will pay amounts to the paying agents in euro, with respect to the euro-denominated notes, and in pounds sterling, with respect to the Sterling-denominated notes, subject in all cases to any tax or other laws and regulations applicable in the place of payment, but without prejudice to the provisions under the headings "—Redemption for Taxation Reasons" and "—Withholding Taxes."

Terms of the Exchange Notes

        The exchange notes will:

  •
  be unsecured senior subordinated obligations of the Issuer;

  •
  be subordinated in right of payment to all existing and future Senior Debt, including Debt under the Senior Credit Facility;

  •
  be equal or senior in right of payment to any future Pari Passu Debt or Subordinated Debt of the Issuer;

  •
  initially be limited to £45.0 million aggregate principal amount with respect to the Sterling-denominated exchange notes, and €32.8 million aggregate principal amount with respect to the euro-denominated exchange notes, and in each case, in this offering;

  •
  mature at par on April 15, 2011; and

  •
  be guaranteed on a senior subordinated basis by the Guarantor.

        Each exchange note will bear interest at a rate per annum shown on the front cover of this prospectus from the date of original issuance, or from the most recent date to which interest has been paid, and will be payable semi-annually in arrears on each April 15 and October 15 to the holders of record of the exchange notes at the close of business on April 1 or October 1 immediately preceding the applicable interest payment date. The Issuer will pay interest on overdue principal and other overdue amounts (to the extent permitted by law) at such rate. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        In this description and in the Indenture, references to interest shall be deemed also to refer to any Additional Interest which may be payable as described under "Exchange Offer; Registration Rights."

Guarantee

        The Guarantee will:

  •
  be an unsecured senior subordinated obligation of the Guarantor;

  •
  be subordinated in right of payment to all existing and future Guarantor Senior Debt, including Debt under the Senior Credit Facility;

  •
  be equal or senior in right of payment to any future Pari Passu Debt or Subordinated Debt of the Guarantor; and

  •
  be subordinated to Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt.

        Upon the repayment of all Senior Debt and all Guarantor Senior Debt and the release of all Liens on the property and assets of the Guarantor and its Subsidiaries relating to such Debt, the Guarantor shall be deemed released from all obligations under its Guarantee without any further action required on the part of the Trustee or any Holder; provided, however, that such termination shall occur only to the extent that all obligations of the Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Senior Debt shall also terminate upon such release, sale or transfer; provided, further, however, that such obligations of the Guarantor shall be automatically reinstated upon the incurrence of any Senior Debt, Guarantor Senior Debt or the reinstatement of such Liens thereafter.

        Prior to the date that all obligations under the Senior Credit Facility have been repaid in full and all commitments thereunder terminated, the obligations under the Guarantee will not become due, and therefore neither the Trustee nor any Holder may take any Enforcement Action in respect of the Guarantee, unless and until a Regentrealm Guarantee Payment Event has occurred.

Intercreditor Deed

        The Issuer loaned the net proceeds of the issuance of the outstanding notes to Regentrealm under one or more Intercompany Notes. The Issuer will loan the net proceeds from the offering of the unregistered new notes to Regentrealm under one or more Intercompany Notes. The Intercompany Notes will mature on the date of maturity of the notes. Interest on the Intercompany Notes will be payable semi-annually in arrears and will accrue at a rate that will yield net proceeds to the Issuer equal to all scheduled interest and other payments due on the notes through maturity. Under the Intercreditor Deed, the Issuer is not permitted to receive any payment in respect of the Intercompany Notes other than as set forth in the prior sentence and is prohibited from making any repayments or prepayments on, the Intercompany Notes unless all obligations under the Senior Credit Facility have been repaid in full. Payments under the Intercompany Notes will be suspended during the continuation of a payment default or if a stop notice has been issued (up to 179 days in any 365-day period) in respect of a non-payment default under the Senior Credit Facility. In addition, any enforcement action brought under the Intercompany Notes will be subject to the Intercreditor Deed, which will have standstill provisions governing the Intercompany Notes that are substantially similar to those of the Guarantee. See "—Certain Definitions—Guarantee," "—Certain Definitions—Regentrealm Guarantee Payment Event" and "Description of Senior Credit Facility and Intercompany Arrangements—Intercreditor Deed."

Subordination of the Notes

        The payment of all Obligations on, or relating to, the notes is subordinated in right of payment, to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents when due of all Senior Debt (including the Obligations with respect to the Senior Credit Facility) whether outstanding on the date of the Indenture or thereafter incurred. Notwithstanding the foregoing, payments and distributions made relating to the notes pursuant to the trust described under "—Defeasance" will not be so subordinated in right of payment to any Senior Debt or subject to these restrictions.

        The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding) before the Holders will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the notes in the event of any distribution to creditors of the Issuer:

  (1)
  in a liquidation or dissolution of the Issuer;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property;

  (3)
  in an assignment of the Issuer's assets for the benefit of its creditors; or

  (4)
  in any marshalling of the Issuer's assets and liabilities.

        The Issuer also may not make any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the notes or acquire any notes for cash or property or otherwise, if a payment default under Designated Senior Debt occurs and is continuing.

        In addition, during the continuation of any other event of default with respect to Designated Senior Debt pursuant to which the maturity thereof may be accelerated, if the agent or representative of the holders of such Designated Senior Debt gives written notice of such event of default to the Issuer and the Trustee (each a "Payment Blockage Notice"), no payment or distribution of any kind or character may be made by the Issuer upon or in respect of the notes.

        Payments on and distributions with respect to any Obligations on, or with respect to, the notes may and shall be resumed:

  (1)
  in the case of a payment default, upon the date on which such default is cured or waived or such Designated Senior Debt has been discharged or paid in full in accordance with its terms; and

  (2)
  in case of a non-payment default, the earliest of (w) the date on which the Trustee receives written notice from the agent or other representative for Designated Senior Debt that all non-payment defaults are cured or waived, (x) 179 days after the date on which such Payment Blockage Notice was issued, (y) the date on which the Trustee receives written notice from the agent or other representative for the Designated Senior Debt rescinding the Payment Blockage Notice and (z) the date such Designated Senior Debt has been discharged or paid in full in accordance with its terms.

        The Indenture will provide that there must be 180 consecutive days in any 365-day period during which no Payment Blockage Notice is in effect.

        No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of such initial Payment Blockage Notice that would give rise to a default pursuant to any provisions under which a default previously existed or was continuing, shall constitute a new default for this purpose).

        The Issuer must promptly notify holders of Designated Senior Debt if payment of the notes is accelerated because of an Event of Default. In addition, the Intercreditor Deed and the Senior Credit Facility prohibit the Issuer from making any payments of principal on the notes until all obligations under the Senior Credit Facility have been fully repaid. See "Description of Senior Credit Facility and Intercompany Arrangements."

        Notwithstanding the foregoing provisions, in the event that any Holders or the Trustee receive or receives any payment of any kind in respect of the notes in contravention of the provisions of the

Indenture before all Designated Senior Debt has been paid in full (and, in the case of the Trustee, a Trust Officer has actual knowledge that such payment is in contravention of the Indenture), then such payment of distribution will be held by the recipient in trust for the benefit of the holders of such Designated Senior Debt or their representative to the extent necessary to make payment in full of all such Designated Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Designated Senior Debt.

        By reason of the foregoing subordination provisions, in the event of liquidation or insolvency, creditors of the Issuer who are holders of Senior Debt may recover more, ratably, than the Holders of the notes, and funds which would be otherwise payable to the Holders of the notes will be paid to the holders of Senior Debt to the extent necessary to repay the Senior Debt in full. As a consequence, holders of other indebtedness ranking equally with the notes may receive more, ratably, than the Holders of the notes and the Issuer may be unable to meet its obligations fully with respect to the notes.

        The Guarantee is subordinated to Guarantor Senior Debt on the same basis as the notes are subordinated to Senior Debt. Additionally, notwithstanding any failure by the Issuer to make any payment on the notes, the Guarantee only becomes due 179 days after an Event of Default relating to payment on the notes has occurred or earlier in certain circumstances. See "—Certain Definitions—Guarantee."

        As of October 4, 2003, after giving pro forma effect to the offering of the unregistered new notes, the Issuer's senior guarantee of the Senior Credit Facility and certain subordinated intercompany loans from the Issuer's parent, Runecorp, the Issuer would have had no debt; Regentrealm would have had £391.3 million of debt that would have been senior to its Guarantee of the notes (all of which would be its debt under the Senior Credit Facility). The Indenture will limit, but not prohibit, the incurrence by the Issuer and the Guarantor of additional Debt that is senior to the notes and the Guarantee, respectively, and will prohibit the incurrence by the Issuer and the Guarantor of Debt that is subordinated in right of payment to any other Debt of the Issuer or the Guarantor, as the case may be, and senior in right of payment to the notes and the Guarantee, respectively.

Optional Redemption

        At any time on or after April 15, 2006, the Issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' prior notice at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Amounts (if any) to the redemption date (and in the case of Definitive Notes, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if redeemed during the 12-month period commencing on the dates set forth below:

Period	Euro Note Redemption Price	Sterling Note Redemption Price
April 15, 2006	105.313%	105.375%
April 15, 2007	103.542%	103.583%
April 15, 2008	101.771%	101.792%
April 15, 2009, and thereafter	100.000%	100.000%

Selection and Notice

        In the case of any partial redemption, the Trustee will select notes for redemption in compliance with any applicable requirements of the principal securities exchange, if any, on which such notes are listed or, if such notes are not so listed or such exchange prescribes no method of selection on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate and, in the case of notes represented by a global note, in accordance with the standard procedures of Euroclear and Clearstream Luxembourg. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A global note redeemed in part will be surrendered to the paying agent who will make a notation thereon to reduce the principal amount of such global note to an amount equal to the unredeemed portion and, in the case of Definitive Notes, a new note in a principal amount equal to the unredeemed portion thereof will be issued (and may be obtained from any paying agent) in the name of the Holder of such Definitive Notes upon cancellation of the original Note.

        Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the redemption date to each Holder of the notes to be redeemed at its registered address. If global notes are outstanding, the Issuer will also publish notice in a leading newspaper having a general circulation in the City of New York (which is expected to be The Wall Street Journal) and a leading newspaper having general circulation in London (which is expected to be the Financial Times). In addition, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, the Issuer will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If any note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new note in a principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder of such note upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the notes funds in satisfaction of the redemption price pursuant to the Indenture.

        In connection with any redemption, the Issuer will notify the Luxembourg Stock Exchange of any change in the principal amount of notes outstanding.

Redemption for Taxation Reasons

        The Issuer may redeem the notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days' prior notice to the Holders (which notice shall be irrevocable and shall be given in accordance with the procedures described in "—Notices") at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, and any other amounts due, if any, to the date fixed by the Issuer for redemption (a "Tax Redemption Date") and all Additional Amounts (if any) (see "—Withholding Taxes") then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (and in the case of Definitive Notes, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the occasion of the next payment due in respect of the notes, the Issuer or the Guarantor would be required to pay Additional Amounts, and the Issuer or the Guarantor cannot avoid any such payment obligation by taking reasonable measures available (including, without limitation, by appointing a new or additional paying agent in another jurisdiction) as a result of:

  (1)
  any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the Tax Authority affecting taxation which change or amendment becomes effective on or after the Outstanding Notes Issue Date (or, if the Tax Authority has changed since the Outstanding Notes Issue Date, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture); or

  (2)
  any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after the Outstanding Notes Issue Date (or if the Tax Authority has changed since the Outstanding Notes Issue Date, the date on which the then current Tax Authority became the applicable Tax Authority under the Indenture).

        Neither the Issuer nor the Guarantor will give any such notice of redemption earlier than 90 days prior to the earliest date on which it would be obligated to make such payment or withholding if a payment in respect of the notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officers' Certificate and an opinion of an independent legal counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes. The Issuer may, however, from time to time purchase notes in the open market or otherwise.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, unless all notes have been called for redemption pursuant to the provisions described above under the caption "—Optional Redemption" or "—Redemption for Taxation Reasons," each Holder will have the right to require the Issuer to repurchase all or any part equal to €1,000 or an integral multiple thereof, in the case of the euro-denominated notes, and €1,000 or any integral multiple thereof, in the case of the Sterling-denominated notes, of that Holder's notes pursuant to a change of control offer on the conditions that are specified below (the "Change of Control Offer"). In the Change of Control Offer, the Issuer will offer a payment in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Amounts (if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof).

        Within 30 days following any Change of Control unless notice of redemption of all the notes has then been given pursuant to the provisions described under the caption "—Optional Redemption" or "—Redemption for Taxation Reasons" above, the Issuer will deliver written notice to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is first published or, where relevant mailed, except as may otherwise be required by applicable law (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. If global notes are outstanding, the Issuer will also publish the notice in a leading newspaper having a general circulation in the City of New York (which is expected to be The Wall Street Journal) and a leading newspaper having general circulation in London (which is expected to be the Financial Times). In addition, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer will publish the notice described above in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

        The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date. All notes properly tendered pursuant to such Change of Control Offer and not withdrawn pursuant thereto will be purchased promptly upon the Change of Control Payment Date.

        Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender such note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Trustee at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered notes and their election to require the Issuer to purchase such notes, provided that the Trustee receives, no later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the notes tendered for purchase and a statement that such Holder is withdrawing its tendered notes and its election to have such notes purchased.

        Holders whose notes are being purchased only in part will be issued exchange notes equal in principal amount to the unpurchased portion of the notes surrendered, which unpurchased portion must be equal to €1,000 or £1,000, as the case may be, in principal amount or an integral multiple thereof.

        Unless the Issuer defaults in the payment of the Change of Control Payment, all of the notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date. Any note not properly tendered will remain outstanding and continue to accrue interest.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Debt outstanding at such time or otherwise affect our capital structure or credit ratings.

        The Senior Credit Facility and the Intercreditor Deed prohibit the Issuer or any of its subsidiaries from providing funds for the purpose of purchasing any of the notes in the event of a Change of Control. The Issuer also may incur additional Debt in the future that may prohibit or limit our ability to comply with the Change of Control provisions of the Indenture, require such Debt to be repurchased upon a Change of Control or treat a Change of Control as a default. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the notes could cause a default under such future Debt, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders upon a Change of Control may be limited by our financial resources at such time. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        The Issuer will comply with the requirements of Section 14(e) of the U.S. Exchange Act and any other securities laws or regulations including any securities laws of the United Kingdom, and requirements of any securities exchange on which the notes are listed, in each case, to the extent such laws or regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the Indenture by virtue thereof.

Asset Sales

        The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets issued or sold or otherwise disposed of (as determined in good faith by the management of the Issuer or, if such Asset Sale involves consideration in excess of £5.0 million, by the Board of Directors of the Issuer, as evidenced by a Board Resolution) and (2) at least 75% of the value of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such disposition. This clause (2) alone will not apply to any Asset Sale that constitutes an exchange of property by the Issuer or a Restricted Subsidiary solely for Productive Assets or a combination of cash, Cash Equivalents and Productive Assets to the extent such Productive Assets or combination of cash, Cash Equivalents and Productive Assets are received at the time of such Asset Sale, provided that any exchange of property solely for Productive Assets or a combination of cash, Cash Equivalents and Productive Assets need not be received at the time of such Asset Sale if, due to an adjustment to the purchase price of the assets subject to such Asset Sale, such proceeds are not received at the time of the Asset Sale, but are received within 360 days of such Asset Sale. For the purposes of this provision, each of the following shall be deemed to be cash:

  (1)
  any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet) of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are Subordinated Debt or Pari Passu Debt owed to the Issuer (including the Intercompany Notes)) that are assumed by the transferee of any such assets pursuant to customary agreements that fully and irrevocably release the Issuer or such Restricted Subsidiary from such liability or from which the Issuer and its Restricted Subsidiaries are otherwise fully and irrevocably released; and

  (2)
  any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of cash received) within 30 days after receipt.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

  (1)
  to permanently repay Senior Debt, Guarantor Senior Debt or Debt of any Restricted Subsidiary that is not a Guarantor (in each case other than Debt owed to the Issuer, any Holding Company or a Subsidiary); or

  (2)
  to invest in, or make capital expenditures to develop, construct, refurbish, expand or modify, Productive Assets.

        Pending the final application of any such Net Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowing under a credit facility or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds £10.0 million, the Indenture will provide that the Issuer will make an offer (an "Asset Sale Offer") to all Holders and any other Pari Passu Debt containing similar provisions requiring the Issuer to prepay, purchase or redeem such Pari Passu Debt with the proceeds from any Asset Sales. The Issuer will offer to purchase, on a pro rata basis, not more than 60 calendar days thereafter (the "Excess Proceeds Payment Date"), the maximum amount of the notes and such other Pari Passu Debt that may be purchased with the Excess Proceeds. The offer price for such notes and such other Pari Passu Debt in any Asset Sale Offer will be payable in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest (or accreted value to the date of purchase, if applicable) and Additional Amounts (if any) to the date of purchase (and in the case of Definitive Notes, subject to the right of Holders of record of the Definitive Notes on a record date to receive interest on the relevant interest payment date and Additional Amounts (if any) in respect thereof), in accordance with the procedures set forth in the Indenture.

        To the extent that the aggregate principal amount of notes and such other Pari Passu Debt tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase notes, the Trustee shall select the notes to be purchased in accordance with the procedures set forth in the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

        Notice of an Asset Sale Offer will be mailed to the Holders as shown on the register of Holders of the notes not less than 30 calendar days nor more than 60 calendar days before the Excess Proceeds Payment Date, with a copy to the Trustee, and will comply with the procedures set forth in the Indenture. If global notes are outstanding, the Issuer will also publish the notice in a leading newspaper having a general circulation in the City of New York (which is expected to be The Wall Street Journal) and a leading newspaper having general circulation in London (which is expected to be the Financial Times). In addition, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their notes in whole or in part in integral multiples of €1,000, with respect to the euro-denominated notes, or £1,000, with respect to the Sterling-denominated notes, principal amount in exchange for cash. An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

        The Issuer will comply with the requirements of Section 14(e) of the U.S. Exchange Act and any other securities laws and regulations, including any securities laws of the United Kingdom and the requirements of any applicable securities exchange on which notes are listed, in each case to the extent such laws or regulations are applicable, in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Issuer will comply with such securities laws and regulations and will not be deemed to have breached their obligations described in this covenant by virtue thereof.

Certain Covenants

Incurrence of Debt and Issuance of Preferred Stock

        The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) or issue any Disqualified Stock and that the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and the Guarantor may incur Debt (including Acquired Debt) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Acquired Debt or Eligible Debt, if after giving pro forma effect to such incurrence and any concurrent financing, the Fixed Charge Coverage Ratio of the Issuer on the date of such incurrence would have been greater than 2.0 to 1.0.

        The provisions of the first paragraph of this covenant will not apply to any of the following items of Debt (collectively, "Permitted Debt"):

  (1)
  Debt under the Senior Credit Facility; provided that the aggregate principal amount of all Debt outstanding pursuant to this clause (1) (without duplication) does not exceed an amount equal to (a) £535.0 million with respect to the term loan facilities thereunder and (b) £90.0 million with respect to the revolving credit facility thereunder, less the sum of (x) the aggregate amount of scheduled amortization payments of the principal amount thereof made, other than under the revolving loan portion thereof and (y) the aggregate amount of any optional or mandatory prepayments of the principal amount thereof made, other than under the revolving loan portion thereof, in each case unless such amount has been refinanced on the date of such payment or prepayment (but subject to reduction to the extent of any subsequent scheduled amortization payments or prepayment amounts made pursuant to such refinancing Debt);

  (2)
  Existing Debt;

  (3)
  Debt represented by the notes, the Indenture and the Guarantee, in each case in such amounts as originally issued on the Outstanding Notes Issue Date;

  (4)
  the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than Debt incurred under clauses (1), (5), (6), (7), (8), (9), (10) and (11), of this paragraph) that was permitted by the Indenture to be incurred;

  (5)
  the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or the issuance of Preferred Stock by any Restricted Subsidiary to and held by the Issuer or any of its Restricted Subsidiaries; provided, however, that (a) any such Debt of the Issuer shall be subordinated and junior in right of payment to the notes and shall not be secured by any Lien and (b) any subsequent sale or transfer of Debt or Preferred Stock that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary shall be deemed, in each case, to constitute the incurrence of Debt or the issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

  (6)
  the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) for the principal purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of the Indenture to be outstanding or (b) for the principal purpose of fixing or hedging currency exchange rate risk or commodity price risk in the ordinary course of business;

  (7)
  the incurrence by the Issuer or any of its Restricted Subsidiaries of Debt under (or constituting reimbursement obligations with respect to) letters of credit, surety, performance or appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of business of such Person, including letters of credit or similar instruments in respect of self-insurance and workers' compensation obligations; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing;

  (8)
  guarantees by the Issuer or any of its Restricted Subsidiaries of Debt otherwise permitted to be incurred under the Indenture;

  (9)
  obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (a) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition or acquisition;

  (10)
  the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such obligation is repaid within three Business Days of incurrence; and

  (11)
  the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the Senior Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (11) not to exceed an amount equal to £50.0 million.

        Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant and the definition of "Permitted Debt" shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this covenant and the definition of Permitted Debt, (1) the outstanding principal amount of any particular Debt shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded and (2) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or, from time to time, reclassify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

Restricted Payments

        The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and after giving effect to such Restricted Payment: (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (2) the Issuer would, after giving effect to such Restricted Payment, have been permitted to incur at least £1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Debt and Issuance of Preferred Stock"; and (3) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Outstanding Notes Issue Date (excluding Restricted Payments permitted by clauses (B), (C)(i) and (E) of the next succeeding paragraph, but including all other Restricted Payments permitted by the next succeeding paragraph) is less than the sum (without duplication) of: (a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter following the Outstanding Notes Issue Date to the end of the Issuer's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net

Income for such period is a deficit, less 100% of such deficit); plus (b) 100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of or from capital contributions with respect to Equity Interests of the Issuer (other than Disqualified Stock and other than Capital Stock of the Issuer or a Holding Company owned by employees to the extent the purchase of such Capital Stock is financed with the proceeds of loans or advances from the Issuer or a Restricted Subsidiary of the Issuer), in each case after the Outstanding Notes Issue Date; plus (c) the aggregate principal amount (or accreted value, if less) of Debt of the Issuer or any Restricted Subsidiary issued for cash since the Outstanding Notes Issue Date (other than to a Subsidiary) that has been converted or exchanged into Equity Interests (other than Disqualified Stock) of the Issuer; plus (d) 100% of the aggregate net cash received by the Issuer or a Restricted Subsidiary since the Outstanding Notes Issue Date (to the extent not included in Consolidated Net Income) from (i) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments or the sale or other disposition (other than to a Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries or (ii) a cash dividend from, or the sale (other than to a Subsidiary) of the stock of, an Unrestricted Subsidiary (not to exceed the lesser of (i) the return of capital with respect to such Restricted Investment or (ii) the initial amount of such Restricted Investment, less the cost of disposition of such Restricted Investment and net of taxes associated with any such disposition); plus (e) upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary to the extent such Investments were Restricted Payments when made.

        The foregoing provisions will not prohibit: (A) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (B) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Debt of the Issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale for cash (other than to a Subsidiary) of, other Equity Interests of or a capital contribution to, the Issuer (other than any Disqualified Stock and other than Capital Stock of the Issuer or a Holding Company owned by employees to the extent the purchase of such Capital Stock is financed with the proceeds of loans or advances from the Issuer or a Restricted Subsidiary of the Issuer), provided that the amount of any such net cash proceeds that are used for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause 3(b) of the preceding paragraph; (C) the defeasance, redemption, repurchase, retirement or other acquisition of (i) Subordinated Debt of the Issuer made by an exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Debt, provided that the amount of any such Permitted Refinancing Debt will be excluded from clause 3(b) of the preceding paragraph or (ii) Subordinated Debt of the Issuer (other than Subordinated Debt held by Affiliates of the Issuer) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt, but only (x) if the Issuer shall have complied with the covenant described under the caption "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales," as the case may be, and the Issuer repurchased all of the notes tendered pursuant to the offer required by such covenants prior to offering to purchase, purchasing or repaying such Subordinated Debt and (y) in the case of an Asset Sale, to the extent of the Excess Proceeds remaining in excess of the Asset Sale Offer Amount following purchase of the notes pursuant to an Asset Sale Offer; (D) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the payment of any dividend by a Restricted Subsidiary to the holders of its common or ordinary Equity Interests on a pro rata basis; (E) the payment of Specified Affiliate Payments; (F) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the payment by the Issuer to purchase, or to enable the any Holding Company to repurchase, Capital Stock from employees or directors of any Holding Company, the Issuer or its Restricted Subsidiaries not to exceed £3.0 million in any 12-month period, provided that payments pursuant to this clause (F) do not exceed £10.0 million in the aggregate; (G) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, dividends or other payments by the Issuer or any of its Restricted Subsidiaries to any Holding Company to pay Cinven and its Affiliates, PAI and its Affiliates and DB Capital and its Affiliates (whether or not such Persons are Affiliates of the Company) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith and together do not exceed £2.0 million in any 12-month period; (H) following a Public Equity Offering, payments of dividends or distributions in respect of the Issuer's or any Holding Company's Capital Stock in an amount not to exceed the greater of (x) that required by applicable law to be paid by the Issuer or any Holding Company or (y) up to 6% per annum of the gross proceeds of such Public Equity Offering contributed or loaned to the Issuer, provided, however, that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; or (I) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, any other Restricted Payment, provided that the total amount of Restricted Payments pursuant to this clause (I) do not exceed £10.0 million in the aggregate.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

Liens

        The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom unless all payments due under the Indenture and the notes are secured (1) on an equal and ratable basis with the obligations so secured or (2) on a senior basis with respect to any obligations that are subordinated to the notes or the Guarantee, in the case of (1) and (2) until such time as such obligations are no longer secured by a Lien.

Prohibition on Incurrence of Certain Senior Debt and Senior Subordinated Debt

        The Issuer will not, and will not permit the Guarantor to, directly or indirectly, incur any Debt that ranks senior in right of payment, or in any other respect, to the notes or the Guarantee, as the case may be, unless such Debt is Eligible Debt of the Issuer or Eligible Debt of the Guarantor, as the case may be. The Issuer will not, and will not permit the Guarantor to, incur or suffer to exist Debt that is senior in right of payment to the notes or the Guarantee, as the case may be, and subordinate in right of payment to any other Debt of the Issuer or the Guarantor, as the case may be.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits owned by the Issuer or a Restricted Subsidiary or (b) pay any Debt owed to the Issuer or any of its Restricted

Subsidiaries; (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or (3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

        The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  any encumbrance or restriction pursuant to an agreement in effect at, or entered into on, the Outstanding Notes Issue Date (including those under Existing Debt, the Senior Credit Facility, the Intercreditor Deed and the Shareholders Agreement);

  (2)
  the Indenture, the notes, the Guarantee and any Additional Notes;

  (3)
  any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time at such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person other than the Person, or the property or assets of the Person, so acquired;

  (4)
  Purchase Money Obligations and Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of the preceding paragraph on the property so acquired;

  (5)
  any encumbrance or restriction (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (b) by virtue of any transfer of, agreement to transfer, option or right with respect to or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture or (c) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

  (6)
  contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

  (7)
  restrictions on cash or other deposits or net worth imposed by customers or leases or other agreements entered into in the ordinary course of business;

  (8)
  encumbrances or restrictions contained in any agreement or instrument pursuant to which Debt was incurred if: (A) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the Issuer's Board of Directors in good faith); and (B) such encumbrance or restriction will not materially affect the Issuer's ability to make any anticipated principal or interest payments on the notes (as determined by the Issuer's Board of Directors in good faith);

  (9)
  customary limitations on the distribution of assets or property in joint venture agreements entered into in the ordinary course of business and in good faith; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary; and provided, further, that: (A) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable agreements (as determined by the Issuer's Board of Directors in good faith); and (B) such encumbrance or restriction will not affect the Issuer's ability to make any anticipated principal or interest payments on the notes (as determined by the Issuer's Board of Directors in good faith); and

  (10)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph of this covenant imposed by any amendments, modifications, restatements,

    renewals, increases, supplements, refundings, replacements or refinancings of contracts, instruments or obligations; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings taken as a whole are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrances and restrictions than those contained in the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation, or Sale of All or Substantially All Assets

        The Indenture will provide that the Issuer may not, directly or indirectly: (1) consolidate or merge with or into (whether or not the Issuer is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

  (1)
  the Issuer is (a) the surviving corporation or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor Entity") is a corporation organized or existing under the laws of the United Kingdom, any country that is a member of the European Union as currently constituted or the United States, any state thereof or the District of Columbia (each, an "Eligible Jurisdiction");

  (2)
  such Successor Entity assumes all the obligations of the Issuer under the notes and the Indenture (including the due and punctual payment of all Additional Amounts), as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  the Issuer or such Successor Entity will, at the time of such transaction and after giving pro forma effect thereto as if such transaction or series of related transactions had occurred at the beginning of the applicable four-quarter period, either (a) be permitted to incur at least £1.00 of additional Debt pursuant to the covenant described above under the caption "—Incurrence of Debt and Issuance of Preferred Stock" or (b) have a Fixed Charge Coverage Ratio at least equal to the Fixed Charge Coverage Ratio of the Issuer for such four-quarter reference period immediately prior to such transaction or series of related transactions; and

  (5)
  the Issuer or such Successor Entity will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        Notwithstanding the foregoing clauses, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another Eligible Jurisdiction.

        The Indenture will provide that, so long as such transaction or series of related transactions complies with the Indenture, the Successor Entity will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and the predecessor company in the case of a conveyance, transfer or lease shall be released from the obligation to pay the principal of and interest on the notes.

        The Guarantor will not, and the Issuer will not permit the Guarantor to, consolidate or merge with or into or wind up into (whether or not the Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)
the Guarantor is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of an Eligible Jurisdiction (such Guarantor or such Person, as the case may be, being herein called the "Successor Guarantor");

(2)
the Successor Guarantor (if other than the Guarantor) expressly assumes all the obligations of the Guarantor under the Indenture and the Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)
immediately after such transaction no Default or Event of Default shall have occurred and be continuing; and

(4)
the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        The Successor Guarantor will succeed to, and be substituted for, the Guarantor under the Indenture and the Guarantor's Guarantee.

Transactions with Affiliates

        The Indenture will provide that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

(1)
such Affiliate Transaction is on terms that taken as a whole are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person who is not such an Affiliate; and

(2)
the Issuer delivers to the Trustee: (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of £5.0 million, an Officers' Certificate and resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer; and (b) with respect to any Affiliate Transaction (other than issuances of Capital Stock (other than Disqualified Stock) or Initial Control Group Subordinated Debt by the Issuer to an Affiliate) involving aggregate consideration in excess of £15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

        In addition, the following will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)
any employment agreement, collective bargaining agreement, employee benefit plan or scheme (including employee stock incentive), related trust agreement or any similar arrangement heretofore or hereafter entered into in the ordinary course of business;

(2)
transactions between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries and transactions between the Issuer or a Restricted Subsidiary and a Permitted Joint Venture which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in such Permitted Joint Venture;

(3)
Restricted Payments that are permitted by the provisions of the Indenture described under the caption "Certain Covenants—Restricted Payments" and Permitted Investments;

(4)
payment of reasonable and customary compensation (including directors' fees) to employees, officers or directors in the ordinary course of business;

(5)
maintenance in the ordinary course of business (and payments required thereby) of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors' and officers' indemnification agreements and retirement or savings plans and similar plans;

(6)
any agreement as in effect on the Outstanding Notes Issue Date or any amendment to any such agreement (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

(7)
transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer or its Restricted Subsidiaries or are on terms no less favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case, in the reasonable determination of the Board of Directors of the Issuer; and

(8)
the issuance or sale of any Capital Stock (other than Disqualified Stock) or Initial Control Group Subordinated Debt by the Issuer for cash.

Limitation on Issuances of Guarantees of Debt by Restricted Subsidiaries

        The Indenture will provide that:

(1)
The Issuer will not permit any Restricted Subsidiary that is not the Guarantor to, directly or indirectly, guarantee any Debt of the Issuer (other than the notes and other than Senior Debt) unless (a)(i) such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture providing for the guarantee of payment of the notes by such Restricted Subsidiary and (ii) with respect to any guarantee of Subordinated Debt of the Issuer by a Restricted Subsidiary, any such guarantee shall be subordinated to such Restricted Subsidiary's guarantee with respect to the notes at least to the same extent as such Subordinated Debt is subordinated to the notes; and (b) any rights of reimbursement, indemnity or subrogation of, or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its guarantee shall be subordinated to the prior payment in full of the guarantee of the notes; provided that this paragraph shall not be applicable to any guarantee that existed at the time the Person otherwise required to provide a Guarantee of the notes hereunder became a Restricted Subsidiary and was not incurred in contemplation of such person becoming a Restricted Subsidiary.

(2)
Notwithstanding the foregoing, any guarantee of the notes created pursuant to the provisions described in the foregoing paragraph (1) shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (a) such Subsidiary ceasing to be a Restricted Subsidiary (including as a result of any sale, exchange or transfer, to any Person, of all of the Issuer's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary) pursuant to the Indenture or (b) the release by the holders of the Debt of the Issuer described in the preceding paragraph of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at a time when (i) no other Debt of the Issuer has been guaranteed by such Restricted Subsidiary or (ii) the holders of all such other Debt which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt).

Limitation on Designations of Unrestricted Subsidiaries

(1)
The Indenture will provide that the Issuer may designate after the Outstanding Notes Issue Date any Restricted Subsidiary (other than the Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if: (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (b) the Issuer would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the fair market value of the Issuer's Investment in such Restricted Subsidiary on such date.

  In the event of any such Designation, the Issuer shall be deemed to have made an Investment pursuant to the covenant described under "Certain Covenants—Restricted Payments" (a "Deemed Investment") for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that neither the Issuer nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a guarantee of, any Debt of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (y) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under the covenant described under "Certain Covenants—Restricted Payments." All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

(2)
The Indenture will provide that the Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if: (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; (b) all Liens and Debt of such Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and (c) any transactions (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by the covenant described under "Certain Covenants—Transactions with Affiliates" as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

        All Designations and Revocations must be evidenced by Board Resolutions of the Issuer delivered to the Trustee certifying compliance with the foregoing provisions.

Reports

        Whether or not required by the rules and regulations of the SEC, the Indenture will provide that the Issuer shall furnish to the Trustee and the Holders of the notes:

(1)
within 120 days following the end of each fiscal year of the Issuer, all annual financial information that would be required to be contained in a filing with the SEC on Form 20-F (or any successor form) if the Issuer were required to file such form, prepared in accordance with U.K. GAAP (and containing any reconciliation to U.S. GAAP that would be so required) or U.S. GAAP, in either case consistently applied, including an "Operating and Financial Review and Prospects" and, with respect to the annual financial information, a report thereon by the Issuer's certified independent accountants;

(2)
within 60 days following the end of the first three fiscal quarters in each fiscal year of the Issuer, reports on Form 6-K (or any successor form) with unaudited consolidated financial statements for the Issuer for the quarterly period then ended prepared in accordance with U.K. GAAP (which need not contain any reconciliation to U.S. GAAP) or U.S. GAAP, in either case consistently applied, together with footnote disclosure and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" substantially as would be required to be contained in a filing with the SEC on Form 10-Q (or any successor form) for such period if the Issuer were required to file such form, provided, however, that for purposes of the first fiscal quarter ending on or after the Outstanding Notes Issue Date, the Issuer may provide such Form 6-K (or any successor form) within 90 days after the end of such fiscal quarter; and

(3)
reports on Form 6-K (or any successor form) with the following information that would be required to be filed with the SEC in current reports on Form 8-K if the Issuer were required to file such reports: all the information set forth in Items (1) through (6) and (8); and with respect to Item 7, an unaudited pro forma balance sheet as of a recent date of the Issuer giving effect to the acquired business and an unaudited pro forma income statement (which income statement shall suffice so long as it permits the calculation of EBITDA in accordance with U.K. GAAP) for the fiscal year recently ended and for the most recent quarter of the Issuer giving effect to the acquired business, in each case, all such information above to be provided within the time periods applicable to each item in Form 8-K and the general instructions thereto.

        In addition, whether or not required by the rules and regulations of the SEC, the Issuer will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing).

        In addition, the Issuer shall furnish to the Holders of the notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act so long as the notes are not freely transferable under the Act by Persons not "affiliates" under the U.S. Securities Act.

        For so long as the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, reports filed with the SEC or required to be provided to the holders of notes pursuant to the Indenture may be obtained at the office of the Luxembourg paying agent.

Events of Default and Remedies

        The Indenture will provide that each of the following constitutes an Event of Default with respect to the notes:

(1)
Default in the payment when due of interest on, or Additional Amounts (if any) with respect to, the notes and the continuance of such Default for 30 days;

(2)
Default in payment when due (at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise) of the principal of or premium, if any, on the notes;

(3)
failure by the Issuer or the Guarantor to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation, or Sale of All or Substantially All Assets";

(4)
Default in the performance or breach of any covenant in the Indenture (other than Defaults specified in clauses (1), (2) or (3) above) and continuance of such Default for a period of 30 days after receipt of written notice specifying such a failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Issuer remedy the same, shall have been given to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the notes then outstanding;

(5)
the failure by the Issuer or any Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at that time exceeds £10.0 million;

(6)
any judgments, orders or decrees for the payment of money in excess of £10.0 million, either individually or in the aggregate, are entered against the Issuer or any Significant Subsidiary or any of their respective properties and are not discharged, waived or stayed, and there shall have been a period of 60 days during which a stay of such judgments or orders by reason of appeal or otherwise shall not be in effect;

(7)
certain events of bankruptcy, insolvency or reorganization affecting the Issuer or any of its Significant Subsidiaries; and

(8)
the Guarantee or the Intercompany Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, as the case may be, shall deny or disaffirm its obligations under such Guarantee or such Intercompany Notes, as the case may be.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the notes then outstanding may declare all the notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) above with respect to the Issuer occurs, all of the outstanding notes will become due and payable without further action or notice.

        The Indenture will provide that at any time after a declaration of acceleration or an acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

(1)
the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(2)
all existing Defaults and Events of Default have been cured or waived except non-payment of principal of or interest on the notes that has become due solely by such declaration of acceleration;

(3)
to the extent the payment of such interest is lawful, interest (at the same rate specified in the notes) on overdue installments of interest and overdue payments of principal, which has become due other than by such declaration of acceleration, has been paid;

(4)
the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(5)
in the event of the cure or waiver of a Default or Event of Default of the type described in clause (7) of the description of "—Events of Default and Remedies" above, the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived.

        The Holders of a majority in aggregate principal amount of the notes then outstanding may, by notice to the Trustee, on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of or premium (if any) or interest or Additional Amounts (if any) on the notes.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any), interest or Additional Amounts (if any) when due, no Holder may pursue any remedy with respect to the Indenture or the notes unless:

(1)
such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)
Holders of at least 25% in aggregate principal amount of the notes then outstanding have requested the Trustee in writing to pursue the remedy;

(3)
such Holders have offered the Trustee security or indemnity against any loss, liability or expense;

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)
the Holders of at least a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.

        The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture provides that if a Default occurs, and is continuing and is known to the Trustee, the Trustee must provide to each Holder notice of the Default (which notice shall be given in accordance with the procedures described in "—Notices") within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer or written notice of it is received by the Trustee. The Trustee shall not be deemed to have knowledge of a Default unless a Trust Officer has knowledge of such Default or written notice of such Default has been given to the Trustee at its Corporate Trust Office in London or the City and State of New York by the Issuer or any Holder. Except in the case of a Default in the payment of principal of premium (if any), interest or Additional Amounts (if any) on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate indicating whether the signers thereof know of any Default that occurred during the previous fiscal year. The Issuer also is required to deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any such Default, written notice of any events which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

        The Indenture will provide that no director, officer, employee, incorporator or stockholder of the Issuer, nor any employee of any other Subsidiary, as such, shall have any liability for obligations of the Issuer under the notes and the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Indenture will provide that each Holder of the notes by accepting a Note waives and releases all such liability, to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Defeasance

        The Issuer may at any time terminate all of its and the Guarantor's obligations with respect to the notes ("defeasance"), except for certain obligations, including those regarding any trust established for a defeasance and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes, and to maintain agencies in respect of the notes. The Issuer may at any time terminate its and the Guarantor's obligations under certain covenants set forth in the Indenture, some of which are described under "—Certain Covenants," and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance"). In order to exercise either defeasance or covenant defeasance, the Issuer must irrevocably deposit in trust with the Trustee, for the benefit of the Holders, pounds sterling and euro or Government Notes, or a combination thereof, in such aggregate amounts as will be sufficient to pay the principal of, interest and premium, if any, on the notes to maturity and comply with certain other conditions, including the delivery of an Opinion of Counsel as to certain tax matters.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes) as to all of the outstanding notes when either: (a) all notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and the notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (b) (i) all such notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, as funds in trust solely for that purpose, an aggregate amount of money sufficient to pay and discharge the entire Debt on the notes not theretofore delivered to the Trustee for cancellation, for principal, interest and premium, if any, (ii) the Issuer has paid all sums payable by it under the Indenture, and (iii) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture and the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)
reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)
reduce the principal or, change the fixed maturity of any note, reduce any premium payable upon optional redemption of the notes or otherwise alter the provisions with respect to the redemption or repurchase of the notes in any manner adverse to the Holders;

(3)
reduce the rate of or change the time for payment of interest or Additional Amounts, if any, on any note;

(4)
waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Amounts (if any) on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)
make any note payable in money other than that stated in the notes;

(6)
impair the rights of Holders of the notes to receive payments of principal of or premium (if any) or interest on the notes;

(7)
make any change under "—Redemption for Taxation Reasons" or "—Withholding Taxes" that adversely affects the rights of any Holder of the notes or amend the terms of the notes or the Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer agrees to pay Additional Amounts (if any) in respect thereof in the supplemental Indenture;

(8)
except as permitted by the Indenture, release the Guarantee;

(9)
modify the ranking or priority of the notes or the Guarantee or modify the definition of Senior Debt or Guarantor Senior Debt or amend or modify the subordination provisions of such Indenture, the notes or the Guarantee issued thereunder in any manner adverse to the Holders of the notes;

(10)
after the Issuer's obligation to purchase the notes arises under the Indenture, amend, modify or change the obligation of the Issuer to make or consummate a Change of Control Offer or a Net Proceeds Offer or waive any default in the performance thereof or modify any of the provisions or definitions with respect to any such offers;

(11)
amend or modify any provision of the Intercompany Notes or the Runecorp Intercompany Notes in any manner that materially and adversely affects the Holders of the notes; or

(12)
make any change in the foregoing amendment or waiver provisions which require each Holder's consent or waiver.

        Notwithstanding the foregoing, without the consent of any Holder of the notes, the Issuer and the Trustee may amend or supplement the Indenture or the notes to correct an ambiguity, mistake, defect or inconsistency, to provide for uncertificated notes in addition to or in place of certificated notes, to provide for the assumption of the Issuer's obligations to Holders of the notes in the case of a merger, consolidation or sale of assets, to release a guarantee of the notes in accordance with the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to provide for the issuance of the outstanding notes, unregistered new notes, the exchange notes, or Additional Notes (in accordance with the other provisions of the Indenture and including provisions applicable only to such Notes), or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

Notices

        Notice regarding the notes will be (1) if global notes are outstanding, published in a leading newspaper having a general circulation in New York (which is expected to be The Wall Street Journal) or (2) in the case of Definitive Notes, mailed to Holders by first class mail at their respective addresses as they appear on the registration books of the registrar. In addition to the foregoing, all notices will, if and so long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, be published in a daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort). If and so long as the notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange. If and for so long as any notes are represented by one or more global notes and ownership of Book Entry Interests therein are shown on the records of Euroclear or Clearstream Luxembourg or any successor or other clearing agency appointed by the Book Entry Depositary at the request of the Issuer, notices will also be delivered to each such clearing agency for communication to the owners of such Book Entry Interests. Notices given by publication will be deemed given on the first date on which publication is made and notices given by first class mail, postage prepaid, will be deemed given five calendar days after mailing.

Withholding Taxes

        All payments made by the Issuer or the Guarantor on the notes (whether or not in the form of Definitive Notes) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of any jurisdiction in which the Issuer or the Guarantor (including any Successor Entity) is then incorporated or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction by or through which payment is made (each a "Tax Authority"), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Tax Authority shall at any time be required on any payments made by the Issuer or the Guarantor, as the case may be, with respect to the notes, including payments of principal, redemption price, purchase price, interest (including special interest) or premium, the Issuer or the Guarantor, as the case may be, will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders of the notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to:

  (1)
  any payments on a note held by or on behalf of a Holder or a beneficial owner of notes (including, without limitation, a fiduciary, a settlor's beneficiary, member or shareholder of such Holder) who is liable for such Taxes in respect of such note by reason of the Holder or beneficial owner of notes having some present or former connection with the Tax Authority (in each case, including being, or having been treated as, a citizen or resident or national of, or carrying or having had carried on a business or maintaining or having had maintained a permanent establishment in or being or having been physically present in or making or having made an election the effect of which is to subject such Holder or beneficial owner of notes to such Taxes of, such Tax Authority) other than by the mere holding of such note or enforcement of rights thereunder or the receipt of payments in respect thereof or any other connection with respect to the notes (except that this exclusion will not apply to the extent the then current jurisdiction of incorporation or tax residence of the Issuer is in the United Kingdom and such deduction or withholding would not have been required if the notes were listed on a Recognized Stock Exchange);

  (2)
  any Taxes that are imposed or withheld as a result of the failure of the Holder or beneficial owner of notes to comply with any request by the Issuer or Guarantor to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information, certification, identification or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such Taxes (except to the extent the then current jurisdiction of incorporation or tax residence of the Issuer is in the United Kingdom and such deduction or withholding would not have been required if the notes were listed on a Recognized Stock Exchange);

  (3)
  except in the case of the winding-up of the Issuer and only if the then current jurisdiction of incorporation or tax residence of the Issuer is in the United Kingdom, any note presented for payment (where presentation is required) in the United Kingdom (unless by reason of the Issuer's actions presentment could not have been made elsewhere);

  (4)
  any note presented for payment (where the notes are in the form of Definitive Notes and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

  (5)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  (6)
  any notes that are held in definitive registered form if such Definitive Notes have been issued at the request of the holder or any previous holder of such notes (unless Definitive Notes have been issued for the entire principal amount of the respective global note);

  (7)
  any Tax that is payable otherwise than by withholding or deduction from payments of principal of or interest on the notes;

  (8)
  any Note presented for payment by or on behalf of a Holder who would have reasonably been able to avoid such withholding or deduction by presenting the relevant note to another paying agent in an E.U. Member State; or

  (9)
  any combination of items (1), (2), (3), (4), (5), (6), (7) and (8) above.

        Such Additional Amounts will also not be payable where, had the beneficial owner of the note been the Holder of the note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (8) inclusive above.

        Upon request the Issuer will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders of the notes upon request.

        Notwithstanding anything herein to the contrary, the Issuer will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in the United States, in any jurisdiction in which the Issuer is incorporated or otherwise considered to be a resident for tax purposes or in any jurisdiction in which any paying agent is located from the execution, delivery, registration or enforcement of the Indenture or the notes, or any other document or instrument referred to therein, or the receipt of any payments with respect to the notes.

        References herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, the Trustee must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Indenture will provide that, in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs.

Listing

        Application has been made for the notes to be listed on the Luxembourg Stock Exchange.

Governing Law

        The Indenture provides that it, the notes and the Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, in the United States.

Consent to Jurisdiction and Service in United States

        The Indenture provides for appointment by each of the Issuer and the Guarantor of an agent in the United States for any actions brought under the Indenture or the notes under U.S. federal or state securities laws and for submission by the Issuer and the Guarantor to the jurisdiction of any U.S. federal or state court located in the City of New York, Borough of Manhattan, in connection with any such action. See "Service of Process and Enforcement of Civil Liabilities."

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Restricted Subsidiary, (ii) assumed in connection with the acquisition of assets from such Person or (iii) existing at the time it merges or consolidates with the Issuer or any Restricted Subsidiary, in each case, other than Debt incurred in connection with or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary, the date of the related acquisition of assets from any Person or at the time of such merger or consolidation, as the case may be.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

        For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        No financial institution, including Deutsche Bank AG London, Chase JP Morgan and Credit Suisse First Boston and each of their respective Affiliates, shall be deemed Affiliates of the Issuer solely by reason of their direct or indirect investments in any fund managed by Cinven, PAI or DB Capital Partners or any Person in which any such fund is invested. Deutsche Bank AG London and its Affiliates (other than DB Capital Partners and its Subsidiaries) shall not be deemed Affiliates of the Issuer solely as a result of being Affiliates of DB Capital Partners. BNP Paribas and its Affiliates (other than PAI and its Subsidiaries) shall not be deemed Affiliates of the Issuer solely as a result of being Affiliates of PAI.

        "Asset Acquisition" means (i) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Issuer or any Restricted Subsidiary or (ii) the acquisition by the Issuer or any Restricted Subsidiary of assets of any Person which constitute all or substantially all of the assets of such Person or which comprise a division or line of business of such Person.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Issuer or any of its Restricted Subsidiaries (including any sale leaseback transaction) to any Person of (a) any Capital Stock of any Restricted Subsidiary (other than directors'

qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in foreign countries) or (b) any other property or assets of the Issuer or any Restricted Subsidiary other than property or assets (including, without limitation, inventory and redundant, obsolete or worn out assets) in the ordinary course of business of the Issuer or such Restricted Subsidiary.

        Notwithstanding the foregoing, the following will not be Asset Sales:

  (i)
  a transaction or series of related transactions for which the Issuer and its Restricted Subsidiaries receive aggregate consideration of less than £1.0 million;

  (ii)
  a transfer of assets by the Issuer to a Restricted Subsidiary or by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

  (iii)
  an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to a Wholly Owned Restricted Subsidiary;

  (iv)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (v)
  the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer that is permitted by the covenant described under "—Certain Covenants—Merger, Consolidation, or Sale of All or Substantially All Assets";

  (vi)
  sales by the Issuer or any of its Restricted Subsidiaries of receivables and employee loans under factoring facilities or other similar financing agreements, in all cases in the ordinary course of business of the Issuer or such Restricted Subsidiary; and

  (vii)
  the sale by the Issuer or any Restricted Subsidiary of (a) its business in Finland to Groupe Danone S.A. or its Affiliates and (b) its operations in China, Hong Kong and Taiwan to Nabisco, Inc. or its Affiliates, in each case to the extent that the purchase price therefor has actually been received by the Issuer or its Restricted Subsidiaries prior to the Outstanding Notes Issue Date (other than post-closing adjustments).

        "Asset Sale Offer" has the meaning provided under "—Repurchase at the Option of Holders—Asset Sales."

        "Board of Directors" means, with respect to any Person, the board of directors of such Person, or any authorized committee of the Board of Directors of such Person.

        "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

        "Business Day" means any day other than Saturday, Sunday and other days on which banks are authorized or required by law to be closed for business in the City of New York, the City of London, Luxembourg and any other city where a payment is to be made on the notes.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with U.K. GAAP.

        "Capital Stock" means:

  (i)
  with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of or in capital stock of such Person but excluding any debt securities convertible or exchangeable into such equity until so converted or exchanged; and

  (ii)
  with respect to any Person that is not a corporation, any and all partnership or other equity interests in such Person.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the government of (a) any of the United Kingdom, any other member state of the European Union as currently constituted or the United States or (b) any other state or country in which any Restricted Subsidiary of the Issuer has operations; provided that the Investment is made by the Restricted Subsidiary having such operations, and provided, further, that the laws of such other state or country prohibit the repatriation of profits by such Restricted Subsidiary or (c) any agency or instrumentality of any of the foregoing (provided that the full faith and credit of the relevant jurisdiction is pledged in support thereof) or by any European Union central bank, and in each case having maturities of not more than one year from the date of acquisition;

  (2)
  certificates of deposit, time deposits and money market deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of £300.0 million (or its foreign currency equivalent);

  (3)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the rating qualifications specified in clause (4) below;

  (4)
  commercial paper having a rating obtainable from Moody's Investors Service, Inc. ("Moody's") of at least P-1 or Standard & Poor's Ratings Services, a division of the McGraw Hill Companies, Inc. ("S&P"), of A-1, and in each case maturing within one year after the date of acquisition;

  (5)
  readily marketable direct obligations issued by any state or political subdivision of any member of the European Union as currently constituted or the United States having one of the two highest rating categories obtainable from either Moody's or S&P;

  (6)
  Debt with a rating of "A" or higher from S&P or "A2" or higher from Moody's; and

  (7)
  interests in investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above.

        "Change of Control" means the occurrence of any of the following:

  (1)
  prior to the occurrence of the first Public Equity Offering of our Voting Stock or of the Voting Stock of any Holding Company, members of the Initial Control Group cease to be the "beneficial owner" (as defined in Rules 13d 3 and 13d 5 under the U.S. Exchange Act), directly or indirectly, of more than 50% of the total voting power of our Voting Stock (for purposes of this clause (1), members of the Initial Control Group shall be deemed to beneficially own all Voting Stock of an entity (the "specified entity") directly held by any other entity (the "parent entity") so long as members of the Initial Control Group beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

  (2)
  following the first Public Equity Offering of Voting Stock of the Issuer or any Holding Company, as the case may be: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (1) above, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Issuer; and (b) members of the Initial Control Group "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer, for purposes of this clause (2), such other person shall be deemed to beneficially own all Voting Stock of a specified entity directly held by a parent entity, if such other person "beneficially owns" (as defined in clause (1) above), directly or indirectly, in the aggregate more than 35% of the voting power of the Voting Stock of such parent entity and members of the Initial Control Group "beneficially own" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity;

  (3)
  following the first Public Equity Offering of Voting Stock of the Issuer or any Holding Company, as the case may be, any person other than members of the Initial Control Group (or their designated members of the Board of Directors of the Issuer or such Holding Company, as the case may be, and new directors whose election to such Board of Directors or whose nomination for election by the Issuer's shareholders was approved by 66 2/3% of the directors then still in office who were either directors at the Outstanding Notes Issue Date or whose election or nomination was previously so approved): (A) (i) nominates one or more individuals for election to the Board of Directors of the Issuer and (ii) solicits proxies, authorization or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Outstanding Notes Issue Date represents a majority of the Board of Directors of the Issuer (or the survivor of any merger), as the case may be, following such election; or

  (4)
  the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act) other than a person (the "Transferee") with respect to which: (A) at any time prior to the occurrence of the first Public Equity Offering of Voting Stock of the Transferee, members of the Initial Control Group are the "beneficial owner" (as defined in clause (1) above) directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Transferee; or (B) at any time following the first Public Equity Offering of Voting Stock of the Transferee, (i) no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the U.S. Exchange Act), other than one or more members of the Initial Control Group, is the "beneficial owner" (as defined in clause (1) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Transferee or (ii) if any person, other than one or more members of the Initial Control Group is the beneficial owner (as defined in clause (1) above) of more than 35% of the total voting power of the Voting Stock of the Transferee pursuant to B(i) above, the Initial Control Group "beneficially owns" (as defined in clause (1) above), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Transferee than such other person (for purposes of this clause (4)(B), such other person shall be deemed to beneficially own all Voting Stock of a specified entity directly held by a parent entity, if such person "beneficially owns" (as defined in clause (1) above), directly or indirectly, in the aggregate more than 35% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity).

        For the purposes of determining whether clause (3) of this definition is applicable, a Public Equity Offering by any Holding Company will be disregarded if such Person no longer is a Holding Company.

        "Change of Control Offer" has the meaning provided under "—Repurchase at the Option of Holders—Change of Control."

        "Change of Control Payment" has the meaning provided under "—Repurchase at the Option of Holders—Change of Control."

        "Change of Control Payment Date" has the meaning provided under "—Repurchase at the Option of Holders—Change of Control."

        "Cinven" means Cinven Limited.

        "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in commodities prices and not for purposes of speculation.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the sum (without duplication) of (i) Consolidated Net Income, (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with U.K. GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges and (iii) dividends or distributions paid in cash to such Person or its Restricted Subsidiary by another Person who is not a Restricted Subsidiary of the Issuer.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum (without duplication) of (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with U.K. GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and (e) all accrued interest, excluding, however, the accrual of interest on Initial Control Group Subordinated Debt to the extent satisfied by the issue to the holders thereof of further fungible Initial Control Group Subordinated Debt; and (ii) the interest component of Capital Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with U.K. GAAP; provided that (x) the Consolidated Interest Expense attributable to interest on any Debt computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Issuer, a fixed or floating rate of interest, may be computed by applying, at the option of the Issuer, either the fixed or floating rate and (C) notwithstanding clause (A) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to such agreements and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the period.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with U.K. GAAP; provided there shall be excluded therefrom, without duplication:

  (a)
  after-tax gains and losses from sales or other dispositions of assets other than in the ordinary course of business or abandonments or reserves relating thereto;

  (b)
  after-tax items classified as extraordinary, non-recurring or exceptional gains (and, solely for purposes of calculation of Fixed Charge Coverage Ratio only, extraordinary, non-recurring or exceptional losses);

  (c)
  the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of such first referred to Person or is merged or consolidated with it or any of its Restricted Subsidiaries;

  (d)
  any net income or loss of any Restricted Subsidiary, if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions (by loans, advances, intercompany transfer or otherwise) by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that: (i) the Issuer's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash which could actually have been distributed by such Restricted Subsidiary during such period to the Issuer or another Restricted Subsidiary as a dividend or other distribution (by loans, advances, intercompany transfer or otherwise) for so long as so permitted (subject, in the case of a dividend or other distribution which could have been paid to another Restricted Subsidiary, to the limitations contained in this clause (d)); (ii) the Issuer's equity in the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; and (iii) for purposes of determining whether an incurrence of Debt by the Issuer or any Restricted Subsidiary will be permitted pursuant to the covenant described under "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock" or whether an Investment by a Restricted Subsidiary will be permitted pursuant to the covenant described under "—Certain Covenants—Restricted Payments," any determination as to the exclusion of net income of a Restricted Subsidiary pursuant to this clause (d) shall not give effect to any restrictions on the declaration or payment of dividends or other distributions which restrictions are permitted pursuant to clauses (1), (2) and (10) (to the extent relating to a renewal or replacement of agreement permitted by such clause (1) or (2)) under "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (e)
  the net income (and, solely for purposes of calculation of Fixed Charge Coverage Ratio only, losses) of any Person other than a Restricted Subsidiary;

  (f)
  for purposes of the "Limitation on Restricted Payments" covenant, in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of such successor corporation prior to such consolidation, merger or transfer of assets; and

  (g)
  the cumulative effect of a change in accounting principles.

        "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and any other non cash expenses of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with U.K. GAAP.

        "Corporate Trust Office" of the Trustee in respect of any city means the office at which the Trustee's corporate trust business is principally administered in such city.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Subsidiary is a party or of which it is a beneficiary to protect against fluctuations in currency exchange rates and not for purposes of speculation.

        "Debt" means, with respect to any Person (without duplication), any indebtedness of such Person, whether or not contingent, in respect of:

  (1)
  borrowed money;

  (2)
  evidenced by bonds, notes, debentures, loan stock or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  banker's acceptances;

  (4)
  Capital Lease Obligations;

  (5)
  the balance of deferred and unpaid purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof (including conditional sale or title retention agreements with respect to such property) except any such balance that constitutes an accrued expense or trade payable;

  (6)
  Hedging Obligations;

  (7)
  Debt of any other Person secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person), provided that the amount of Debt of such Person shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Debt of such other Person; or

  (8)
  the guarantee by such Person of any Debt of any other Person,

if and to the extent any of the foregoing items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with U.K. GAAP.

        Notwithstanding the foregoing, the term "Debt" shall not include Initial Control Group Subordinated Debt.

        The amount of any Debt outstanding as of any date shall be the lesser of (1) the accrued value thereof and (2) the principal amount thereof.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Senior Debt" means (i) all Senior Debt under the Senior Credit Facility and (ii) upon repayment of the Senior Credit Facility in full, any other Senior Debt which (a) at the time of the determination is equal to or greater than £50.0 million in aggregate principal amount and (b) is specifically designated by the Issuer in the instrument evidencing such Senior Debt as "Designated Senior Debt."

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the notes mature; provided, however, that:

  (1)
  any Capital Stock that would not constitute Disqualified Stock, but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes, shall not constitute Disqualified Stock if:

  (A)
  the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favourable to the holders of such Capital Stock than the terms applicable to the notes and described under "—Repurchase at the Option of Holders—Asset Sales" and "—Repurchase of the Option of Holders—Change of Control"; and

    (B)
    any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto; and

  (2)
  if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable, contractual, statutory or regulatory obligations.

        "Eligible Debt" means any Debt or Preferred Stock other than:

  (1)
  Debt or Preferred Stock in the form of, or represented by, bonds or other securities or any guarantee thereof; and

  (2)
  Debt or Preferred Stock that is, or may be, quoted, listed or purchased and sold on any stock exchange, automated trading system or over the counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the U.S. Securities Act).

        "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

        "Enforcement Action" means:

  (a)
  to exercise or enforce or require any agent or trustee to exercise or enforce any rights under or pursuant to the provisions of the Guarantee of Regentrealm;

  (b)
  to petition for (or vote in favor of any resolution for or take any other steps or a action which may lead to): (i) Regentrealm stopping or suspending payment of their debts as they fall due or being deemed unable under any law applicable to pay their debts as they fall due or becoming insolvent or having a moratorium declared in respect of their Subsidiaries' Debt; (ii) any receivership, administration, liquidation, dissolution, suspension of payments or moratorium in respect of Regentrealm; (iii) any voluntary arrangement or composition with or assignment for the benefits of its creditors by Regentrealm; (iv) any attachment, distress, execution sequestration or similar process being carved out against the undertaking or assets of Regentrealm or any money judgment being entered against Regentrealm; and (v) the occurrence of any analogous event to those listed in paragraphs (i) through (iv) above.

        "Equity Interests" means Capital Stock, Initial Control Group Subordinated Debt and all warrants, options or other rights to acquire Initial Control Group Subordinated Debt (but excluding any debt security that is convertible into, or exchangeable for, Initial Control Group Subordinated Debt).

        "Existing Debt" means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the Senior Credit Facility, the notes, the Indenture and Guarantee) as in existence on the Outstanding Notes Issue Date, until such amounts are repaid.

        "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (i) the Consolidated Interest Expense for such period; and (ii) the product of (x) the amount of all dividend payments on Preferred Stock (other than dividends paid in Capital Stock that is not Disqualified Stock) of such Person or on Disqualified Stock of such Person held by Persons other than the Issuer or any of its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued during such period on a consolidated basis in accordance with U.K. GAAP and (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated national, state and local tax rate of such Person on a consolidated basis and in accordance with U.K. GAAP.

        "Fixed Charge Coverage Ratio" means with respect to any Person for the four full fiscal quarters (the "Four-Quarter Period") ending on or prior to the date of determination, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period.

        For purposes of this definition, "Consolidated Cash Flow" and "Fixed Charges" shall be calculated on a pro forma basis (a) after giving effect to (i) the incurrence of Debt, and the issuance of Disqualified Stock and Preferred Stock, of such Person and its Restricted Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any repayment or redemption of Debt, other than the incurrence or repayment of Debt pursuant to working capital facilities, and Disqualified Stock or Preferred Stock, at any time subsequent to the beginning of the Four-Quarter Period and on or prior to the date of determination, as if such incurrence and issuance (and the application of the proceeds thereof), or the repayment or redemption, as the case may be, occurred on the first day of the Four-Quarter Period and (ii) any Asset Sales (including those excluded from the definition thereof in clauses (i), (iv) and (vi) of the definition thereof) or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Debt or Disqualified Stock or Preferred Stock) at any time on or subsequent to the first day of the Four-Quarter Period and on or prior to the transaction date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Debt or issuance of such Disqualified Stock or Preferred Stock and also including any Consolidated Cash Flow associated with such Asset Acquisition) occurred on the first day of the Four-Quarter Period and (iii) for purposes of calculating Consolidated Cash Flow and Fixed Charges (but with respect to Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the date of determination), discontinued operations determined in accordance with U.K. GAAP at any time on, or subsequent to, the first day of the Four-Quarter Period and on, or prior to, the date of determination, as if such discontinued operations had occurred on the first day of the Four-Quarter Period and (b) with respect to any Person, excluding the Consolidated Cash Flow and Fixed Charges (but with respect to Fixed Charges, only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the date of determination) attributable to any to be discontinued operations (as such to be discontinued operations appear in the Issuer's consolidated financial statements). If such Person or any of its Subsidiaries directly or indirectly guarantees any Debt of a third Person, the Fixed Charge Coverage Ratio shall give effect to the incurrence of such guaranteed Debt as if such Person or Subsidiary had directly incurred such guaranteed Debt. If, since the beginning of a Four-Quarter Period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such Four-Quarter Period) shall have made any Investment in a Restricted Subsidiary, acquisition, disposition, merger or consolidation or determined a discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable Four-Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Debt incurred in connection therewith, the pro forma calculations shall be determined, and give effect to cost savings reasonably expected to be realized, as determined in good faith by an Officer of the Issuer (but only to the extent that such cost savings and other calculations could then be reflected in pro forma financial statements under U.K. GAAP and Regulation S-X under the U.S. Securities Act and any rules and regulations promulgated by the SEC thereunder). Furthermore, in calculating "Consolidated Interest Expense" for purposes of the calculation of "Fixed Charge Coverage Ratio," (i) interest on Debt determined on a fluctuating basis as of the date of determination (including Debt actually incurred on the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt as in effect on the date of determination and (ii) notwithstanding (i) above, interest determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Government Notes" means direct obligations of, or obligations guaranteed by any government of the EMU or United Kingdom (or any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of such government is pledged.

        "guarantee" means a guarantee (other than by endorsement of negotiable Instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

        "Guarantee" means the Guarantee of Regentrealm of the obligations of the Issuer under the Indenture and notes. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guarantor" means Regentrealm and each Person who executes a supplemental indenture providing for a guarantee of the notes.

        "Guarantor Senior Debt" means the principal of, premium, if any, and interest on any Debt of the Guarantor whether outstanding on the Outstanding Notes Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Guarantee of the Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall include all monetary obligations of every nature under the Senior Credit Facility, including the principal of, premium, if any, and interest on all obligations of every nature of Guarantor from time to time owed to the lenders under the Senior Credit Facility, including, without limitation, principal of and interest on, reimbursement obligations under letters of credit, and all fees, indemnities and expenses payable under, the Senior Credit Facility. Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include (a) Debt evidenced by the Guarantee or the Intercompany Notes, (b) Debt that is expressly subordinate or junior in right of payment to any other Debt of the Guarantor, (c) to the extent it constitutes Debt, any liability for federal, state, local or other taxes owed or owing by the Guarantor, (d) Debt of the Guarantor to a Subsidiary of the Guarantor or any other Affiliate of the Guarantor or any of such Affiliate's Subsidiaries, (e) Debt to, or guaranteed on behalf of, any director, officer or employee of either the Guarantor or any Subsidiary of the Guarantor (including for compensation), (f) that portion of any Debt which is incurred by the Guarantor in violation of the Indenture and (g) trade payables.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

        "Holder" or "Noteholder" means (1) in the case of global notes, the person in whose name such Note is registered (being at the Outstanding Notes Issue Date the Common Depositary) in accordance with and subject to its terms and the terms of the Indenture and (2) in the case of Definitive Notes, the Person in whose name a Note is registered on the Registrar's books.

        "Holding Company" means any Person in respect of which the Issuer is a Subsidiary.

        "Initial Control Group" means:

  (1)
  Cinven, Paribas Affaires Industrielles, DB Capital Partners and Nabisco, Inc. or any Permitted Transferee of any of the foregoing Persons; provided, however, that Nabisco, Inc. and any Permitted Transferee of Nabisco, Inc. shall only be members of the Initial Control Group if, (A) immediately following, and for a period of 12 months thereafter, in any transaction whereby Nabisco, Inc. or its Permitted Transferee would trigger a Change of Control, but for Nabisco, Inc. or such Permitted Transferee's inclusion in this definition of Initial Control Group, the notes have actually achieved and maintained a credit rating from Moody's of no less than "Ba2" and a credit rating from S&P of no less than "BB," and (B) immediately prior to, and for a period of 12 months thereafter, in any transaction whereby Nabisco, Inc. or its Permitted Transferee would trigger a Change of Control, but for Nabisco, Inc. or such Permitted Transferee's inclusion in this definition of Initial Control Group, the notes have a rating equal to or better than the rating the notes had immediately prior to such transaction; and

  (2)
  any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Issuer's or a Holding Company's Voting Stock for a period not to exceed that customary for such offerings.

        "Initial Control Group Subordinated Debt" means subordinated debt of the Issuer issued to and held by any Holding Company or a member of the Initial Control Group that:

  (1)
  by its terms (a) does not (including upon the happening of any event) mature and is not (including upon the happening of any event) mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, and does not include any provision requiring repurchase by the Issuer or any of its Restricted Subsidiaries (including upon the happening of any event) prior to the date on which the notes mature, (b) does not (including upon the happening of any event) require or provide for the payment, in cash or otherwise, of interest or any other amounts prior to its final Stated Maturity (provided that interest may accrete while such subordinated debt is outstanding and accreted interest may become due upon acceleration of maturity as permitted by clause (c) and any interest may be satisfied at any time by the issue to the holders thereof of further Initial Control Group Subordinated Debt), (c) does not provide (including upon the happening of any event) for the acceleration of its maturity (other than following the winding-up or bankruptcy of the Issuer, but only if the maturity of the notes has been accelerated) or the exercise of remedies prior to the date on which the notes mature and are repaid, (d) is not secured by a lien on any assets of the Issuer or any of its Restricted Subsidiaries and is not guaranteed by any Subsidiary, (e) is not transferable by the holder thereof except to the Issuer, (f) does not (including upon the happening of any event) restrict the payment of amounts due in respect of the notes or compliance by the Issuer with its obligations under the notes and the Indenture, (g) does not (including upon the happening of any event) constitute Voting Stock and (h) is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date on which the notes mature other than into or for Equity Interests (other than Disqualified Stock); and

  (2)
  is contractually subordinated (pursuant to a binding agreement with the Trustee for the benefit of the Holders) and junior in right of payment to the prior payment in full in cash of all Obligations (including principal, interest, premium (if any) and Additional Amounts (if any)) of the Issuer under the notes and the Indenture such that (a) the Issuer shall make no payment in respect of such subordinated debt (whether in cash, securities or otherwise, except as permitted by clause (l)(b) above) and may not acquire such subordinated debt except as permitted by the Indenture until the prior payment in full in cash of all Obligations in respect of the notes and the Indenture, (b) upon any total or partial liquidation, dissolution or winding-up of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, the Holders will be entitled to receive payment in full in cash of the Obligations under the notes and the Indenture before the holders of such subordinated debt will be entitled to receive any payment in respect of such subordinated debt, (c) such subordinated debt may not be amended such that it would cease to qualify as Initial Control Group Subordinated Debt until the date that is after the prior payment in full in cash of all Obligations in respect of the notes and the Indenture and (d) the holders of such subordinated debt shall assign any rights to vote, including by way of proxy, in a bankruptcy, insolvency or similar proceeding to the Trustee;

provided, however, that any sale or transfer of such subordinated debt being held by a Person other than a member of the Initial Control Group, any Holding Company or the Issuer and any event or circumstance that results in such subordinated debt ceasing to qualify as Initial Control Group Subordinated Debt shall, in each case, (x) constitute an incurrence of such subordinated debt by the Issuer and (y) reduce the amount referred to in clause (3)(b) of the second paragraph of the covenant described under "—Certain Covenants—Restricted Payments," and any and all Restricted Payments made since the date of the original issuance of such Initial Control Group Subordinated Debt shall constitute new Restricted Payments that must satisfy the covenant described under "—Certain Covenants—Restricted Payments" at a time on or after the date of the original issuance of such Initial Control Group Subordinated Debt and on or prior to such sale or transfer of such Initial Control Group Subordinated Debt or such Initial Control Group Subordinated Debt ceasing to qualify as Initial Control Group Subordinated Debt after giving effect to the reduction referred to above in clause (y) of this sentence; and

provided, further, however, that any provision (as in effect on the Outstanding Notes Issue Date) in the Runecorp Intercompany Notes which by their terms provide for (x) redemption at the option of the holders thereof following the occurrence of certain events, (y) prepayments of the loans thereunder or (z) acceleration of such loans' maturity or related exercise of remedies prior to the date on which the such notes mature shall not cause the Runecorp Intercompany Notes to cease to qualify as Initial Control Group Subordinated Debt so long as (a) the subordination set forth in paragraph (2) above is in full force and effect, (b) no payments are made under the terms of the Runecorp Intercompany Notes with respect to any amounts owed thereunder prior to the payment in cash in full of all Obligations of the Issuer under the notes and the Indenture except to the extent payments are made in compliance with the covenant described under "—Certain Covenants—Restricted Payments" and (c) the Runecorp Intercompany Notes remain subject to the subordination agreement executed on the Outstanding Notes Issue Date in connection therewith.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates and not for purposes of speculation.

        "Interest Swap Obligations" means the obligations of any Person under any Interest Rate Agreement.

        "Intercompany Notes" means one or more notes of Regentrealm, (i) dated the Outstanding Notes Issue Date, pursuant to which the Issuer has loaned the net proceeds of the offering of the outstanding notes to Regentrealm and (ii) dated February 16, 2004, pursuant to which the Issuer has loaned the net proceeds of the offering of the unregistered new notes to Regentrealm.

        "Intercreditor Deed" means the Intercreditor Deed, dated April 28, 2000, among the Issuer, certain Subsidiaries and Affiliates of the Issuer, the agent under the Senior Credit Facility and certain other parties (as amended from time to time).

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions, purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant described under "—Certain Covenants—Restricted Payments."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in the nature of security in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash payments received by way of escrow agreement, deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in other non-cash form), in each case net of:

  (1)
  all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, attorneys' fees, accountants' fees, brokerage fees, underwriters, placement agents' fees, discounts or commissions, transfer costs, consultants' fees and other fees and expenses incurred or required to be incurred in connection therewith) and all taxes required to be accrued as a liability under U.K. GAAP, as a consequence of such Asset Sale;

  (2)
  all payments made on any indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale;

  (3)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale; and

  (4)
  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with U.K. GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Issuer or any Restricted Subsidiary after such Asset Sale.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under any law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

        "Officer" means the Chairman, any Managing Director, any Director, or the Secretary of the referenced company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. Unless otherwise required by the TIA, the counsel may be an employee of or counsel to the Issuer or the Trustee.

        "Outstanding Notes Issue Date" means April 17, 2004, the date on which the outstanding notes were issued.

        "Pari Passu Debt" means any Debt of the Issuer or the Guarantor that ranks pari passu with the notes or the Guarantee, as the case may be.

        "Permitted Debt" has the meaning provided under "—Certain Covenants—Incurrence of Debt and Issuance of Preferred Stock."

        "Permitted Investments" means:

  (1)
  any Investment in the Issuer or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary);

  (2)
  any Investment in cash or Cash Equivalents;

  (3)
  any Investment by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

  (4)
  Investments in assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer or any Holding Company;

  (5)
  loans or advances to employees (or guarantees of third-party loans so employees) in the ordinary course of business in an aggregate amount up to £5.0 million at any time outstanding;

  (6)
  Investments in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (7)
  Investments in receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or such Restricted Subsidiary deems reasonable);

  (8)
  Investments existing on the Outstanding Notes Issue Date;

  (9)
  Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements otherwise permitted under the Indenture;

  (10)
  Investments made as a result of the receipt of non cash consideration from an Asset Sale that was made pursuant to and in compliance with clauses (1) and (2) of the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (11)
  Investments not to exceed, taken together with all other Investments made pursuant to this clause (11), £5.0 million in the aggregate (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

  (12)
  any Investment in a Related Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12), not to exceed the greater of (a) £20.0 million or (b) 5% of the Issuer's total tangible fixed assets, as such tangible fixed assets appear in the Issuer's most recent audited consolidated financial statements, in each case in the aggregate (in each case with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

        "Permitted Joint Venture" means any joint venture (which may be in the form of a limited liability company, partnership, corporation or other entity) in which the Issuer or any of its Restricted Subsidiaries is a joint venturer; provided, however, that the joint venture is engaged solely in a Related Business.

        "Permitted Liens" means:

  (1)
  Liens securing Senior Debt or Guarantor Senior Debt, including Debt (including related Obligations) under the Senior Credit Facility;

  (2)
  Liens securing Debt that is Eligible Debt of a Restricted Subsidiary (other than the Guarantor);

  (3)
  Liens in favor of the Holders, the Issuer or any Restricted Subsidiary;

  (4)
  Liens on property of a Person existing at the time such Person is merged into or consolidated with the Issuer or any Restricted Subsidiary,provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or a Restricted Subsidiary, as the case may be;

  (5)
  Liens on property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those acquired;

  (6)
  banker's Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (7)
  Liens of any Restricted Subsidiary existing on the Outstanding Notes Issue Date;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with U.K. GAAP shall have been made therefor;

  (9)
  Liens incurred in the ordinary course of business of any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed £1.0 million (or its foreign currency equivalent) at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by such Restricted Subsidiary;

  (10)
  carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Issuer or such Restricted Subsidiary, as the case may be, in accordance with U.K. GAAP;

  (11)
  pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

  (12)
  easements (including reciprocal easement agreements), rights of way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of the Issuer and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Issuer and its Subsidiaries on the properties subject thereto, taken as a whole;

  (13)
  (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings or compulsory purchase order affecting any real property;

  (14)
  leases or subleases to third parties;

  (15)
  Liens in connection with workmen's compensation obligations and general liability exposure of the Issuer and its Restricted Subsidiaries;

  (16)
  Liens securing Hedging Obligations entered into in the ordinary course of business;

  (17)
  any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Issuer or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Issuer or such Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included;

  (18)
  without limitation of clause (1), Liens securing Permitted Refinancing Debt permitted to be incurred under the Indenture to refinance Debt secured by a Lien permitted under the Indenture or amendments or renewals of Liens that were permitted to be incurred, provided, in each case, that such Liens do not extend to any additional property or asset of the Issuer or any Restricted Subsidiary;

  (19)
  Liens securing obligations no more than 30 days overdue, arising by operation of law and in the ordinary course of business;

  (20)
  Liens over credit balances on bank accounts granted solely for the purpose of the operation of clearing bank accounts on a gross and net balance basis;

  (21)
  Liens over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business; and

  (22)
  Liens arising by reason of any judgment, decree or order of any court not resulting in an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been fully terminated or the period within which such proceedings may be initiated shall not have expired.

        "Permitted Refinancing Debt" means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with the Indenture; provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus any premium and fees and expenses incurred in connection therewith);

  (2)
  in the case of term Debt, (a) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the Stated Maturity of those under the Debt being refinanced and (b) such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is Debt of the Issuer or Regentrealm, such Permitted Refinancing Debt is incurred by the Issuer or Regentrealm, as the case may be, provided further, however, that Permitted Refinancing Debt shall not include Debt of a Subsidiary that refinances Debt of the Issuer.

        "Permitted Transferee" means, with respect to any Person:

  (1)
  any Affiliate of each such Person;

  (2)
  a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person, in each case to whom such Person has transferred the beneficial ownership of any securities of the Issuer or any Holding Company; and

  (3)
  any investment fund or investment entity that is a Subsidiary of such Person or a Permitted Transferee of such Person.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Productive Assets" means assets which are of a kind used or useful in the business of the Issuer and its Restricted Subsidiaries as they exist on the Outstanding Notes Issue Date and any other businesses that are related, ancillary or complementary to any of the businesses of the Issuer and its Restricted Subsidiaries on the Outstanding Notes Issue Date, including assets acquired through Asset Acquisitions (it being understood that "assets" may include Capital Stock of a Person that owns such Productive Assets, provided that after giving effect to such transaction, such Person would be a Restricted Subsidiary or a Permitted Joint Venture).

        "Public Equity Offering" means an underwritten primary public offering of Voting Stock of the Issuer or any Holding Company (to the extent such net proceeds are contributed to the share capital of the Issuer within 90 days and in any event prior to any redemption of the notes) and such Issuer's or such Holding Company's Voting Stock either:

  (a)
  is listed or traded on a nationally recognized stock exchange or automated quotation system in the United States or in any country of the European Union (as in existence on the Outstanding Notes Issue Date), or

  (b)
  has been distributed by means of an effective registration statement under the U.S. Securities Act.

        "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Restricted Subsidiaries to any seller or any other Person Incurred or assumed in connection with the purchase, construction or improvement of real or personal property (including goods) used or useful in a Related Business within 180 days of such purchase, construction or improvement.

        "Recognized Stock Exchange" means a recognized stock exchange within the meaning of Section 841 of the U.K. Income and Corporation Taxes Act of 1988.

        "Regentrealm" means Regentrealm Limited, a company incorporated in England and Wales.

        "Regentrealm Guarantee Payment Event" means an Event of Default relating to the failure to pay any amount due in respect of the notes has occurred and the occurrence of the earlier of: (i) the expiration or 179 days from the Regentrealm Payment Default Date; (ii) the date upon which an order is made for the dissolution or winding-up of Regentrealm; and (iii) the date upon which the shareholders of Regentrealm pass a resolution for the dissolution or winding-up of Regentrealm.

        "Regentrealm Payment Default Date" means the date of an Event of Default relating to the failure to pay any amount due in respect of the notes.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated February 16, 2004, among the Issuer, the Guarantors and the other parties listed on the signature pages thereto.

        "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Issuer and its Restricted Subsidiaries on the date of the Indenture.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Payment" means any of the following:

  (1)
  the declaration or payment of any dividend or the making of any other payment or distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests of the Issuer (other than Disqualified Stock) and dividends or distributions payable by a Restricted Subsidiary to the Issuer or a Restricted Subsidiary);

  (2)
  the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Holding Company;

  (3)
  the making of any payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt of the Issuer or Guarantor, except (a) a scheduled payment of interest, principal or other related Obligations at Stated Maturity and (b) the scheduled purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Issuer or Guarantor, acquired in anticipation of satisfying a sinking fund obligation due within one year of the date of such acquisition or, the making of any payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Runecorp Intercompany Notes; or

  (4)
  the making of any Restricted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise specified, "Restricted Subsidiary" refers to a Restricted Subsidiary of the Issuer.

        "Runecorp Intercompany Note" means the intercompany notes issued by Runecorp to the Issuer (formerly known as Dreadstar Limited) in the initial principal amount of £545.0 million (plus any accrued interest) and as reduced or repaid, and including any subordination agreement in connection therewith.

        "SEC" means the Securities and Exchange Commission of the United States.

        "Senior Credit Facility" means the credit agreement, dated December 14, 1999, among Regentrealm, the guarantors named therein, the financial institutions party thereto from time to time and Deutsche Bank AG London, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Restricted Subsidiaries as additional guarantors thereunder) all or any portion of the Debt, under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or the institutions); provided that Regentrealm or another Restricted Subsidiary provides a guarantee not materially different than the Guarantee existing on the Outstanding Notes Issue Date and Regentrealm or such other Restricted Subsidiary remains the borrower under the Senior Credit Facility; and provided further, however, that any replacement, restructuring or amendment or similar changes to the revolving credit facility under the Senior Credit Facility need not comply with the immediately preceding proviso.

        "Senior Debt" means the principal of, premium, if any, and interest on any Debt of the Issuer, whether outstanding on the Outstanding Notes Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the notes. Without limiting the generality of the foregoing, "Senior Debt" shall include all monetary Obligations of every nature under the Senior Credit Facility, including the principal of, premium, if any, and interest on all Obligations of every nature of the Issuer from time to time owed to the lenders under the Senior Credit Facility, including, without limitation, principal of and interest on, reimbursement Obligations under letters of credit, and all fees, indemnities and expenses payable under, the Senior Credit Facility. Notwithstanding the foregoing, "Senior Debt" shall not include (a) Debt evidenced by the notes or the Runecorp Intercompany Notes, (b) Debt that is expressly subordinate or junior in right of payment to any other Debt of the Issuer, (c) to the extent it constitutes Debt, any liability for federal, state, local or other taxes owed or owing by the Issuer, (d) Debt of the Issuer to a Subsidiary of the Issuer or any other Affiliate of the Issuer or any of such Affiliate's Subsidiaries, (e) Debt to, or guaranteed on behalf of, any director, officer or employee of either the Issuer or any of its Subsidiaries (including for compensation), (f) that portion of any Debt which is incurred by the Issuer in violation of the Indenture and (g) trade payables.

        "Senior Officer" means the chief executive officer, chief financial officer or group controller of the Issuer.

        "Shareholders Agreement" means the agreement, dated March 17, 2000, among, inter alia, Cinven, PAI and DB Capital Partners, as in effect on the Outstanding Notes Issue Date.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the U.S. Securities Act, as such regulation is in effect on the Outstanding Notes Issue Date, and includes the Guarantor.

        "Specified Affiliate Payments" means:

  (1)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants to the extent of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

  (2)
  dividends, other distributions or other amounts paid by the Issuer to any Holding Company in amounts equal to amounts required for such Holding Company to pay (i) audit fees and expenses, (ii) directors' fees, remuneration and expenses and (iii) other expenses required to maintain its corporate existence and operations, provided that the aggregate amount paid by the Issuer pursuant to this clause (2) shall not exceed £2.0 million (or its foreign currency equivalent) in any fiscal year; and

  (3)
  the payment of dividends, other distributions or other amounts by the Issuer to any Holding Company in amounts equal to amounts required for such Holding Company to pay income or corporation taxes or value added tax, but only to the extent such income or corporation taxes or value added tax are attributable to the business of the Issuer or its Restricted Subsidiaries.

        "Stated Maturity" means, with respect to any installment of interest on, or principal of, or any other amount payable in respect of any series of Debt, the date on which such payment of interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

        "Subordinated Debt" means any Debt of the Issuer or Guarantor, as the case may be (whether outstanding on the Outstanding Notes Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the notes or Guarantee, as the case may be, pursuant to a written agreement.

        "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

        "Tax Authority" any jurisdiction in which the Issuer or the Guarantor is incorporated or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction by or through which payment is made.

        "TIA" means the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture.

        "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        "Trust Officer" means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by persons who at the time shall be officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

        "U.K. GAAP" means accounting principles and practices generally accepted in the United Kingdom. All ratios and comparisons contained in the Indenture shall be computed in conformity with U.K. GAAP as in effect from time to time, except as otherwise provided herein.

        "Unrestricted Subsidiary" means a Subsidiary designated as an Unrestricted Subsidiary in accordance with the provisions described under the caption "—Certain Covenants—Limitation on Designations of Unrestricted Subsidiaries."

        "U.S. Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

        "U.S. GAAP" means a generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

        "U.S. Securities Act" means the U.S. Securities Act of 1933, as amended.

        "Voting Stock" of any Person as of any date means the Capital Stock or other interests (including partnership interests) of such Person that is at the time entitled to vote in the election of the Board of Directors, managers or trustees of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Debt.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person, all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) is at the time owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

DESCRIPTION OF BOOK-ENTRY SYSTEM

General

        On the closing date, global notes representing the new Sterling-denominated notes and new euro-denominated notes will be deposited with a common depositary (the "Common Depositary") for Euroclear and Clearstream Luxembourg, or their nominee. Thereafter, book-entry interests (the "Book-Entry Interests") therein will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and Clearstream Luxembourg and their participants.

        Book-Entry Interests will not be held in definitive form. Instead, Euroclear and/or Clearstream Luxembourg will credit on their respective book-entry registration and transfer systems a participant's account with the interest beneficially owned by that participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of the securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge Book-Entry Interests. In addition, while the new notes are in global form, holders of Book-Entry Interests will not be considered the owners or "Holders" of new notes for any purpose.

        As long as the new notes are held in global form, the Common Depositary (or its nominees) will be considered the sole holders of global notes for all purposes under the Indenture (as defined under "Description of the Notes"). In addition, participants must rely on the procedures of Euroclear and Clearstream Luxembourg and indirect participants must rely on the procedures of the participants through which they own Book-Entry Interests to exercise any rights of Holders under the Indenture.

        None of the Issuer, the trustees or the registrars will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

Definitive Registered Notes

        Under the terms of the Indenture, owners of Book-Entry Interests will receive definitive registered notes:

  (1)
  if either Euroclear or Clearstream Luxembourg notifies the Common Depositary and the Issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 120 days;

  (2)
  if Euroclear or Clearstream Luxembourg so request following an event of default under the Indenture;

  (3)
  if at any time the Issuer in its sole discretion determines that the global notes should be exchanged in whole (but not in part) for definitive registered notes; or

  (4)
  if the owner of a Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Clearstream Luxembourg following an event of default under the Indenture.

        In such an event, the registrar will issue definitive registered notes registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear and/or Clearstream Luxembourg, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), and these definitive registered notes will bear the restrictive legend referred to in "Notice to Investors" unless that legend is not required by the Indenture or applicable law.

Redemption of Global Notes

        In the event any global note (or any portion thereof) is redeemed, the Common Depositary will redeem an equal amount of the Book-Entry Interests in that global note from the amount received by it in respect of the redemption of such global note. The redemption price payable in connection with the redemption of these Book-Entry Interests will be equal to the amount received by the Common Depositary in connection with the redemption of the global note (or any portion thereof). The Issuer understands that under existing practices of Euroclear or Clearstream Luxembourg, if fewer than all of the new notes are to be redeemed at any time, Euroclear or Clearstream Luxembourg will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on any other basis as they deem to be fair and appropriate; provided, however, that no Book-Entry Interest of less than £1,000 principal amount may be redeemed in part.

Payments on Global Notes

        Payments of any amounts owing in respect of the global notes (including principal, premium, if any, interest and Additional Interest, if any) will be made by the Issuer in pounds sterling to the relevant paying agent. The relevant paying agent will, in turn, make the payments to the Common Depositary for Euroclear or Clearstream Luxembourg, which will distribute the payments to participants in accordance with its procedures.

        Under the terms of the Indenture, the Issuer and the trustee will treat the registered holder of the global notes (e.g., the Common Depositary (or its nominee)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the trustee or any agent of the Issuer or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of the records of Euroclear, Clearstream Luxembourg or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing any of the records of Euroclear, Clearstream Luxembourg or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

  (2)
  Euroclear, Clearstream Luxembourg or any participant or indirect participant.

        Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

Action by Owners of Book-Entry Interests

        Euroclear or Clearstream Luxembourg has advised the Issuer that they will take any action permitted to be taken by a Holder (including the presentation of new notes for exchange, as described above) only at the direction of one or more participants to whose account the Book-Entry Interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of new notes as to which the participant or participants has or have given such direction. The Common Depositary will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the global notes. However, if there is an event of default under the new notes, each of Euroclear or Clearstream Luxembourg reserves the right to exchange the global notes for definitive registered notes in certificated form, and to distribute those notes to its participants.

Transfers

        The global notes will bear a legend to the effect set forth in "Notice to Investors." Book-Entry Interests in the global notes will be subject to the restrictions on transfer discussed under "Notice to Investors."

        Book-Entry Interests in the U.S. global note (the "Restricted Book-Entry Interests") may be transferred to a person who takes delivery in the form of Book-Entry Interests in the international global note (the "International Book-Entry Interests") only upon delivery by the transferor of a written certification (in the form provided in the Indenture) to the effect that the transfer is being made in accordance with Regulation S under the U.S. Securities Act. Prior to 40 days after the date of the initial issuance of the notes, ownership of International Book-Entry Interests will be limited to persons who have accounts with Euroclear or Clearstream Luxembourg or person who hold interests through Euroclear or Clearstream Luxembourg, and any sale or transfer of those interests to U.S. persons shall not be permitted during that period unless the resale or transfer is made pursuant to Rule 144A. Subject to the foregoing, International Book-Entry Interests may be transferred to a person who takes delivery in the form of Restricted Book-Entry Interests only upon delivery by the transferor of a written certification (in the form provided by the Indenture) to the effect that the transfer is being made to a person whom the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or otherwise in accordance with the transfer restrictions described under "Notice to Investors," and in accordance with any applicable securities laws of the United States or any other jurisdiction.

        Subject to the foregoing, and as set forth in "Notice to Investors," Book-Entry Interests may be transferred and exchanged as described under "Description of the Notes—Transfer and Exchange." Any Book-Entry Interest in one of the global notes that is transferred to a person who takes delivery in the form of a Book-Entry Interest in the other global note will, upon transfer, cease to be a Book-Entry Interest in the first mentioned global notes and become a Book-Entry Interest in the other global note, and accordingly will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other global note for as long as it retains such a Book-Entry Interest.

        Definitive registered notes may be transferred and exchanged for Book-Entry Interests in a global note only as described in the Indenture and, if required, only after the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the transfer will comply with the appropriate transfer restrictions applicable to those notes. See "Notice to Investors."

Information Concerning Euroclear and Clearstream Luxembourg

        The Issuer understands as follows with respect to Euroclear and Clearstream Luxembourg:

        Euroclear and Clearstream Luxembourg hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of the participants. Euroclear and Clearstream Luxembourg provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream Luxembourg interface with domestic securities markets. Euroclear and Clearstream Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream Luxembourg is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear and Clearstream Luxembourg participant, either directly or indirectly.

Global Clearance and Settlement Under the Book-Entry System

Initial Settlement

        Initial settlement for the new notes will be made in euro or pounds sterling, as applicable. Book-Entry Interests owned through Euroclear and Clearstream Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-Entry Interests will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

        The Book-Entry Interests will trade though participants of Euroclear and Clearstream Luxembourg, and will settle in same-day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

CERTAIN TAX CONSEQUENCES

U.S. Federal Income Tax Considerations

        The following discussion is with respect to the material U.S. federal income tax considerations relevant to (1) the exchange of unregistered notes for exchange notes under the exchange offer and (2) the ownership and disposition of the exchange notes, and is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the applicable U.S. Treasury regulations promulgated or proposed thereunder, judicial authority and current administrative rulings and practice. Legislative, judicial or administrative changes or interpretations may be forthcoming that may be retroactive and that could alter or modify the continued validity of the following statements and conclusions.

        Except as specifically noted, this discussion is limited to the U.S. federal income tax considerations that apply to a beneficial owner of an unregistered note that acquires, and is a beneficial owner of, an exchange note and that is

(1)
a citizen or resident of the United States,

(2)
a corporation organized under the laws of the United States or any political division of or within the United States,

(3)
an estate, the income of which is subject to U.S. federal income tax regardless of its source, or

(4)
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust (a "U.S. Holder").

        Certain aspects of U.S. federal income taxation relevant to a beneficial owner of an unregistered note that acquires, and is a beneficial owner of, an exchange note and that is an individual, a corporation, an estate or a trust other than a U.S. Holder (a "Non-U.S. Holder") are also discussed below. The discussion below assumes that the unregistered notes and the exchange notes will be treated as debt for U.S. federal income tax purposes. The discussion does not address all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, traders that have elected mark-to-market accounting, financial institutions, insurance companies, tax-exempt organizations, taxpayers holding exchange notes or unregistered notes as part of a "straddle," "hedge" or "conversion transaction," persons that have a "functional currency" other than the dollar, or investors in pass-through entities. This discussion does not address any special rules that may apply if the holder receives principal in installment payments or if an exchange note is called before the maturity date. This discussion also does not take into consideration any U.S. federal income tax implications if

(1)
the Issuer consolidates or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets to another person, or

(2)
a successor entity succeeds the Issuer.

        Moreover, the effect of any applicable state, local or foreign tax laws or the applicability of U.S. federal gift or estate taxation is not discussed. Holders are urged to consult their own tax advisers regarding the U.S. federal, state, local and other tax considerations of the acquisition, ownership and disposition of the exchange notes and the unregistered notes.

        Except as otherwise indicated below, this discussion is generally limited to the tax consequences to beneficial owners of the unregistered notes that acquire, and are beneficial owners of, the exchange notes and that are initial holders of the unregistered notes, that hold the unregistered notes and the exchange notes as capital assets (within the meaning of Section 1221 of the Code) and that purchased the unregistered old notes for an amount equal to the stated principal amount of the unregistered old notes plus accrued interest or that purchased the unregistered new notes for an amount at or above the stated principal amount of the unregistered new notes plus accrued interest. Holders that purchased unregistered old notes for an amount equal to the stated principal amount of the unregistered old notes plus accrued interest would not have any amortizable bond premium as discussed below with respect to such unregistered old notes.

        Each Holder should consult its own tax adviser concerning the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction to its particular situation.

Exchange of Unregistered Notes for Exchange Notes

        The exchange of unregistered notes for exchange notes under the exchange offer will not be a taxable event for U.S. federal income tax purposes. Consequently, a U.S. Holder will not recognize taxable gain or loss as a result of exchanging unregistered notes for exchange notes, and the U.S. Holder's holding period and adjusted tax basis for an exchange note will not be affected. In addition, any amortizable bond premium (as discussed below under "—Amortizable Bond Premium") with respect to an unregistered new note will carryover to the applicable exchange note received in exchange for an unregistered new note. The U.S. Holder would continue to take into account income in respect of an exchange note and, if applicable, amortizable bond premium, in the same manner as before the exchange.

Stated Interest on Exchange Notes

        Stated interest on an exchange note will be taxable to a U.S. Holder as ordinary income either at the time it accrues or is received in accordance with the U.S. Holder's method of accounting. Stated interest paid on an exchange note will be includible in income by a U.S. Holder in an amount equal to the dollar value of the interest, regardless of whether a payment is in fact converted to dollars at that time. If the U.S. Holder uses the cash method of accounting for tax purposes, the dollar value of the interest is determined using the spot rate at the time payment is received. If a U.S. Holder uses the accrual method of accounting for tax purposes, the dollar value of the interest is determined using the average exchange rate during the relevant accrual period (or partial accrual period for interest paid in a subsequent taxable year) or, if elected, the spot rate (a) on the last day of the relevant accrual period (or partial accrual period) or (b) on the payment date, if that date is within five business days of the last day of the accrual period or taxable year. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or afterwards acquired and will be irrevocable without the consent of the U.S. Internal Revenue Service. Any differences in the exchange rate between the rate at which interest on an exchange note is included in income and the spot rate on the payment (or disposition) date for interest will result in exchange gain or loss on the related amount of interest, and will generally be treated as ordinary income or loss for U.S. federal income tax purposes. The dollar value of interest accrued or received, adjusted for any exchange gain or loss as to the amount accrued, generally will be a U.S. Holder's tax basis in the foreign currency received as interest on an exchange note.

Additional Amounts and Additional Interest

        We intend to treat the possibility that we will pay Additional Amounts (i.e., the amount of interest provided in the notes to prevent any net reduction for withholding taxes, determined using the withholding tax rate applicable to the U.S. Holder) or Additional Interest (i.e., the additional payments made under the unregistered notes in the event the unregistered notes are not registered under the U.S. Securities Act within a prescribed period) as a remote or incidental contingency, within the meaning of applicable U.S. Treasury regulations. Accordingly, the gross amount of any Additional Amounts or Additional Interest should be includible in gross income by a U.S. Holder as ordinary interest income at the time that amount is received or accrued in accordance with the U.S. Holder's method of accounting for tax purposes in the same manner as discussed above under "—Stated Interest on Exchange Notes." Consequently, the amount a U.S. Holder will include in gross income with respect to a note could exceed the amount received by the U.S. Holder as stated interest.

Amortizable Bond Premium

        In general, if a U.S. Holder purchased an unregistered new note for an amount (net of accrued interest) in excess of the stated principal amount of the unregistered new note, such excess will constitute bond premium. Bond premium is computed in units of foreign currency. A U.S. Holder of an unregistered new note or an applicable exchange note received in exchange for an unregistered new note generally may elect to amortize the premium over the remaining term of the unregistered new note (computed as if the unregistered new note had not been exchanged for the exchange note) on a constant yield method as an offset to interest in units of foreign currency, in an amount not to exceed the stated interest, when includible in income under its regular method of accounting. At the time amortized bond premium offsets interest income, exchange gain or loss with respect to amortized bond premium is recognized, measured by the difference between exchange rates at that time and at the time of the acquisition of the unregistered new note.

        Because the notes are subject to call provisions at the Issuer's option at various times, as described above under "Description of the Notes—Optional Redemption," a U.S. Holder will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date and will determine the remaining term of the note using the corresponding applicable call date (in lieu of the stated maturity date), but only if the use of such amount payable at the applicable call date and the use of such corresponding applicable call date results in a smaller amortizable bond premium for the period ending on such applicable call date.

        If the U.S. Holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss it would otherwise recognize on disposition of the note. An election to amortize premium on a constant yield method also will apply to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the U.S. Internal Revenue Service. U.S. Holder should consult their tax advisers before making this election.

        Any amortizable bond premium with respect to an unregistered new note will carryover to the applicable exchange note received in exchange for an unregistered new note.

Withholding Taxes

        Any U.K. taxes withheld and not refunded to a U.S. Holder will be treated as foreign taxes eligible for credit against that Holder's U.S. federal income tax liability, at the election of the U.S. Holder, subject to generally applicable limitations and conditions, including that the U.S. Holder claim any applicable treaty benefits. Alternatively, those taxes are eligible for deduction in computing the U.S. Holder's taxable income. Stated interest and Additional Amounts in respect of an exchange note will constitute foreign source income for U.S. foreign tax credit purposes. The income will generally constitute "high withholding tax interest" for U.S. foreign tax credit purposes, unless the rate that applies to the U.S. Holder is below 5%, in which case the income generally will constitute "passive income" or, in the case of a U.S. Holder that is a financial services entity, as "financial services income." The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. Holder's particular circumstances. Accordingly, investors are urged to consult their tax advisers regarding their ability to claim a credit for any foreign withholding taxes paid under the exchange notes.

Sale, Exchange or Redemption

        Unless a non-recognition provision applies, the sale, exchange, redemption (including under an offer by us) or other disposition of an exchange note will be a taxable event for U.S. federal income tax purposes. In that event, a U.S. Holder will recognize gain or loss equal to the difference between

(1)
the amount of cash plus the fair market value of any property received upon that sale, exchange, redemption or other taxable disposition (other than amounts attributable to accrued interest), and

(2)
the U.S. Holder's adjusted tax basis in the exchange note.

        A U.S. Holder's adjusted tax basis in an exchange note generally will equal the cost of the unregistered note to the U.S. Holder, which is the dollar value of the foreign currency purchase price of the unregistered note translated at the spot rate for the date of purchase (or, in some cases, the settlement date) decreased by any amortizable bond premium previously amortized by the U.S. Holder with respect to the exchange note (or its predecessor unregistered new note), if any. A U.S. Holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of an exchange note equal to the dollar value of that foreign currency on the date of receipt.

        Except to the extent of exchange gain or loss discussed below, gain or loss recognized by a U.S. Holder of an exchange note should be capital gain or loss and will be long-term capital gain or loss if the exchange note has been held, or treated as held pursuant to the exchange offer, by the U.S. Holder for more than one year at the time of sale, exchange, redemption or other disposition. Upon the sale, exchange, retirement or repayment of an exchange note, a U.S. Holder will recognize exchange gain or loss to the extent that the rate of exchange on the date of retirement or disposition differs from the rate of exchange on the date the unregistered note was acquired or deemed acquired. Exchange gain or loss is recognized, however, only to the extent of total gain or loss on the transaction. For purposes of determining the total gain or loss on the transaction, a U.S. Holder's tax basis in an exchange note will generally equal the dollar cost of the unregistered note. Exchange gain or loss recognized by a U.S. Holder will generally be treated as ordinary income or loss.

        Any gain realized by a U.S. Holder on the sale, exchange or redemption of an exchange note generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Any loss realized upon a sale, exchange, redemption or other disposition of an exchange note generally will be allocated against U.S. source income for U.S. foreign tax credit purposes.

Non-U.S. Holders

        Subject to the discussion below under "—Information Reporting and Back-up Withholding," a Non-U.S. Holder of an exchange note generally will not be subject to U.S. federal income or withholding tax on payments, including stated interest or Additional Amounts in respect of an exchange note and gain realized on the sale, exchange, redemption or other disposition of an exchange note unless

(1)
that income is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, in the case of a treaty resident, attributable to a permanent establishment (or a fixed base) in the United States, or

(2)
in the case of a gain, the Non-U.S. Holder of an exchange note is a nonresident alien individual who holds an exchange note as a capital asset and is present in the United States for 183 days or more in the taxable year of the sale, exchange, redemption or other disposition and certain other conditions are satisfied.

Information Reporting and Back-up Withholding

        Payments of interest and principal on an exchange note and the proceeds from the sale of an exchange note paid to a U.S. Holder, other than a corporation or other exempt recipient, will be reported to the U.S. Internal Revenue Service. A U.S. Holder may be subject to U.S. back-up withholding (currently at a rate of 28%) on interest and principal paid on an exchange note and proceeds from the sale or other disposition of an exchange note unless the U.S. Holder

(1)
is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or

(2)
provides a correct taxpayer identification number certified under penalties of perjury, certifies as to no loss of exemption from back-up withholding and otherwise complies with the applicable requirements of the back-up withholding rules.

        Interest on an exchange note paid outside the United States to a Non-U.S. Holder through a U.S. person, or a U.S-related person, is subject to information reporting and possible back-up withholding unless documentation and other requirements are satisfied. The payment of principal on an exchange note and the proceeds from the disposition of an exchange note by a Non-U.S. Holder to or through the U.S. office of any broker, U.S. or foreign, or the non-U.S. office of a U.S. person or a U.S.-related person, will be subject to information reporting and possible back-up withholding unless

(1)
the owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption, and

(2)
the broker does not have actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

        A "U.S.-related person" is a person with certain enumerated U.S. relationships.

        Any amount withheld under the back-up withholding rules will be creditable against the Holder's U.S. federal income tax liability, subject to satisfaction of certain procedural requirements. Holders of exchange notes are urged to consult their tax advisers to determine whether they qualify for exemption from U.S. withholding and the procedure for obtaining an exemption, if applicable.

        THE PRECEDING DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING UNREGISTERED NOTES FOR EXCHANGE NOTES AND, HOLDING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

U.K. Tax Considerations

        The following summary describes certain U.K. tax consequences of the ownership of the exchange notes but does not purport to be comprehensive. Except where expressly stated, the summary relates only to the position of those persons who are the absolute beneficial owners of their exchange notes and the interest thereon and may not apply to special situations, such as those of dealers in securities. Furthermore, the discussion below is generally based upon provisions of U.K. tax law and U.K. Inland Revenue practice as of the date hereof. Persons considering the exchange of unregistered notes for exchange notes should consult their own tax advisers concerning U.K. tax consequences in the light of their particular situations as well as any consequences arising under the law of any other relevant tax jurisdiction. No representations with respect to the tax consequences to any particular holder or the exchange notes are made hereby.

Exchange Offer

        The exchange of unregistered notes for exchange notes pursuant to the Exchange Offer will not result in any U.K. taxation liability for holders of unregistered notes who are neither resident nor ordinarily resident in the U.K. for the purpose of U.K. taxation, and further who do not carry on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the unregistered notes or the exchange notes are attributable.

Interest on the Exchange Notes

        The exchange notes will constitute "quoted Eurobonds" within the meaning of section 349 of the U.K. Income and Corporation Taxes Act 1988 ("ICTA") provided they are listed on a "recognised stock exchange" within the meaning of section 841 of ICTA. The Luxembourg Stock Exchange is currently recognised for these purposes. Accordingly, once the exchange notes are listed on the Luxembourg Stock Exchange, payments of interest on the exchange notes may be made without withholding on account of U.K. income tax.

        In addition interest payments made by U.K. companies, such as the Issuer, to companies (but not individuals) who are within the charge to U.K. corporation tax in respect of that interest, may be made without withholding on account of U.K. income tax (provided that the Issuer has not received a direction from the Inland Revenue that a withholding should be made).

        Interest on the exchange notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to income tax by direct assessment even where paid without withholding except in the hands of a holder who is exempt from U.K. income tax under the terms of an applicable double taxation treaty or otherwise. However, interest on a U.K. source received without deduction or withholding on account of U.K. tax will not be chargeable to U.K. tax in the hands of a noteholder who is not resident for tax purposes in the United Kingdom unless that noteholder carries on a trade, profession or vocation in the United Kingdom through a U.K. branch or agency in connection with which the interest is received or to which the notes are attributable. There are exemptions for interest received by certain categories of agents (such as brokers and investment managers).

Capital Gains—Individual Noteholders

        For the purposes of United Kingdom taxation of chargeable gains, exchange notes which are denominated in Sterling are expected to be treated as "qualifying corporate bonds" by the UK Inland Revenue. Accordingly, for UK chargeable gains tax purposes, no chargeable gain or allowable loss should arise on the disposal of exchange notes which are so denominated.

        Exchange notes which are denominated in Euro will not be "qualifying corporate bonds" for the purposes of United Kingdom taxation of chargeable gains. Accordingly, a holder of exchange notes which are so denominated who is resident or ordinarily resident in the United Kingdom, or who carries on a trade in the United Kingdom to which the holding of the exchange notes is attributable, may realise a chargeable gain or allowable loss on the disposal of their holding of exchange notes, including a gain or loss which is attributable to exchange differences between the Euro and Sterling.

Accrued Income Scheme—Individual Noteholders

        For the purposes of the provisions known as the "Accrued Income Scheme," a transfer of a registered new note by a holder who is resident or ordinarily resident in the United Kingdom or a holder who carries on a trade in the United Kingdom through a branch or agency to which the registered new note is attributable, may give rise to a charge to tax on income.

U.K. Corporation Tax Payers

        Holders of the exchange notes within the charge to U.K. corporation tax will not be subject to the methods of taxation set in "—Accrued Income Scheme—Individual Noteholders." Any profits and gains (including interest and differences arising from currency fluctuations) arising from the exchange notes in the hands of those holders will generally be charged to tax as income in each accounting period on a basis reflecting the treatment in the statutory accounts of the holders, calculated in accordance with the holder's authorized accounting methods.

Stamp Duty and Stamp Duty Reserve Tax

        No stamp duty or stamp duty reserve tax is payable on the issuance or transfer of the exchange notes.

European Directive on the Taxation of Savings Income

        The EU has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from a date not earlier than 1 January 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

        Persons considering the exchange of unregistered notes for exchange notes who are in any doubt as to their tax position or who may be subject to tax in other jurisdictions should consult their own tax advisers.

PLAN OF DISTRIBUTION

        If you are a broker-dealer who holds unregistered notes for your own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for your unregistered notes pursuant to the exchange offer, you must acknowledge that you will deliver a prospectus in connection with any resale of your exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by you in connection with resales of exchange notes received in exchange for your unregistered notes where your unregistered notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 90 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to you for use in connection with any such resale if you request the document in the letter of transmittal or otherwise.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. If you are a broker-dealer, exchange notes you receive for your own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. You may make resales directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. If you are a broker-dealer that resells exchange notes that were received by you for your own account pursuant to this exchange offer and you participate in a distribution of the exchange notes, you may be deemed to be an "underwriter" within the meaning of the U.S. Securities Act, and any profit on any resale of exchange notes and any commissions or concessions received by you may be deemed to be underwriting compensation under the U.S. Securities Act. The letter of transmittal states that by acknowledging that you will be delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the U.S. Securities Act.

        We have agreed to pay all expenses incidental to this exchange offer other than commissions or concessions of any broker-dealers and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the U.S. Securities Act.

LEGAL MATTERS

        The validity of the exchange notes offered hereby will be passed upon for us by Weil, Gotshal & Manges, London, England.

EXPERTS

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule and those of the Guarantor at December 28, 2002 and January 3, 2004, and for each of the three years in the period ended January 3, 2004, as set forth in their reports. We have included these financial statements and schedules in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

        The Issuer and the Guarantor are incorporated under the laws of England and Wales and a majority of their directors and executives (as well as certain other persons named in this prospectus) are not residents of the United States and substantially all of the assets of those persons, the Issuer and the Guarantor are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons or the Issuer or to enforce against them judgments of U.S. courts predicated upon the civil liability provisions of U.S. federal or state securities laws.

        The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment given by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in England. A U.S. judgment may, however, be enforced in England in proceedings initiated by way of a common law action, based on that U.S. judgment before a court of competent jurisdiction in England. In such a common law action, an English court generally will not (subject to the following sentence) reinvestigate the merits of the original matter decided by a U.S. court and will generally order summary judgment on the basis that the U.S. judgment gives rise to a claim for payment to which there is no defense. The entry of an enforcement order by an English court is conditional upon a number of factors, including the following: (i) the U.S. court having had jurisdiction over the original proceeding according to English conflict of law rules; (ii) the judgment being final and conclusive on the merits; (iii) the judgment being for a definite sum of money; (iv) the judgment not contravening English public policy; (v) the judgment not being a tax, fine or other penalty or an award of multiple damages; and (vi) the judgment having not been obtained by fraud or in breach of the principles of natural justice. Subject to the foregoing, purchasers of securities may be able to enforce in England judgments in civil and commercial matters obtained from U.S. federal or state courts; however, we cannot assure you that those judgments will be enforceable. It is doubtful whether an English court would accept jurisdiction and impose civil liability if proceedings are commenced in England predicated solely upon U.S. federal or state securities laws.

        In connection with this exchange offer, each of the Issuer and the Guarantor will appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its agent for service of process in any suit, action or proceeding with respect to the exchange notes, the Guarantee, the Indenture, the Purchase Agreement and the Registration Rights Agreement and for actions under U.S. federal or state securities laws brought in any U.S. federal or state court located in the City of New York, Borough of Manhattan, and the Issuer and the Guarantor will submit to that jurisdiction.

LISTING AND GENERAL INFORMATION

1.
The address of the directors of the Issuer and Regentrealm is c/o United Biscuits, Hayes Park, Hayes End Road, Hayes, Middlesex UB4 8EE, United Kingdom.

2.
The unregistered notes are listed on the Luxembourg Stock Exchange and application will be made to list the exchange notes on the Luxembourg Stock Exchange. Prior to the listing, a legal notice relating to the issuance of the exchange notes and the Articles of Association of both the Issuer and Regentrealm will be deposited with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et à Luxembourg) where you may request to obtain copies.

3.
As long as any of the notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange shall so require, copies of the Articles of Association of the Issuer and Regentrealm, the indenture, the Registration Rights Agreement and the Paying Agency Agreement may be inspected, and the most recent annual report and accounts and unaudited interim quarterly consolidated financial statements (if any) of the Issuer and Regentrealm may be obtained, on any business day (except for Saturdays, and Sundays and legal holidays) free of charge, at the office of the paying agent in Luxembourg.

4.
The board of directors of the Issuer and Regentrealm approved the issuance of the exchange notes on February 2, 2004.

5.
Except as disclosed in this prospectus, neither the Issuer nor Regentrealm are involved in, and do not have any knowledge of a threat of any litigation, administrative proceeding or arbitration which is or may be material in the context of the issuance of the exchange notes.

6.
The unregistered notes were accepted for clearance through Euroclear and Clearstream Luxembourg. The unregistered new Sterling-denominated notes are represented by the Sterling Regulation S Global Note with International Securities Identification Number of XS0186187539 and Common Code of 018618753 and the Sterling Rule 144A Global Note with International Securities Identification Number of XS0186188180 and Common Code of 018618818. The unregistered new euro-denominated notes are represented by the Euro Regulation S Global Note with International Securities Identification Number of XS0186188420 and Common Code of 018618842 and the Euro Rule 144A Global Note with International Securities Identification Number of XS0186188693 and Common Code of 018618869. The €285,000 of unregistered old euro-denominated notes, which remained outstanding after the original exchange offer, remain with the Euro Regulation S Global Note with International Securities Number of XS0127585379 and Common Code of 012758537 and the Euro Rule 144A Global Note with International Securities Identification Number of XS0127585452 and Common Code of 012758545.

  After the exchange offer, when the unregistered notes become registered exchange notes and have been accepted for clearance through Euroclear and Clearstream Luxembourg, the exchange notes will have the same International Securities Identification Number and Common Code as the corresponding registered old notes. The registered Sterling-denominated exchange notes will be represented by a global note with International Securities Identification Number of XS0136262861 and Common Code of 01362686. The registered euro-denominated exchange notes will be represented by a global note with International Securities Identification Number of XS0136263752 and Common Code of 013626375.

INDEX TO FINANCIAL STATEMENTS

Page
Reports of Independent Auditors	F-2
Consolidated Financial Statements
Consolidated Profit and Loss Accounts of United Biscuits Finance plc for the 52 weeks ended December 29, 2001, the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004	F-4

Consolidated Statements of Total Recognised Gains and Losses of United Biscuits Finance plc 52 weeks ended December 29, 2001, the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004	F-5
Consolidated Balance Sheets of United Biscuits Finance plc at December 28, 2002 and January 3, 2004	F-6
Consolidated Cash Flow Statements of United Biscuits Finance plc for the 52 weeks ended December 29, 2001, the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004	F-7

Consolidated Statements of Changes in Shareholders' Funds of United Biscuits Finance plc for the 52 weeks ended December 29, 2001, the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004	F-8
Consolidated Profit and Loss Accounts of Regentrealm Limited for the 52 weeks ended December 29, 2001, the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004	F-9

Consolidated Statements of Total Recognized Gains and Losses of Regentrealm Limited for the 52 weeks ended December 29, 2001, the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004	F-10
Consolidated Balance Sheets of Regentrealm Limited at December 28, 2002 and January 3, 2004	F-11
Consolidated Cash Flow Statements of Regentrealm Limited for the period from November 29, 1999 (inception) to January 1, 2000 and the 52 weeks ended December 30, 2000	F-12
Consolidated Statements of Changes in Shareholders' Funds of Regentrealm Limited for the 52 weeks ended December 29, 2001, the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004	F-13
Notes to the Financial Statements of United Biscuits Finance plc and Regentrealm Limited	F-14

UNITED BISCUITS FINANCE plc

REPORT OF INDEPENDENT AUDITORS

To:
The Directors
United Biscuits Finance plc

        We have audited the accompanying consolidated balance sheets of United Biscuits Finance plc as at January 3, 2004 and December 28, 2002 and the related consolidated profit and loss accounts and consolidated statements of total recognized gains and losses, cash flows and changes in shareholder's funds for the years ended January 3, 2004, December 28, 2002 and December 29, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Biscuits Finance plc at January 3, 2004 and December 28, 2002, and the consolidated results of its operations and its consolidated cash flows for the years ended January 3, 2004, December 28, 2002 and December 29, 2001 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 25 of Notes to the Financial Statements).

                      ERNST & YOUNG LLP

London, England
March 30, 2004

REGENTREALM LIMITED

REPORT OF INDEPENDENT AUDITORS

To:
The Directors
Regentrealm Limited

        We have audited the accompanying consolidated balance sheets of Regentrealm Limited as at January 3, 2004 and December 28, 2002, and the related consolidated profit and loss accounts and consolidated statements of total recognized gains and losses, cash flows and changes in shareholder's funds for the years ended January 3, 2004, December 28, 2002 and December 29, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Regentrealm Limited at January 3, 2004 and December 28, 2002, and the consolidated results of its operations and its consolidated cash flows for the years ended January 3, 2004, December 28, 2002 and December 29, 2001 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 25 of Notes to the Financial Statements).

                      ERNST & YOUNG LLP

London, England
March 30, 2004

UNITED BISCUITS FINANCE plc

CONSOLIDATED PROFIT AND LOSS ACCOUNTS(1)

	Notes	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(2)	52 weeks ended December 29, 2001 Restated(2)
		(£ million)
Turnover: Group and share of joint ventures		1,333.6	1,310.0	1,284.2
Less: share of joint ventures' turnover
Continuing operations		(2.0)	(1.7)	(1.7)
Discontinued operations		—	—	(19.7)

		(2.0)	(1.7)	(21.4)

Group turnover—continuing operations	4	1,331.6	1,308.3	1,262.8
Cost of sales		(729.5)	(709.8)	(702.8)

Gross profit		602.1	598.5	560.0
Net operating expenses, including goodwill amortization and operating exceptional items	5 & 10	(591.5)	(554.3)	(537.9)

Group operating profit—continuing operations	4	10.6	44.2	22.1
Other exceptional income	5	3.5	—	—
Share of operating profit in joint ventures
Continuing operations		0.6	0.6	0.5
Discontinued operations		—	—	0.7

		0.6	0.6	1.2

Operating profit		14.7	44.8	23.3
(Loss)/profit on disposal or termination of businesses	6	(2.1)	9.9	—
Profit/(loss) on disposal of fixed assets		0.2	1.2	(8.9)

Profit before interest	5	12.8	55.9	14.4
Interest	7	(158.2)	(142.8)	(154.9)
Other finance (expense)/income	20	(6.0)	9.0	9.0

Loss on ordinary activities before tax		(151.4)	(77.9)	(131.5)
Taxation	8	10.2	15.6	29.9
Exceptional taxation refund	9	—	12.3	—

Loss attributable to shareholder(1)		(141.2)	(50.0)	(101.6)

(1)
A summary of the significant adjustments to loss attributable to shareholder (net loss) that would be required if U.S. generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

UNITED BISCUITS FINANCE plc

CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES(1)

	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(2)	52 weeks ended December 29, 2001 Restated(2)
	(£ million)
Loss attributable to shareholder	(141.2)	(50.0)	(101.6)
Translation differences on foreign currency net investments	1.8	0.8	1.1
Actuarial losses recognized in pension schemes	(42.4)	(227.0)	(52.9)
Deferred tax thereon	12.7	68.0	15.9

Total recognized gains and losses relating to the period	(169.1)	(208.2)	(137.5)

Prior year adjustment(2)	(221.3)

Total gains and losses recognized since last annual report	(390.4)

(1)
A statement of comprehensive loss as required by U.S. generally accepted accounting principles is set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

UNITED BISCUITS FINANCE plc

CONSOLIDATED BALANCE SHEETS(1)

	Notes	At January 3, 2004	At December 28, 2002 Restated(2)
		(£ million)
Fixed assets
Intangible assets	10	598.6	635.1
Tangible assets	11	433.5	438.9
Investments in joint ventures	12
Share of gross assets		5.0	4.0
Share of gross liabilities		(0.4)	(0.3)

		4.6	3.7

		1,036.7	1,077.7

Current assets
Stocks	13	81.0	76.1
Debtors	14	250.8	273.3
Taxation		—	1.8
Cash and short-term deposits	16	31.4	21.2

		363.2	372.4

Creditors: amounts falling due within one year
Trade and other creditors	15	260.2	278.6
Loans, overdrafts and finance lease obligations	16	40.3	30.8
Taxation		1.1	—

		301.6	309.4

Net current assets		61.6	63.0

Total assets less current liabilities		1,098.3	1,140.7

Creditors: amounts falling due after more than one year
Loans and finance lease obligations	16	624.8	632.7
Amount due to parent company	22	824.4	735.2
Other creditors		1.9	1.2
Taxation		12.0	15.2

		1,463.1	1,384.3

Net pension liability	20	235.1	194.4
Provisions for liabilities and charges	17	41.3	34.1

		(641.2)	(472.1)

Capital and reserves
Called-up share capital		2.0	2.0
Profit and loss account		(643.2)	(474.1)

Shareholder's funds(1)		(641.2)	(472.1)

(1)
A summary of the significant adjustments to shareholder's funds that would be required if U.S. generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

UNITED BISCUITS FINANCE plc

CONSOLIDATED CASH FLOW STATEMENTS(1)

	Notes	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(2)	52 weeks ended December 29, 2001 Restated(2)
		(£ million)
Reconciliation of operating profit to net cash inflow from operating activities
Operating profit		14.7	44.8	23.3
Net exceptional charges to operating profit		58.2	35.4	42.3

Operating profit before exceptionals		72.9	80.2	65.6
Depreciation and goodwill amortization		93.9	94.9	89.4
Increase in stocks		(2.6)	(0.9)	(2.0)
Decrease/(increase) in debtors		30.9	1.2	(9.2)
Decrease in creditors		(25.9)	(46.4)	(51.4)
Expenditure against rationalization provisions and operating exceptionals		(31.0)	(31.0)	(31.5)
Other non cash movements		7.0	7.1	6.0

Net cash inflow from operating activities		145.2	105.1	66.9

Cash flow statement
Net cash inflow from operating activities		145.2	105.1	66.9
Net cash outflow from returns on investments and servicing of finance	19	(56.5)	(63.2)	(70.2)
Tax (paid)/received	19	(1.6)	12.5	2.1
Net cash outflow from capital expenditure and financial investment	19	(58.5)	(54.1)	(47.1)
Net cash inflow from acquisitions and disposals	19	2.9	53.5	59.9

Cash inflow before use of liquid resources & financing		31.5	53.8	11.6
Net cash inflow/(outflow) from management of liquid resources	19	1.7	(0.6)	14.0
Net cash outflow from financing	19	(19.2)	(69.7)	(70.8)

Increase/(decrease) in cash in the period		14.0	(16.5)	(45.2)

Reconciliation of net cash flow to movement in net borrowings
Net borrowings at beginning of period	16	(642.3)	(689.0)	(725.5)
Increase/(decrease) in cash for period		14.0	(16.5)	(45.2)
Repayment of debt		15.9	69.7	70.8
Management of liquid resources		(1.7)	0.6	(14.0)
Cash acquired with purchase of subsidiary		—	—	7.5
Costs of raising finance		3.3	—	13.7
Exceptional amortization of finance costs		(11.9)	—	—
New finance leases		(2.2)	(0.7)	—
Foreign exchange translation difference	16	(8.8)	(6.4)	3.7

Movement in net borrowings in the period		8.6	46.7	36.5

Net borrowings at end of period	16	(633.7)	(642.3)	(689.0)

(1)
The significant differences between the cash flow statements presented above and those required by U.S. generally accepted accounting principles are set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

UNITED BISCUITS FINANCE plc

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S FUNDS

	Share Capital
Share capital and reserves	Authorized and allotted, called up and fully paid Ordinary shares of £1 each		Profit and loss account Restated(1)	Total
	(Number)	(£)
	(million)		(£ million)
At December 31, 2000, as reported	2.0	2.0	(108.6)	(106.6)
Prior year adjustment	—	—	(19.8)	(19.8)

At December 31, 2000, as restated	2.0	2.0	(128.4)	(126.4)
Pension reserve	—	—	(37.0)	(37.0)
Retained loss for the period	—	—	(101.6)	(101.6)
Exchange differences	—	—	1.1	1.1

At December 29, 2001	2.0	2.0	(265.9)	(263.9)
Pension reserve	—	—	(159.0)	(159.0)
Retained loss for the period	—	—	(50.0)	(50.0)
Exchange differences	—	—	0.8	0.8

At December 28, 2002	2.0	2.0	(474.1)	(472.1)
Pension reserve	—	—	(29.7)	(29.7)
Retained loss for the period	—	—	(141.2)	(141.2)
Exchange differences	—	—	1.8	1.8

At January 3, 2004	2.0	2.0	(643.2)	(641.2)

(1)
The amounts have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

REGENTREALM LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNTS(1)

	Notes	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(2)	52 weeks ended December 29, 2001 Restated(2)
		(£ million)
Turnover: Group and share of joint ventures		1,333.6	1,310.0	1,284.2
Less: share of joint ventures' turnover
Continuing operations		(2.0)	(1.7)	(1.7)
Discontinued operations		—	—	(19.7)
		(2.0)	(1.7)	(21.4)

Group turnover—continuing operations	4	1,331.6	1,308.3	1,262.8
Cost of sales		(729.5)	(709.8)	(702.8)

Gross profit		602.1	598.5	560.0
Net operating expenses, including goodwill amortization and operating exceptional items	5 & 10	(591.5)	(554.3)	(537.9)

Group operating profit—continuing operations	4	10.6	44.2	22.1
Other exceptional income	5	3.5	—	—
Share of operating profit in joint ventures
Continuing operations		0.6	0.6	0.5
Discontinued operations		—	—	0.7
		0.6	0.6	1.2

Operating profit		14.7	44.8	23.3
(Loss)/profit on disposal or termination of businesses	6	(2.1)	9.9	—
Profit/(loss) on disposal of fixed assets		0.2	1.2	(8.9)

Profit before interest	5	12.8	55.9	14.4
Interest	7	(157.2)	(141.8)	(149.3)
Other finance (expenses)/income	20	(6.0)	9.0	9.0

Loss on ordinary activities before tax		(150.4)	(76.9)	(125.9)
Taxation	8	10.2	15.6	29.9
Exceptional taxation refund	9	—	12.3	—

Loss attributable to shareholder(1)		(140.2)	(49.0)	(96.0)

(1)
A summary of the significant adjustments to loss attributable to shareholder (net loss) that would be required if U.S. generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

REGENTREALM LIMITED

CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES(1)

	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(2)	52 weeks ended December 29, 2001 Restated(2)
	(£ million)
Loss attributable to shareholder	(140.2)	(49.0)	(96.0)
Translation differences on foreign currency net investments	1.8	0.8	1.1
Actuarial losses recognised in pension schemes	(42.4)	(227.0)	(52.9)
Deferred tax thereon	12.7	68.0	15.9

Total recognized gains and losses relating to the period	(168.1)	(207.2)	(131.9)

Prior year adjustment(2)	(221.3)

Total gains and losses recognized since last annual report	(389.4)

(1)
A statement of comprehensive loss as required by U.S. generally accepted accounting principles is set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statement.

REGENTREALM LIMITED

CONSOLIDATED BALANCE SHEETS(1)

	Notes	At January 3, 2004	At December 28, 2002 Restated(2)
		(£ million)
Fixed Assets
Intangible assets	10	598.6	635.1
Tangible assets	11	433.5	438.9
Investments in joint ventures	12
Share of gross assets		5.0	4.0
Share of gross liabilities		(0.4)	(0.3)

		4.6	3.7

		1,036.7	1,077.7

Current assets
Stocks	13	81.0	76.1
Debtors	14	272.1	293.6
Taxation		—	1.8
Cash and short-term deposits	16	31.4	21.2

		384.5	392.7

Creditors: amounts falling due within one year
Trade and other creditors	15	261.2	273.6
Loans, overdrafts and finance lease obligations	16	41.3	31.8
Taxation		1.1	—

		303.6	305.4

Net current assets		80.9	87.3

Total assets less current liabilities		1,117.6	1,165.0

Creditors: amounts falling due after more than one year
Loans and finance lease obligations	16	398.3	416.0
Amount due to United Biscuits Finance plc	22	1,057.1	964.1
Other creditors		1.9	1.2
Taxation		12.0	15.2

		1,469.3	1,396.5

Net pension liability	20	235.1	194.4
Provisions for liabilities and charges	17	41.3	34.1

		(628.1)	(460.0)

Capital and reserves
Called-up share capital		2.0	2.0
Profit and loss account		(630.1)	(462.0)

Shareholder's funds(1)		(628.1)	(460.0)

(1)
A summary of the significant adjustments to shareholder's funds that would be required if U.S. generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

REGENTREALM LIMITED

CONSOLIDATED CASH FLOW STATEMENTS(1)

	Notes	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(2)	52 weeks ended December 29, 2001 Restated(2)
		(£ million)
Reconciliation of operating profit to net cash inflow from operating activities
Operating profit		14.7	44.8	23.3
Net exceptional charges to operating profit		58.2	35.4	42.3

Operating profit before exceptionals		72.9	80.2	65.6
Depreciation and goodwill amortization		93.9	94.9	89.4
Increase in stocks		(2.6)	(0.9)	(2.0)
Decrease/(increase) in debtors		30.9	1.2	(0.3)
Decrease in creditors		(24.9)	(45.4)	(51.6)
Expenditure against rationalization provisions and operating exceptionals		(31.0)	(31.0)	(31.5)
Other		7.0	7.1	6.0

Net cash inflow from operating activities		146.2	106.1	75.6

Cash flow statement
Net cash inflow from operating activities		146.2	106.1	75.6
Net cash outflow from returns on investments and servicing of finance	19	(56.5)	(63.2)	(70.2)
Tax (paid)/received	19	(1.6)	12.5	2.1
Net cash outflow from capital expenditure and financial investment	19	(58.5)	(54.1)	(162.8)
Net cash inflow from acquisitions and disposals	19	2.9	53.5	59.9

Cash inflow/(outflow) before use of liquid resources and financing		32.5	54.8	(95.4)
Net cash inflow/(outflow) from management of liquid resources	19	1.7	(0.6)	14.0
Net cash (outflow)/inflow from financing	19	(19.2)	(69.7)	36.2

Increase/(decrease) in cash in the period		15.0	(15.5)	(45.2)

Reconciliation of net cash flow to movement in net borrowings
Net borrowings at beginning of period	16	(426.6)	(481.0)	(397.1)
Increase/(decrease) in cash for the period		15.0	(15.5)	(45.2)
Repayment of/(increase in) debt		15.9	69.7	(36.2)
Management of liquid resources		(1.7)	0.6	(14.0)
Cash acquired with purchase of subsidiary		—	—	7.5
Costs of raising finance		3.3	—	3.4
Exceptional amortization of finance costs		(11.9)	—	—
New finance leases		(2.2)	(0.7)	—
Foreign exchange translation difference	16	—	0.3	0.6

Movement in net borrowings in the period		18.4	54.4	(83.9)

Net borrowings at end of period	16	(408.2)	(426.6)	(481.0)

(1)
The significant differences between the cash flow statements presented above and those required by U.S. generally accepted accounting principles are set out in Note 25 of Notes to the Financial Statements.

(2)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

REGENTREALM LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S FUNDS

	Share capital
			Profit and loss account Restated(1)
Share capital and reserves	Authorized and allotted, called up and fully paid Ordinary Shares of £1 each			Total
	(Number)	(£)
	(million)		(£ million)
At December 31, 2000, as reported	2.0	2.0	(103.1)	(101.1)
Prior year adjustment	—	—	(19.8)	(19.8)

At December 31, 2000, as restated	2.0	2.0	(122.9)	(120.9)
Pension reserve	—	—	(37.0)	(37.0)
Retained loss for the period	—	—	(96.0)	(96.0)
Exchange differences	—	—	1.1	1.1

At December 29, 2001	2.0	2.0	(254.8)	(252.8)
Pension reserve	—	—	(159.0)	(159.0)
Retained loss for the period	—	—	(49.0)	(49.0)
Exchange differences	—	—	0.8	0.8

At December 28, 2002	2.0	2.0	(462.0)	(460.0)
Pension reserve	—	—	(29.7)	(29.7)
Retained loss for the period	—	—	(140.2)	(140.2)
Exchange differences	—	—	1.8	1.8

At January 3, 2004	2.0	2.0	(630.1)	(628.1)

(1)
The amounts have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

The Notes to the Financial Statements are an integral part of these Financial Statements.

UNITED BISCUITS FINANCE plc

and REGENTREALM LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1      Basis of preparation and description of business

        United Biscuits Finance plc (the "Company") was incorporated on March 10, 2000 as a private limited company under the name Dreadstar Limited. On November 28, 2000 it was re-registered as a public limited company and its name changed to United Biscuits Finance plc.

        Regentrealm Limited ("Regentrealm") was incorporated on November 29, 1999 as a private limited company. Regentrealm acts as guarantor under the terms of the Indenture relating to the issue of the Senior Subordinated Notes by the Company.

        The Company is the immediate parent company of Regentrealm which is wholly owned.

        The Company and Regentrealm were formed, together with a number of other entities, by a consortium of financial investors which ultimately consisted of funds advised or managed by Paribas Affaires Industrielles (now PAI management) ("PAI"), Cinven Limited, DB Capital Partners, whose interests in the Company and Regentrealm were acquired by MidOcean Partners, LP ("MidOcean") in February 2003, and Nabisco (collectively, the "Equity Sponsors") in connection with the acquisition (the "UB acquisition") of United Biscuits (Holdings) plc, a company then listed on the London Stock Exchange. Subsequent to its acquisition, United Biscuits (Holdings) plc was re-registered as a private limited company and re-named United Biscuits (Holdings) Limited (the "Predecessor"). In these financial statements, the term the "Group" is used to refer both to the Company, together with its subsidiaries subsequent to the UB acquisition, and the Predecessor, together with its subsidiaries prior to the UB acquisition. The term "Group" also refers to Regentrealm together with its subsidiaries where the context so requires.

        The purchase of the Predecessor by the Company has been reflected in the consolidated financial statements using the acquisition method of accounting.

        These financial statements have been prepared to show the performance of the Company and Regentrealm and their respective subsidiaries for the 53 weeks ended January 3, 2004, the 52 weeks ended December 28, 2002 and the 52 weeks ended December 29, 2001.

        In connection with the Acquisition, it was agreed that the Group would sell its operations in Scandinavia, Malaysia, Singapore, Finland, Poland and Hungary, its snack interests in Germany and Italy and certain savory biscuit brands in the United Kingdom to Group Danone S.A. and its operations in China, Hong Kong and Taiwan to Nabisco. At the time of the acquisition, the net assets of these operations were recorded by the Company as assets held for disposal within current assets at their anticipated net disposal proceeds and the results of operations were not consolidated subsequent to April 14, 2000. During 2000, the Group sold all its investments in these businesses with the exception of the investments in China, Finland and Poland. The operations in Poland, Finland and China were sold in February 2001, May 2001 and March 2002 respectively.

        In connection with the UB acquisition, it was also agreed that the Group would acquire from Nabisco, through an affiliated company, its European, Middle Eastern and North African biscuit and dessert mix operations and certain other food businesses. The European and North African businesses were acquired on July 11, 2000 and April 20, 2001, respectively, and have been reflected in the consolidated financial statements using the acquisition method of accounting. On February 18, 2003, the Group agreed with Nabisco that the acquisition of the Middle Eastern business would not proceed. As a consequence, the Group received $4.8 million from Nabisco.

        The Group is a leading manufacturer and marketer of biscuits and snacks in the United Kingdom and continental Western Europe. The Group's operations have been divided into seven segments reflecting the internal operational management structure of the Group. These segments comprise UK Biscuits, Northern Europe Biscuits, Southern Europe Biscuits, UK Snacks, General Export and Other. Additionally, there are central costs which represent corporate governance costs, including executive costs, and costs of the Group's legal, company secretarial, pension administration, tax and treasury functions.

2      Accounting policies

Basis of accounting

        The financial statements have been prepared on the historical cost basis of accounting and in accordance with applicable United Kingdom accounting standards. A summary of the most important group policies is set out below.

        In preparing these financial statements, certain items have been included in order to comply with accounting presentation and disclosure requirements applicable in the United States in respect of foreign registrants with the U.S. Securities and Exchange Commission. A reconciliation to U.S. GAAP is set out in Note 25 of Notes to the Financial Statements.

        Accounting policies are unchanged from 2002, except that the Group has fully adopted the accounting requirements of Financial Reporting Standard 17 "Retirement Benefits" ("FRS 17"). FRS 17 replaces Statement of Standard Accounting Practice 24 "Accounting for Pension Costs" ("SSAP 24") and the Urgent Issues Task Force's Abstract 6 "Accounting for Post-retirement Benefits other than Pensions" as the accounting standard dealing with post-retirement benefits. The Group has decided to implement the requirements of FRS 17 in 2003 to coincide with the triennial full actuarial valuations of the Group's pension schemes in the U.K. (the "UK Schemes").

        FRS 17 requires the assets of post-retirement defined benefit schemes to be included on the balance sheet together with the related liability to make benefit payments. The profit and loss account includes a charge in respect of the cost of accruing benefits for active employees, benefit improvements and the cost of severances borne by the scheme. The expected return on the schemes' assets is included within other finance income net of a charge in respect of the unwinding of the discount applied to the schemes' liabilities.

        Under SSAP 24, the profit and loss account included a charge in respect of the cost of accruing benefits for active employees offset by a credit representing the amortization of the surplus in the Group's defined benefits schemes in respect of which a pension prepayment was included in the Group's balance sheet. A prior year adjustment has been made, decreasing shareholder's funds by £221.3 million to reflect the revised policy.

        The effect of the adoption of FRS 17, based on the schedule of contributions agreed following the April 2003 actuarial valuation of the UK Schemes, on the profit and loss account for the year ended January 3, 2004, has been to introduce other finance expense of £6.0 million (2002: income of £9.0 million, 2001: income of £9.0 million), and to increase administrative expenses by £15.0 million (2002: £13.9 million, 2001: £12.8 million). Profit before tax has been reduced by £21.0 million (2002: £4.9 million, 2001: £3.8 million). The effect on the Group's balance sheet at January 3, 2004 has been to reflect a net pension liability of £235.1 million (2002: £194.4 million) in relation to the Group's UK Schemes, to reflect a pension asset of £1.5 million (2002: £0.1 million) in relation to the Group's pension scheme in the Netherlands (the "Netherlands Scheme"), to reduce prepayments and accrued income by £45.0 million (2002: £38.1 million), to reduce deferred tax liability by £12.9 million (2002: £11.1 million), and to reduce shareholder's funds by £265.7 million (2002: £221.3 million).

        Comparative figures for 2002 and 2001 have been restated in respect of all the above changes. The prior year adjustments in respect of these changes can be summarized as follows:

(£ million)
Adjustment to shareholder's funds at December 29, 2001	(58.9)
Impact on profit for the 52 weeks ended December 28, 2002	(3.4)
Actuarial losses recognized in post-retirement benefit schemes for the 52 weeks ended December 28, 2002, net of deferred tax	(159.0)

Adjustment to shareholder's funds at December 28, 2002	(221.3)

Basis of consolidation

        The financial statements of the Company and Regentrealm consolidate, respectively, the accounts of the Company and Regentrealm and their respective subsidiaries, together with the Group's share of net assets and results of joint ventures. The results of subsidiaries acquired or sold are consolidated from, or up to, the date control passed and the Group's share of the results of joint ventures are included for the periods from their effective date of acquisition or to their effective date of sale.

Turnover

        Turnover consists of sales to third parties after trade discounts and excludes sales related taxes.

Revenue recognition

        Sales are recognized based on confirmed deliveries to customers.

Research and development

        Expenditure on research and development is written off as incurred.

Foreign currency translation

        The profit and loss accounts of overseas subsidiaries are translated at weighted average rates of exchange. The balance sheets of overseas subsidiaries are translated at the rates of exchange ruling at the year end. Exchange differences arising on the re-translation of opening net assets are shown as a movement in shareholder's funds and in the movement in the consolidated statement of total recognized gains or losses. All other translation differences are taken to the profit and loss account with the exception of differences arising on the translation of foreign currency borrowings to the extent that they are used to finance, or provide a hedge against, Group equity investments in foreign subsidiaries, which are taken directly to shareholder's funds together with the exchange difference on the net investment in these subsidiaries.

Taxation

        Deferred tax is recognized in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax, with the following exceptions:

  •
  provision is made for gains which have been rolled over into replacement assets, only to the extent that, at the balance sheet date, there is a commitment to dispose of the replacement assets. However, no provision is made where, on the basis of all available evidence at the balance sheet date, it is more likely than not that the taxable gain will again be rolled over into further replacement assets;

  •
  provision is made for deferred tax that would arise on remittance of the retained earnings of overseas subsidiaries, associates and joint ventures only to the extent that, at the balance sheet date, dividends have been accrued as receivable;

  •
  deferred tax assets are recognized only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

        Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Exceptional items

        Items which are of an exceptional nature by virtue of their size or incidence are included within operating profit unless they represent profits or losses on the sale or termination of a business, costs of fundamental reorganization or restructuring having a material effect on the nature and focus of the Group, or profits or losses on the disposal of fixed assets. In these cases, separate disclosure is provided in the profit and loss account after operating profit.

Pensions and other post-retirement benefits

        Full actuarial valuations of the Group's main defined benefit schemes are carried out every three years with interim reviews in the intervening years; these valuations are updated to the Group's financial year end, each year, by qualified independent actuaries. For the purposes of these annual updates, scheme assets are included at market value and scheme liabilities are measured on an actuarial basis using the projected unit method; these liabilities are discounted at the current rate of return on a high quality corporate bond of equivalent currency and term.

        The pension surplus or deficit is included on the Group's balance sheet net of the related amount of deferred tax.

        The current service cost and any past service costs are included in the profit and loss account within operating expenses and the expected return on the schemes' net assets, net of the impact of the unwinding of the discount on scheme liabilities, is included within other finance income or cost.

        Actuarial gains and losses, including differences between the expected and actual return on scheme assets, are recognized, net of related deferred tax, in the statement of recognized gains and losses.

        The costs of the Group's defined contribution schemes are charged to the profit and loss account in the period in which they fall due.

Financial instruments

        Derivative financial instruments are used by the Group to manage foreign currency and interest rate exposures. Amounts payable or receivable in respect of interest rate swap agreements are recognized as adjustments to the interest charge over the period of the contracts. Gains or losses on forward and option contracts for foreign currency are recognized in the profit and loss account when the hedged transaction occurs. Payments made to secure a hedge, or unrealized profits and losses generated prior to maturity, are included in the balance sheet as prepayments or accruals, respectively.

        Certain commodities are purchased on the futures market in order to reduce the exposure to changes in the cost of ingredients. When contracts are closed, the realized surpluses and deficits are applied against the cost of the related ingredients in the year of delivery.

        Option premiums paid are recognized in the profit and loss account as incurred. Premiums and discounts arising on financial liabilities are amortized over the remaining life of the instrument concerned.

Finance costs on debt

        Costs associated with the raising of finance are deferred and amortized over the period of related borrowings.

Goodwill

        On the acquisition of a subsidiary business, joint venture or associate, fair values are attributed to the net assets acquired and to intangible assets where they can be measured reliably and separately identified at the time of acquisition. Where the fair value of the consideration exceeds the aggregate value of these assets, the difference is treated as goodwill and is capitalized on the consolidated balance sheet. Goodwill is amortized in equal installments over its useful economic life of up to 20 years. Goodwill is reviewed for impairment at the end of the first full year following the year of acquisition and subsequently if there are indications of impairment.

Tangible fixed assets

        Tangible fixed assets are held at cost. The Group has a policy of not revaluing tangible fixed assets.

        Depreciation is calculated to write off the cost of tangible fixed assets over their expected useful lives by equal annual installments, principally at the following rates:

Buildings	-1.5% unless short leasehold
Short leaseholds	-over the life of the lease
Plant and machinery	-3% to 15% pa
Vehicles	-20% to 30% pa
Fixtures and fittings	-10% to 33% pa

        Assets under construction are capitalized as part of fixed assets but are not depreciated until such time as construction is complete when they are transferred into the appropriate category of fixed assets and depreciated accordingly.

        The carrying values of tangible fixed assets are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.

Impairment

        In accordance with Financial Reporting Statement 11 "Impairment of Fixed Assets and Goodwill" ("FRS 11"), fixed assets and goodwill are subject to an impairment review if circumstances or events change to indicate that the carrying value may not be fully recoverable. The review is performed by comparing the carrying value of the fixed assets or goodwill with its recoverable amount, being the higher of net realizable value and value in use. The net realizable value is the amount that could be obtained on the disposal of the asset. The value in use is determined by discounting, at a market-based, pre-tax discount rate, the expected future cash flows resulting from its continued use, including those on final disposal.

        When the carrying values of fixed assets or goodwill are written down by an impairment charge, the loss is recognized in the profit and loss account in the period in which it is incurred.

        For the purpose of conducting impairment reviews, income producing units are considered to be groups of assets and liabilities that generate income, and are largely independent of other income streams. Also they include those assets and liabilities directly involved in producing the income and a suitable proportion of those used to produce more than one income stream.

Government grants

        Capital grants received in respect of any fixed assets are credited to deferred income and amortized to the profit and loss account over the economic useful lives of the assets to which they relate.

Stocks

        Stocks are valued at the lower of cost and net realizable value. Cost in the case of raw materials and goods for resale is determined on a first-in, first-out basis. Cost in the case of products manufactured by Group companies comprises direct material and labor costs together with appropriate factory overheads. Net realizable value is based on estimated selling price less further costs expected to be incurred to completion and disposal.

        In accordance with Financial Reporting Statement 5 "Substance of Transactions" ("FRS 5"), stock held as consignment stock is recognized in the balance sheet at cost together with the liability associated with it in order to recognize that the risks and rewards have been transferred to the Group.

Cash and short-term deposits

        Cash includes cash in hand and deposits repayable on demand with any qualifying financial institutions, less overdrafts from any qualifying institution repayable on demand.

Leasing and hire purchase commitments

        Assets obtained under finance leases and hire purchase contracts are capitalized and depreciated over their useful lives. The interest element of the rental obligations is charged to the profit and loss account over the period of the primary lease and represents a constant proportion of the balance of capital repayments outstanding. Rentals paid under operating leases are charged to income on a straight-line basis over the term of the lease.

Advertising costs

        Advertising costs are expensed as incurred.

Software development costs

        Costs incurred in developing software for internal use are capitalized when the software reaches the application development stage and are amortized over the expected useful economic life of the software.

Use of estimates

        The preparation of financial statements requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from those estimates.

3      Acquisitions

52 weeks ended December 28, 2002 and 53 weeks ended January 3, 2004

        Neither the Company nor Regentrealm made any acquisitions in the 52 weeks ended December 28, 2002 and the 53 weeks ended January 3, 2004.

52 weeks ended December 29, 2001

United Biscuits Tunisia S.A.

        On April 20, 2001 the Group acquired a 100% interest in United Biscuits Tunisia S.A.

        Details of the assets acquired and goodwill arising are set out below:

	Company and Regentrealm
	Book value	Accounting Policy Alignment	Adjustments	Fair value
	(£ million)
Tangible fixed assets	2.6	(1.4)	—	1.2
Stocks	1.3	—	(0.3)	1.0
Debtors	1.5	—	(0.2)	1.3
Creditors	(2.7)	—	(0.5)	(3.2)
Cash acquired	7.5	—	—	7.5

	10.2	(1.4)	(1.0)	7.8

Goodwill arising				10.7

Total purchase consideration (including transaction costs of £0.1 million)				18.5

        The accounting policy alignment to fixed assets represents the alignment of depreciation rates with those of the Group.

4      Segmental Analysis

        The Group's continuing operations are divided into seven segments, reflecting the internal operational management structure of the Group. The segments comprise UK Biscuits, Northern Europe Biscuits, Southern Europe Biscuits, UK Snacks, General Export, Other and Central.

        UK Biscuits covers manufacturing and marketing of biscuits and cakes in the United Kingdom and marketing of biscuits and cakes in the Republic of Ireland. Northern Europe covers the manufacturing and marketing of biscuits in France, Belgium and the Netherlands. Southern Europe covers the manufacturing and marketing of biscuits and other food products in Iberia. General Export covers exports of branded products around the world and includes the operations in Tunisia. UK Snacks covers the manufacturing and marketing of savory snacks, packaged nuts and crisps in the United Kingdom. The Benelux snack business is categorized as "Other". Additionally, there are central costs which represent corporate governance costs, including executive costs, and costs of the Group's legal, company secretarial, pension administration, tax and treasury functions.

        The key performance measure used by senior management for the purpose of business decision-making and resource allocation is "business profit." Business profit represents operating profit before depreciation, amortization and operating exceptional items.

	Company and Regentrealm
	Biscuits
	UK	Northern Europe	Southern Europe	UK Snacks	General Export	Other	Central	Total
	(£ million except for average number of employees)
53 weeks ended January 3, 2004
Total turnover	502.5	268.2	218.8	302.5	71.4	26.4	—	1,389.8
Inter-segment turnover(2)	(8.1)	(42.1)	(6.7)	(1.0)	(0.3)	—	—	(58.2)

Group Turnover	494.4	226.1	212.1	301.5	71.1	26.4	—	1,331.6

Business profit/(loss)	75.6	22.2	31.3	38.7	15.8	(4.7)	(12.7)	166.2
Depreciation, amortization and operating exceptional items	(64.2)	(15.9)	(7.8)	(11.5)	(0.3)	(6.9)	(49.0)	(155.6)

Group operating profit/(loss)	11.4	6.3	23.5	27.2	15.5	(11.6)	(61.7)	10.6

Other exceptional income								3.5
Share of operating profit in joint ventures								0.6

Operating profit								14.7
Loss on disposal or termination of businesses								(2.1)
Profit on disposal of fixed assets								0.2

Profit before interest								12.8

Depreciation	28.3	7.2	6.6	10.7	0.3	1.4	2.9	57.4
Gross capital expenditure	23.2	10.8	12.6	7.6	—	0.3	6.0	60.5
Total assets (at period end)—Company	305.7	142.6	139.6	119.2	22.7	5.7	664.4	1,399.9
Total assets (at period end)—Regentrealm	305.7	142.6	139.6	119.2	22.7	5.7	685.7	1,421.2
Long-lived assets (at period end)	205.2	73.6	49.5	55.0	0.4	1.4	651.6	1,036.7
Average number of employees	4,669	1,832	940	2,163	107	160	316	10,187
52 weeks ended December 28, 2002(1)
Total turnover	520.3	245.6	189.1	311.5	80.2	29.1	—	1,375.8
Inter-segment turnover(2)	(9.6)	(50.0)	(5.5)	(1.9)	(0.5)	—	—	(67.5)

Group turnover	510.7	195.6	183.6	309.6	79.7	29.1	—	1,308.3

Business profit/(loss)	93.5	12.0	23.6	41.0	18.0	(1.4)	(12.2)	174.5
Depreciation, amortization and operating exceptional items	(35.4)	(15.6)	(8.0)	(10.7)	(0.2)	(1.6)	(58.8)	(130.3)

Group operating profit/(loss)	58.1	(3.6)	15.6	30.3	17.8	(3.0)	(71.0)	44.2

Share of operating profit in joint ventures								0.6

Operating profit								44.8
Profit on disposal of businesses								9.9
Profit on disposal of fixed assets								1.2

Profit before interest								55.9

Depreciation	27.7	6.3	5.6	10.3	0.4	1.4	2.5	54.2
Gross capital expenditure	17.1	11.8	7.7	10.2	0.2	1.5	10.7	59.2
Total assets (at period end)—Company(1)	331.7	133.2	115.6	123.7	34.3	9.2	702.4	1,450.1
Total assets (at period end)—Regentrealm(1)	331.7	133.2	115.6	123.7	34.3	9.2	722.7	1,470.4
Long-lived assets (at period end)	217.6	69.0	40.4	53.4	1.0	7.0	689.3	1,077.7
Average number of employees	4,624	2,086	1,170	2,375	113	184	588	11,140

Footnotes appear on page F-22

	Company and Regentrealm
	Biscuits
	UK	Northern Europe	Southern Europe	UK Snacks	General Export	Other	Central	Total
	(£ million except for average number of employees)
52 weeks ended December 29, 2001(1)
Total turnover	508.0	234.0	161.3	310.8	83.2	29.9	—	1,327.2
Inter-segment turnover(2)	(9.4)	(48.4)	(4.5)	(1.8)	(0.3)	—	—	(64.4)

Group turnover	498.6	185.6	156.8	309.0	82.9	29.9	—	1,262.8

Business profit/(loss)	95.6	(1.1)	16.9	43.9	12.6	(0.1)	(14.0)	153.8
Depreciation, amortization and operating exceptional items	(33.7)	(14.3)	(7.8)	(11.1)	(3.3)	(1.3)	(60.2)	(131.7)

Group operating profit/(loss)	61.9	(15.4)	9.1	32.8	9.3	(1.4)	(74.2)	22.1

Share of operating profit in joint ventures								1.2

Operating profit								23.3
Loss on disposal of fixed assets								(8.9)

Profit before interest								14.4

Depreciation	29.4	5.5	5.2	10.2	0.4	1.2	1.1	53.0
Gross capital expenditure	13.1	7.3	4.7	9.4	0.1	0.3	13.4	48.3
Total assets (at period end)—Company(1)	329.1	113.0	108.3	118.8	59.1	11.7	802.0	1,542.0
Total assets (at period end)—Regentrealm(1)	329.1	113.0	108.3	118.8	59.1	11.7	822.3	1,562.3
Long-lived assets (at period end)	228.5	55.9	38.8	46.6	1.3	6.4	743.8	1,121.3
Average number of employees	4,955	2,340	1,153	2,518	155	167	791	12,079

Segmental results by destination

	United Kingdom & Ireland	Continental Europe	Asia	Rest of World	Total
	(£ million)
Company and Regentrealm
53 weeks ended January 3, 2004
Group turnover
By source	795.9	535.7	—	—	1,331.6
By destination	793.1	485.2	4.8	48.5	1,331.6
Long-lived assets (at period end)	911.8	124.9	—	—	1,036.7
52 weeks ended December 28, 2002
Group turnover
By source	820.3	488.0	—	—	1,308.3
By destination	811.8	434.9	3.8	57.8	1,308.3
Long-lived assets (at period end)(1)	960.3	117.4	—	—	1,077.7
52 weeks ended December 29, 2001
Group turnover
By source	807.6	455.2	—	—	1,262.8
By destination	807.7	392.5	2.7	59.9	1,262.8
Long-lived assets (at period end)(1)	1,018.9	102.4	—	—	1,121.3

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

(2)
Inter-segment turnover is determined on an arms-length basis.

5      Profit before interest

        Profit before interest is after charging:

	Company and Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002		52 weeks ended December 29, 2001
	(£ million)
Operating exceptional items (included with administrative expenses)
Acquisition-related restructuring costs	—	—		0.5
Onerous leasehold contracts	2.1	3.6		4.8
Factory closures and reorganization costs(1)	42.0	23.8		34.8
Termination of Canadian distribution agreement	—	—		2.2
Fixed asset impairments(2)	17.6	8.0		—

	61.7	35.4		42.3

Depreciation of tangible fixed assets	57.4	54.2		53.0
Amortization of goodwill	36.5	40.7		36.4
Operating lease rentals
Plant and machinery	5.7	7.2		8.2
Land and buildings	6.5	7.8		5.2
Research and development	5.7	6.7		6.4
Advertising costs	35.7	43.9		32.6
	(£'000)
Directors' emoluments	461	1,057		884
Emoluments of the highest paid director	361	957		784
	(£'000)
Fees payable to auditors
Audit services	732	691		733
Audit related services	102	84		176
Tax services	146	124		64
All other services	19	124	(3)	720	(3)

	999	1,023		1,693

Non-audit services comprise:
United Kingdom	93	104		780
Overseas	174	228		180

	267	332		960

(1)
Includes charges in relation to U.K. factory rationalization including, in 2003, £18.6 million in relation to the company's biscuit factory in Ashby-de-la-Zouch, costs of overhead reduction programs in the U.K., Northern and Southern Europe and a provision for an early retirement scheme.

(2)
The charges for fixed asset impairments in the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002 were in respect of the write off of redundant production assets and impairment to land and buildings.

(3)
Following the issue of revised SEC guidelines on independence, it was agreed with Ernst & Young LLP, during 2002, that they should cease to perform internal audit services.

	Company and Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(2)	52 weeks ended December 29, 2001 Restated(2)
	Continuing operations	Continuing operations	Continuing operations	Discontinued operations	Total
	(£ million)		(£ million)
Turnover	1,331.6	1,308.3	1,262.8	—	1,262.8
Cost of sales	(729.5)	(709.8)	(702.8)	—	(702.8)

Gross profit	602.1	598.5	560.0	—	560.0
Distribution, selling and marketing expenses	(393.2)	(385.8)	(365.8)	—	(365.8)
Administrative expenses(1)	(160.3)	(133.9)	(136.7)	—	(136.7)
Goodwill amortization	(36.5)	(40.7)	(36.4)	—	(36.4)
Other (expenses)/income	(1.5)	6.1	1.0	—	1.0

Group operating profit	10.6	44.2	22.1	—	22.1
Other exceptional income(3)	3.5	—	—	—	—
Share of joint ventures	0.6	0.6	0.5	0.7	1.2

	14.7	44.8	22.6	0.7	23.3
Non-operating exceptional items	(1.9)	11.1	(8.9)	—	(8.9)

Profit before interest	12.8	55.9	13.7	0.7	14.4

(1)
Inclusive of operating exceptional items.

(2)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

(3)
At December 28, 2002, the Group had paid £0.8 million to Nabisco in respect of the acquisition of Nabisco's Middle Eastern operations. An agreement was reached with Nabisco, effective February 18, 2003, that the acquisition would not proceed. As a consequence, $4.8 million (approximately £3.0 million) was received from Nabisco. £0.8 million was in respect of amounts previously paid to Nabisco (Note 14—Debtors) and the balance of £2.2 million was recorded as other exceptional income. In addition, the license agreement with Merola Finance B.V., a licensee of Nabisco, for the exclusive license of certain trademarks, was amended to exclude territories associated with the Middle Eastern business. A payment of $1.0 million (£0.6 million) was made by Nabisco as consideration for the exclusion of such territories and recorded as other exceptional income. The remaining £0.7 million of other exceptional income relates principally to the receipt of pre-UB acquisition amounts previously not expected to be realized.

6      Exceptional (loss)/profit on disposal of businesses

Company and Regentrealm

53 weeks ended January 3, 2004

Loss on termination of business

        On October 1, 2003 the Group announced the closure of its operations in Tunisia, resulting in an exceptional loss of £2.1 million. The closure of the factory and transfer of production to our facilities in Spain had been completed by the year end.

52 weeks ended December 28, 2002

Profit on disposal

        In April 2002, £25.1 million was received in connection with an adjustment to the purchase price of Keebler Company, a business sold by a subsidiary of the Predecessor to Inflo Holdings Corporation in 1996.

Loss on disposal

        In September 2002, the Group sold its production operation at Hatton, Scotland to Murdoch and Allen giving rise to an exceptional loss of £0.8 million. In December 2002, the group sold its biscuit manufacturing plant at Aguilar in Southern Europe to Groupo Siro, resulting in an exceptional loss of £14.4 million.

7      Interest

	Company			Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
			(£ million)
Interest payable
Senior credit facility	(24.2)	(32.3)	(38.8)	(24.2)	(32.3)	(38.8)
Senior subordinated bridge	—	—	(13.0)	—	—	—
Senior subordinated notes	(25.1)	(23.6)	(16.4)	—	—	—
Bank loans and overdrafts	(1.6)	(1.9)	(1.7)	(1.6)	(1.9)	(1.7)
Other	(5.4)	(5.9)	(5.7)	(5.4)	(5.9)	(5.7)
Interest payable to related companies	(89.2)	(78.1)	(75.4)	(114.3)	(101.7)	(104.8)
Amortized finance charges	(2.0)	(3.4)	(7.9)	(1.0)	(2.4)	(2.3)
Exceptional amortization of finance costs(1)	(11.9)	—	—	(11.9)	—	—

	(159.4)	(145.2)	(158.9)	(158.4)	(144.2)	(153.3)

Interest receivable
Short-term deposits	1.2	2.4	3.3	1.2	2.4	3.3
Other	—	—	0.9	—	—	0.9

	1.2	2.4	4.2	1.2	2.4	4.2

Net interest payable	(158.2)	(142.8)	(154.7)	(157.2)	(141.8)	(149.1)
Interest payable by joint ventures	—	—	(0.2)	—	—	(0.2)

	(158.2)	(142.8)	(154.9)	(157.2)	(141.8)	(149.3)

(1)
Finance charges comprising issue costs in connection with the Senior Credit Facility Agreement which were unamortized at April 8, 2003, have been written off following the refinancing of this facility on April 9, 2003.

8      Tax on loss on ordinary activities

        The tax charge/(credit) is made up as follows:

	Company and Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(1)	52 weeks ended December 29, 2001 Restated(1)
	(£ million)
Current tax:
U.K. corporation tax at 30%	0.1	0.1	0.1
Tax (over)/under provided in previous years	(0.4)	0.1	(2.6)

	(0.3)	0.2	(2.5)

Foreign tax	1.4	0.3	0.1
Tax under provided in previous years	—	(0.9)	(0.8)

	1.4	(0.6)	(0.7)

Total current tax	1.1	(0.4)	(3.2)

Deferred tax:
Origination and reversal of timing differences	(11.4)	(15.0)	0.7
Adjustment in respect of change in accounting policy	—	—	(27.6)
Effect of decreased tax rate on opening liability	—	(0.3)	—

Total deferred tax	(11.4)	(15.3)	(26.9)

Group tax on loss on ordinary activities	(10.3)	(15.7)	(30.1)
Share of tax of joint venture	0.1	0.1	0.2

Tax on loss on ordinary activities	(10.2)	(15.6)	(29.9)

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

        The deferred tax credit for the year ended January 3, 2004 includes £4.2 million which relates to the adoption of FRS 17 and is included within the net pension liability on the balance sheet.

        The key factors which may affect future tax charges include the availability of accelerated tax depreciation, utilization of unrecognized losses (see below), changes in tax legislation and the proportion of profits subject to different overseas tax rates.

        At January 3, 2004, the Group had tax losses carried forward of approximately £94 million on which deferred tax has not been provided. Of these approximately £54 million relate to non-trading losses in the United Kingdom. These losses can only be offset against future non-trading profits. The balance of £40 million arises in France, Belgium, Spain and the United States. It is not anticipated that these will be able to be offset against profits arising within the next year.

        The statutory rate of corporation tax is reconciled to the effective current and overall rates of tax as follows:

	Company and Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(percentage)
Reconciliation of current tax rate:
U.K. Corporation tax standard rate	(30.0)	(30.0)	(30.0)
Rate differential	0.3	0.1	(0.3)
Accelerated capital allowances	11.7	18.7	11.5
Short-term timing differences	3.7	(2.3)	0.3
Release of over-provisions in prior year	(0.3)	(1.0)	(2.6)
Losses on which no tax credit provided	7.3	5.2	7.1
Goodwill amortization	7.1	15.5	8.2
Other items	0.9	(6.6)	3.4

Effective current tax rate—Company	0.7	(0.4)	(2.4)
Losses on which no tax credit provided	—	—	(0.1)

Effective current tax rate—Regentrealm	0.7	(0.4)	(2.5)

Reconciliation of overall tax rate:
U.K. Corporation tax standard rate	(30.0)	(30.0)	(30.0)
Rate differential	0.3	0.1	(0.3)
Accelerated capital allowances	5.5	(0.4)	(6.6)
Short-term timing differences	1.3	0.4	(2.6)
Release of over-provisions in prior year	(2.9)	(12.4)	(2.1)
Losses on which no tax credit is provided	11.0	13.8	7.6
Goodwill amortization	7.1	15.5	8.2
Other items	1.0	(7.0)	3.1

Effective overall tax rate—Company	(6.7)	(20.0)	(22.7)
Losses on which no tax credit provided	—	(0.3)	(1.0)

Effective overall tax rate—Regentrealm	(6.7)	(20.3)	(23.7)

        Loss on ordinary activities before tax is analyzed as follows:

	Company
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)
United Kingdom	(166.3)	(78.9)	(124.8)
Overseas	14.9	1.0	(6.7)

	(151.4)	(77.9)	(131.5)

	Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)
United Kingdom	(165.3)	(77.9)	(119.2)
Overseas	14.9	1.0	(6.7)

	(150.4)	(76.9)	(125.9)

9      Exceptional tax refund

        £12.3 million was received in relation to a claim for refund of withholding tax paid in connection with the reorganization of the U.S. business of the Predecessor in 1992. The amount received comprised a £7.2 million refund of withholding tax and £5.1 million of interest attributable thereto.

10    Intangible assets

Company and Regentrealm
Goodwill
(£ million)
Cost
At December 30, 2001, December 28, 2002 and January 3, 2004	734.1

Amortization
At December 30, 2001	58.3
Charge for period(1)	40.7

At December 28, 2002	99.0
Charge for period	36.5

At January 3, 2004	135.5

Net book value at January 3, 2004	598.6

Net book value at December 28, 2002	635.1

(1)
The charge in 2002 includes £4.2 million accelerated write off of goodwill in respect of Benelux snacks business following a review of the carrying value of goodwill.

11    Tangible fixed assets

	Company and Regentrealm
	Land & buildings
			Plant, machinery & vehicles	Fixtures & fittings	Assets under construction
	Freehold	Leasehold				Total
	(£ million)
Cost
At December 30, 2001	107.1	11.1	303.6	64.3	29.9	516.0
Exchange adjustment	3.4	—	11.3	0.9	0.7	16.3
Additions	1.9	0.4	18.9	4.5	33.5	59.2
Reclassifications	1.3	1.0	12.5	6.9	(21.7)	—
Disposals	(4.1)	—	(13.0)	(0.6)	—	(17.7)

At December 28, 2002	109.6	12.5	333.3	76.0	42.4	573.8
Exchange adjustment	4.5	—	15.1	1.3	1.2	22.1
Additions	0.9	—	8.8	2.8	48.0	60.5
Reclassifications	2.6	0.3	27.6	9.6	(40.1)	—
Disposals	(0.5)	—	(30.0)	(11.7)	—	(42.2)

At January 3, 2004	117.1	12.8	354.8	78.0	51.5	614.2

Depreciation
At December 30, 2001	1.3	3.7	57.3	11.2	—	73.5
Exchange adjustment	1.5	—	7.4	0.7	—	9.6
Charge for period	3.6	0.9	36.1	13.6	—	54.2
Impairment	4.3	—	3.7	—	—	8.0
Reclassification	0.4	—	(1.0)	0.6	—	—
Disposals	(0.4)	—	(9.5)	(0.5)	—	(10.4)

At December 28, 2002	10.7	4.6	94.0	25.6	—	134.9
Exchange adjustment	2.0	—	9.7	1.0	—	12.7
Charge for period	4.3	0.7	38.8	13.6	—	57.4
Impairment	4.0	—	13.5	0.1	—	17.6
Reclassification	—	—	(1.4)	1.4	—	—
Disposals	(0.4)	—	(29.8)	(11.7)	—	(41.9)

At January 3, 2004	20.6	5.3	124.8	30.0	—	180.7

Net book value at January 3, 2004	96.5	7.5	230.0	48.0	51.5	433.5

Net book value at December 28, 2002	98.9	7.9	239.3	50.4	42.4	438.9

        The net book value of leasehold properties includes £7.5 million (2002: £7.9 million) in respect of leases with under 50 years to run at January 3, 2004.

        The net book value of tangible fixed assets acquired under finance lease arrangements, all of which are plant, machinery and vehicles, is set out below:

	Company and Regentrealm
	At January 3, 2004	At December 28, 2002
	(£ million)
Cost	4.5	2.3
Accumulated depreciation	(1.1)	(0.6)

Net book value	3.4	1.7

12    Investments

Company and Regentrealm
(£ million)
Cost
At December 30, 2001, December 28, 2002 and January 3, 2004	1.5

Post acquisition reserves
At December 30, 2001	1.5
Exchange adjustment	0.2
Share of profit for the period	0.5

At December 28, 2002	2.2
Exchange adjustment	0.4
Share of profit for the period	0.5

At January 3, 2004	3.1

Net book value at January 3, 2004	4.6

Net book value at December 28, 2002	3.7

Joint ventures

        The Group holds a 50% interest in the ordinary shares of KP Ireland Limited, which is incorporated and operates in the Republic of Ireland, the principal activity of which is the manufacture of snack products.

13    Stocks

	Company and Regentrealm
	At January 3, 2004	At December 28, 2002
	(£ million)
Raw materials and consumables	28.5	25.9
Work in progress	8.6	8.8
Finished goods	43.9	41.4

	81.0	76.1

        There is no material difference between the replacement cost and historical cost of stocks.

14    Debtors

	Company		Regentrealm
	At January 3, 2004	At December 28, 2002 Restated(1)	At January 3, 2004	At December 28, 2002 Restated(1)
	(£ million)
Trade debtors	222.7	249.4	222.7	249.4
Due from group undertakings	1.7	1.5	1.7	1.5
Due from United Biscuits Finance plc	—	—	21.4	20.3
Other debtors	13.4	13.1	13.4	13.1
Prepayments and accrued income	11.5	9.2	11.4	9.2
Pension asset net of deferred tax(2)	1.5	0.1	1.5	0.1

	250.8	273.3	272.1	293.6

Of which falling due after more than one year:
Other debtors	0.2	0.3	0.2	0.3
Pension asset net of deferred tax(2)	1.5	0.1	1.5	0.1

	1.7	0.4	1.7	0.4

(1)
The amounts for 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

(2)
See Note 20 of Notes to the Financial Statements.

        Other debtors in 2002 included an amount of £0.8 million paid to Nabisco in respect of the acquisition of Nabisco's Middle Eastern operations which had not been completed at December 28, 2002. In January 2003 an agreement was reached with Nabisco that the acquisition would not proceed and, as a consequence of this agreement, $4.8 million was received from Nabisco and £0.8 million was applied to settle the debtor balance.

        Trade debtors are stated net of provisions for bad and doubtful debts of £2.3 million (2002: £1.9 million).

15    Trade and other creditors

	Company		Regentrealm
	At January 3, 2004	At December 28, 2002	At January 3, 2004	At December 28, 2002
	(£ million)
Trade creditors	101.4	83.3	101.4	83.3
Due to United Biscuits Finance plc	—	—	6.4	—
Other creditors	20.6	38.1	20.6	38.1
Due to joint ventures	3.8	3.3	3.8	3.3
Other taxes and social security costs	4.0	6.3	4.0	6.3
Accruals and deferred income	130.4	147.6	125.0	142.6

	260.2	278.6	261.2	273.6

16    Loans, overdrafts and finance lease obligations

	Company		Regentrealm
	At January 3, 2004	At December 28, 2002	At January 3, 2004	At December 28, 2002
	(£ million)
Bank loans
Senior Credit Facility	439.4	453.7	439.4	453.7

Debenture and other loans
£120m 10.75% Senior Subordinated Notes due 2011	120.0	120.0	—	—
€160m 10.625% Senior Subordinated Notes due 2011	112.8	104.0	—	—
Other	—	5.1	—	5.1

	232.8	229.1	—	5.1

Finance lease obligations	3.1	1.4	3.1	1.4

Total gross borrowings	675.3	684.2	442.5	460.2

Analysis by maturity
Repayable as follows:
After more than five years	232.8	404.5	—	180.5
Between four and five years	226.6	80.9	226.6	80.9
Between three and four years	72.6	61.5	72.6	61.5
Between two and three years	55.1	54.6	55.1	54.6
Between one and two years	46.2	48.6	46.2	48.6

	633.3	650.1	400.5	426.1
Under one year	42.0	34.1	42.0	34.1

Total gross borrowings	675.3	684.2	442.5	460.2
Less: Issue costs	(10.2)	(20.7)	(2.9)	(12.4)

	665.1	663.5	439.6	447.8
Less: Included in creditors: amounts falling due within one year(1)	(40.3)	(30.8)	(41.3)	(31.8)

Amounts falling due after more than one year	624.8	632.7	398.3	416.0

(1)
Included in creditors: amounts falling due within one year

Bank loans and overdrafts	(39.9)	(33.5)	(39.9)	(33.5)
Finance leases	(2.1)	(0.6)	(2.1)	(0.6)
Less: Issue costs	1.7	3.3	0.7	2.3

	(40.3)	(30.8)	(41.3)	(31.8)

        In connection with the UB acquisition, the Group through Regentrealm entered into a Senior Credit Facility Agreement ("Senior Facility"). Borrowings under these arrangements consisted of:

Senior Facility	December 28, 2002
Term A	£220.5 million repayable by installments between April 2003 and April 2007
Term B	£105.4 million repayable by two equal installments in October 2007 and April 2008
Term C	£106.1 million repayable by two equal installments in October 2008 and April 2009
Term D	€13.2 million and £13.2 million repayable in full in October 2009

        On April 9, 2003, the terms of the Senior Facility were amended. The amount outstanding in respect of Term Loans A, B, C and D on that date was £438.9 million. These loans were merged into one fully drawn Term Loan A in the amount of £250.0 million and a revolving credit facility of £225.0 million, of which £184.0 million was drawn down at that time. Following the amendment, the Senior Facility provides that the Term Loan A will be repaid in ten semiannual installments that began in October 2003 and will end in April 2008. The revolving credit facility is repayable in full in April 2008.

        The Senior Credit Facility borrowings ("senior debt") are secured by fixed and floating charges from each of the U.K. charging subsidiaries and share pledges over two Dutch subsidiaries. In April 2001 security was also provided in the form of share pledges over three Spanish subsidiaries and fixed charges were taken over three Spanish properties and certain intellectual property. In November 2001 security was provided in the form of a share pledge over a further Dutch subsidiary and a mortgage on its property. In June 2002 security was provided in the form of share pledges over two French subsidiaries.

        The application of proceeds of enforcement of this security above a certain level is subject to the provisions of an intercreditor deed (the "Intercreditor Deed") dated December 16, 1999, as amended and re-stated from time to time. The Intercreditor Deed sets out the respective rights of certain creditors of the Group as regards ranking of debt and security.

        The Intercreditor Deed provides that senior debt and hedging liabilities, as defined therein, rank (to the extent provided therein) in priority to, first, the Senior Subordinated Notes and second, the Intercompany Debt.

        Interest on advances under the senior facility is, or was, payable as follows:

  •
  Term A and Revolving credit facility—LIBOR plus 1.375% (1.75% until April 2003)

  •
  Term B—LIBOR plus 2.75% until April 2003

  •
  Term C—LIBOR plus 3.25% until April 2003

  •
  Term D—EURIBOR plus 3.50% until April 2003 (Euro portion €13.2 million)

  •
  Term D—LIBOR plus 3.50% until April 2003 (Sterling portion £13.2 million)

        As an integral part of these borrowing arrangements, certain restrictive financial covenants are in place. The covenants do not detract from the normal course of the business.

        The Company, together with other subsidiary undertakings in the Group, has cross-guaranteed Regentrealm's senior debt.

        On April 17, 2001, the Company issued £120.0 million 10 3/4% Senior Subordinated Notes and €160.0 million 10 5/8% Senior Subordinated Notes. Interest is payable on April 15 and October 15 of each year. The Senior Subordinated Notes are guaranteed by Regentrealm. The proceeds of the issue were used together with other cash resources of the Company to repay the Senior Subordinated Bridge

Facility. Also, at that date, a further £10.0 million was drawn under Term Loan A and £23.0 million and €22.8 million was drawn under Term Loan D of the Senior Facility.

        On February 16, 2004, the Company issued additional Notes, see Note 26 of Notes to the Financial Statements.

Interest rate agreements

        Regentrealm was required by the terms of the Senior Facility to enter into hedging arrangements to provide protection in respect of interest rate risk exposure arising because the financing under the senior credit facility is at floating interest rates. The hedging arrangements were required to cover at least 50% of the amount of the total commitments under the term loan facilities for a period of at least two years from the date of the closing of the UB acquisition. This requirement came to an end during 2002. Hedging banks entitled to security, guarantees and subordination rights which rank at least equal to those granted to lenders under the Senior Facility.

        Regentrealm currently has two interest rate swaps in place to hedge its interest rate exposure under the Senior Facility. Under one swap it receives interest at six-month LIBOR and pays interest at 5.685% on £150.0 million and under the second swap it receives interest at six-month LIBOR and pays interest at 4.78% on £62.5 million. The £150.0 million swap expires on October 28, 2005 and the £62.5 million swap expires on October 28, 2006. A swap for £62.5 million expired on October 28, 2003. The original principal amount of the £62.5 million swap (December 28, 2002: £66.2 million) was £420.0 million.

Analysis by currency

	Company		Regentrealm
	At January 3, 2004	At December 28, 2002	At January 3, 2004	At December 28, 2002
	(£ million)
Sterling	548.2	571.4	428.2	451.4
Euro	127.1	112.8	14.3	8.8

Total gross borrowings	675.3	684.2	442.5	460.2

Analysis of changes in net borrowings

	Cash	Liquid resources(1)	Overdrafts	Debt due within 1 year	Debt due after 1 year	Finance lease obligations	Total
	(£ million)
Company
At December 31, 2000	60.7	20.0	—	(87.6)	(717.6)	(1.0)	(725.5)
Acquisition of United Biscuits Tunisia S.A.	7.5	—	—	—	—	—	7.5
Cash flow	(36.5)	(14.0)	(8.7)	87.6	(3.1)	—	25.3
Other non-cash changes	—	—	—	(30.8)	30.8	—	—
Effect of exchange rate movements	(0.8)	(0.1)	0.2	0.9	3.5	—	3.7

At December 29, 2001	30.9	5.9	(8.5)	(29.9)	(686.4)	(1.0)	(689.0)
Cash flow	(16.8)	0.6	3.6	14.9	54.5	0.3	57.1
Other non-cash changes	—	—	—	(10.1)	6.8	(0.7)	(4.0)
Effect of exchange rate movements	1.1	(0.5)	(0.2)	—	(6.8)	—	(6.4)

At December 28, 2002	15.2	6.0	(5.1)	(25.1)	(631.9)	(1.4)	(642.3)
Cash flow	10.9	(1.7)	3.1	(9.4)	28.0	0.6	31.5
Other non-cash changes	—	—	2.0	(3.7)	(10.2)	(2.2)	(14.1)
Effect of exchange rate movements	1.1	(0.1)	—	—	(9.7)	(0.1)	(8.8)

At January 3, 2004	27.2	4.2	—	(38.2)	(623.8)	(3.1)	(633.7)

Regentrealm
At December 31, 2000	60.7	20.0	—	(87.6)	(389.2)	(1.0)	(397.1)
Acquisition of United Biscuits Tunisia S.A.	7.5	—	—	—	—	—	7.5
Cash flow	(36.5)	(14.0)	(8.7)	87.6	(120.4)	—	(92.0)
Other non-cash changes	—	—	—	(30.8)	30.8	—	—
Effect of exchange rate movements	(0.8)	(0.1)	0.2	0.9	0.4	—	0.6

At December 29, 2001	30.9	5.9	(8.5)	(29.9)	(478.4)	(1.0)	(481.0)
Cash flow	(16.8)	0.6	3.6	14.9	54.5	0.3	57.1
Other non-cash changes	—	—	—	(11.1)	8.8	(0.7)	(3.0)
Effect of exchange rate movements	1.1	(0.5)	(0.2)	—	(0.1)	—	0.3

At December 28, 2002	15.2	6.0	(5.1)	(26.1)	(415.2)	(1.4)	(426.6)
Cash flow	10.9	(1.7)	4.1	(10.4)	29.0	0.6	32.5
Other non-cash changes	—	—	1.0	(2.7)	(10.2)	(2.2)	(14.1)
Effect of exchange rate movements	1.1	(0.1)	—	—	(0.9)	(0.1)	—

At January 3, 2004	27.2	4.2	—	(39.2)	(397.3)	(3.1)	(408.2)

(1)
Liquid resources are funds held on deposit with a maturity or period of notice greater than 24 hours.

Financial Instruments

	Net debt	Cash and short term deposits	Gross borrowings	Gross borrowings at floating rates	Gross borrowings at fixed rates	Weighted average interest rates on fixed rate debt	Weighted average period for which rates are fixed
	(£ million)
Company
Sterling	540.7	(7.5)	548.2	215.7	332.5	7.8%	5.1 years
US dollar	(1.2)	(1.2)	—	—	—	—	—
Euro	106.2	(20.9)	127.1	14.3	112.8	10.6%	7.3 years
Canadian dollar	(1.8)	(1.8)	—	—	—	—	—

At January 3, 2004	643.9	(31.4)	675.3	230.0	445.3

Sterling	571.3	(0.1)	571.4	233.8	337.6	7.4%	4.4 years
US dollar	(6.4)	(6.4)	—	—	—	—	—
Euro	98.1	(14.7)	112.8	8.8	104.0	10.6%	8.3 years

At December 28, 2002	663.0	(21.2)	684.2	242.6	441.6

Regentrealm
Sterling	420.7	(7.5)	428.2	215.7	212.5	5.6%	1.9 years
US dollar	(1.2)	(1.2)	—	—	—	—	—
Euro	(6.6)	(20.9)	14.3	14.3	—	—	—
Canadian dollar	(1.8)	(1.8)	—	—	—	—	—

At January 3, 2004	411.1	(31.4)	442.5	230.0	212.5

Sterling	451.3	(0.1)	451.4	233.8	217.6	6.2%	1.7 years
US dollar	(6.4)	(6.4)	—	—	—	—	—
Euro	(5.9)	(14.7)	8.8	8.8	—	—	—

At December 28, 2002	439.0	(21.2)	460.2	242.6	217.6

        Interest on cash and short-term deposits is based on floating rates linked to LIBOR.

        The analysis of fixed and floating rates takes account of interest rate swaps.

Undrawn committed facilities at the period end

	Company and Regentrealm
	At January 3, 2004	At December 28, 2002
	(£ million)
Expiring in one year or less	—	—
Expiring in more than two years	29.8	52.5

	29.8	52.5

Fair values of financial instruments

	Company				Regentrealm
	Carrying value at January 3, 2004	Fair value at January 3, 2004	Carrying value at December 28, 2002	Fair value at December 28, 2002	Carrying value at January 3, 2004	Fair value at January 3, 2004	Carrying value at December 28, 2002	Fair value at December 28, 2002
	(£ million)
Cash and short-term deposits	31.4	31.4	21.2	21.2	31.4	31.4	21.2	21.2
Current portion of loans, overdrafts and finance lease obligations	(42.0)	(42.0)	(34.1)	(34.1)	(42.0)	(42.0)	(34.1)	(34.1)
Long-term loans and finance lease obligations	(633.3)	(664.1)	(650.1)	(678.1)	(400.5)	(400.5)	(426.1)	(426.1)
Derivatives relating to loans
Interest rates swaps	—	(2.9)	—	(8.1)	—	(2.9)	—	(8.1)
Other derivatives
Forward foreign currency contracts	—	(0.9)	—	(1.3)	—	(0.9)	—	(1.3)
Cash-settled commodity contracts	—	1.1	—	0.3	—	1.1	—	0.3

        The fair value of debt and derivative instruments is calculated by discounting all future cash flows by the market yield curve at the balance sheet date.

        Currency derivatives are translated into sterling at the rates of exchange prevailing at the balance sheet date.

Functional currencies of Group operations

        Monetary assets and liabilities denominated in currencies other than the functional currency of the entity owning them, and excluding currency funding for overseas net investments which is dealt with in the statement of total recognized gains and losses, are not material.

Foreign exchange risk management

        The Group has entered into forward foreign exchange contracts in order to swap liquid assets and liabilities into the currencies required for Group purposes.

        As at January 3, 2004 the following contracts were outstanding:

	Receive for £		Pay for £		Receive for €		Pay for €
	Contract amount	Average contractual exchange rate	Contract amount	Average contractual exchange rate	Contract amount	Average contractual exchange rate	Contract amount	Average contractual exchange rate
	(£ million)		(£ million)		(£ million)		(£ million)
Currency:
U.S. dollar	18.2	1.5963	2.7	1.6100	4.6	1.1633	4.8	1.0965
Euro	44.6	1.4115	2.5	1.4024	—	—	—	—
Canadian dollar	—	—	1.4	2.3841	—	—	—	—

Total	62.8		6.6		4.6		4.8

        As at December 28, 2002 the following contracts were outstanding:

	Receive for £		Pay for £
	Contract amount	Average contractual exchange rate	Contract amount	Average contractual exchange rate
	(£ million)		(£ million)
Currency
U.S. dollar	35.5	1.445	12.5	1.538
Euro	26.3	1.583	—	—
Canadian dollar	—	—	1.1	2.231

Total	61.8		13.6

Hedges

        Profits and losses on financial instruments used for hedging interest rate exposure and foreign exchange risk are recognized when the exposure that is being hedged is recognized. Unrecognized and deferred profits and losses on financial instruments used for hedging are as follows:

Net gains/(losses)
(£ million)
Unrecognized losses on hedges at December 28, 2002	(9.4)
Losses arising in previous years that were recognized in 2003	(3.0)

Losses arising before December 28, 2002 that were not recognized in 2003	(6.4)
Gains arising in 2003 that were not recognized in 2003	2.6

Unrecognized gains and losses on hedges at January 3, 2004	(3.8)

Of which:
Losses expected to be recognized in 2004	(0.9)
Losses expected to be recognized in 2005 or later	(2.9)

(3.8)

Unrecognized losses on hedges at December 29, 2001	(7.0)
Losses arising in previous years that were recognized in 2002	(0.5)

Losses arising before December 29, 2001 that were not recognized in 2002	(6.5)
Losses arising in 2002 that were not recognized in 2002	(2.9)

Unrecognized gains and losses on hedges at December 28, 2002	(9.4)

Of which:
Losses expected to be recognized in 2003	(3.0)
Losses expected to be recognized in 2004 or later	(6.4)

(9.4)

Counterparty risk

        The Group is exposed to loss in the event of non-performance by the counterparties to the above agreements but such non-performance is not expected to occur.

17    Provisions for liabilities and charges

	Company and Regentrealm
	Retirement benefits	Rationalization provisions	Onerous contracts	Deferred Taxation(1)	Total
	(£ million)
At December 30, 2001	6.3	9.4	14.8	27.8	58.3
Exchange adjustment	0.3	0.1	—	0.1	0.5
Profit and loss charge/(credit)	0.6	18.1	3.6	(13.8)	8.5
Other movements	—	0.4	—	—	0.4
Amounts utilized	(0.8)	(18.6)	(3.1)	—	(22.5)

At December 28, 2002, as reported	6.4	9.4	15.3	14.1	45.2
Credit as a result of the adoption of FRS17	—	—	—	(11.1)	(11.1)

At December 28, 2002, as restated	6.4	9.4	15.3	3.0	34.1
Exchange adjustment	0.4	0.6	—	0.5	1.5
Profit and loss charge/(credit)	0.1	23.9	2.0	(7.2)	18.8
Other movements	—	(0.4)	—	—	(0.4)
Amounts utilized	(0.7)	(6.1)	(5.9)	—	(12.7)

At January 3, 2004	6.2	27.4	11.4	(3.7)	41.3

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

        Rationalization provisions are recorded only where there is a legal or constructive obligation.

        The provision for onerous contracts principally relates to the cost of surplus leasehold properties, where unavoidable costs exceed anticipated income. Lease commitments are of varying duration and expenditure is expected to be charged against the provisions for a number of years.

Provision for deferred taxation

	Company and Regentrealm
	Accelerated capital allowances	Temporary losses	Other timing differences	Losses	Total
	(£ million)
At December 30, 2001	31.8	—	0.1	(4.1)	27.8
Exchange adjustment	0.1	—	—	—	0.1
Profit and loss (credit)/charge	(14.7)	12.1	1.1	(12.3)	(13.8)

At December 28, 2002, as reported	17.2	12.1	1.2	(16.4)	14.1
Prior year adjustment(1)	—	—	(11.1)	—	(11.1)

At December 28, 2002, as restated	17.2	12.1	(9.9)	(16.4)	3.0
Exchange adjustment	0.3	0.2	0.2	(0.2)	0.5
Profit and loss (credit)/charge	(8.7)	(6.4)	6.0	1.9	(7.2)

At January 3, 2004	8.8	5.9	(3.7)	(14.7)	(3.7)

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

        The deferred tax balance at January 3, 2004 does not include any amounts in respect of the Group's pension liability which is shown in the balance sheet after deducting a deferred tax asset of £100.2 million (2002: £83.3 million).

        No provision has been made for taxation that would arise in the event of certain overseas subsidiaries and associates distributing their reserves, because it is the Group's policy to reinvest profits generated by overseas operations.

18    Employee share schemes

Company and Regentrealm

        Following the UB acquisition, the U.K. parent company, United Biscuits Group (Investments) Ltd ("UBGI"), commenced a share scheme whereby certain executives and employees of the Group were given the entitlement to acquire certain classes of shares in UBGI. Any purchase of shares by an executive or employee has been recorded in the accounts of UBGI.

19    Cash flow

        The reconciliation of operating profit to net cash inflow/(outflow) from operating activities is shown within the consolidated cash flow statements for the Company on page F-6 and for Regentrealm on page F-11.

        All of the activities of the Company and of Regentrealm for the 53 weeks ended January 3, 2004 and the 52 weeks ended December 28, 2002 are regarded as continuing.

	Company
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)
Returns on investments and servicing of finance
Interest paid	(57.7)	(65.6)	(73.8)
Interest received	1.2	2.4	3.6

Net cash outflow from returns on investments and servicing of finance	(56.5)	(63.2)	(70.2)

Taxation
U.K. corporation tax received	0.1	0.1	1.1
Overseas tax (paid)/received	(1.7)	12.4	1.0

Tax (paid)/received	(1.6)	12.5	2.1

Capital expenditure and financial investment
Purchase of fixed assets	(59.0)	(59.2)	(48.3)
Sale of fixed assets	0.2	4.6	0.6
Payments from associates	0.3	0.5	0.6

Net cash outflow from capital expenditure and financial investment	(58.5)	(54.1)	(47.1)

Acquisitions and disposals
Acquisitions of predecessor	—	—	(33.1)
Purchase of business	—	—	2.7
Net cash acquired with subsidiary	—	—	7.5
Net proceeds received from sale or termination of businesses	2.9	53.5	82.8

Net cash inflow from acquisitions and disposals	2.9	53.5	59.9

Management of liquid resources
Cash withdrawn from/(placed on) deposit	1.7	(0.6)	14.0

Net cash inflow/(outflow) from management of liquid resources	1.7	(0.6)	14.0

Financing
Proceeds from new borrowings	—	—	3.1
Cost of financing	(3.3)	—	13.7
Repayment of borrowings	(15.9)	(69.7)	(87.6)

Net cash outflow from financing	(19.2)	(69.7)	(70.8)

Returns on investments and servicing of finance
Interest paid	(57.7)	(65.6)	(73.8)
Interest received	1.2	2.4	3.6

Net cash outflow from returns on investments and servicing of finance	(56.5)	(63.2)	(70.2)

Taxation
U.K. corporation tax received	0.1	0.1	1.1
Overseas tax (paid)/received	(1.7)	12.4	1.0

Tax (paid)/received	(1.6)	12.5	2.1

Capital expenditure and financial investment
Purchase of fixed assets	(59.0)	(59.2)	(48.3)
Sale of fixed assets	0.2	4.6	0.6
Payments from associates	0.3	0.5	0.6
Loans from related parties	—	—	(115.7)

Net cash outflow from capital expenditure and financial investment	(58.5)	(54.1)	(162.8)

Acquisitions and disposals
Acquisitions of predecessor	—	—	(33.1)
Purchase of business	—	—	2.7
Net cash acquired with subsidiary	—	—	7.5
Net proceeds received from sale or termination of businesses	2.9	53.5	82.8

Net cash inflow from acquisitions and disposals	2.9	53.5	59.9

Management of liquid resources
Cash withdrawn from/(placed on) deposit	1.7	(0.6)	14.0

Net cash inflow/(outflow) from management of liquid resources	1.7	(0.6)	14.0

Financing
Proceeds from new borrowings	—	—	120.4
Cost of financing	(3.3)	—	3.4
Repayment of borrowings	(15.9)	(69.7)	(87.6)

Net cash (outflow)/inflow from financing	(19.2)	(69.7)	36.2

20    Pay and benefits to employees

	Company and Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(1)	52 weeks ended December 29, 2001 Restated(1)
	(£ million)
Gross wages and salaries, holiday and sick pay	219.0	222.2	229.7
Social security costs	32.1	31.0	31.6
Pension and other costs	20.8	19.4	20.2

	271.9	272.6	281.5

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

Pension schemes

        The Group's principal pension schemes are in the United Kingdom. The UK Schemes are of the defined benefit type funded by payments to separate, trustee administered funds. The Group also has a small defined benefit scheme in the Netherlands.

        The total pension service cost for the Group for the 53 weeks ended January 3, 2004 was £17.9 million (2002: £16.6 million, 2001: £16.6 million).

        At January 3, 2004 a net pension deficit of £235.1 million on the UK Schemes and a net pension surplus of £1.5 million on the Netherlands Scheme was recognized in the balance sheet (2002: £194.4 million deficit and £0.1 million surplus, respectively).

        Acting on the advice of the Group's actuaries, future contributions payable are set at levels that take account of surpluses and deficits.

UK Schemes

        The UK Schemes are subject to full actuarial valuations at least every three years. A full actuarial valuation was carried out in April 2003 by a qualified independent actuary. At April 2003, the levels of funding as a percentage of accrued benefit liabilities were 66% (2000: 112%). The total market value of the UK Schemes' assets at the valuation date was £597.8 million.

        The stability of the age profile of scheme membership dictates the most appropriate actuarial method to be used in valuing a scheme. The independent actuaries have advised that the projected unit method is the most appropriate method for valuing the main U.K. pension plan. The attained age method has been retained for the smaller U.K. scheme.

Netherlands Scheme

        The Netherlands Scheme is subject to full actuarial valuation every one to two years. A full actuarial valuation was last carried out at December 31, 2002 by a qualified independent actuary. At December 31, 2002, the level of funding as a percentage of accrued benefit liabilities was 104.1% (2001: 127.3%). The total market value of the Netherlands Scheme assets at the last valuation date was €62.0 million (approximately £40.3 million).

        The Netherlands Scheme was valued using the projected unit credit method.

Actuarial Assumptions

        The principal actuarial assumptions used in the valuations were:

	UK Schemes		Netherlands Scheme(1)
	April 2003	April 2000	December 2002	December 2001
Rate of increase in salaries	4.3%	4.3%	0%	0%
Rate of increase in pensions in payment	2.7%	2.8%	0%	0%

(1)
Actuarial valuation carried out in accordance with standard practice in the Netherlands, applying a discount factor of 4% and ignoring future salary and pension increases.

        For the purposes of the requirements of FRS 17, the actuarial valuations have been updated to January 3, 2004. The principal assumptions used by the actuary were:

	Company and Regentrealm
UK Schemes	At January 3, 2004	At December 28, 2002	At December 29, 2001
Rate of increase in salaries	4.3%	3.8%	4.0%
Rate of increase in pensions in payment	2.7%	2.4%	2.5%
Discount rate	5.4%	5.5%	5.9%
Inflation assumption	2.8%	2.3%	2.5%
Netherlands Scheme
Rate of increase in salaries	3.5%	3.5%	3.5%
Rate of increase in pensions in payment	1.5%	1.5%	2.0%
Discount rate	5.3%	5.3%	5.3%
Inflation assumption	2.0%	2.0%	2.0%

        The assets in the schemes, the expected rate of return and the net pension deficit and net pension surplus were:

	Company and Regentrealm
	At January 3, 2004			At December 28, 2002
	Long term rate of return expected	UK Schemes	Netherlands Scheme	Long term rate of return expected	UK Schemes	Netherlands Scheme
		(£ million)			(£ million)
Equities	7.5 - 7.75%	527.9	22.2	7.5%	459.1	20.2
Bonds	4.5 - 5.0%	153.3	22.2	4.5 - 5.2%	152.9	20.1
Other assets	3.75%	6.1	—	4.0%	9.0	—

Total market value of assets	7.1%	687.3	44.4	6.9%	621.0	40.3

Present value of scheme liabilities		(1,023.2)	(42.3)		(898.7)	(40.2)

(Deficit)/surplus in the scheme		(335.9)	2.1		(277.7)	0.1
Related deferred tax asset/(liability)		100.8	(0.6)		83.3	—

Net pension (deficit)/surplus		(235.1)	1.5		(194.4)	0.1

	Company and Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002
	UK Schemes		Netherlands Scheme
	(£ million)
Current service cost	(17.4)	(16.2)	(0.5)	(0.4)
Past service cost	—	—	—	—

Total operating charge	(17.4)	(16.2)	(0.5)	(0.4)

Expected return on pension scheme assets	41.7	55.4	2.5	2.8
Interest on pension scheme liabilities	(48.1)	(47.2)	(2.1)	(2.0)

Net (expense)/return	(6.4)	8.2	0.4	0.8

Actual return less expected return on pension scheme assets	57.1	(166.4)	0.8	(10.6)
Experience gains and losses arising on the scheme liabilities	7.2	(16.9)	0.6	0.6
Changes in assumptions underlying in the present value of the scheme liabilities	(108.1)	(37.0)	—	3.3

Actuarial (loss)/gain realized in the statement of total recognized gains and losses	(43.8)	(220.3)	1.4	(6.7)

(Deficit)/surplus in scheme at the beginning of the year	(277.7)	(57.6)	0.1	5.8

Movement in year:
Current service cost	(17.4)	(16.2)	(0.5)	(0.4)
Contributions	9.4	8.2	0.7	0.5
Past service costs	—	—	—	—
Other financial (expense)/income	(6.4)	8.2	0.4	0.8
Actuarial (loss)/gain	(43.8)	(220.3)	1.4	(6.7)
Foreign exchange movements	—	—	—	0.1

(Deficit)/surplus in scheme at the end of the year	(335.9)	(277.7)	2.1	0.1

Difference between the actual and expected return on scheme assets:
Amount (£ million)	57.1	(166.4)	0.8	(10.6)

Percentage of scheme assets	8.3%	(26.7)%	1.8%	(26.3)%

Experience gains and losses on scheme liabilities:
Amount (£ million)	7.2	(16.9)	0.6	0.6

Percentage of the present value of the scheme liabilities	(0.7)%	1.9%	(1.4)%	(1.5)%

Total amount recognized in the statement of total recognized gains and losses:
Amount (£ million)	(108.1)	(37.0)	—	—

Percentage of the present value of the scheme liabilities	10.5%	4.1%	—	—

21    Financial commitments

        The Group's financial commitments in respect of finance lease and hire purchase obligations and in respect of retirement benefits are set out in Notes 16 and 17, respectively, of Notes to the Financial

Statements. The Group's financial commitments in respect of capital expenditure and rentals are summarized below:

	Company and Regentrealm
	At January 3, 2004	At December 28, 2002
	(£ million)
Contracted capital expenditure	8.3	1.6

        Annual rental commitments in respect of operating leases:

	Company and Regentrealm
	At January 3, 2004		At December 28, 2002
	Land and buildings	Other	Land and buildings	Other
	(£ million)
Expiring—within one year	0.5	1.0	0.7	0.9
—over one year and under five years	3.5	3.6	3.8	3.0
—after five years	3.5	1.8	3.8	1.7

	7.5	6.4	8.3	5.6

        Total commitments under non-cancelable operating leases at January 3, 2004 are as follows:

Company and Regentrealm
At January 3, 2004
(£ million)
Due within one year	13.9
One to two years	11.8
Two to three years	9.8
Three to four years	6.8
Four to five years	5.5
Thereafter	55.7

103.5

        On April 17, 2003, the Group signed a put and call option agreement to acquire a company that supplies and distributes crisps and snack products in the United Kingdom via a van sales force. The option agreement provides security in relation to this route to market. It is anticipated that if the option had been exercised at the end of 2003, the cost of acquisition would not have exceeded £10.0 million.

22    Related Party Transactions

        The Group entered into an agreement with the Equity Sponsors with respect to the proposed acquisition of the Predecessor. Financing fees totaling £23.3 million were payable in respect of this agreement to these parties in consideration of their services in connection with the UB acquisition, its financing and related transactions. Under the agreement, fees of £6.0 million are payable to Cinven Limited, £6.0 million to PAI, £3.1 million to DB Capital Partners, and £8.2 million to Nabisco. All fees had been paid by December 29, 2001.

        Under the sublicense entered into with Merola Finance B.V., a licensee of Nabisco, the Group was charged a royalty of £2.3 million in respect of the year ended January 3, 2004 (2002: £2.2 million). At January 3, 2004, the Group owed Merola Finance B.V. £0.3 million (2002: £0.4 million).

        Except as otherwise disclosed in these financial statements, there were no transactions during the year with the Group's joint ventures or other related parties, which were material either to the Group or the counter party and which are required to be disclosed under the provisions of Financial Reporting Standard 8 "Related Party Transactions."

        Amounts due to Runecorp, the immediate parent company, by the Company, and to the Company by Regentrealm, falling due after more than one year comprise:

	Company		Regentrealm
	At January 3, 2004	At December 28, 2002	At January 3, 2004	At December 28, 2002
	(£ million)
Amounts due to Runecorp
Loans	764.2	682.7
Accrued interest (payable on maturity in 2049)	60.2	52.5

Total	824.4	735.2

Amounts due to United Biscuits Finance plc
Loans			996.9	906.7
Accrued interest			60.2	57.4

Total			1,057.1	964.1

23    Companies Act 1985

        These financial statements do not comprise the statutory accounts of the Company or Regentrealm within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts of the Company and Regentrealm for the 52 weeks ended December 28, 2002 and for the 52 weeks ended December 29, 2001 on which the auditors gave unqualified opinions have been delivered to the Registrar of Companies for England and Wales. The auditors have given unqualified opinions on the statutory accounts of the Company and Regentrealm for the 53 weeks ended January 3, 2004 which have not yet been delivered to the Registrar of Companies for England and Wales.

24    Ultimate Holding Company

        The Company's and Regentrealm's ultimate U.K. parent undertaking is United Biscuits Group (Investments) Limited. It has included the Company and Regentrealm in its group financial statements, copies of which are available from its registered office: Hayes Park, Hayes End Road, Hayes, Middlesex UB4 8EE.

        In the directors' opinion, the Company and Regentrealm's ultimate parent undertaking is United Biscuits (Equity) Limited which is incorporated in the Cayman Islands.

25    Difference between United Kingdom and United States generally accepted accounting principles

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP") which differ in certain respects from those generally accepted in the United States ("U.S. GAAP"). The significant differences applicable in the determination of loss attributable to shareholders, comprehensive loss and shareholder's deficit are described below.

Tangible Fixed Assets

        Under U.K. GAAP, provisions for impairment of tangible fixed assets are included in depreciation.

        Under U.S. GAAP, amounts relating to the impairment of tangible fixed assets are deducted from cost.

        Under U.K. GAAP and U.S. GAAP the carrying value of tangible fixed assets are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.

Goodwill

        Under U.K. GAAP, goodwill arising on acquisitions is capitalized and amortized over its estimated useful life to a maximum of 20 years.

        Under U.S. GAAP, goodwill purchased prior to 2002 would have been capitalized and amortized over its estimated useful life. For the purposes of the reconciliations below, the Company and Regentrealm adopted Statement of Financial Accounting Standards 142 "Goodwill and Other Intangible Assets," ("SFAS 142") for the year ended December 28, 2002. SFAS 142 requires that goodwill is tested at least annually for impairment following a two step process. The first step is a screen for potential impairment, with the second step measuring the amount of impairment if any. The Company and Regentrealm performed the review at the start of the financial year (December 30, 2001) and at the end of the third quarters of 2002 (October 5, 2002) and 2003 (October 4, 2003). There is no impairment charge resulting from these tests in 2003. In 2002, under both U.K. GAAP and U.S. GAAP a £4.2 million impairment was recognized in the year. Adjustments made to goodwill within the "hindsight" period under U.K. GAAP, but not permitted, due to the shorter "hindsight" period under U.S. GAAP, have been included within the result for the year.

Pension costs

        Under existing U.K. GAAP, the Group provides for the cost of retirement benefits based upon consistent percentages of employees' pensionable pay as recommended by independent qualified actuaries.

        Under U.S. GAAP, the projected benefit obligations of the Group's pension plan would be matched against the fair value of the plans' assets and would be adjusted to reflect any unrecognized obligations or assets in determining the pension cost or credit for the year.

        For the purpose of the reconciliations below, the Group adopted the provisions of Statement of Financial Accounting Standards 87 "Employers' Accounting for Pensions," ("SFAS 87"), with respect to its pension plans from January 3, 1999. The Group did not implement SFAS 87 as of its effective date for non-US pension plans (fiscal years beginning after December 15, 1988) due to the unavailability of actuarial data. Accordingly, a portion of the transition asset at January 3, 1999 was allocated to shareholder's equity based on a ratio of 10/18 for the Pension Plan and 10/21 for the Supplemental Scheme.

Restructuring costs

        Included within provisions for liabilities and charges of the Group under U.K. GAAP are certain amounts which relate to the restructuring of certain of the Group's operations.

        Under U.S. GAAP, certain of these amounts would be charged to net income as incurred because they did not meet the requirements of Statement of Financial Accounting Standard 146 "Accounting for Costs Associated with Exit or Disposal Activities," ("SFAS 146") at the time the provisions were made under U.K. GAAP (see details below). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing or other exit or disposal activity. This statement is effective for exit or disposal activities that were initiated after December 31, 2002.

        During 2003, the Group initiated a major restructuring project when it announced the closure of its biscuit factory at Ashby-de-la-Zouch, part of the UK Biscuits segment. The closure and consequent relocation of production to other sites will improve factory utilization across the U.K. business and support growth of priority brands. The closure is due to be completed by the end of 2004. The total income charge in relation to this closure is expected to be approximately £31 million. During 2003, an impairment charge was made in relation to the factory site and plant and machinery of £10.8 million, under both U.K. GAAP and U.S. GAAP. A further charge of £18.6 million under U.K. GAAP and £10.1 million for U.S. GAAP purposes, was made in relation to anticipated termination costs, project management, production relocation and other similar costs related to the closure. The total provision carried forward at January 3, 2004 in relation to the closure of the Ashby-de-la-Zouch factory was £14.5 million under U.K. GAAP and £6.0 million for U.S. GAAP purposes. The provision is expected to be fully utilized during 2004.

Deferred taxation

        Under U.K. GAAP, provision is made for deferred taxation in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or a right to pay less or to receive more tax, with certain exceptions.

        Under U.S. GAAP, provision for deferred taxation is made using the full liability method on all temporary differences between the book and tax bases of assets and liabilities. Deferred taxation assets under U.S. GAAP would be recognized only to the extent that it is more likely than not that they will be realized.

Exceptional items

        Items classified as exceptional under U.K. GAAP and reported after operating profit would be included in the determination of operating profit or in other income/expense under U.S. GAAP. This difference in classification does not affect net income.

Debt issue costs

        Under U.K. GAAP, debt issue costs are deducted from the related debt amounts and amortized over the life of the debt.

        Under U.S. GAAP, debt issue costs are carried as current or non-current assets, as appropriate, and amortized over the life of the debt.

Discontinued operations

        Under U.K. GAAP, the results of the Group's operations sold to Danone and Nabisco together with the Group's share of the results of the Young's Bluecrest joint venture have been reflected as discontinued operations.

        Under U.S. GAAP, only the group's share of the Young's Bluecrest joint venture would have been reflected as discontinued.

Joint ventures

        Under U.K. GAAP, the Group's interest in joint ventures is accounted for using the "gross equity method of accounting". Under this method of accounting, the Group's share of turnover, operating profit, interest and taxation of its joint ventures is included in the appropriate captions in the consolidated profit and loss account, and its investment in joint ventures is presented on the consolidated balance sheet analyzed between its share of gross assets and gross liabilities.

        Under U.S. GAAP, the Group's share of after tax profits would be reflected as a single line item before minority interest and the investment in joint ventures would be reflected as a single line item on the consolidated balance sheet. This difference in presentation would have no impact on net loss or shareholder's equity (deficit).

Accounting for derivatives

        For the purposes of the reconciliations below, the Company and Regentrealm adopted Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133") on December 31, 2000.

        Derivative financial instruments are initially recognized on the balance sheet at cost and are remeasured to their fair value at subsequent reporting dates. The method of recognizing the resulting gain or loss is dependent on whether the derivative contract qualifies for hedge accounting.

        All of the Group's hedges that qualify for hedge accounting are cash flow hedges. Changes in the fair value of derivatives that are designated and effective as hedges of future cash flows relating to firm commitments and forecasted transactions are recognized in accumulated other comprehensive income. If the hedged firm commitment or forecasted transaction results in the recognition of an asset or liability, the gains or losses previously included in accumulated other comprehensive income are included in the initial measurement of the asset or liability. For hedges that do not result in the recognition of an asset or liability, amounts deferred in accumulated other comprehensive income are recognized in earnings in the same period in which the firm commitment or forecasted transaction affects earnings.

        Certain derivative instruments, while providing effective economic hedges under the Group's policies, do not qualify for hedge accounting. Changes in the fair value of any derivative instruments that do not qualify for cash flow hedge accounting are recognized immediately in earnings.

        At the inception of the transaction the Group documents the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking hedge transactions. This process includes linking all derivatives designated as hedges to specific firm commitments or forecasted transactions. The Group also documents its assessment, both at the hedge inception and on an ongoing basis, as to whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in the cash flows of hedged items.

        Hedge accounting is discontinued when the hedging instrument expires or is terminated, or no longer qualifies for hedge accounting. At that time, any cumulative gain or loss on the hedging instrument recognized in accumulated other comprehensive income remains in accumulated other comprehensive income until the forecasted transaction occurs. If a hedged transaction is no longer expected to occur, the cumulative gain or loss recognized in accumulated other comprehensive income is transferred to earnings immediately.

        The Group's forward foreign exchange contracts do not qualify as hedges under the provisions of SFAS 133. Accordingly, the Company and Regentrealm recorded a cumulative effect of a change in accounting principle amounting to £0.9 million, net of income taxes, as an adjustment to net income in the 52 weeks ended December 29, 2001. The fair value of the Company's and Regentrealm's forward foreign exchange contracts at January 3, 2004 of £0.9 million (2002: £1.3 million, 2001: £0.5 million) is recorded in other current liabilities, and the change in their fair value during the 53 weeks ended January 3, 2004 of £0.4 million (£0.8 million for the 52 weeks ended December 28, 2002, £1.8 million for the 52 weeks ended December 29, 2001) is charged to net loss for the period.

        As of December 31, 2000, all of the Company's and Regentrealm's floating rate to fixed rate interest rate swaps were designated as cash flow hedges. The hedges are considered to have some ineffectiveness as the interest payment dates do not match exactly. The ineffectiveness of the hedges is not considered to be material. During the 53 weeks ended January 3, 2004, unrealized net gains totaling £3.7 million, after taxes, were recorded in other comprehensive income (2002: unrealized losses totaling £1.1 million, 2001: unrealized losses totaling £4.5 million, including a £3.0 million cumulative effect adjustment as of December 31, 2000).

        The fair value of the Company's and Regentrealm's interest rate swaps of £2.9 million (2002: £8.1 million) is recorded as other non-current liabilities.

        The Group's commodity contracts do not qualify as hedges under the provisions of SFAS 133. The fair value of the Company's and Regentrealm's commodity contracts at January 3, 2004 of £1.1 million (December 28, 2002: £0.3 million) is recorded in current assets, and the change in fair value during the 53 weeks ended January 3, 2004 of £0.8 million (2002: £0.3 million) is credited to net loss for the period.

        Neither the Company nor Regentrealm had any fixed rate to floating rate interest rate swaps.

Accounting for the impairment or disposal of long-lived assets

        For the purpose of the reconciliation below, Statement of Financial Accounting Standard 144 "Accounting for the Impairment or Disposal of Long-lived Assets," ("SFAS 144") is first applicable to the financial statements of the Company and Regentrealm for the year ended December 28, 2002. SFAS 144 supersedes Statement of Financial Accounting Standard 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," ("SFAS 121"). Although SFAS 144 retains many of the recognition and measurement provisions of SFAS 121, it significantly changes the criteria that have to be met in order to classify long-lived assets as held-for-sale, and excludes goodwill and intangible assets not being amortized, from its impairment provisions.

Accounting for certain sales incentives and consideration paid to resellers

        For the purpose of the reconciliations below, the Company and Regentrealm adopted the provisions of the Emerging Issues Task Force (EITF) Issue No. 00-14, "Accounting for Certain Sales Incentives," and EITF Issue No. 00-25, "Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's products," (codified in EITF Issue No. 01-09) for the year ended December 28, 2002. The impact on the financial statements of the Company and Regentrealm resulting from the application of these standards is to reduce turnover and reduce distribution, selling and marketing costs by the amount of "slotting fees" paid to retailers, which under U.K. GAAP have been included in distribution, selling and marketing costs. The standard requires these costs to be reflected as a reduction in revenue.

        In the year ended January 3, 2004 the effect of this reclassification was £170.9 million (2002: £156.6 million, 2001: £127.0 million).

Reconciliation statements

        The following statements provide reconciliations between the loss attributable to shareholder under U.K. GAAP and net loss under U.S. GAAP and between shareholder's funds under U.K. GAAP and shareholder's deficit under U.S. GAAP, as well as showing comprehensive loss under U.S. GAAP.

Net loss

	Company
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(1)	52 weeks ended December 29, 2001 Restated(1)
	(£ million)
Loss attributable to shareholder as reported in the consolidated profit and loss account under U.K. GAAP(1)	(141.2)	(50.0)	(101.6)
Adjustments:
Pension costs(1)	9.5	3.2	0.7
Adjustment to Iberia goodwill	—	—	9.5
Amortization of goodwill(1)	36.5	36.5	(0.2)
Cumulative effect on prior years on adoption of SFAS 133, net of tax effect of £0.4 million	—	—	0.9
Gain on commodity contracts	0.8	0.3	—
Profit/(loss) on forward currency contracts	0.4	(0.8)	(1.8)
Restructuring costs	8.5	—	—
Deferred taxation(1)—methodology	(7.9)	(0.8)	(9.3)
—on above adjustments	(3.2)	(0.8)	0.4

Net loss in accordance with U.S. GAAP	(96.6)	(12.4)	(101.4)

Arising from:
Continuing operations	(96.6)	(8.2)	(102.6)
Discontinued operations—result for the year	—	—	0.3
Cumulative effect on prior years of adopting SFAS 133	—	—	0.9
Cumulative effect on adoption of SFAS 142	—	(4.2)	—

Net loss	(96.6)	(12.4)	(101.4)

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

	Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002 Restated(1)	52 weeks ended December 29, 2001 Restated(1)
	(£ million)
Loss attributable to shareholder as reported in the consolidated profit and loss account under U.K. GAAP(1)	(140.2)	(49.0)	(96.0)
Adjustments:
Pension costs(1)	9.5	3.2	0.7
Adjustment to Iberia goodwill	—	—	9.5
Amortization of goodwill(1)	36.5	36.5	(0.2)
Cumulative effect on prior years on adoption of SFAS 133, net of tax effect of £0.4 million	—	—	0.9
Gain on commodity contracts	0.8	0.3	—
Profit/(loss) on forward currency contracts	0.4	(0.8)	(1.8)
Restructuring costs	8.5	—	—
Deferred taxation(1)—methodology	(7.9)	(0.8)	(9.3)
—on above adjustments	(3.2)	(0.8)	0.4

Net loss in accordance with U.S. GAAP	(95.6)	(11.4)	(95.8)

Arising from:
Continuing operations	(95.6)	(7.2)	(97.0)
Discontinued operations—result for the year	—	—	0.3
Cumulative effect on prior years of adopting SFAS 133	—	—	0.9
Cumulative effect on adoption of SFAS 142	—	(4.2)	—

Net loss	(95.6)	(11.4)	(95.8)

(1)
The amounts for 2001 and 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements).

Comprehensive loss

        Comprehensive loss under U.S. GAAP is as follows:

	Company
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)
Net loss under U.S. GAAP	(96.6)	(12.4)	(101.4)
Other comprehensive income foreign exchange translation adjustments, net of tax effect of £0.5 million (2002: £0.2 million, 2001: £0.3 million)	1.3	0.6	0.8
Interest rate swaps
Cumulative effect on prior years on adoption of SFAS 133, net of tax effect of £1.3 million	—	—	(3.0)
Gain/(loss) arising in the year, net of tax effect of £1.6 million (2002: £0.5 million, 2001: £ 0.7 million)	3.7	(1.1)	(1.5)
Actuarial losses recognized in post-retirement benefit schemes, net of associated deferred tax effect of £9.2 million (2002: £65.5 million, 2001: £24.0 million)	(21.5)	(152.9)	(56.1)

Comprehensive loss	(113.1)	(165.8)	(161.2)

	Regentrealm
	52 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)
Net loss under U.S. GAAP	(95.6)	(11.4)	(95.8)
Other comprehensive income foreign exchange translation adjustments, net of tax effect of £0.5 million (2002: £0.2 million, 2001: £0.3 million)	1.3	0.6	0.8
Interest rate swaps
Cumulative effect on prior years on adoption of SFAS 133, net of tax effect of £1.3 million	—	—	(3.0)
Gain/(loss) arising in the year, net of tax effect of £1.6 million (2002: £0.5 million, 2001: £ 0.7 million)	3.7	(1.1)	(1.5)
Actuarial losses recognized in post-retirement benefit schemes, net of associated deferred tax effect of £9.2 million (2002: £65.5 million, 2001: £24.0 million)	(21.5)	(152.9)	(56.1)

Comprehensive loss	(112.1)	(164.8)	(155.6)

        Movements in accumulated comprehensive loss are as follows:

	Company and Regentrealm
	Foreign exchange translation adjustments	Deferred gains/(losses) on cash flow hedges	Pension liability adjustment	Total
	(£ million)
At December 31, 2000	(9.5)	—	—	(9.5)
Interest rate swaps:
Cumulative effect on prior years on adoption of SFAS 133, net of tax effect of £1.3 million	—	(3.0)	—	(3.0)
Loss arising in the year, net of tax effect of £0.7 million	—	(1.5)	—	(1.5)
Other comprehensive income
Gain arising in the year, net of tax effect of £0.3 million	0.8	—	—	0.8
Additional pension liability adjustment net of tax effect of £24.0 million	—	—	(56.1)	(56.1)

At December 29, 2001	(8.7)	(4.5)	(56.1)	(69.3)
Interest rate swaps:
Loss arising in the year, net of tax effect of £0.5 million	—	(1.1)	—	(1.1)
Other comprehensive income
Gain arising in the year, net of tax effect of £0.2 million	0.6	—	—	0.6
Additional pension liability adjustment net of tax effect of £65.5 million	—	—	(152.9)	(152.9)

At December 28, 2002	(8.1)	(5.6)	(209.0)	(222.7)
Interest rate swaps:
Gain arising in the year, net of tax effect of £1.6 million	—	3.7	—	3.7
Other comprehensive income
Gain arising in the year, net of tax effect of £0.5 million	1.3	—	—	1.3
Additional pension liability adjustment net of tax effect of £9.2 million	—	—	(21.5)	(21.5)

At January 3, 2004	(6.8)	(1.9)	(230.5)	(239.2)

Shareholder's deficit

	Company		Regentrealm
	January 3, 2004	December 28, 2002 Restated(1)	January 3, 2004	December 28, 2002 Restated(1)
	(£ million)
Shareholder's funds as reported in the consolidated balance sheet under U.K. GAAP, restated for FRS 17	(641.2)	(472.1)	(628.1)	(460.0)

Adjustments:
Intangible fixed assets—goodwill
Cost	(62.3)	(62.3)	(62.3)	(62.3)
Amortization	135.5	99.0	135.5	99.0

Net	73.2	36.7	73.2	36.7

Current assets
Deferred debt issue costs—current portion	1.7	3.3	0.7	2.3
Fair value of commodity contracts	1.1	0.3	1.1	0.3
Non-current assets—deferred debt issue costs	8.5	17.4	2.2	10.1
Creditors: amounts falling due within one year:
Loans, overdrafts and finance lease obligations	(1.7)	(3.3)	(0.7)	(2.3)
Creditors: amounts falling due after more than one year:
Loans and finance lease obligations	(8.5)	(17.4)	(2.2)	(10.1)
Fair value of derivatives—forward currency contracts	(0.9)	(1.3)	(0.9)	(1.3)
—interest rate swaps	(2.9)	(8.1)	(2.9)	(8.1)
Provisions for liabilities and charges	8.5	—	8.5	—
Pension provision adjustment(1)	55.5	40.3	55.5	40.3
Deferred taxation—methodology(1)	1.0	8.8	1.0	8.8
—on above adjustments	(22.9)	(14.6)	(22.9)	(14.6)

Shareholder's deficit in accordance with U.S. GAAP	(528.6)	(410.0)	(515.5)	(397.9)

(1)
The amounts for 2002 have been restated to reflect the adoption of FRS 17 (see Note 2 of Notes to the Financial Statements). The pension provision adjustment includes an intangible asset in relation to unrecognized prior service cost on the UK Schemes of £6.0 million in 2003 and £6.4 million in 2002.

Consolidated statement of cash flows

        The consolidated statement of cash flows prepared under U.K. GAAP presents substantially the same information as that required under U.S. GAAP but may differ, however, with regard to classification of items within the statements and as regards the definition of cash under U.K. GAAP and cash and cash equivalents under U.S. GAAP.

        Under U.S. GAAP, cash and cash equivalents include short-term highly liquid investments but do not include bank overdrafts. Under U.K. GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, dividends and management of liquid resources and financing. U.S. GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown under U.K. GAAP would be included as operating activities under U.S. GAAP. Under U.K.

GAAP all interest is treated as part of returns on investments and servicing of finance. Under U.S. GAAP capital expenditure and financial investment and acquisitions are reported within investing activities.

        The categories of cash flow activity under U.S. GAAP can be summarized as follows:

	Company
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)
Cash inflow/(outflow) from operating activities	87.1	54.4	(1.2)
Net cash (outflow)/inflow from investing activities	(55.6)	(0.6)	12.8
Net cash outflow from financing activities	(24.3)	(70.0)	(54.6)

Increase/(decrease) in cash and cash equivalents	7.2	(16.2)	(43.0)
Effect of foreign exchange rate changes	0.9	0.6	(0.9)
Cash and cash equivalents at:
Beginning of period	21.2	36.8	80.7

End of period	29.3	21.2	36.8

	Regentrealm
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)
Cash inflow from operating activities	88.1	55.4	7.5
Net cash outflow from investing activities	(55.6)	(0.6)	(102.9)
Net cash (outflow)/inflow from financing activities	(25.3)	(71.0)	52.4

Increase/(decrease) in cash and cash equivalents	7.2	(16.2)	(43.0)
Effect of foreign exchange rate changes	0.9	0.6	(0.9)
Cash and cash equivalents at:
Beginning of period	21.2	36.8	80.7

End of period	29.3	21.2	36.8

Additional information required by U.S. GAAP in respect of pension costs

	Company and Regentrealm
	UK Schemes
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002
	(£ million)
Benefit obligation at beginning of period	936.8	864.6
Service cost	17.2	17.1
Interest cost	50.3	49.7
Employee contributions	4.6	4.6
Expenses	(1.1)	(0.9)
Actuarial loss	93.6	48.5
Benefits paid	(45.5)	(46.8)

Benefit obligation at end of period	1,055.9	936.8

Market value of assets at beginning of period	621.0	766.7
Employer contributions	9.4	8.4
Employee contributions	4.6	4.6
Benefits paid	(45.5)	(46.8)
Expenses	(1.1)	(0.9)
Actual investment return	98.9	(111.0)

Market value of assets at end of period	687.3	621.0

Funded status	(368.6)	(315.8)
Unrecognized net loss	429.6	380.9
Unrecognized prior service cost	5.9	6.4

Net prepaid pension expense	66.9	71.5

Prepaid benefit costs	6.0	6.4
Accrued benefit liability	(268.3)	(233.4)
Additional minimum pension liability adjustment	329.2	298.5

Net amount recognized in the balance sheet	66.9	71.5

	Company and Regentrealm
	Netherlands Scheme
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002
	(£ million)
Benefit obligation at beginning of period	40.2	41.5
Service cost	0.5	0.4
Interest cost	2.1	2.0
Expenses	(3.3)	(0.3)
Actuarial gain	(0.6)	(3.7)
Benefits paid	—	(2.4)
Foreign exchange	3.4	2.7

Benefit obligation at end of period	42.3	40.2

Market value of assets at beginning of period	40.3	47.2
Employer contributions	0.7	0.5
Benefits paid	(3.3)	(2.4)
Expenses	—	(0.3)
Actual investment return	3.3	(7.7)
Foreign exchange	3.4	3.0

Market value of assets at end of period	44.4	40.3

Funded status	2.1	0.1
Unrecognized net loss	5.8	6.9

Net prepaid pension expense	7.9	7.0

Prepaid benefit costs	7.9	7.0
Accrued benefit liability	—	—
Additional minimum pension liability adjustment	—	—

Net amount recognized in the balance sheet	7.9	7.0

        The principal assumptions used in calculating the income statement charge were as follows:

	Company and Regentrealm
UK Schemes	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
Rate of return on assets	7.1%	6.5%	6.9%
Discount rate	5.4%	5.5%	5.9%
Future salary increases	4.3%	3.8%	4.0%
Future pension increase	2.7%	2.4%	2.5%
Netherlands Scheme
Rate of return on assets	6.0%	6.0%	6.5%
Discount rate	5.3%	5.3%	5.3%
Future salary increases	3.5%	3.5%	3.5%
Future pension increase	1.5%	1.5%	2.0%

        Pension expense comprises:

	Company and Regentrealm			Company and Regentrealm
	UK Schemes			Netherlands Scheme
	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002	52 weeks ended December 29, 2001
	(£ million)			(£ million)
Service cost	17.1	17.1	20.2	0.5	0.4	0.5
Interest cost	50.3	49.7	48.6	2.1	2.1	2.3
Expected return on plan assets	(55.7)	(62.5)	(61.8)	(2.5)	(2.8)	(3.3)
Amortization of prior service cost	0.4	0.4	0.4	0.3	—	—
Amortization of net loss	1.9	—	—	—	—	—

Pension expense/(income)	14.0	4.7	7.4	0.4	(0.3)	(0.5)

        On December 23, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards 132 (revised 2003), "Employee Disclosures about Pensions and Other Post-retirement Benefits, an amendment of FASB Statements 87, 88 and 106, and a revision of FASB Statement 132. This requires the following additional information for the UK Schemes:

Cash flows

        The Group anticipates contributing approximately £22.0 million to its UK Schemes in 2004 (2003: £9.4 million, 2002: £8.4 million).

Plan assets

        The Groups' UK Schemes' weighted average allocations at January 3, 2004 and December 28, 2002, and target allocations by asset category at January 3, 2004, were as follows:

	Target Allocation	Percentage of UK Schemes Assets
	53 weeks ended January 3, 2004	53 weeks ended January 3, 2004	52 weeks ended December 28, 2002
	(%)	(%)	(%)
Asset Category
Equity securities	75	77	74
Debt securities	25	22	25
Other assets	—	1	1

Total	100	100	100

        Long-term policy targets are set by the UK Scheme investment fund trustees based upon current market and economic environments, actual asset allocation may periodically deviate from policy targets as determined by the UK Scheme investment fund trustees.

Assumptions

        The following are the principal actuarial assumptions, used for calculating the January 3, 2004 and December 28, 2002 funded status of the UK Schemes:

	Funded Status
	2003	2002
Weighted average %	(%)	(%)
Discount rate	5.4	5.5
Future salary increases	4.3	3.8
Return on assets	7.1	6.5

        The overall expected long-term return on plan assets was determined based on outside published and internal capital market forecasts for each asset class. The measurement date used to determine pension benefit measurements for the UK Schemes was January 3, 2004.

Accumulated benefit obligation

        The accumulated benefit obligation for the UK Schemes was £995.6 million and £854.4 million at January 3, 2004 and December 28, 2002, respectively.

Additional information required by U.S. GAAP in respect of deferred taxation

        The analysis of the deferred taxation balance under U.S. GAAP is as follows:

	Company and Regentrealm
	At January 3, 2004	At December 28, 2002
	(£ million)
Deferred taxation liabilities
Excess of book value over taxation value of fixed assets	(16.5)	(23.0)
Other temporary differences	(6.0)	(12.4)

	(22.5)	(35.4)

Deferred taxation assets
Excess of taxation value over book value of fixed assets	2.9	1.1
Tax effect of losses carried forward	172.9	188.9
Other temporary differences	81.1	79.9
Less: Valuation allowance	(152.4)	(160.0)

	104.5	109.9

Net deferred taxation liability	82.0	74.5

Of which:
Current	(47.8)	(41.0)
Non-current	129.8	115.5

	82.0	74.5

        Valuation allowances are provided mainly on capital losses and other non-trading losses, which can only be utilized against future capital gains and non-trading profits respectively. Provision is made to the extent that the Company and Regentrealm believe it is more likely than not that the tax benefit will not be realized.

        At January 3, 2004, the Group had tax losses carried forward of approximately £520 million (2002: £572 million). Of these, approximately £480 million (2002: £508 million) relate to capital and non-trading losses in the United Kingdom, which have no expiry dates but can only be relieved against future U.K. capital and non-trading profits, respectively. The balance of £40 million (2002: £64 million) arises in France, Spain and Belgium and the United States, with £36 million (2002: £59 million) expiring at various dates through 2013 and the remaining £4 million (2002: £5 million) having no expiry date.

Concentrations of credit risk

        Potential concentrations of credit risk to the Group consist principally of cash and cash equivalents and trade receivables. Cash and cash equivalents are deposited with high credit, quality financial institutions. Trade receivables across Europe comprise a large, widespread customer base.

        The Group did not consider there to be any significant concentration of credit risk at January 3, 2004 or December 28, 2002.

New U.S. accounting standards

FASB Interpretation No. 46, "Consolidation of Variable Interest Entities"

        In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Variable interest entities ("VIEs") are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability based on criteria set forth in the interpretation. All VIEs, with which the company is involved, must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE for financial reporting purposes. As at January 3, 2004, the Group had no VIEs.

FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others"

        In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires a guarantor to recognize a liability, at inception of the guarantee, for the fair value of obligations it has undertaken in issuing the guarantee and also requires more detailed disclosures with respect to guarantees. FIN 45 is effective for guarantees issued or modified after December 31, 2002 and requires additional disclosures for existing guarantees. As at January 3, 2004, the Group had no guarantees in place to which FIN 45 refers.

26    Post balance sheet events

        On February 3, 2004 the Company announced its intention to issue additional 10.75% Senior Subordinated Sterling Notes due 2011 and 10.625% Senior Subordinated Euro Notes due 2011 for proceeds of approximately £75 million. The offering was completed on February 16, 2004 and the company issued £45.0 million 10.75% Senior Subordinated Sterling Notes 2011 at a premium of 11% and €32.5 million 10.625% Senior Subordinated Euro Notes 2011 at a premium of 13%, receiving total proceeds of £75.0 million. The additional notes have been issued on the same terms and under the same Indenture as the outstanding £120 million 10.75% Senior Subordinated Sterling Notes 2011 and €160 million 10.625% Senior Subordinated Euro Notes 2011 which were issued in April 2001. Of the proceeds, £1.0 million has been used to finance the issue costs, £40.0 million to prepay a portion of the Group's Senior Facility and the remainder will be used to finance the acquisition of Triunfo Productos Alimanetarios S.A.. On February 23, 2004, the Group announced it had reached an agreement to acquire Triunfo Productos Alimanetarios S.A., a biscuit manufacturer in Portugal for approximately €40 million. The acquisition, which is currently subject to approval by the Portuguese competition authorities, supports the Group's strategy of becoming the leading Iberian biscuit manufacturer.

We have not authorized anyone to give any information or to make any representations about the information we discuss in this prospectus other than those representations contained herein or in the documents we incorporate herein by reference. If you are given any information or representation about these matters that is not discussed or incorporated in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus or in the documents we incorporate herein by reference is correct after this date.

EXCHANGE OFFER PROSPECTUS

Offer to Exchange All Outstanding
10 3/4% Sterling-Denominated Senior Subordinated Notes due 2011
and
10 5/8% Euro-Denominated Senior Subordinated Notes due 2011
of

UNITED BISCUITS
FINANCE PLC

May 13, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        As companies incorporated in England and Wales, the registrants are subject to the Companies Act 1985, as amended (the "Companies Act" or "CA 1985").

        Section 310 of the Companies Act provides:

  "(1)
  This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

  (2)
  Except as provided by the following subsection, any such provision is void.

  (3)
  This section does not prevent a company:

  (a)
  from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

  (b)
  from indemnifying any such officer or auditor against any liability incurred by him:

  (i)
  in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or he is acquitted, or

  (ii)
  in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

        Section 727 of the Companies Act provides:

  "(1)
  If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

  (2)
  If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

  (3)
  Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole and in part from the jury and forthwith direct judgement to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

           Articles 165 and 166 of the Articles of Association of the registrant issuer provides:

"165	Right to indemnify
165.1
Subject to the provisions of CA 1985, but without prejudice to any indemnity to which he may be otherwise entitled, every Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred in defending any proceedings (whether civil or criminal) which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company, and in which judgment is given in his favour or in which he is acquitted or in connection with any application under CA 1985 in which relief is granted to him by any court of competent jurisdiction.
166	Power to insure
166.1
Subject to the provisions of CA 1985, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company or of any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary undertaking is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee."
Article 12 of the Articles of Association of the registrant guarantor provides:
"12	Indemnity
12.1
Subject to the provisions of, and so far as may be consistent with the Statutes, but without prejudice to any indemnity to which a Director may be otherwise entitled, every Director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court."

           Each of the Registrants maintains directors' and officers' liability insurance coverage for its directors and officers.

Item 21.    Exhibits and Financial Statements and Schedules.

(a)   Exhibits

        The exhibits filed with or incorporated by reference into this propectus are listed below.

1.1
Memorandum and Articles of Association of United Biscuits Finance plc (incorporated herein by reference to Exhibit 3.1 to UB Finance's Registration Statement on Form F-4, filed with the United States Securities and Exchange Commission on October 26, 2001, declared effective on October 31, 2001 (the "Exchange Offer Registration Statement).*

1.2
Memorandum and Articles of Association of Regentrealm Limited (incorporated herein by reference to Exhibit 3.2 to the Exchange Offer Registration Statement).*

1.3
Memorandum and Articles of Association of United Biscuits Group (Investments) Limited (incorporated herein by reference to Exhibit 1.3 to the Annual Report on Form 20-F for our 2001 fiscal year).*

2.1
Indenture, dated April 17, 2001, between United Biscuits Finance plc, Regentrealm Limited, as Guarantor, and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Exchange Offer Registration Statement)* and the Supplemental Indenture dated February 16, 2004 between United Biscuits Finance plc, Regentrealm Limited as Guarantor and The Bank of New York, as Trustee (incorporated herein by reference to UB Finance's Form 20-F for our 2003 fiscal year).*

2.2
Form of Global Note (included in Exhibit 2.1) (incorporated herein by reference to Exhibit 4.1 to the Exchange Offer Registration Statement).*

2.3
Form of Definitive Registered Note (included in Exhibit 2.1) (incorporated herein by reference to Exhibit 4.1 to the Exchange Offer Registration Statement).*

2.4
Senior Credit Facilities Agreement, dated December 14, 1999, between Regentrealm Limited and Solvecorp Limited, Runecorp Limited and Others, as Borrowers and Guarantors, Finalrealm Limited, Deutsche Bank AG London, Credit Suisse First Boston and J.P. Morgan plc, as Joint Lead Arrangers, Deutsche Bank AG London, The Chase Manhattan Bank and DLJ Capital Funding, Inc., as Original Lenders, Deutsche Bank AG London as Sole Book Runner, Agent and Security Agent, and Credit Suisse First Boston and J.P. Morgan plc, as Documentation Agents, as amended and restated on April 28, 2000, August 28, 2000, November 28, 2000 and April 17, 2001 (incorporated herein by reference to Exhibit 4.4 to the Exchange Offer Registration Statement),* as amended and restated on April 9, 2003 (incorporated by reference to Exhibit 4.1 of Form 20-F for our 2002 fiscal year) and March 1, 2004 (incorporated herein by reference to UB Finance's Form 20-F for the our 2003 fiscal year).*

2.5
Intra-Group Loan Agreement, dated April 17, 2001, between United Biscuits Finance plc and Regentrealm Limited, as Borrower (incorporated herein by reference to Exhibit 4.5 to the Exchange Offer Registration Statement).*

2.6
Intra-Group Loan Agreement, dated February 16, 2004, between United Biscuits Finance plc and Regentrealm Limited, as Borrower (incorporated herein by reference to UB Finance's Form 20-F for our 2003 fiscal year).*

2.7
Subordination Agreement, dated April 17, 2001, between United Biscuits Finance plc, Runecorp Limited, as Parent and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.6 to the Exchange Offer Registration Statement),* as amended by Amendment Agreement dated February 16, 2004 (incorporated herein by reference to UB Finance's Form 20-F for our 2003 fiscal year).*

*
Incorporated by reference.

2.8
Registration Rights Agreement, dated April 17, 2001, between United Biscuits Finance plc and Regentrealm Limited, as Guarantor and Deutsche Bank AG London, J.P. Morgan Securities Ltd. and Credit Suisse First Boston (Europe) Limited, as the Initial Purchasers (incorporated herein by reference to Exhibit 4.7 to the Exchange Offer Registration Statement).*

2.9
Registration Rights Agreement, dated February 16, 2004, by and among United Biscuits Finance plc, Regentrealm Limited, as Guarantor and Deutsche Bank AG London, as Initial Purchaser (incorporated herein by reference to UB Finance's Form 20-F for our 2003 fiscal year).*

4.1
Shareholders Agreement, dated March 17, 2000, between Cinven Limited, Paribas Affaires Industrielles, DB Capital Partners, Nabisco and United Biscuits Group (Investments) Limited as supplemented on April 17, 2000 (incorporated herein by reference to Exhibit 10.1 to the Exchange Offer Registration Statement),* as further supplemented on March 13, 2003 (incorporated by reference to Exhibit 4.1 of Form 20-F for our 2002 fiscal year).*

4.2
Trade Mark Sub-Licence Agreement, dated July 11, 2000, between Merola Finance B.V. and Nabisco Iberia S.L. (incorporated herein by reference to Exhibit 10.12 to the Exchange Offer Registration Statement),* as amended by Variation Agreement (Sub-Licence) on February 18, 2003 (incorporated by reference to Exhibit 4.2 of Form 20-F for our 2002 fiscal year).*

5.1
Opinion of Weil, Gotshal & Manges LLP dated April 30, 2004.**

5.2
Opinion of Weil, Gotshal & Manges dated April 30, 2004.**

8.1
Subsidiaries of United Biscuits Finance plc (incorporated herein by reference to Exhibit 21.1 to the Exchange Offer Registration Statement).*

23.1
Consent of Ernst & Young LLP dated May 12, 2004.**

23.2
Consent of Weil, Gotshal & Manges (included in the opinions of counsel filed as Exhibit 5.1 and Exhibit 5.2).**

25.1
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank of New York, as Trustee under the indenture.**

99.1
Form of Letter of Transmittal in respect of the Notes.**

99.2
Form of Notice of Guaranteed Delivery.**

99.3
Form of Letters to Brokers, Dealers, Trust Companies and Other Nominees.**

99.4
Form of Letter to Client.**

*
Incorporated by reference.
**
Filed herewith.

(b)   Financial Statement Schedules

        The following financial statement schedules together with the reports thereon of Ernst & Young are filed as part of this registration statement:

Page
Report of Independent Auditors on Schedules	S-1
Schedule II—Valuation and qualifying accounts for United Biscuits Finance plc and Regentrealm Limited	S-2

Item 22.    Undertakings.

        Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 20 (other than the insurance policies referred to therein), or otherwise, each of the registrants has been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the U.S. Securities Act, each of United Biscuits Finance plc and Regentrealm Limited certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on May 12, 2004.

UNITED BISCUITS FINANCE PLC
By:	/s/ IAN CRAY

Name: Title:	Ian Cray Chief Financial Officer
REGENTREALM LIMITED
By:	/s/ IAN CRAY

Name: Title:	Ian Cray Chief Financial Officer

        Pursuant to the requirements of the U.S. Securities Act this registration statement has been signed by the following persons in the capacities and on the dates indicated:

        FOR UNITED BISCUITS FINANCE PLC:

Signature	Title	Date

* Malcolm Ritchie	Chief Executive Officer	May 12, 2004
/s/ IAN CRAY Ian Cray	Chief Financial Officer	May 12, 2004
* Robert Bradish	Director	May 12, 2004
* Graham Clempson	Director	May 12, 2004
* Bertrand Meunier	Director	May 12, 2004
* Dominic Murphy	Director	May 12, 2004

By: Name: Title:	/s/ IAN CRAY Ian Cray Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, United Biscuits Finance Plc has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 12, 2004

        FOR REGENTREALM LIMITED:

Signature	Title	Date

* Malcolm Ritchie	Director	May 12, 2004
* Robert Bradish	Director	May 12, 2004
* Graham Clempson	Director	May 12, 2004
* Bertrand Meunier	Director	May 12, 2004
* Dominic Murphy	Director	May 12, 2004

By: Name: Title:	/s/ IAN CRAY Ian Cray Attorney-in-fact

Authorized Representative in the United States:

        Pursuant to the requirements of the U.S. Securities Act, Regentrealm Limited has duly caused this registration statement to be signed by the following duly authorized representative in the United States:

By: Name: Title:	/s/ DONALD J. PUGLISI Donald J. Puglisi Managing Director, Puglisi & Associates	May 12, 2004

UNITED BISCUITS FINANCE PLC

REPORT OF INDEPENDENT AUDITORS ON SCHEDULES

        We have audited the consolidated financial statements of United Biscuits Finance plc as at January 3, 2004, December 28, 2002 and December 29, 2001. Our audits also included the financial statement schedules listed in Item 21(b) of this Registration Statement. These schedules are the responsibility of the management of United Biscuits Finance plc and Regentrealm Limited, as the case may be. Our responsibility is to express an opinion based on our audits.

        In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

        ERNST & YOUNG LLP

London, England
March 30, 2004

S-1

UNITED BISCUITS FINANCE PLC

VALUATION AND QUALIFYING ACCOUNTS

	Additions
	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts	Deductions	Balance at end of period
	(£ million)
Company
53 weeks ended January 3, 2004
Provisions for bad and doubtful debts	1.9	0.4	0.2	(0.2)	2.3
52 weeks ended December 20, 2002
Provisions for bad and doubtful debts	1.2	0.6	0.2	(0.1)	1.9
52 weeks ended December 29, 2001
Provisions for bad and doubtful debts	0.6	0.8	(0.1)	(0.1)	1.2

REGENTREALM LIMITED

VALUATION AND QUALIFYING ACCOUNTS

	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts	Deductions	Balance at end of period
	(£ million)
Company
53 weeks ended January 3, 2004
Provisions for bad and doubtful debts	1.9	0.4	0.2	(0.2)	2.3
52 weeks ended December 20, 2002
Provisions for bad and doubtful debts	1.2	0.6	0.2	(0.1)	1.9
52 weeks ended December 29, 2001
Provisions for bad and doubtful debts	0.6	0.8	(0.1)	(0.1)	1.2

S-2

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Weil, Gotshal & Manges LLP dated April 30, 2004.
5.2	Opinion of Weil, Gotshal & Manges dated April 30, 2004.
23.1	Consent of Ernst & Young LLP dated May 12, 2004.
23.2	Consent of Weil, Gotshal & Manges (included in the opinions of counsel filed as Exhibit 5.1 and Exhibit 5.2).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bank of New York, as Trustee under the indenture.
99.1	Form of Letter of Transmittal in respect of the Notes.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Letters to Brokers, Dealers, Trust Companies and Other Nominees.
99.4	Form of Letter to Client.

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UNITED BISCUITS FINANCE PLC AND REGENTREALM LIMITED
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UNITED BISCUITS FINANCE plc CONSOLIDATED CASH FLOW STATEMENTS(1)
UNITED BISCUITS FINANCE plc CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S FUNDS
REGENTREALM LIMITED CONSOLIDATED PROFIT AND LOSS ACCOUNTS(1)
REGENTREALM LIMITED CONSOLIDATED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES(1)
REGENTREALM LIMITED CONSOLIDATED BALANCE SHEETS(1)
REGENTREALM LIMITED CONSOLIDATED CASH FLOW STATEMENTS(1)
REGENTREALM LIMITED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S FUNDS
UNITED BISCUITS FINANCE plc and REGENTREALM LIMITED NOTES TO THE FINANCIAL STATEMENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
UNITED BISCUITS FINANCE PLC REPORT OF INDEPENDENT AUDITORS ON SCHEDULES
UNITED BISCUITS FINANCE PLC VALUATION AND QUALIFYING ACCOUNTS
REGENTREALM LIMITED VALUATION AND QUALIFYING ACCOUNTS
EXHIBIT INDEX